EXHIBIT 99.2


 ===============================================================
                  APPRAISAL OF THE FEE SIMPLE
                              AND
                       LEASEHOLD ESTATES
                 IN THE EIGHT HOTEL PROPERTIES
            CONTROLLED BY THE FAMOUS HOST COMPANIES

                EFFECTIVE DATE OF THE APPRAISAL:
                        JANUARY 1, 1998

                         PREPARED FOR:
                      MR. PHILIP GROTEWOHL
                   THE FAMOUS HOST COMPANIES
                         2030 J STREET
                  SACRAMENTO, CALIFORNIA 95814

                          PREPARED BY:
                         PKF CONSULTING
                   SAN FRANCISCO, CALIFORNIA

             DATE OF THE REPORT: FEBRUARY 20, 1998
 ===============================================================

February 20, 1998



Mr. Philip Grotewohl
The Famous Host Companies
2030 J Street
Sacramento, California  95814


Re:      Appraisal of the Eight Company-Owned Hotels


Dear Mr. Grotewohl:

In accordance with your request, we have completed our appraisal of the seven company-owned Super 8 Lodges and one Holiday Inn operated by the Famous Host Companies in California.

The purpose of this appraisal is to estimate the "as is" market value of the fee simple or leasehold interest in these eight properties. The function of the appraisal is for use by the Famous Host Companies for asset evaluation purposes.

The scope of work included inspection of each properties, analysis of local economic and market conditions, analysis of the historical operating results of each hotel, estimation of future operating performance of the properties, and derivation of a value estimate using the Sales Comparison and Income Capitalization Approaches to valuation. The Cost Approach was not considered to be a meaningful indicator of value for these properties. The properties were valued on a going-concern basis including all rights of realty, personalty, and intangible value. The effective date of this appraisal is January 1, 1998.

To develop our opinion of value, we have performed a complete appraisal process, as defined by the Uniform Standards of Professional Appraisal Practice. However, at the request of our client, this appraisal is communicated in a summary report format. This report is intended to comply with the reporting requirements set forth under Standards Rule 2-2(b) of the Uniform Standards of Professional Appraisal Practice for a Summary Appraisal Report. As such, it presents only summary discussions of the data, reasoning, and analyses that were used in the appraisal process to develop our opinion of value. Supporting documentation concerning the data, reasoning and analysis is retained in our files. The depth of discussion contained in this report is specific to the needs of the client and for the intended use stated above. PKF Consulting is not responsible for unauthorized use of this report.

To the best of our belief, this appraisal report conforms to requirements of the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) established by the Appraisal Foundation. This report is subject to the Certification and General Statement of Assumptions and Limiting Conditions presented in the Addenda.

Based on the scope outlined and our experience as real estate analysts and appraisers, we are of the opinion that the "as is" market value of the fee simple or leasehold interest in each of the eight hotels, as of January 1, 1998, is:





                         Property Rights        Valuation
       Property             Appraised          Conclusion
------------------------ ----------------- --------------------
Super 8
Bakersfield, CA             Fee Simple          $1,300,000
------------------------ ----------------- --------------------
Holiday Inn
Barstow, CA                 Leasehold           $4,100,000
------------------------ ----------------- --------------------
Super 8
Modesto, CA                 Leasehold           $1,800,000
------------------------ ----------------- --------------------
Super 8
Pleasanton, CA              Fee Simple          $7,600,000
------------------------ ----------------- --------------------
Super 8
Sacramento, CA              Leasehold           $2,700,000
------------------------ ----------------- --------------------
Super 8
San Bernardino, CA          Fee Simple          $1,600,000
------------------------ ----------------- --------------------
Super 8
South San Francisco, CA     Leasehold           $7,600,000
------------------------ ----------------- --------------------
Super 8
Santa Rosa, CA              Leasehold           $2,200,000
========================================== ====================
        Sum of Individual Values               $28,900,000
========================================== ====================

PKF Consulting appreciates this opportunity to be of service to you. Should you have any questions or if we can be of further assistance, please do not hesitate to contact us.


                         Yours sincerely,

                         PKF Consulting


                              /s/ THOMAS E. CALLAHAN
                         By   Thomas E. Callahan, CPA, CRE, MAI
                              Executive Vice President
                              California Certified General Appraiser AG9618


                              /s/ KENNETH KUCHMAN
                         By   Kenneth Kuchman
                              Vice President
                              California Certified General Appraiser AG22842

                                    SECTION I

                                  INTRODUCTION

A.       IDENTIFICATION OF THE PROPERTIES TO BE APPRAISED

The subject of this appraisal are the following eight lodging properties.


=================================================
        Summary of Properties Appraised
=================================================
                                    Number of
      Hotel Name and City             Rooms
--------------------------------- ---------------
Super 8
Bakersfield, CA                         90
--------------------------------- ---------------
Holiday Inn
Barstow, CA                            148
--------------------------------- ---------------
Super 8
Modesto, CA                             80
--------------------------------- ---------------
Super 8
Pleasanton, CA                         102
--------------------------------- ---------------
Super 8
Sacramento, CA                         121
--------------------------------- ---------------
Super 8
San Bernardino, CA                      81
--------------------------------- ---------------
Super 8
South San Francisco, CA                117
--------------------------------- ---------------
Super 8
Santa Rosa, CA                         100
--------------------------------- ---------------


A more detailed description of each hotel is presented within the appropriate sections of the attached report.


B.       PURPOSE AND USE OF THE APPRAISAL

The purpose of this appraisal is to estimate the "as is" market value of the fee simple interest in each hotel. The function of the appraisal is for use by the Famous Host Companies in asset monitoring and assessment.


C.       PROPERTY RIGHTS APPRAISED

The property rights appraised represent the fee simple interest or leasehold interest in each hotel as applicable. A fee simple interest is defined as:

         Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat.1

1 Apparisal Institute, The Dictionary of Real Estate Appraisal,
  3rd ed (Chicago:  Appraisal Institute, 1993) pg. 140.

A leasehold interest is defined as:

         The interest held by the lessee (the tenant or renter) through a lease conveying the rights of use and occupancy for a stated term under certain conditions.2


D.       IMPORTANT DATES

The effective date of this appraisal is January 1, 1998. The eight hotels were inspected by members of PKF Consulting, on various dates in 1997 and 1998. These inspections included a random sampling of guestrooms, all public areas, and all back-of-the-house facilities.


E.       SUMMARY OF OWNERSHIP AND SALES HISTORY

The eight hotels under review are owned by one of four limited partnerships. The Famous Host Companies, or an affiliate, is the general partner in each of these four partnerships.

We understand that all of these properties have been owned by the same entities since their construction. We are not aware of any other transactions involving these hotels which have occurred during the past three years.


F.       DEFINITION OF VALUES

         1.       Market Value

"Market value" means the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

     1)   Buyer and seller are typically motivated;

     2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

     3)   A reasonable time is allowed for exposure in the open market;

2 Ibid, p. 204

     4) Payment is made in terms of case in U.S. dollars or in terms of financial arrangements comparable thereto; and,

     5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.3

Market value "as is" on the appraisal date means an estimate of the market value of a property in the conditions observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.4

         2.       Going Concern Value

The value created by a proven property operation; considered as a separate entity to be valued with a specific business establishment.5


G.       SCOPE AND METHODOLOGY OF THE APPRAISAL

The scope of this appraisal included a detailed analysis of the competitive market position of each of the eight properties. More specifically, the market analysis for each property included the following work program.

     1) In-depth analysis of the historical operating performance of each property.

     2) Detailed inspection of each property, focused on identifying areas of deferred maintenance and/or functional obsolescence.

     3) Evaluation of the economic environment of each property's local market, focusing on economic factors which impact the demand for hotel rooms such as changes in employment, office space absorption, airport utilization, attendance at tourist attractions and convention facilities, etc.

     4) Primary market research in each market area, including interviews with key demand generators, inspection and evaluation of competitive hotels

3 Federal Register, Vol. 55, 165, Friday, August 24, 1990, Rules and
  Regulations, 12CFR Part 34.42(F).

4 Appraisal Policies and Practicies of Insured Institutionas and
  Services Corporation Federal Home Loan Bank Board, "Final Rule", 12 CFR Parts 563 and 571, December 31, 1987.

5 Appraisal Institute, The Dictionary of Real Estate Appraisal,
  3rd ed (Chicago: Appraisal Institute, 1993) and discussions with persons familiar with the development patterns of each local market.

     5) Analysis of each property's future market position. This analysis included a projection of the current and future demand for hotel accommodations in each market, including an assessment of existing and potential future competitive supply, and the share of the market that each hotel could reasonably be able to capture over the next five to ten years.

Based on the foregoing scope of work, it was concluded that the Highest and Best Use of each property is as currently improved.

In developing a value conclusion for each hotel, two of the three traditional approaches to valuation have been used: the Sales Comparison and Income Capitalization Approaches. In the Sales Comparison Approach, the value of the subject properties were estimated based on an analysis of the sales of other similar facilities using a unit indicator of price per room or multiple of rooms revenue. In the Income Capitalization Approach, the value of each property is estimated based on an analysis of the historical and projected income and expenses generated by each facility during a typical holding period. Both direct capitalization and yield capitalization (discounted cash flow analysis) methods were employed.

The earnings stream most commonly used as the basis for the Income Capitalization method of valuation is the projected net operating income (NOI) from operations after the deduction of real estate taxes and insurance, but before the deduction of interest, depreciation, amortization and taxes on income. Also deducted from the profit from operations is a reserve for capital improvements for each property. The projected operating income for each property was based on a review of local market conditions and the historical operating results of each hotel, coupled with an analysis of the historical operating results of comparable hotels as compiled in PKF Consulting's 1997 issue of "Trends in the Hotel Industry".

Under the direct capitalization method, the NOI for a typical or stabilized year of operation is converted into a value estimate by dividing it by an appropriate income capitalization rate. The capitalization rate represents the relationship between income and value observed in the market and is derived through an analysis of comparable sales as well as other analyses.

In yield capitalization, the value of a property is the present value of the net operating income of each property in each year of a holding period (typically ten years) plus the present value of the property as if sold at the end of the holding period (the "reversion"). The present value of these elements is obtained by applying a market-derived discount rate. The value of the reversion is obtained through the capitalization of the adjusted income at the end of the holding period, which should be a normalized or typical year, with a deduction for the costs of sale.

In our analysis, the discount rates used to value the subject hotels ranged from
13.0 to 14.5 percent; going-in capitalization rates ranged from 10.0 to 11.5 percent; and reversionary capitalization rates ranged from 10.5 to 12.0 percent. Differences in the discount and capitalization rates applied to individual properties were based on a combination of factors, including the age and condition of the hotels, local market conditions, durability of the projected income stream, and the ownership rights appraised (fee simple interest or leasehold interest).

The Cost Approach has not been included in the estimate of the value of the subject properties. The Cost Approach is most applicable in the valuation of special use properties, properties which are proposed or under construction, and aged properties, in which the value of the improvements may be nominal and the value of the property as a whole approaches land value. The subject properties are all going concerns and the existing improvements contribute significant value to the property. The costs to replace these facilities are of little more than historical significance and are not used by the typical investor interested in the purchase of an existing property.

A brief discussion of the research, methodology, analysis and conclusions pertaining to each property are presented in the following sections of this report.


=============================================
        Summary of Property Sections
=============================================
            City                  Section
------------------------------ --------------
Bakersfield                         II
------------------------------ --------------
Barstow                             III
------------------------------ --------------
Modesto                             IV
------------------------------ --------------
Pleasanton                           V
------------------------------ --------------
Sacramento                          VI
------------------------------ --------------
San Bernardino                      VII
------------------------------ --------------
Santa Rosa                         VIII
------------------------------ --------------
South San Francisco                 IX
------------------------------ --------------


The Addenda includes the Statement of Assumptions and Limiting Conditions, Certification of the Appraisers, and Qualifications of the Appraisers.

                                   SECTION II

                                  SUPER 8 MOTEL
                             BAKERSFIELD, CALIFORNIA

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================
Property Address                               Super 8 Motel
                                               901 Real Road
                                               Bakersfield, California 93309
                                               Telephone (805) 322-1012
---------------------------------------------- --------------------------------
Owner                                          Super 8 Motels III, Ltd.
---------------------------------------------- --------------------------------
Assessor's Parcel Numbers                      020-120-29-00-6
---------------------------------------------- --------------------------------
Effective Date of Appraisal                    January 1, 1998
---------------------------------------------- --------------------------------
Property Rights Appraised                      Fee Simple
===============================================================================
                              Highest and Best Use
===============================================================================
Highest and Best Use
     As if Vacant                              Limited-service hotel
     As Improved                               Limited-service hotel
===============================================================================
                              Property Description
===============================================================================
Existing Improvements
     Year Built                                1982
     Gross Building Area                       33,560 square feet
     Number of Hotel Guest Rooms               90
     Parking                                   91 spaces (including two for
                                                disabled persons)
     Number of Floors                          Two
     Hotel Amenities                           Swimming pool and whirlpool
     Compliance with ADA                       In compliance
---------------------------------------------- --------------------------------
Site
     Area                                      2.32 acres (101,059 square feet)
     Zoning                                    C-2 (Commercial)
     Flood Zone                                Zone C, Panel #060077-0027B,
                                                dated May 1, 1985
     Wetlands Zone                             No
     Alquist Priolo Special Studies Zone       No
     Historic,  Natural , Cultural,
        Recreational, or Scientific Value      None
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                                  Not Used
---------------------------------------------- --------------------------------
Sales Comparison Approach                      $1,350,000
---------------------------------------------- --------------------------------
Income Capitalization Approach
     Stabilized Occupancy                      75.0%
     Average Daily Room Rate                   $33.50 (1998 value dollars)
---------------------------------------------- --------------------------------
     Stabilized Net Operating Income           $137,000 (1998 value dollars)
---------------------------------------------- --------------------------------
     Overall Capitalization Rate               11.0%
     Terminal Capitalization Rate              11.5%
     Discount Rate                             14.0%
---------------------------------------------- --------------------------------
Indicated Market Values
     Direct Capitalization Technique           $1,250,000
     Discounted Cash Flow Analysis             $1,300,000
---------------------------------------------- --------------------------------
Final Estimate of Market Value                 $1,300,000
---------------------------------------------- --------------------------------
Marketing and Exposure Period                  Six months or less
---------------------------------------------- --------------------------------

                              (Photograph Deleted)





                          View of the Subject Property










                              (Photograph Deleted)








                      View of a Typical Queen-Bed Guestroom

A.       AREA AND NEIGHBORHOOD REVIEW

         1.        Introduction

The subject property is located at 901 Real Road in Bakersfield, California, the seat of Kern County. The City of Bakersfield lies in the southern portion of the San Joaquin Valley of Central California, approximately 110 miles north of Los Angeles and 290 miles south of San Francisco. Bakersfield is an important farming and oil-producing area, supplying approximately 61.0 percent of California's oil production and 9.0 percent of the U.S.'s production.

One of the most important agricultural counties in the United States, Kern County is a major supplier of table grapes, wine grapes, cotton, almonds, and field crops. Bakersfield is the largest city between Fresno and Los Angeles, providing governmental, financial, distribution, and transportation services for the southern part of the San Joaquin Valley. A map highlighting the subject site's location in relation to the surrounding area is shown on the following page.

         2.        Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local area.

     Population: In 1996, Bakersfield's population was 212,700, compared to 180,200 in 1991, indicating a compound average annual growth rate (CAAG) of
     3.4 percent. This growth rate indicates the underlying economic stability in Bakersfield.

     Demand Generators: Apart from convention demand generated by the city's convention center, and local commercial demand, Bakersfield has been largely an "overnight stop" for highway travelers. Coach tours along Interstate 5 and commercial traffic along Highway 99 generate a substantial portion of demand.

     Convention Center: The Bakersfield Convention Center, located in downtown Bakersfield, is the largest and complete event facility in southern San Joaquin Valley. The center offers over 51,000 square feet of meeting space.

     Retail Sales: Retail sales for Bakersfield totaled over $2.1 billion in 1996, representing more than half of the total retail sales for Kern County.

     Income: The average household Effective Buying Income (EBI) for Kern County was approximately $35,000 for 1996, and is expected to increase to $40,000 in 2002, reflecting a CAAG of 2.3 percent.

            (Street map of Bakersfield and surrounding area deleted)









                                  Regional Map

     Transportation: Kern County has approximately 6,000 miles of extensive roadway systems. Three state highways run through the city (99, 58, and
     178), as well as Interstate 5 which is located 15 miles west of Bakersfield. Kern County's Meadows Field Airport services the area's air transportation and provides commercial airline service via several carriers.

     Employment: In 1996, Kern County was the nation's leading oil-producing county, and the fourth most productive agricultural county in the nation. Grapes, Cotton, Almonds & Market Milk are the principal crops. The major employers in the area are highlighted in the following table.


         ==============================================================
                         Major Employers in Bakersfield
         ==============================================================
         ------------------------------- ------------------------------
                                                       Number of
                   Company                             Employees
         ------------------------------- ------------------------------
         Sunworld/Superior Farms                       3,000
         Grimmway Farms                                2,700
         Giumarra Vineyards                            2,500
         Bolthouse Farms, Inc.                         1,600
         Kern Medical Hospital                         1,600
         Mercy Health Care                             1,500
         Memorial Hospital                             1,200
         Dole Bakersfield, Inc.                        1,000
         Chevron USA                                   1,000
         ==============================================================
                    Source: Bakersfield Chamber of Commerce
         ==============================================================


         3.        Neighborhood Review

The subject property is located in one of the commercial areas of Bakersfield. Surrounding improvements include: five restaurants (Pizza Hut, Wendy, Carl's Jr., Sizzler, and McDonald's); three hotels (the Radisson Suites, California Inn, and the Regency Inn); two gasoline stations (Texaco and Shell); car dealerships; and a shopping mall. State Highway 99 is situated approximately 500 yards to the east.

         4.        Conclusion

Kern County remains highly dependent on its agriculture and oil industries. The populations of Kern County and Bakersfield continue to grow at levels higher than the state average. Overall, we view that the area will be experiencing stable growth levels in the near future, positively impacting the lodging industry.

B.       PROPERTY DESCRIPTION

         1.        Introduction

The subject property is a limited-service hotel with 90 guestrooms. Amenities at the property include an outdoor swimming pool and a whirlpool. The property includes one main building containing the guest rooms and the lobby.

The subject property was constructed in 1982 and is currently owned in fee simple by Super 8 Motels III, Ltd. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.        Site Description and Zoning

The subject property is located at 901 Real Road, and is bounded by California Avenue to the north, Wendy's, Carl's Jr., and the California Inn to the south, Real Road to the east, and a small canal to the west. The land area is 2.32 acres (101,059 square feet), and the property has approximately 150 feet of frontage along Real Road. The site has good visibility to traffic, and is also easily accessible from Highway 99. The subject site is attractively landscaped with lawn bushes and palm trees.

The subject property is zoned C-2 (Commercial) by Kern County. The present use of the property is permitted with this zoning designation, and the subject is, therefore, a legal, conforming use.

We are aware of no easements or covenants which would adversely affect the value of the subject property.

         3.        Improvements Description

The subject property of this appraisal is improved with a 90-room limited-service hotel. The exterior-corridor property includes a lobby area, an outdoor swimming pool, and a whirlpool, and has a port cochere with a blue-tile roof. The second floor corridors have wrought iron railings, and there are stair towers located at the corners of the building. Parking for 91 automobiles, including two for disabled persons, is provided.

         4.       Basic Construction and Mechanical Systems

The subject building is a two-story wood-framed structure, with white stucco finish. The hotel building forms an approximate L-shape, with the inner portion of the L-shape forming a courtyard area. The courtyard is landscaped and is also the site of the pool. The hotel offers exterior corridors with no elevators. The entire building is fire sprinklered, and has a flat, built-up roof with concrete-barrel access areas. The exterior of the building is comprised of white stucco. The total interior square footage of the hotel is 33,560 square feet with the average interior space of a typical guestroom being approximately 282 square feet.

The Super 8 Motel provides 90 guestrooms, configured as 37 single-queen bedrooms, 33 double-queen, and 20 suite rooms. The guestrooms are furnished with a color television, desk, two chairs, nightstand, lamp, and dresser. Overall the property is in good condition and has been maintained on a regular basis.

Presented in the following table is a summary of the basic construction and mechanical systems of the hotel.


===============================================================================
                           Super 8 Motel - Bakersfield
              Summary of Basic Construction and Mechanical Systems
===============================================================================
Foundation:                           Concrete slab on-grade with spread
                                      footings
------------------------------------- -----------------------------------------
Frame:                                Wood
------------------------------------- -----------------------------------------
Exterior Walls:                       Stucco
------------------------------------- -----------------------------------------
Floor:                                Wood trusses, 5/8" plywood, and 3/4"
                                      gypsum board
------------------------------------- -----------------------------------------
Roof:                                 Concrete barrel tile and built-up tar and
                                      gravel
------------------------------------- -----------------------------------------
Ceiling Heights:                      8'- 0"
------------------------------------- -----------------------------------------
Doors:
     Guest Room and Bathroom:         1 3/4" thick solid core wood
     Exterior:                        13/4" thick solid core wood; aluminum
                                      store-front door
------------------------------------- -----------------------------------------
Windows:                              Sliding bronze anodized double pane
                                      aluminum
------------------------------------- -----------------------------------------
Heating and Cooling:                  GE  Zoneline  III for guest  rooms and
                                      lobby;  Carrier  Model  50YQ060 in
                                      laundry room
------------------------------------- -----------------------------------------
Elevators:                            One Otis passenger hydraulic elevator
------------------------------------- -----------------------------------------
Electrical:                           120-280V; 2,000 AMPS; 42,000 A system
------------------------------------- -----------------------------------------
Plumbing:
     Water Pipes:                     Copper type M above-grade; type L below-
                                      grade
     Sewer Pipes:                     No-hub cast iron in building; ABS outside
                                      building
------------------------------------- -----------------------------------------
Domestic Hot Water:                   Two boilers and holding tank
------------------------------------- -----------------------------------------
Laundry Facilities:                   Two washers and three dryers
------------------------------------- -----------------------------------------
Sprinkler System:                     Entire building is sprinklered
------------------------------------- -----------------------------------------
Life Safety:
     Fire Alarm Stations:             At reception desk area
     Smoke Detectors:                 Hard-wired dual ionization smoke detectors
     Emergency Illumination:          Yes
===============================================================================
Source:  Famous Host Companies
===============================================================================


         5.        Assessed Value and Property Taxes

The subject property is assessed by the Kern County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.


===================================================================
             Assessor's Parcel Number 020-120-29-00-6
                      1997/98 Assessed Value
===================================================================

Land                                            $802,053
Personal Property                                $83,592
Improvements                                   $1,487,832
-------------------------------------- ----------------------------
Total Assessed Value                           $2,373,477
-------------------------------------- ----------------------------


For fiscal year 1997/1998, total property taxes were $31,027.67 on the subject property. The effective tax rate, therefore, is 1.3073 percent of the total assessed value.

         6.        Renovation and Capital Improvements

We understand that $33,000 have been allocated as part of capital expenditures for a new roof during 1998.

         7.        Summary of Functional Utility and Condition

Overall, the subject property is well-maintained. The grounds are neat and well-trimmed, and the paint both inside and outside the building is in good condition. As noted previously, $33,000 will be spent on a new roof in 1998.


C.       HOTEL MARKET ANALYSIS

         1.        Competitive Supply

The competitive hotel market for the Super 8 is comprised of 14 properties, including the subject, with a total of 1,205 rooms, comprising nearly all of the limited-service levels in the market The selection of the competitive supply was based on location, room count, facilities and amenities, room rate structure, and market orientation. These properties are all affiliated with national chains and cater to the area's commercial, leisure, and government demand.



=================================================================================================================
                          Super 8 Motel -- Bakersfield
                        Census of Competitive Properties
=================================================================================================================
                                                       Published Room Rates

                              Year       Number                                                      AAA
        Property             Opened     of Rooms      Single         Double         Amenities       Rating
-------------------------- ----------- ----------- -------------- -------------- ----------------- --------------
Super 8 Motel                 1982         90         $38.00         $47.00           F,G,H        Not Rated
Comfort Inn Central           1989         53         $35.00         $40.00            F,G         1 star (Motel)
La Quinta Inn                 1986        129         $49.00         $56.00           D,F,H        3 star (Motel)
Motel 6                       1962        107         $35.00         $45.00           F,G,H        Not Rated
Motel 6 - North               1983        109         $35.00         $45.00           F,G,H        Not Rated
TraveLodge-- South            1987         60         $38.00         $50.00           F,G,H        2 star (Motel)
Quality Inn                   1992         89         $42.00         $61.00          D,F,G,H       3 star (Motel)
Radisson Suites               1993         80         $69.00         $79.00           D,F,G        3 star (Motel)
California Inn                1983         74         $39.00         $49.00           F,G,H        2 star (Motel)
Motel 6 - East                1981        111         $35.00         $45.00           F,G,H        Not Rated
Econolodge                    1989         53         $35.00         $40.00           F,G,H        Not Rated
Holiday Inn Express           1994        108         $45.00         $49.00           D,F,G        3 star (Motel)
Hampton Inn                   1998         95         $65.00         $75.00          D,F,G,H       3 star  Motel)
Best Western Heritage         1995         47         $50.00         $57.00            F,H         3 star (Motel)
-------------------------- ----------- ----------- -------------- -------------- ----------------- --------------
Total                                    1,205                                          -
-------------------------- ----------- ----------- -------------- -------------- ----------------- --------------
Amenities Codes                                    AAA Rating

A - Restaurant                                     5 star    -    Renowned; exceptional property recognized for
B - Bar/Lounge                                                    market superiority of facilities and service
C - Complimentary Continental Breakfast            4 star    -    Exceptional; offers luxurious accommodations as
                                                                  well as extra amenities
D - Meeting Rooms                                  3 star    -    Offers very comfortable and attractive
E - Exercise Room                                                 accommodations
F - Swimming Pool                                  2 star    -    Exceeds AAA minimum requirements in some physical
G - Whirlpool                                                     and operational categories
H - Adjacent Restaurant                            1 star    -    Meets AAA basic requirements for recommendation
-------------------------------------- ----------- -------------- -------------------------------------------------
Source:  Management of Individual Properties and 1998 American Automobile Association Tour Book
===================================================================================================================


As can be noted above, there is a considerable number of competitive lodging facilities in the market, characterized by smaller, budget-oriented, national brand-affiliated products.

The 95-room Hampton Inn has just been completed, at the intersection of Oak Street and Park Way, on the opposite side of Highway 99 from the subject. According to our discussions with the Kern County Planning Department, no additional hotels are planned in the surrounding area.

         2.        Historical Market Performance

The following table presents a summary of the historical market performance of the selected competitive hotels, together with the subject, over the period 1994 to 1996, as well as our estimate for 1997.


========================================================================================================================
                          Super 8 Motel -- Bakersfield
                            Competitive Hotel Market
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
========================================================================================================================


                        Annual Rooms       Percent                         Percent        Average Daily       Percent
        Year              Available         Change        Occupancy         Change          Room Rate         Change
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ------------
        1994               396,223            -             64.9%             -              $36.58              -
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ------------
        1995               402,595           1.6%           59.8%           (6.3%)           $38.59            5.5%
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ------------
        1996               405,150           0.6%           59.5%            0.1%            $38.53           (0.1%)
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ------------
  1997 (Estimated)         405,150           0.0%           61.0%            2.6%            $38.50           (0.1%)
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ------------
        CAAG                0.7%              -               -               -               1.7%               -
========================================================================================================================
Source:  PKF Consulting and Smith Travel Research
========================================================================================================================


As can be noted, over the past four years the number of available rooms within the competitive market has changed only slightly. During the same period, demand has decreased slightly. This decrease in demand is primarily attributed to the addition of new hotels in outlying sub-markets within Bakersfield, which captured a portion of the competitive market demand. In terms of ADR, the competitive market has experienced below-inflation growth, indicating a CAAG of
1.7 percent between 1994 and 1997.

         3.        Demand Segmentation

The competitive market is oriented towards attracting commercial, leisure, and contract demand. Commercial demand includes employees and visitors to local companies, such as Chevron and Dole. The majority of leisure travelers to the area are typically on their way to, or returning from, other cities, and stop at the area's lodging facilities for a one night stay. Most of the leisure demand is generated between Memorial Day and Labor Day. Contract demand is primarily generated by Santa Fe and Amtrak railroad companies, which help bolster occupancy levels yet are highly rate-sensitive.

         4.        Projected Future Supply and Demand

Over the past four years (1994 to 1997), demand for hotel accommodations in the competitive market has decreased slightly. However, based on our review of the local market, we project overall demand for hotel rooms will increase at a modest rate of 2.0 percent per year over the next five years. In deriving this growth rate, we have specifically analyzed the overall growth in manufacturing and services, retail sales, and the historical CAAG of this market. Further, this growth rate reflects the impact of the opening of the New Hampton Inn, which is envisioned to induce demand into the competitive market. Presented in the following table is a summary of the projected growth in supply, demand, and the resulting occupancy levels for the competitive market for the period 1998 to 2002.




=======================================================================================================
                                     Super 8 Motel -- Bakersfield
                                Estimated Growth In Supply and Demand
                                       Competitive Hotel Market
=======================================================================================================

                                Daily                Annual              Total
         Year              Available Rooms      Available Rooms         Demand           Occupancy
------------------------ -------------------- --------------------- ---------------- ------------------
Actual
            1994                1,085               396,223             257,137            64.9%
            1995                1,103               402,595             240,751            59.8%
            1996                1,110               405,150             240,918            59.5%
     1997 (Estimated)           1,110               405,150             247,142            61.0%
------------------------ -------------------- --------------------- ---------------- ------------------
Projected
          1998(1)               1,197               436,905             252,000            58.0%
            1999                1,205               439,825             257,000            59.0%
            2000                1,205               439,825             262,000            60.0%
            2001                1,205               439,825             268,000            61.0%
            2002                1,205               439,825             273,000            62.0%
------------------------ -------------------- --------------------- ---------------- ------------------
CAAG
        1994 to 1997            0.7%                   -                (1.3%)               -
        1998 to 2002            0.2%                   -                 2.0%                -

=======================================================================================================

(1) 95-room Hampton Inn opened at the beginning of February (annualized).

Source:  PKF Consulting and Smith Travel Research
=======================================================================================================


As can be noted above, we project demand in the overall market to grow at a CAAG of 2.0 percent over the five year period. Given the addition of the 95-room Hampton Inn, the competitive market's occupancy is projected to decrease to 58.0 percent in 1998, and then increase gradually to 62.0 percent by 2002.

         5.        Market Performance of the Subject

The following table summarizes the historical occupancy levels and ADR for the Super 8 Motel over the past four years.


===============================================================================
                               Super 8 Motel -- Bakersfield
                           Historical Occupancy and Room Rate
                                1994 to 1997 (Estimated)
===============================================================================

                                                          Average Daily
        Year        Occupancy     % Change         Room Rate         % Change
------------------- ---------- ---------------- ----------------- -------------
        1994         89.9%           -              $30.73             -
------------------- ---------- ---------------- ----------------- -------------
        1995         85.6%        (4.8%)            $30.87            0.5%
------------------- ---------- ---------------- ----------------- -------------
        1996         87.2%         1.9%             $30.28           (1.9%)
------------------- ---------- ---------------- ----------------- -------------
  1997 (Estimated)   84.0%        (3.7%)            $32.50            7.3%
------------------- ---------- ---------------- ----------------- -------------
        CAAG         (2.2%)              -               1.9%              -
===============================================================================
Source:  Famous Host Companies
===============================================================================

As can be noted, the subject is estimated to have had experienced a nearly 6.0 percentage point drop in occupancy between 1994 and 1997, attributed to the addition of new supply, such as the indirectly-competitive Extended Stay America which opened in 1997. The growth in ADR has been less-than-market, equating to a CAAG of 1.9 percent, generally similar to the market's 1.7 percent. The subject property's market penetration rate (subject's occupancy divided by the market's occupancy) has fluctuated from 138.5 percent in 1994 to an estimated 137.7 percent in 1997. It should be noted that the subject property achieves a much higher annual occupancy compared to the market, as a result of significant contract business with both Amtrack and Santa Fe railroads. On the other hand, this contract business is negotiated at an ADR lower than the market ADR. The subject property's 1997 year-to-date occupancy (ending September) was 84.6 percent, compared to 87.5 percent in 1996, indicating the impact of the opening of the Extended Stay America.

Based on our analysis of the local market in the Bakersfield area, coupled with our discussions with management at the subject property, we are of the opinion that the subject will achieve an occupancy level of approximately 80.0 percent in 1998, below that estimated for 1997 (84.0 percent). In 1999, we estimate that the subject property will continue to be impacted by the addition of the nearby 95-room Hampton Inn, and will achieve an occupancy of 78.0 percent, and then will stabilize in 2000 at an estimated level of 75.0 percent.

Based on our market research, we project the hotel to achieve an ADR of $33.50 in 1998, or an increase of 3.0 percent over 1997. Over the balance of our projection period, we project the hotel's ADR to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the supply and demand dynamics of the San Bernardino hotel market.


===============================================================================
                          Super 8 Motel -- Bakersfield
         Projected Occupancy and Average Daily Room Rate - 1998 to 2002
===============================================================================

                                 Market            Average             Percent
     Year      Occupancy      Penetration      Daily Room Rate          Change
---------- --------------- --------------- ------------------------- ----------
---------- --------------- --------------- ------------------------- ----------
     1998        80.0%           138.0%             $33.50               3.0%
     1999        78.0%           132.0%             $34.50               3.0%
     2000        75.0%           125.0%             $35.50               3.0%
     2001        75.0%           123.0%             $36.50               3.0%
     2002        75.0%           121.0%             $37.75               3.0%
---------- --------------- --------------- ------------------------- ----------
---------- --------------- --------------- ------------------------- ----------
     CAAG        (1.6%)            -                 3.0%                 -
---------- --------------- --------------- ------------------------- ----------
===============================================================================
Source:  PKF Consulting
===============================================================================


D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.


E.       VALUATION -- SALES COMPARISON APPROACH

         1.        Introduction

We have reviewed a number of recent sales and have focused on those considered most comparable in providing support for the market value of the subject. Our search for sales was initially focused on Bakersfield; however, due to the limited number of comparable transactions, our search for sales was extended to include surrounding areas, such as Colton, Bishop, and Kingsburg. Based on this search, five sales were identified to use as the basis for our valuation of the subject under this approach. Presented in the following table is a summary of the selected comparable hotel sales. As can be noted, these sales have occurred between November 1996 and October 1997.


=====================================================================================================================
                             Comparable Hotel Sales
=====================================================================================================================

                                                                                               Rooms      Overall
Sale                                               Sale      Year     Number of   Price       Revenue   Capitalization
No.           Hotel Name            Location       Date     Built       Rooms     Per Room   Multiplier     Rate
----- --------------------------- -------------- --------- --------- ------------ ---------- ---------- =============
 1            Econolodge             Colton       10/97      1972         51       $19,601      2.4          NA
 2             Days Inn              Colton        8/97      1985        147       $19,932      2.6          NA
 3           Bishop Lodge            Bishop        7/97      1979        52        $28,846      3.9         8.9%
 4           Swedish Inn            Kingsburg      1/97      1988        47        $31,195      2.9          NA
 5             Super 8               Ontario      11/96      1985         53       $22,925      2.2          NA
=====================================================================================================================

Source:  PKF Consulting
=====================================================================================================================


         2.        Analysis of the Hotel Sales

In reviewing the preceding table, it can be noted that the sale prices per room ranged between $19,601 for the 51-room Econolodge and $31,195 for the 47-room Swedish Inn in Kingsburg.

Because of the many differences between the comparable hotel sales and the subject property, we are of the opinion that an analysis using a rooms revenue multiplier (RRM) is the most approiate unit of comparison to value the subject. A RRM measures the total revenue generated from room rentals in relation to the sale price. RRMs do not require subjective adjustments since most variances in properties are considered to be reflected in ADRs and annual occupancies achieved in the market. As can be noted, the indicated RRMs range from 2.2 to 3.9, with an average of 2.8.

The subject property's location within the highly competitive Bakersfield market, which is characterized by lower ADRs due to the presence of rate-sensitive contract demand, applies a ceiling on the subject's upside potential. Accordingly, we are of the opinion that a RRM in the order of 1.5 (which is lower than the indicated comparable sales) is appropriate in valuing the subject property. Based on this multiplier, and assuming a stabilized occupancy level of 75.0 percent at an ADR of $33.50 (stated in 1998 dollars), the indicated value per room for the subject is as follows:



     Rooms             Stabilized           Stabilized                                 Indicated Value
    Revenue           Average Rate          Occupancy                                      Per Room
  Multiplier                                  Level               Days/Year               (Rounded)
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------
      1.5        X       $33.50      X        75.0%        X         365        =          $14,000
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------


As noted above, the RRM analysis produced a value indication of $14,000 per available room. This value unit is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on 90 rentable rooms, the indicated stabilized value of the fee simple interest in the Super 8 Motel is $1,300,000 as calculated below:


----------------------- ---- ---------------- ----- ---------------------------
       $14,000           X      90 Rooms       =           $1,300,000 (Rounded)
----------------------- ---- ---------------- ----- ---------------------------


F.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

After concluding to our estimate of the stabilized value of the subject, the next step in our analysis is to develop an estimate of the "as is" market value of the subject property.

The first step to develop the value estimate is to add the income gain, or surplus, projected to occur until the property is stabilized (as will be discussed in the Income Capitalization section).


===================================================================
                    Sales Comparison Approach
                     "As Is" Fee Simple Value
===================================================================

Stabilized value Indication                          $1,300,000
Plus:   Income Gain Until Stabilization                  51,000
---------------------------------------------- --------------------
"As Is" Fee Simple Value (Rounded)                   $1,350,000
---------------------------------------------- ====================

As a result of the foregoing analysis, we estimate the "as is" market value of the fee simple interest in the subject as of January 1, 1998, through the Sales Comparison Approach to be:


===============================================================================
                 ONE MILLION THREE HUNDRED FIFTY THOUSAND DOLLARS
===============================================================================
                                    $1,350,000
===============================================================================


G.       VALUATION -- INCOME CAPITALIZATION APPROACH

         1.        Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997;

     2. The previously discussed market performance (occupancy levels and ADR) of the competitive hotels; and,

     3. The operating results of the category "Limited-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

The historical operating results of the subject are presented at the end of this section of the report.

         2.        Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting's "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized as follows:

     a) The stabilized annual occupancy of the hotel is projected to be 75.0 percent at a $33.50 ADR (in 1998 value dollars);

     b)  A franchise fee of 8.0 percent of rooms revenue;

     c) A management fee of 5.0 percent of total revenues as well as a reserve for capital replacements of 4.0 percent of total revenue have been deducted to establish the net operating income of the subject;

     d) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the Kern County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to 1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current effective tax rate is 1.3073 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the value estimate of the subject property as determined using the Income Capitalization Approach. Based on the estimated value of the hotel, a tax rate of 1.3073 per $100 of assessed value is utilized, resulting in real estate taxes of $17,000, rounded, in the representative or stabilized year.

Presented in the following table is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis the Super 8 Motel will generate approximately $861,000 in total revenues, with a net operating income of $137,000 in 1998 value dollars.

===============================================================================
                          Super 8 Motel -- Bakersfield
        Stabilized Year Operating Results (Stated in 1998 Value Dollars)
===============================================================================

Occupancy Level                                   75.0%

------------------------------------------------ ------------------------------
Average Room Rate                                 $33.50

------------------------------------------------ ------------------------------
REVPAR                                            $25.12
------------------------------------------- ---------- ------------ -----------
                                    Total       Ratios      PAR (1)     POR (2)

------------------------------------------- ---------- ------------ -----------
Revenues
     Rooms                         $825,000      95.8%       $9,167      $33.50
     Telephone                       35,000       4.1%          389        1.42
     Other Operated Departments       1,000       0.1%           11        0.04
-------------------------------------------- ---------- ------------ ----------

Total Revenues                      861,000     100.0%        9,568       34.95
-------------------------------------------- ---------- ------------ ----------

Departmental Expenses (3)
     Rooms                          236,000      28.6%        2,621       10.00
     Telephone                       29,000      80.0%          320        1.17
-------------------------------------------- ---------- ------------ ----------
Total Departmental Expenses         265,000      30.7%        2,941       10.74
-------------------------------------------- ---------- ------------ ----------
Departmental Income                 596,000      69.3%        6,626       24.21
-------------------------------------------- ---------- ------------ ----------
Undistributed Operating Expenses
     Administrative and General     126,000      14.6%        1,396        5.10
     Franchise Fees                  66,000       7.7%          733        2.68
     Marketing                       24,000       2.8%          263        0.96
     Property Maintenance            67,000       7.8%          744        2.72
     Energy and Utilities            65,000       7.5%          721        2.63
-------------------------------------------- ---------- ------------ ----------
Total Undistributed Expenses        347,000      40.3%        3,858       14.09
-------------------------------------------- ---------- ------------ ----------
Income Before Fixed Charges         249,000      28.9%        2,769       10.11
-------------------------------------------- ---------- ------------ ----------
Management Fees and Fixed Charges
     Base Management Fees            43,000       5.0%          478        1.75
     Property Taxes                  17,000       2.0%          189        0.69
     Insurance                       19,000       2.2%          206        0.75
-------------------------------------------- ---------- ------------ ----------
Total                                79,000       9.1%          873        3.19
-------------------------------------------- ---------- ------------ ----------
Income Before Reserve               171,000      19.8%        1,896        6.93
-------------------------------------------- ---------- ------------ ----------
Reserve for Replacement              34,000       4.0%          378        1.38
-------------------------------------------- ---------- ------------ ----------
Income Before Other Charges (4)    $137,000      15.9%       $1,500       $5.55
===============================================================================
(1) PAR - Per Available Room
(2) POR - Per Occupied Room
(3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
(4) Income before interest, taxes, depreciation, and amortization

Source: PKF Consulting
===============================================================================


         3.        Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation and the impact of fixed and variable components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized as follows:

     a) With the exception of property taxes, all other revenues and expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law, and growth in ADR is expected to grow at inflation throughout the analysis period as a result of market-driven factors.

     b) For the first five years of this forecast, the occupancy and ADR of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to remain at 75.0 percent, with the ADR increasing at 3.0 percent per year.

         4.        Valuation using Direct Capitalization

Based on our evaluation of the subject, it was concluded that an overall capitalization rate (OAR) of 11.0 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, and market position.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 11.0 percent, the value of the subject as if stabilized is calculated to be as follows.


-------------------------------------------------- =====================
Projected Stabilized Net Operating Income                $137,000
Overall Capitalization Rate                               11.0%
-------------------------------------------------- ---------------------
Stabilized Value Indication (Rounded)                   $1,200,000
-------------------------------------------------- =====================


From this derived stabilized value, an adjustment must be made for any income surplus until the property stabilizes. This adjustment is typically referred to as an "income gain". Income gain is the difference in projected cash flows and the cash flow which would result if the property were stabilized. This amount must be added to the stabilized value to reflect the higher occupancy in the first two years of the projection period. Based on our market research and analysis, it is estimated that the subject will achieve a stabilized level of operation by 2000. A calculation of the income gain associated with the two years prior to stabilization is presented in the following table.


========================================================================================================
                                     Income Gain to Stabilization
========================================================================================================

                          Estimated         Stabilized Year
                        Net Operating        Net Operating         Estimated          Present Value
        Year                Income             Income(1)          Income Gain            @ 14.0%
--------------------- ------------------- -------------------- ------------------ ----------------------
        1998               $175,000            $137,000             $38,000              $33,000
        1999               $164,000            $141,000             $23,000              $18,000
--------------------- ------------------- -------------------- ------------------ ----------------------
   Total Rounded                                                    $61,000              $51,000
========================================================================================================
(1)Inflated to future value dollars at 3.0 percent.
========================================================================================================


Based upon the preceding calculation, the cumulative income gain over the stabilization period is estimated to be approximately $61,000. Investors typically discount the estimated income gain at the market-derived discount rate for the property. Consequently, if the estimated income gain, or surplus, is discounted at a rate of 14.0 percent, the present value of this additional income is projected to be approximately $51,000.

Presented below is our calculation of the "as is" market value of the subject taking into account the above estimate of income gain during the projected stabilization period.


=======================================================================
               Value Conclusion -- Direct Capitalization
=======================================================================
Stabilized Value                                         $1,200,000
Plus:  Income Gain During Stabilization Period              $51,000
------------------------------------------------------ ----------------
"As Is" Value                                            $1,251,000
------------------------------------------------------ ----------------
Rounded                                                  $1,250,000
------------------------------------------------------ ----------------


Therefore, the estimated "as is" market value of the leasehold interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:


==============================================================================
               ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $1,250,000
==============================================================================


         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

Based on our market research, we are of the opinion that a reversionary capitalization rate of 11.5 percent and a 14.0 percent discount rate are appropriate to value the subject.

The following table indicates the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.


===============================================================================
                                Discounted Cash Flow Analysis
===============================================================================

                       Cash Flow              Present                  Present
                         From                  Value                    Value
          Year        Operations               Factor                  @ 14.0%
----------------- -------------------- ----------------------- ----------------
          1998         $175,000                0.8772                 $154,000
          1999         $164,000                0.7695                 $126,000
          2000         $145,000                0.6750                  $98,000
          2001         $149,000                0.5921                  $88,000
          2002         $156,000                0.5194                  $81,000
          2003         $160,000                0.4556                  $73,000
          2004         $165,000                0.3996                  $66,000
          2005         $172,000                0.3506                  $60,000
          2006         $178,000                0.3075                  $55,000
          2007         $183,000                0.2697                  $49,000
----------------- -------------------- ----------------------- ----------------
Reversion             $1,600,000               0.2697                 $433,000
----------------- -------------------- ----------------------- ----------------
Present Value                                                        $1,284,000
----------------- -------------------- ----------------------- ----------------
Value (Rounded)                                                      $1,300,000
===============================================================================


         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Direct capitalization indicated a value of $1,250,000 and the discounted cash flow analysis indicated a value of $1,300,000. Placing primary reliance on the discounted cash flow approach, our conclusion as to the "as is" market value of the fee simple interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                 ONE MILLION THREE HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $1,300,000
==============================================================================

G.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:

============================================ ======================
Sales Comparison Approach                         $1,350,000
Income Capitalization Approach
     Direct Capitalization                        $1,250,000
     Discounted Cash Flow Analysis                $1,300,000
============================================ ======================


In the Sales Comparison Approach we compared five recently sold hotels to the subject. The selected sales indicated a relatively wide range in value. Furthermore, the sales were located in varying sub-market areas in the surrounding region, and no property was identical to the subject. These factors make this approach less meaningful, but act as a reference checkpoint for the value derived from the Income Approaches.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: The direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in similar values, heightening our confidence in this approach. Accordingly, the primary reliance was placed on this approach.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the fee simple interest in the subject property, as of January 1, 1998, is reasonably represented as:

===============================================================================
                      ONE MILLION THREE HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                      $1,300,000
===============================================================================

                    SUPER 8 MOTEL -- BAKERSFIELD, CALIFORNIA

                          HISTORICAL OPERATING RESULTS


                              Super 8, Bakersfield

                          Historical Operating Results


                               ---------------------------------------------------------------------------------------------------
                                                    1994                               1995
                               ---------------------------------------------------------------------------------------------------
                                      $      %    PAR (1) POR (2)        $           %      PAR (1) POR (2)
                               ---------------------------------------------------------------------------------------------------

Number of Keys                       90                                    90
Occupancy                         89.93%                                85.59%
Average Daily Room Rate (ADR)    $30.73                                $30.87
REVPAR                           $27.64                                $26.42

REVENUES
  ROOMS                       $ 907,692   98.7% $ 10,085  30.73     $ 867,818       98.4%  $ 9,642  30.87
  TELEPHONE                      11,433    1.2%      127   0.39        13,718        1.6%      152   0.49
  MISCELLANEOUS                     242    0.0%        3   0.01           725        0.1%        8   0.03
                                -------------------------------   ---------------------------------------
    TOTAL REVENUE               919,367  100.0%   10,215  31.12       882,261      100.0%    9,803  31.38

DEPT. COSTS & EXPENSES (3)
  ROOMS                         242,961   26.8%    2,700   8.22       230,851       26.6%    2,565   8.21
  TELEPHONE                       8,425   73.7%       94   0.29         9,292       67.7%      103   0.33
  MISCELLANEOUS                     192   79.3%        2   0.01           295       40.7%        3   0.01
                                -------------------------------   ---------------------------------------
    TOTAL COST & EXP.           251,578   27.4%    2,795   8.52       240,438       27.3%    2,672   8.55

TOTAL OPER. DEPTS. INCOME       667,789   72.6%    7,420  22.60       641,823       72.7%    7,131  22.83
                                -------------------------------   ---------------------------------------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL              127,790   13.9%    1,420   4.33       118,784       13.5%    1,320   4.22
  MARKETING                      22,466    2.4%      250   0.76        19,150        2.2%      213   0.68
  FRANCHISE FEES                 45,225    4.9%      503   1.53        43,391        4.9%      482   1.54
  UTILITIES                      67,544    7.3%      750   2.29        61,984        7.0%      689   2.20
  PROPERTY OPERATIONS            87,218    9.5%      969   2.95        79,236        9.0%      880   2.82
                                -------------------------------   ---------------------------------------
    TOTAL                       350,243   38.1%    3,892  11.86       322,545       36.6%    3,584  11.47

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES            317,546   34.5%    3,528  10.75       319,278       36.2%    3,548  11.36
                                -------------------------------   ---------------------------------------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                45,808    5.0%      509   1.55        44,113        5.0%      490   1.57
  PROPERTY TAXES                 30,324    3.3%      337   1.03        30,504        3.5%      339   1.08
  INSURANCE                      17,352    1.9%      193   0.59        17,137        1.9%      190   0.61
  RENT                                -    0.0%        -   -                -        0.0%        -   -
                                -------------------------------   ---------------------------------------
    TOTAL                        93,484   10.2%    1,039   3.16        91,754       10.4%    1,019   3.26

INCOME BEFORE OTHER (4)       $ 224,062   24.4%    2,490   7.58     $ 227,524       25.8%    2,528   8.09
                                ===============================   =======================================
  FIXED CHARGES

RENOVATION PAYMENT             $ 35,940                              $ 44,120

-------------------------------------------------------------------------------


                                                   1996
                              -------------------------------------------------
                                  $             %       PAR (1)    POR (2)
                              -------------------------------------------------

Number of Keys                      90
Occupancy                        87.19%
Average Daily Room Rate (ADR)   $30.28
REVPAR                          $26.40

REVENUES
  ROOMS                      $ 869,509        98.2%  $ 9,661       $ 30.27
  TELEPHONE                     14,203         1.6%      158          0.49
  MISCELLANEOUS                  1,691         0.2%       19          0.06
                             ---------       ------  -------       -------
    TOTAL REVENUE              885,403       100.0%    9,838         30.83

DEPT. COSTS & EXPENSES (3)
  ROOMS                        238,365        27.4%    2,649          8.30
  TELEPHONE                     10,657        75.0%      118          0.37
  MISCELLANEOUS                    351        20.8%        4          0.01
                             ---------       ------  -------       -------
    TOTAL COST & EXP.          249,373        28.2%    2,771          8.68

TOTAL OPER. DEPTS. INCOME      636,030        71.8%    7,067         22.15
                             ---------       ------  -------       -------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL             118,784        13.4%    1,320          4.14
  MARKETING                     19,150         2.2%      213          0.67
  FRANCHISE FEES                43,391         4.9%      482          1.51
  UTILITIES                     61,984         7.0%      689          2.16
  PROPERTY OPERATIONS           79,236         8.9%      880          2.76
                             ---------       ------   ------       -------
    TOTAL                      330,810        37.4%    3,676         11.52

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES           305,220        34.5%    3,391         10.63
                             ---------       ------   ------       -------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES               44,283         5.0%      492          1.54
  PROPERTY TAXES                31,267         3.5%      347          1.09
  INSURANCE                     21,455         2.4%      238          0.75
  RENT                               -         0.0%        -          -
                             ---------       ------   ------       -------
    TOTAL                       97,005        11.0%    1,078          3.38

INCOME BEFORE OTHER (4)      $ 208,215        23.5%    2,314          7.25
                             =========       ======   ======       ========
  FIXED CHARGES

RENOVATION PAYMENT            $ 43,080

-------------------------------------------------

Notes:    (1)  PAR - Per Available Room.
          (2)  POR - Per Occupied Room.
          (3) Departmental expense ratios based on the respective department's revenue, not total revenue.
          (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.
===============================================================================
Source:  The Famous Host Company
===============================================================================



                              Super 8, Bakersfield

             Year-to-Date September 1997 and Full Year 1997 Budget


                                ----------------------------------------------------------------------------------------------------
                                           September 1997                                             Budget 1997
                                ----------------------------------------------------------------------------------------------------
                                          $            %        PAR (1)     POR (2)          $             %     PAR (1)    POR (2)
                                ----------------------------------------------------------------------------------------------------

Number of Keys                              90                                                 89
Occupancy                                84.58%                                             86.70%
Average Daily Room Rate (ADR)           $32.48                                             $31.26
REVPAR                                  $27.47                                             $27.10

REVENUES
  ROOMS                              $ 672,525        98.8%   $10,028       $ 32.48     $ 880,455        98.7%  $ 9,893     $ 31.26
  TELEPHONE                              7,579         1.2%       113          0.37        11,017         1.2%      124        0.39
  MISCELLANEOUS                            427         0.1%         6          0.02           282         0.0%        3        0.01
                                   ------------------------------------------------   ---------------------------------------------
    TOTAL REVENUE                      680,531       100.0%    10,148         32.87       891,754       100.0%   10,020       31.66

DEPT. COSTS & EXPENSES (3)
  ROOMS                                175,112        26.0%     2,611          8.46       220,282        25.0%    2,475        7.82
  TELEPHONE                              6,138        81.0%        92          0.30         7,980        72.4%       90        0.28
  MISCELLANEOUS                            525       123.0%         8          0.03           200        70.9%        2        0.01
                                   ------------------------------------------------   ---------------------------------------------
    TOTAL COST & EXP.                  181,775        26.7%     2,711          8.78       228,462        25.6%    2,567        8.11

TOTAL OPER. DEPTS. INCOME              498,756        73.3%     7,437         24.09       663,292        74.4%    7,453       23.55
                                   ------------------------------------------------   ---------------------------------------------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL                      96,593        14.2%     1,440          4.67       125,128        14.0%    1,406        4.44
  MARKETING                              7,411         1.1%       111          0.36        12,300         1.4%      138        0.44
  FRANCHISE FEES                        33,626         4.9%       501          1.62        44,023         4.9%      495        1.56
  UTILITIES                             45,795         6.7%       683          2.21        60,548         6.8%      680        2.15
  PROPERTY OPERATIONS                   59,295         8.7%       884          2.86        71,604         8.0%      805        2.54
                                   ------------------------------------------------   ---------------------------------------------
    TOTAL                              242,720        35.7%     3,619         11.72       313,603        35.2%    3,524       11.13

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES                   256,036        37.6%     3,818         12.37       349,689        39.2%    3,929       12.42
                                   ------------------------------------------------   ---------------------------------------------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                       34,027         5.0%       507          1.64        44,588         5.0%      501        1.58
  PROPERTY TAXES                        23,167         3.4%       345          1.12        30,996         3.5%      348        1.10
  INSURANCE                             14,737         2.2%       220          0.71        18,000         2.0%      202        0.64
  RENT                                       -         0.0%         -          -                -         0.0%        -        -
                                   ------------------------------------------------   ---------------------------------------------
    TOTAL                               71,931        10.6%     1,073          3.47        93,584        10.5%    1,052        3.32

INCOME BEFORE OTHER (4)              $ 184,105        27.1%     2,745          8.89     $ 256,105        28.7%    2,878        9.09
                                   ================================================   =============================================
  FIXED CHARGES

RENOVATION PAYMENT                    $ 37,622                                           $ 26,753

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
        (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

===================================================================================================================================

Source: The Famous Host Company

===================================================================================================================================


                     SUPER 8 MOTEL - BAKERSFIELD, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS


===================================================================================================================================

                                     Super 8
                             Bakersfield, California

                           Projected Operating Results


                                     ----------------------------------------------------------------------------------------------
    Calendar Year Beginning January 1                  1998                                             1999
                                     ----------------------------------------------------------------------------------------------
                                          $               %      PAR (1)     POR (2)          $             %      PAR (1)   POR (2)
                                     ----------------------------------------------------------------------------------------------

    Number of Keys                             90                                               90
    Occupancy                               80.00%                                           78.00%
    Average Daily Room Rate                $33.50                                           $34.50

    Revenues
      Rooms                             $ 880,000        95.8% $ 9,778       $ 33.49     $ 884,000        95.8% $ 9,822     $ 34.50
      Food                                      -         0.0%       -          -                -         0.0%       -        -
      Beverage                                  -         0.0%       -          -                -         0.0%       -        -
      Telephone                            38,000         4.1%     422          1.45        38,000         4.1%     422        1.48
      Other Operated Departments            1,000         0.1%      11          0.04         1,000         0.1%      11        0.04
                                     -------------    --------  ---------  ---------    -------------  --------  ---------    ------

        Total Revenues                    919,000       100.0%  10,211         34.97       923,000       100.0%  10,256       36.02

    Departmental Expenses (3)
      Rooms                               244,000        27.7%   2,711          9.28       248,000        28.1%   2,756        9.68
      Food & Beverage                           -         0.0%       -          -                -         0.0%       -        -
      Telephone                            30,000        78.9%     333          1.14        30,000        78.9%     333        1.17
      Other Operated Departments                -         0.0%       -          -                -         0.0%       -        -
                                     -------------   --------  ---------  ---------    -------------  --------  ---------  ---------

        Total Departmental Expenses       274,000        29.8%   3,044         10.43       278,000        30.1%   3,089       10.85
                                     -------------   --------  ---------  ---------    -------------  --------  ---------  ---------

        Departmental Profit               645,000        70.2%   7,167         24.54       645,000        69.9%   7,167       25.17

    Undistributed Expenses
      Administrative & General            126,000        13.7%   1,400          4.79       130,000        14.1%   1,444        5.07
      Franchise Fee                        70,000         7.6%     778          2.66        71,000         7.7%     789        2.77
      Marketing                            23,000         2.5%     256          0.88        24,000         2.6%     267        0.94
      Property Operations & Maintenance    67,000         7.3%     744          2.55        69,000         7.5%     767        2.69
      Energy & Utilities                   65,000         7.1%     722          2.47        67,000         7.3%     744        2.61
                                     -------------   --------  ---------  ---------    -------------  --------  ---------  ---------

        Total Undistributed Expenses      351,000        38.2%   3,900         13.36       361,000        39.1%   4,011       14.09
                                     -------------   --------  ---------  ---------    -------------  --------  ---------  ---------

        Gross Operating Profit            294,000        32.0%   3,267         11.19       284,000        30.8%   3,156       11.08

    Fixed Charges & Management Fee
      Base Management Fee                  46,000         5.0%     511          1.75        46,000         5.0%     511        1.80
      Property Taxes                       17,000         1.8%     189          0.65        18,000         2.0%     200        0.70
      Insurance                            19,000         2.1%     211          0.72        19,000         2.1%     211        0.74

        Total Fixed Charges                82,000         8.9%     911          3.12        83,000         9.0%     922        3.24
                                     -------------   --------  ---------  ---------    -------------  --------  ---------  ---------

    Income Before Reserves                212,000        23.1%   2,356          8.07       201,000        21.8%   2,233        7.84

    Reserves for Replacements              37,000         4.0%     411          1.41        37,000         4.0%     411        1.44
                                     -------------   --------  ---------  ---------    -------------  --------  ---------  ---------

    Net Operating Income (4)            $ 175,000        19.0% $ 1,944        $ 6.66     $ 164,000        17.8% $ 1,822      $ 6.40
                                     =============   ========  =========  =========    =============  ========  =========  =========

                                     -------------------------------------------------
 Calendar Year Beginning January 1                         2000
                                     -------------------------------------------------
                                           $            %      PAR (1)     POR (2)
                                     -------------------------------------------------

 Number of Keys                              90
 Occupancy                                75.00%
 Average Daily Room Rate                 $35.50

Revenues
  Rooms                               $ 875,000       95.7% $ 9,722        $ 35.51
  Food                                        -        0.0%       -           -
  Beverage                                    -        0.0%       -           -
  Telephone                              38,000        4.2%     422           1.54
  Other Operated Departments              1,000        0.1%      11           0.04
                                   -------------   -------  ---------   ----------

    Total Revenues                      914,000      100.0%  10,156          37.10

Departmental Expenses (3)
  Rooms                                 250,000       28.6%   2,778          10.15
  Food & Beverage                             -        0.0%       -           -
  Telephone                              30,000       78.9%     333           1.22
  Other Operated Departments                  -        0.0%       -           -
                                   -------------   -------  ---------   ----------

    Total Departmental Expenses         280,000       30.6%   3,111          11.36
                                   -------------   -------  ---------   ----------

    Departmental Profit                 634,000       69.4%   7,044          25.73

Undistributed Expenses
  Administrative & General              133,000       14.6%   1,478           5.40
  Franchise Fee                          70,000        7.7%     778           2.84
  Marketing                              25,000        2.7%     278           1.01
  Property Operations & Maintenance      71,000        7.8%     789           2.88
  Energy & Utilities                     69,000        7.5%     767           2.80
                                   -------------   -------  ---------   ----------

    Total Undistributed Expenses        368,000       40.3%   4,089          14.94
                                   -------------   -------  ---------   ----------

    Gross Operating Profit              266,000       29.1%   2,956          10.80

Fixed Charges & Management Fee
  Base Management Fee                    46,000        5.0%     511           1.87
  Property Taxes                         18,000        2.0%     200           0.73
  Insurance                              20,000        2.2%     222           0.81

    Total Fixed Charges                  84,000        9.2%     933           3.41
                                   -------------   -------  ---------   ----------

Income Before Reserves                  182,000       19.9%   2,022           7.39

Reserves for Replacements                37,000        4.0%     411           1.50
                                   -------------   -------  ---------   ----------

Net Operating Income (4)              $ 145,000       15.9% $ 1,611         $ 5.89
                                   =============   =======  =========   ==========

-------------------------------------------------

 Notes: (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
        (4)  Net cash flow before interest,  tax, amortization, and depreciation.

===================================================================================================================================

 Source:PKF Consulting

===================================================================================================================================

===============================================================================

                                 Super 8
                         Bakersfield, California

                       Projected Operating Results


                                ------------------------------------------------------------------------------------------------
Calendar Year Beginning January 1                  2001                                             2002
                                -------------------------------------------------------------------------------------------------
                                    $              %       PAR (1)     POR (2)          $            %      PAR (1)     POR (2)
                                ------------------------------------------------------------------------------------------------

Number of Keys                           90                                               90
Occupancy                             75.00%                                           75.00%
Average Daily Room Rate              $36.50                                           $37.75

Revenues
  Rooms                           $ 899,000       95.7%  $ 9,989       $ 36.49     $ 930,000       95.8% $ 10,333       $ 37.75
  Food                                    -        0.0%        -          -                -        0.0%        -          -
  Beverage                                -        0.0%        -          -                -        0.0%        -          -
  Telephone                          39,000        4.2%      433          1.58        40,000        4.1%      444          1.62
  Other Operated Departments          1,000        0.1%       11          0.04         1,000        0.1%       11          0.04
                               -------------     ------  --------  -----------    -------------  -------   ---------  ---------

    Total Revenues                  939,000      100.0%   10,433         38.11       971,000      100.0%   10,789         39.41

Departmental Expenses (3)
  Rooms                             258,000       28.7%    2,867         10.47       265,000       28.5%    2,944         10.76
  Food & Beverage                         -        0.0%        -          -                -        0.0%        -          -
  Telephone                          31,000       79.5%      344          1.26        32,000       80.0%      356          1.30
  Other Operated Departments              -        0.0%        -          -                -        0.0%        -          -
                               -------------     ------  --------  -----------    -------------  -------   ---------  ---------

    Total Departmental Expenses     289,000       30.8%    3,211         11.73       297,000       30.6%    3,300         12.05
                               -------------     ------  --------  -----------    -------------  -------   ---------  ---------

    Departmental Profit             650,000       69.2%    7,222         26.38       674,000       69.4%    7,489         27.36

Undistributed Expenses
  Administrative & General          137,000       14.6%    1,522          5.56       141,000       14.5%    1,567          5.72
  Franchise Fee                      72,000        7.7%      800          2.92        74,000        7.6%      822          3.00
  Marketing                          25,000        2.7%      278          1.01        26,000        2.7%      289          1.06
  Property Operations & Maintenance  73,000        7.8%      811          2.96        76,000        7.8%      844          3.08
  Energy & Utilities                 71,000        7.6%      789          2.88        73,000        7.5%      811          2.96
                               -------------     ------  --------  -----------    -------------  -------   ---------  ---------

    Total Undistributed Expenses    378,000       40.3%    4,200         15.34       390,000       40.2%    4,333         15.83
                               -------------     ------  --------  -----------    -------------  -------   ---------  ---------

    Gross Operating Profit          272,000       29.0%    3,022         11.04       284,000       29.2%    3,156         11.53

Fixed Charges & Management Fee
  Base Management Fee                47,000        5.0%      522          1.91        49,000        5.0%      544          1.99
  Property Taxes                     18,000        1.9%      200          0.73        19,000        2.0%      211          0.77
  Insurance                          20,000        2.1%      222          0.81        21,000        2.2%      233          0.85

    Total Fixed Charges              85,000        9.1%      944          3.45        89,000        9.2%      989          3.61
                               -------------    -------  --------  -----------    -------------  -------   ---------  ---------

Income Before Reserves              187,000       19.9%    2,078          7.59       195,000       20.1%    2,167          7.91

Reserves for Replacements            38,000        4.0%      422          1.54        39,000        4.0%      433          1.58
                               -------------    -------  --------  -----------    -------------  -------   ---------  ---------

Net Operating Income (4)          $ 149,000       15.9%  $ 1,656        $ 6.05     $ 156,000       16.1%  $ 1,733        $ 6.33
                               =============  =========  ========  ===========    =============  =======   =========  =========

------------------------------------------------------------------------------------------------------------------------------------

                                ----------------------------------------------------
Calendar Year Beginning January 1                     2003
                                ----------------------------------------------------
                                       $             %      PAR (1)    POR (2)
                                ----------------------------------------------------

Number of Keys                              90
Occupancy                                75.00%
Average Daily Room Rate                 $38.75

Revenues
  Rooms                              $ 955,000        95.8%$ 10,611       $ 38.76
  Food                                       -         0.0%       -          -
  Beverage                                   -         0.0%       -          -
  Telephone                             41,000         4.1%     456          1.66
  Other Operated Departments             1,000         0.1%      11          0.04
                               ----------------  ----------  ---------  ---------

    Total Revenues                     997,000       100.0%  11,078         40.47

Departmental Expenses (3)
  Rooms                                273,000        28.6%   3,033         11.08
  Food & Beverage                            -         0.0%       -          -
  Telephone                             33,000        80.5%     367          1.34
  Other Operated Departments                 -         0.0%       -          -
                               ----------------  ----------  ---------  ---------

    Total Departmental Expenses        306,000        30.7%   3,400         12.42
                               ----------------  ----------  ---------  ---------

    Departmental Profit                691,000        69.3%   7,678         28.05

Undistributed Expenses
  Administrative & General             145,000        14.5%   1,611          5.89
  Franchise Fee                         76,000         7.6%     844          3.08
  Marketing                             27,000         2.7%     300          1.10
  Property Operations & Maintenance     78,000         7.8%     867          3.17
  Energy & Utilities                    75,000         7.5%     833          3.04
                               ----------------  ----------  ---------  ---------

    Total Undistributed Expenses       401,000        40.2%   4,456         16.28
                               ----------------  ----------  ---------  ---------

    Gross Operating Profit             290,000        29.1%   3,222         11.77

Fixed Charges & Management Fee
  Base Management Fee                   50,000         5.0%     556          2.03
  Property Taxes                        19,000         1.9%     211          0.77
  Insurance                             21,000         2.1%     233          0.85

    Total Fixed Charges                 90,000         9.0%   1,000          3.65
                               ----------------  ----------  ---------  ---------

Income Before Reserves                 200,000        20.1%   2,222          8.12

Reserves for Replacements               40,000         4.0%     444          1.62
                               ----------------  ----------  ---------  ---------

Net Operating Income (4)             $ 160,000        16.0% $ 1,778        $ 6.49
                               ================  ==========  =========  =========

---------------------------------------------
 Notes: (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3)  Departmental   expense  ratios  are  based  on  the  respective
             department's revenues, not total revenues.
        (4)  Net cash flow before interest, tax, amortization, and depreciation.

 ==================================================================================================================================

     Source:PKF Consulting

 ==================================================================================================================================



 ================================================================================================================================

                                      Super 8
                              Bakersfield, California

                            Projected Operating Results


                               -------------------------------------------------------------------------------------------------
Calendar Year Beginning January 1                    2004                                             2005
                               -------------------------------------------------------------------------------------------------
                                        $             %    PAR (1)       POR (2)          $            %      PAR (1)    POR (2)
                               -------------------------------------------------------------------------------------------------

Number of Keys                             90                                              90
Occupancy                               75.00%                                          75.00%
Average Daily Room Rate                $40.00                                          $41.25

Revenues
  Rooms                             $ 986,000        95.7%$ 10,956       $ 40.02   $1,016,000        95.7%$ 11,289       $ 41.24
  Food                                      -         0.0%       -          -               -         0.0%       -          -
  Beverage                                  -         0.0%       -          -               -         0.0%       -          -
  Telephone                            42,000         4.1%     467          1.70       44,000         4.1%     489          1.79
  Other Operated Departments            2,000         0.2%      22          0.08        2,000         0.2%      22          0.08
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Revenues                  1,030,000       100.0%  11,444         41.81    1,062,000       100.0%  11,800         43.10

Departmental Expenses (3)
  Rooms                               282,000        28.6%   3,133         11.45      290,000        28.5%   3,222         11.77
  Food & Beverage                           -         0.0%       -          -               -         0.0%       -          -
  Telephone                            34,000        81.0%     378          1.38       35,000        79.5%     389          1.42
  Other Operated Departments                -         0.0%       -          -               -         0.0%       -          -
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Departmental Expenses       316,000        30.7%   3,511         12.83      325,000        30.6%   3,611         13.19
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Departmental Profit               714,000        69.3%   7,933         28.98      737,000        69.4%   8,189         29.91

Undistributed Expenses
  Administrative & General            150,000        14.6%   1,667          6.09      154,000        14.5%   1,711          6.25
  Franchise Fee                        79,000         7.7%     878          3.21       81,000         7.6%     900          3.29
  Marketing                            28,000         2.7%     311          1.14       29,000         2.7%     322          1.18
  Property Operations & Maintenance    80,000         7.8%     889          3.25       83,000         7.8%     922          3.37
  Energy & Utilities                   77,000         7.5%     856          3.13       80,000         7.5%     889          3.25
                               -------------     --------  ---------  ---------    ------------  --------  ---------  ---------

Total Undistributed Expenses          414,000        40.2%   4,600         16.80      427,000        40.2%   4,744         17.33
                                -------------     --------  ---------  ---------    ------------  --------  ---------  ---------

Gross Operating Profit                300,000        29.1%   3,333         12.18      310,000        29.2%   3,444         12.58

Fixed Charges & Management Fee
   Base Management Fee                 52,000         5.0%     578          2.11       53,000         5.0%     589          2.15
   Property Taxes                      20,000         1.9%     222          0.81       20,000         1.9%     222          0.81
   Insurance                           22,000         2.1%     244          0.89       23,000         2.2%     256          0.93
    Total Fixed Charges                94,000         9.1%   1,044          3.82       96,000         9.0%   1,067          3.90
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

Income Before Reserves                206,000        20.0%   2,289          8.36      214,000        20.2%   2,378          8.69

Reserves for Replacements              41,000         4.0%     456          1.66       42,000         4.0%     467          1.70
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

Net Operating Income (4)            $ 165,000        16.0% $ 1,833        $ 6.70    $ 172,000        16.2% $ 1,911        $ 6.98
                                 =============    ========  =========  =========    ============  ========  =========  =========

-----------------------------------------------------------------------------------------------------------------------------------


                                  ------------------------------------------------
Calendar Year Beginning January 1                           2006
                                  ------------------------------------------------
                                             $            %      PAR (1)    POR (2)
                                  ------------------------------------------------

Number of Keys                                  90
Occupancy                                    75.00%
Average Daily Room Rate                     $42.50

Revenues
  Rooms                                 $1,047,000        95.7%$ 11,633       $ 42.50
  Food                                           -         0.0%       -          -
  Beverage                                       -         0.0%       -          -
  Telephone                                 45,000         4.1%     500          1.83
  Other Operated Departments                 2,000         0.2%      22          0.08
                                      ------------    --------  ---------  ---------

    Total Revenues                       1,094,000       100.0%  12,156         44.40

Departmental Expenses (3)
   Rooms                                   299,000        28.6%   3,322         12.14
   Food & Beverage                               -         0.0%       -          -
   Telephone                                36,000        80.0%     400          1.46
   Other Operated Departments                    -         0.0%       -          -
                                       -----------     --------  ---------  ---------

        Total Departmental Expenses        335,000        30.6%   3,722         13.60
                                       -----------     --------  ---------  ---------
        Departmental Profit                759,000        69.4%   8,433         30.81

Undistributed Expenses
   Administrative & General                159,000        14.5%   1,767          6.45
   Franchise Fee                            84,000         7.7%     933          3.41
   Marketing                                29,000         2.7%     322          1.18
   Property Operations & Maintenanc         85,000         7.8%     944          3.45
   Energy & Utilities                       82,000         7.5%     911          3.33
                                        ----------     --------  ---------  ---------

        Total Undistributed Expenses       439,000        40.1%   4,878         17.82
                                        ----------     --------  ---------  ---------

        Gross Operating Profit             320,000        29.3%   3,556         12.99

Fixed Charges & Management Fee
   Base Management Fee                      55,000         5.0%     611          2.23
   Property Taxes                           20,000         1.8%     222          0.81
   Insurance                                23,000         2.1%     256          0.93

        Total Fixed Charges                 98,000         9.0%   1,089          3.98
                                      ------------     --------  ---------  ---------

Income Before Reserves                     222,000        20.3%   2,467          9.01

Reserves for Replacements                   44,000         4.0%     489          1.79
                                      ------------     --------  ---------  ---------

Net Operating Income (4)                   178,000        16.3% $ 1,978        $ 7.22
                                       ===========     ========  =========  =========
-------------------------------------------------------------------------------------

Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3)  Departmental   expense  ratios  are  based  on  the  respective
            department's  revenues,  not total revenues.
       (4)  Net cash flow before interest, tax, amortization, and depreciation.

===================================================================================================================================

Source:PKF Consulting

===================================================================================================================================





                                    Super 8
                            Bakersfield, California

                          Projected Operating Results


Calendar Year Beginning January  1                     2007                                             2008
                                  -------------------------------------------------------------------------------------------------
                                         $            %      PAR (1)    POR (2)          $         %      PAR (1)   POR (2)
                                  -------------------------------------------------------------------------------------------------

Number of Keys                              90                                           90
Occupancy                                75.00%                                       75.00%
Average Daily Room Rate                 $43.75                                       $45.00

Revenues
  Rooms                             $1,078,000       95.7% $ 11,978    $ 43.75   $1,109,000      95.7%  $ 12,322    $ 45.01
  Food                                       -        0.0%        -          -            -       0.0%        -           -
  Beverage                                   -        0.0%        -          -            -       0.0%        -           -
  Telephone                             46,000        4.1%      511       1.87       48,000       4.1%      533        1.95
  Other Operated Departments             2,000        0.2%       22       0.08        2,000       0.2%       22        0.08
                                 -------------     -------  --------- ---------    ----------  -------  ---------  --------
      Total Revenues                 1,126,000      100.0%   12,511      45.70    1,159,000     100.0%    12,878      47.04

Departmental Expenses (3)
     Rooms                             308,000       28.6%    3,422      12.50      317,000      28.6%     3,522      12.87
     Food & Beverage                         -        0.0%        -          -            -       0.0%         -          -
     Telephone                          37,000       80.4%      411       1.50       38,000      79.2%       422       1.54
     Other Operated Departments              -        0.0%        -          -            -       0.0%         -          -
                                      --------     -------  -------   --------     ----------   -------- -------   --------
       Total Departmental Expenses     345,000       30.6%    3,833      14.00      355,000      30.6%     3,944      14.41
                                      --------     -------  -------   --------     ----------   -------- -------   --------
       Departmental Profit             781,000       69.4%    8,678      31.70      804,000      69.4%     8,933      32.63

Undistributed Expenses
       Administrative & General        163,000       14.5%    1,811       6.62      168,000      14.5%     1,867       6.82
       Franchise Fee                    86,000        7.6%      956       3.49       89,000       7.7%       989       3.61
       Marketing                        30,000        2.7%      333       1.22       31,000       2.7%       344       1.26
       Property Operations &
         Maintenance                    88,000        7.8%      978       3.57       90,000       7.8%     1,000       3.65
       Energy & Utilities               85,000        7.5%      944       3.45       87,000       7.5%       967       3.53
                                     ---------     -------  -------  ----------    ---------   -------  ---------  ----------

         Total Undistributed Expenses  452,000       40.1%    5,022      18.35      465,000      40.1%     5,167      18.87
                                     ---------     -------  -------  ----------    ---------   -------  ---------  ----------

         Gross Operating Profit        329,000       29.2%    3,656      13.35      339,000      29.2%     3,767      13.76

Fixed Charges & Management Fee
       Base Management Fee              56,000        5.0%      622       2.27       58,000       5.0%       644       2.35
       Property Taxes                   21,000        1.9%      233       0.85       21,000       1.8%       233       0.85
       Insurance                        24,000        2.1%      267       0.97       25,000       2.2%       278       1.01

         Total Fixed Charges           101,000        9.0%    1,122       4.10      104,000       9.0%     1,156       4.22
                                     ---------     -------  -------  ----------    ---------   -------  ---------  ----------

Income Before Reserves                 228,000       20.2%    2,533       9.25      235,000      20.3%     2,611       9.54

Reserves for Replacements               45,000        4.0%      500       1.83       46,000       4.0%       511       1.87
                                     ---------     -------  -------  ----------   ----------   -------  ---------  ----------
Net Operating Income (4)             $ 183,000       16.3%  $ 2,033     $ 7.43    $ 189,000      16.3%   $ 2,100     $ 7.67
                                     =========     =======  =======  ==========   ==========   =======  =========  ==========

        ------------------------------------------------------------------------------------------------------------------------

          Notes: (1)  PAR - Per Available Room.
                 (2)  POR - Per Occupied Room.
                 (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
                 (4) Net cash flow before interest, tax, amortization, and depreciation.

     ============================================================================================================================

     Source:  PKF Consulting
     ============================================================================================================================

                                                 SECTION III

                                                 HOLIDAY INN
                                             BARSTOW, CALIFORNIA

                                            HOLIDAY INN -- BARSTOW

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================
Property Address                          Holiday Inn
                                          1511 East Main Street
                                          Barstow, California  92311
                                          Telephone (760) 256-5673
----------------------------------------- -------------------------------------
Owner
Leased Fee                                Fred Rosenberg
Leasehold                                 Famous Host Lodging V, Ltd.
----------------------------------------- -------------------------------------
Assessor's Parcel Numbers                 0181-851-13/18/28/30-L-001
----------------------------------------- -------------------------------------
Effective Date of Appraisal               January 1, 1998
----------------------------------------- -------------------------------------
Property Rights Appraised                 Leasehold
===============================================================================
                              Highest and Best Use
===============================================================================
Highest and Best Use
     As if Vacant                         Full-service hotel
     As Improved                          Full-service hotel
===============================================================================
                              Property Description
===============================================================================
Existing Improvements
     Year Built                           1986
     Gross Building Area                  83,095 square feet
     Number of Hotel Guest Rooms          148
     Parking:                             140 spaces (including six for
                                           disabled persons)
     Number of Floors                     Three
     Hotel Amenities                      Restaurant, heated swimming pool,
                                           whirlpool, and meeting rooms
     Compliance with ADA                  In compliance
----------------------------------------- -------------------------------------
Site
     Area                                 3.12 acres (135,884 square feet)
     Zoning                               HC (Highway Commercial)
     Flood Zone                           Zone XC, Panel #060271-3919F, dated
                                           February 1, 1980
     Wetlands Zone                        No
     Alquist Priolo Special Studies Zone  No
     Historic,  Natural , Cultural,
        Recreational,    or   Scientific  None
Value
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                             Not Used
----------------------------------------- -------------------------------------
Sales Comparison Approach                 $4,100,000
----------------------------------------- -------------------------------------
Income Capitalization Approach
     Stabilized Occupancy                 70.0%
     Average Daily Room Rate              $69.00 (1998 value dollars)
----------------------------------------- -------------------------------------
     Stabilized Net Operating Income      $459,000 (1998 value dollars)
----------------------------------------- -------------------------------------
     Overall Capitalization Rate          11.0%
     Terminal Capitalization Rate         12.0%
     Discount Rate                        14.0%
----------------------------------------- -------------------------------------
Indicated Market Values
     Direct Capitalization Technique      $4,200,000
     Discounted Cash Flow Analysis        $4,100,000
----------------------------------------- -------------------------------------
Final Estimate of Market Value            $4,100,000
----------------------------------------- -------------------------------------
Marketing and Exposure Period             Six months or less
----------------------------------------- -------------------------------------

                                     III-1

                              (Photograph deleted)




                   View of the Subject Property Looking North













                              (Photograph deleted)






                  View of a Typical Double-Queen-Bed Guestroom

                                     III-2

A.       AREA AND NEIGHBORHOOD REVIEW

         1.       Introduction

The subject property is located in Barstow, San Bernardino County, the largest county in the United States. Barstow is at the mid point between Los Angeles, 134 miles to the west, and Las Vegas, 152 miles to the northeast. Located in the high-desert terrain, Barstow is a former frontier town that has become one of the fastest-growing cities in San Bernardino County. Barstow is strategically located at the intersection of Interstates 15 and 40, and State Highways 58 and 247, which provide links to major market areas throughout Southern California and, more specifically, the Mojave Desert. Barstow revolves around the local military institutions that anchor the city's economy, and its $15 million tourist sector. A map highlighting the subject's location in relation to the surrounding area is shown on the following page.

         2.        Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local market area.

              Population: The population of Barstow was 22,250 in January 1997, a 0.9 compound average annual growth rate (CAAG) over 1990. The corresponding population of San Bernardino County was 1.6 million, representing a CAAG of approximately 1.1 percent over the 1990 figure of 1.4 million. Population in the San Bernardino County area is expected to increase at a CAAG of 1.2 percent by 2002, up to 1.7 million.

              Retail Sales: Total retail sales for San Bernardino County were $11.4 billion in 1996. Retail sales are projected to increase to $13.4 billion by 2002, representing a 2.7 percent CAAG increase. Retail sales per household in 1996 were $22,000, and are expected to increase to $25,000 by 2002.

              Income: Average household effective buying income (EBI) for San Bernardino County was $36,700. Total EBI was $18.9 billion in 1996 and is expected to increase to $22.4 billion by 2002, a 2.9 percent CAAG increase.

              Employment: In November 1997, the total number of persons employed in the Riverside-San Bernardino MSA, which includes Riverside and San Bernardino Counties, was approximately 853,300; this represents a 3.6 percent increase over 1996. The corresponding unemployment rate was 6.0 percent during this period, and 7.2 percent in 1996. The Barstow unemployment rate was
              6.9 percent in 1997. Overall, the largest increases in employment were experienced in the retail trade sector.


                                     III-3

                 (Regional map of southern California deleted)











                                  Regional Map


                                     III-4

The following table presents a listing of the major employers in Barstow.


==============================================================
                 Major Employers in Barstow
==============================================================
                                          Number of
           Company                        Employees
------------------------------- ------------------------------
Fort Irwin Training Center                  2,729
Marine Corps Logistics Base                 2,215
Factory Merchants Barstow                   1,200
ITT Federal Services                          840
Burlington Northern Santa Fe                  820
Yellow Freight                                720
Barstow Unified School District               680
Johnson Controls                              400
Hughes Technical                              385
Barstow Community Hospital                    241

==============================================================
Source:  Barstow Chamber of Commerce
==============================================================


          Transportation:   Barstow  is  a   transportation   hub  for  Southern
          California with complete railroad, truck, bus, air, and highway systems. Santa Fe and Union Pacific railway systems provide major rail service, while the interstate highways provide links to
          cities  throughout  California.   The  expanding   Barstow/Daggett
          Airport, 16 miles east of the city, is an economic resource for Barstow. Ontario International Airport, 90 miles to the southwest, also services Barstow.

          Military Bases: Fort Irwin, located 37 miles northeast of Barstow, is the largest employer in the area. The Marine Corps Logistics Base is the second largest employer in Barstow, while the closing of George Air Force Base has prompted improvements and expansions to
          the   Barstow/Daggett   Airport.   This  expansion  increases  the
          possibility of having a commercial-scheduled airline operating from the airport, which should increase traffic counts.

          Commercial/Industrial Developments: In Barstow there are over 1,200 acres within the city limits zoned for light and heavy industry. Approximately 60.0 percent of the land is vacant and available for
          development;   included  in  this  are  three  industrial   parks.
          Barstow's retail shopping facilities have experienced major growth with the expansion of two outlet malls, and the city is projected to have strong commercial and industrial developments in the near future.

          Tourism: Barstow offers many activities for residents and visitors. Tourist attractions include the Calico Ghost Town, Mojave River Valley Museum, Afton Canyon, Rainbow Basin, Owl Canyon, and the Early Man Site.

                                     III-5

         3.       Neighborhood Review

The subject property is located on the north side of East Main Street, approximately one-tenth of a mile from the northbound and southbound on-ramps for Interstate 15, and one-half mile from the eastbound on-ramp for Interstate 40.

The area surrounding the subject is predominately commercial in character, with residential uses along the secondary thoroughfares. The commercial character of East Main Street is a result of this roadway being Route 66, the renowned thoroughfare linking Los Angeles to Chicago. The predominant usage along this thoroughfare is corporate-owned or franchise-operated restaurants and hotels which capture demand off of Interstate 15. This area is also a stopping point for many travelers and bus tours for either overnight accommodations or for meals. Some of the predominant restaurants within this area include a McDonald's, Burger King, Carl's Jr., Long John Silver, Taco Bell, and Sizzler.

A number of limited and full-service lodging facilities have been developed within the subject's immediate neighborhood over the last decade. With the exception of the Quality Inn, Best Western Desert Villa, Vagabond Inn, and Holiday Inn Express, all of the lodging facilities along East Main Street represent motor hotels which do not compete with the subject property. Included in this group of lodging facilities are the Days Inn, Motel 6, and Desert Inn, among others. Further west on East Main Street is a variety of old, limited-service motor hotels that were constructed over 30 years ago when Route 66 was still a major roadway. Northeast of the subject is the location of the Union Pacific and Santa Fe railroads, and their related facilities. Due to the highly commercial nature of East Main Street, there is generally limited land available for development, yet there is still a vacant lot located to the north of the subject site, beyond the railroad tracks.

Situated east of the subject is the Barstow Station, a tourist-oriented retail complex. Barstow Station primarily contains a general store, a bakery, a deli, a gift shop, and a Baskin Robbins ice cream parlor. Other commercial developments in the area include the four-plex, 714-seat Wallace Theater, two Union 76 gasoline stations, a Smart and Final store, and an RV overnight park. The aforementioned improvements all contribute to an economic environment which is suitable for a lodging facility located near a highway.

         4.       Conclusion

The City of Barstow is a well-known, identifiable area along Interstate 15. The area is truly a stopping point for many travelers on their way to Las Vegas or Los Angeles. The growth that has recently occurred is located approximately six miles south of the subject, at the Lenwood Road interchange off of Interstate Highway 15. The city is highly dependant on the two military installations, Fort


                                     III-6

Irwin and the U.S. Marine Corps Logistics Base, as they are the two largest employers in the area, generating room nights for the local hotel market. The Holiday Inn is well-positioned within the Barstow market with good visibility and access, and should continue to benefit from demand by the commercial, leisure, and military segments. Overall, we anticipate that Barstow will continue to experience modest growth levels over the next few years.


B.       PROPERTY DESCRIPTION

         1.        Introduction

The subject property is a full-service hotel with 148 guestrooms. Amenities at the property include an adjacent 160-seat restaurant (Cactus Club Bar & Grill); four meeting rooms with a total of 4,000 square feet; furnished lobby; an outdoor swimming pool and Jacuzzi within a courtyard area; and a spa and whirlpool. The property includes one main building containing guest rooms off an interior courtyard area, the lobby, and a connecting, one-story addition which contains the meeting facilities.

The subject property, previously named the Barstow Station Inn, was constructed in 1985, and is currently owned in leasehold by Philip B. Grotewhol and Dennis
A. Brown. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.        Site Description and Zoning

The subject property is located at 1511 East Main Street, and is bounded by Eastgate Road to the northwest, Main Street to the southwest, and Interstate 15 to the southeast. The land area is 3.12 acres (153,884 square feet), and the property has 835 feet of frontage along Eastgate Road. The site has good visibility to traffic from both Interstates 40 and 15, and is also easily accessible from the two highways. The subject site is attractively landscaped with lawn, bushes, palm, and olive trees.

The subject property is zoned HC (Highway Commercial) by San Bernardino County. The present use of the property is permitted with this zoning designation, and the subject is, therefore, a legal, conforming use.

We are aware of no easements or covenants which would adversely affect the value of the subject property.

         3.        Improvements Description

The subject property of this appraisal is improved with a 148-room hotel and an adjacent restaurant, lounge, and approximately 4,000 square feet of meeting space. The hotel is known as the Holiday Inn, while the adjacent restaurant and


                                     III-7
lounge are known as the Cactus Club Bar & Grill. The adjacent Cactus Club Bar & Grill has 160 seats in the restaurant and 50 seats in the lounge. The restaurant is open 24 hours a day, seven days per week. The bar is also operated seven days per week, with live entertainment on Friday and Saturday nights. The Cactus Club is an attractively decorated restaurant with a stucco exterior, tile roof, and a Spanish-style appearance.

There are four meeting rooms at the property with a banquet capacity of 328. The property includes a large, attractively-furnished lobby area decorated in pastel colors. Each floor of the three-story property is serviced by the lobby elevators. Parking for 150 automobiles, including six for disabled persons, is provided on-grade. The subject property includes an outdoor swimming pool and Jacuzzi within an attractively-landscaped courtyard. A spa and whirlpool are also located within this area.

         4.        Basic Construction and Mechanical Systems

The subject building is a three-story wood-framed structure, with stucco finish painted in two-tone colors. The roof of the building is of Spanish tile, and the hotel has decorative towers at the corners that render a Spanish mission ambiance. The hotel has a large roadside electronic signboard facing Main Street, and has a decorative porte cochere, to the west of which is a one-story addition that contains the meeting rooms. The swimming pool area is attractively landscaped with a concrete walkway surrounding it. Presented in the following table is a summary of the basic construction and mechanical systems of the hotel.


===============================================================================
                             Holiday Inn -- Barstow
              Summary of Basic Construction and Mechanical Systems
===============================================================================

Foundation:                     Concrete slab-on-grade with spread footings
------------------------------- -----------------------------------------------
Frame:                          Wood
------------------------------- -----------------------------------------------
Exterior Walls:                 Stucco
------------------------------- -----------------------------------------------
Floor:                          Tile in the lobby; otherwise carpeted
------------------------------- -----------------------------------------------
Roof:                           Tile
------------------------------- -----------------------------------------------
Doors:
     Guest Room and Bathroom:   Metal with metal frames
------------------------------- -----------------------------------------------
Windows:                        Dark anodized aluminum (sliding with screen)
------------------------------- -----------------------------------------------
Heating and Cooling:            GE through-the-wall heat pump
------------------------------- -----------------------------------------------
Elevators:                      Hydraulically-operated with 2,500-pound capacity
------------------------------- -----------------------------------------------
Laundry Facilities:             Located on ground floor and include three
                                washers and four dryers
------------------------------- -----------------------------------------------
Sprinkler System:               All guest rooms, corridors, public areas, and
                                back-of-the-house facilities have sprinklers
------------------------------- -----------------------------------------------
Life Safety:
     Smoke Detectors:           Hard-wired detectors in all guest rooms
     Emergency Illumination:    Installed in all corridors
===============================================================================
Source:  Famous Host Companies
===============================================================================



                                     III-8

         5.        Assessed Value and Property Taxes

The subject property is assessed by the San Bernardino County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.


===================================================================
       Assessor's Parcel Numbers 0181-851-13/18/28/30-L-001
                      1996/97 Assessed Value
===================================================================
Land                                            $840,355
Improvements                                   $5,939,692
-------------------------------------- ----------------------------
Total Assessed Value                           $6,780,047
-------------------------------------- ----------------------------


For fiscal year 1997/1998, total property taxes were $73,402.29 on the subject property, which included $5,601.82 for special assessments. The effective tax rate including the special assessments, therefore, is 1.0826 percent of the total assessed value.

         6.        Land Lease

The property upon which the Holiday Inn and adjacent Cactus Club Bar & Grill are built is owned in leased fee by Fred Rosenberg and Dennis A. Brown. The lease started on December 31, 1984 with a monthly base rent of $10,000 ($120,000 per annum), or 8.0 percent of combined rooms and food and beverage revenue, whichever is greater. The lease provides for a term of 15 years, ending on December 31, 1999, and offering three, ten-year extension options. Adjustments to the rent are made in proportion to increases in the consumer price index
(CPI) every year.

         7.        Management and Affiliation

It should be noted that we were not provided with copies of the franchise agreement with Holiday Inn or the management agreement. However, based on our review of the subject property's historical financial statements, the management fees have been in the order of 4.0 percent of gross revenue, while franchise fees have been approximately 4.5 percent of total revenue.


                                     III-9

         8.        Renovation and Capital Improvements

We understand that $130,000 have been allocated as part of capital expenditures for a new roof to be installed at the subject during 1998. This is due to leaking experienced with the current roofing.

         9.       Summary of Functional Utility and Condition

Overall, the subject property is well-maintained. The grounds are neat and well-trimmed, and the paint both inside and outside the building is in good condition. The roof, which has been experiencing leakage, will be replaced in 1998.


C.       HOTEL MARKET ANALYSIS

         1.       Competitive Supply

Route 66's historical importance of being a major thoroughfare from Los Angeles to Chicago led to the development of many motels along East and West Main Street in Barstow during the 1950's and 1960's. However, with the construction of superhighway systems (Interstates 15 and 40), and the resulting change in traffic patterns, many of these motels have become residential motels, and, as such, do not compete in the subject's market.

The competitive hotel market for the Holiday Inn is comprised of five properties, including the subject, with a total of 475 rooms. The selection of the competitive supply was based on facilities and amenities, room rate structure, and market orientation. These properties are all affiliated with national chains and cater to the area's commercial, leisure, government, and tour group demand.



                                     III-10


====================================================================================================================
                             Holiday Inn -- Barstow
                        Census of Competitive Properties
====================================================================================================================
                                                       Published Room Rates
                                                   -----------------------------
                              Year       Number                                                          AAA
        Property             Opened     of Rooms      Single         Double         Amenities           Rating
-------------------------- ----------- ----------- -------------- -------------- ----------------- =================
Holiday Inn                   1986        148         $68.00         $68.00         A,B,D,F,G      3 star  (Motor Inn)
Holiday Inn Express           1994         65         $67.00         $67.00             F          3 star  (Motel)
Vagabond Inn                  1978         67         $65.00         $65.00            C,F             Not Rated
Quality Inn                   1965        100         $65.00         $65.00           A,D,F            Not Rated
Best Western Desert Villa     1985         95         $62.00         $$67.00          A,F,G         3 star (Motel)
-------------------------- ----------- ----------- -------------- -------------- ----------------- =================
Total                                     475                                           -
-------------------------- ----------- ----------- -------------- -------------- ----------------- =================
Amenities Codes                                    AAA Rating

A - Restaurant                                       5 star   -   Renowned; exceptional property recognized for
B - Bar/Lounge                                                    market superiority of facilities and service
C - Complimentary Continental Breakfast              4 star   -   Exceptional; offers luxurious accommodations as
                                                                  well as extra amenities
D - Meeting Rooms                                    3 star   -   Offers very comfortable and attractive
E - Exercise Room                                                 accommodations
F - Swimming Pool                                    2 star   -   Exceeds AAA minimum requirements in some
G - Whirlpool                                                     physical and operational categories
                                                     1 star   -   Meets AAA basic requirements for recommendation

Source:  Management of Individual Properties and 1998 American Automobile Association Tour Book
====================================================================================================================


As can be noted above, the competitive market is characterized by smaller, budget-oriented, national brand-affiliated products.

The subject property is in the upper-tier of the competitive market as a full service hotel. The property offers modern furnishings and interior-corridor room entrances, with ample meeting space and an adjacent restaurant. As such, the Holiday Inn captures a significant amount of the market's commercial and government demand. The Quality Inn is positioned in the middle-tier of the competitive market, offering food and beverage facilities, meeting space, and exterior-corridor room entrances. The Best Western Desert Villa is also positioned at the middle-tier as it offers a level of furnishings and fixtures similar to the Quality Inn. The Vagabond Inn and Holiday Inn Express, in turn, are in the lower-tier due to their limited services, and level of furnishings and fixtures.

With regard to future supply in the market, we understand that a proposed 200-room Clarion Hotel has been approved at the intersection of Interstate 58 and West Main Street. According to our discussions with the City of Barstow Planning Department, the potential date for ground-breaking is August 1998; however, this project is viewed as being highly speculative at this point in time, and has not been incorporated into the future supply projections.

         2.       Historical Market Performance

The following table presents a summary of the historical market performance of the five selected competitive hotels, together with the subject, over the period 1994 to 1996, as well as our estimate for 1997.



                                     III-11


========================================================================================================================
                             Holiday Inn -- Barstow
                            Competitive Hotel Market
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
========================================================================================================================

                        Annual Rooms       Percent                         Percent        Average Daily       Percent
        Year              Available         Change        Occupancy         Change          Room Rate         Change
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        1994               173,375            -             65.4%             -              $49.64              -
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        1995               173,375           0.0%           67.8%            3.7%            $53.77            8.3%
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        1996               173,375           0.0%           62.3%           (8.1%)           $56.87            5.8%
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
  1997 (Estimated)         173,375           0.0%           66.0%            5.9%            $59.00            3.7%
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        CAAG                0.0%              -               -               -               5.9%               -
========================================================================================================================
Source:  PKF Consulting
========================================================================================================================


As can be noted, over the past four years the number of available rooms within the competitive market has remained stable. During the same period, demand has increased slightly, with a decrease in demand experienced in 1996, due to the conversion of the 64-room Barstow Lodge into a Comfort Inn, as well as the cut backs in military exercises at the nearby bases, the Marine Corps Logistics Base and Fort Irwin. However, year-to-date 1997 occupancy levels are approximately three percentage points above last year, indicating that the market has started to re-stabilize. In terms of ADR, the competitive market has experienced above-inflation growth, indicating a CAAG of 5.9 percent between 1994 and 1997.

         3.       Demand Segmentation

The competitive market is oriented towards attracting commercial, leisure, and government demand. It is important to note that within the Barstow market, the commercial and government segments are closely integrated in that a significant portion of commercial demand consists of corporations doing contract work at the military installations in the area. The base-related demand consists of civilian contractors who are entitled to the Federal Government per diem of $60.00, families of staff relocating to the bases, and observers of the units at Fort Irwin. Commercial demand also includes companies involved in regional distribution, namely Santa Fe Rail, Union Pacific, and Yellow Freight Trucking. The majority of leisure travelers to the area are typically on their way to, or returning from, another destination such as Los Angeles, Anaheim, Las Vegas, Arizona, or San Diego, and stop at the area's lodging facilities for a one night stay. Most of the leisure demand is generated between Memorial Day and Labor Day. In addition, the local area attractions previously discussed can be visited within one day.


                                     III-12

         4.       Projected Future Supply and Demand

Over the past four years (1994 to 1997), demand for hotel accommodations in the competitive market has increased only slightly, reflecting the stable nature of this market.

Based on our review of the local market, we project overall demand for hotel rooms will increase at a CAAG of approximately 1.0 percent over the next five years. In deriving this growth rate, we have specifically analyzed the overall growth in manufacturing and services, employment, the flux pertinent to the military bases, and the historical CAAG of this market. Presented in the following table is a summary of the projected growth in supply, demand, and the resulting occupancy levels for the competitive market for the period 1998 to 2002.


=======================================================================================================
                                        Holiday Inn -- Barstow
                                Estimated Growth In Supply and Demand
                                       Competitive Hotel Market
=======================================================================================================

                                Daily                Annual              Total
         Year              Available Rooms      Available Rooms         Demand           Occupancy
------------------------ -------------------- --------------------- ---------------- ------------------
Actual
            1994                 475                173,375             113,314            65.4%
            1995                 475                173,375             117,465            67.8%
            1996                 475                173,375             108,003            62.3%
     1997 (Estimated)            475                173,375             114,000            66.0%
------------------------ -------------------- --------------------- ---------------- ------------------
Projected
            1998                 475                173,375             117,000            67.0%
            1999                 475                173,375             119,000            69.0%
            2000                 475                173,375             121,000            70.0%
            2001                 475                173,375             121,000            70.0%
            2002                 475                173,375             121,000            70.0%
------------------------ -------------------- --------------------- ---------------- ------------------
CAAG
        1994 to 1997            0.0%                   -                 0.2%                -
        1997 to 2002            0.0%                   -                 1.2%                -
=======================================================================================================
Source:  PKF Consulting and Smith Travel Research
=======================================================================================================


As can be noted above, although we project demand in the overall market to grow at a CAAG of 1.2 percent over the five year period, due to demand timing and capacity constraints, the competitive market occupancy is not projected to exceed 70.0 percent.

         5.       Market Performance of the Subject

The following table summarizes the historical occupancy levels and ADR for the Holiday Inn over the past four years.


                                     III-13

===============================================================================
                                  Holiday Inn -- Barstow
                           Historical Occupancy and Room Rate
                                1994 to 1997 (Estimated)
===============================================================================
                                                  Average Daily
        Year             Occupancy     % Change     Room Rate         % Change
--------------------- ------------- ------------ ----------------- ------------
        1994               79.7%           -          $59.16             -
--------------------- ------------- ------------ ----------------- ------------
        1995               74.9%        (6.0%)        $61.79            4.4%
--------------------- ------------- ------------ ----------------- ------------
        1996               71.1%        (4.8%)        $65.32            5.7%
--------------------- ------------- ------------ ----------------- ------------
  1997 (Estimated)         69.0%        (3.2%)        $67.00            2.6%
--------------------- ------------- ------------ ----------------- ------------
        CAAG               (4.7%)          -            4.2%              -
===============================================================================
Source:  Famous Host Companies
===============================================================================


As can be noted, the subject has experienced a nearly ten percentage point drop in occupancy, contributed to the impact of the Holiday Inn Express, the conversion of the Barstow Lodge to a Comfort Inn brand, and the recent cut backs at the military bases. The growth in ADR has been less-than-market, equating to a CAAG of 4.2 percent, compared to the market's 5.9 percent. The subject property's market penetration rate (subject's occupancy divided by the market's occupancy) has decreased from 122.0 percent in 1994 to an estimated 105.0 percent in 1997.

Based on our analysis of the local market in the Barstow area, we are of the opinion that the subject will achieve an occupancy level of approximately 69.0 percent in 1998, similar to that estimated in 1997. In 1999 and onwards, we estimate that the subject property will stabilize its occupancy at 70.0 percent.

Based on our market research, we project the hotel to achieve an ADR of $69.00 in 1998, or an increase of 3.0 percent over 1997. Over the balance of our projection period, we project the hotel's ADR to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the supply and demand dynamics of the Barstow hotel market.


===============================================================================
                             Holiday Inn -- Barstow
         Projected Occupancy and Average Daily Room Rate -- 1998 to 2002
===============================================================================
                                 Market             Average             Percent
     Year       Occupancy     Penetration      Daily Room Rate          Change
----------- -------------- --------------- ------------------------- ----------
     1998         69.0%          103.0%             $69.00               3.0%
     1999         70.0%          101.0%             $71.00               3.0%
     2000         70.0%          100.0%             $73.00               3.0%
     2001         70.0%          100.0%             $75.00               3.0%
     2002         70.0%          100.0%             $78.00               3.0%
----------- -------------- --------------- ------------------------- ----------
     CAAG          0.4%            -                 3.0%                 -
===============================================================================
Source:  PKF Consulting
===============================================================================



                                     III-14

D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.


E.       VALUATION -- SALES COMPARISON APPROACH

         1.       Introduction

We have reviewed a number of recent sales and have focused on those considered most comparable in providing support for the market value of the subject. Our search for sales was initially focused on Barstow; however, due to the limited number of comparable transactions, our search for sales was extended to include the surrounding area, namely Colton and Ontario. Based on this search, four sales were identified to use as the basis for our valuation of the subject under this approach. Presented in the following table is a summary of the selected comparable hotel sales. As can be noted, these sales have occurred between November 1996 and October 1997.


=====================================================================================================================
                             Comparable Hotel Sales
=====================================================================================================================

                                                                                               Rooms      Overall
Sale                                               Sale      Year     Number of   Price       Revenue   Capitalization
 No.           Hotel Name            Location      Date     Built       Rooms     Per Room   Multiplier     Rate
------ --------------------------- ------------- --------- --------- ------------ ---------- ---------- -------------
  1            Econolodge             Colton      10/97      1972         51       $19,601      2.4          NA
  2             Days Inn              Colton       8/97      1985        147       $19,932      2.6          NA
  3             Motel 6              Barstow       2/97      1985        121       $25,674      NA           NA
  4             Super 8              Ontario      11/96      1985         53       $22,925      2.2          NA
=====================================================================================================================

Source:  PKF Consulting
=====================================================================================================================


         2.       Analysis of the Hotel Sales

In reviewing the preceding table, it can be noted that the sale prices per room ranged between $19,601 for the 51-room Econolodge and $25,674 for the 121-room Motel 6; no overall capitalization rates were attainable from the principals of these hotel sales.

Because of the many differences between the comparable hotel sales and the subject property, we are of the opinion that an analysis using a rooms revenue multiplier (RRM) is the most approiate unit of comparison to value the subject. A RRM measures the total revenue generated from room rentals in relation to the sale price. RRMs do not require subjective adjustments since most variances in properties are considered to be reflected in ADRs and annual occupancies


                                     III-15
achieved in the market. As can be noted, the three indicated RRMs (out of the four sales) range from 2.2 to 2.6.

We consider that the subject property is superior to the indicated comparable hotel sales, and that it would command a higher price per room if it were sold. This is attributed to the fact that the subject is a full-service lodging product. Accordingly, we are of the opinion that a RRM in the order of 2.6 (at the high end of the three indicated comparable sales' RRMs) is appropriate in valuing the fee simple interest in the subject property. Based on this multiplier, and assuming a stabilized occupancy level of 70.0 percent at an ADR of $69.00 (stated in 1998 dollars), the indicated value per room for the subject is as follows:



     Rooms             Stabilized           Stabilized                                 Indicated Value
    Revenue           Average Rate          Occupancy                                      Per Room
  Multiplier                                  Level               Days/Year               (Rounded)
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------
      2.6        X       $69.00      X        70.0%        X         365        =          $46,000
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------


As noted above, the RRM analysis produced a value indication of $46,000 per available room. This value unit is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on 148 rentable rooms, the indicated stabilized value of the fee simple interest in the Holiday Inn is $6,800,000 as calculated below.


----------------------- ---- ---------------- ----- ---------------------------
       $46,000           X      148 Rooms      =           $6,800,000 (Rounded)
----------------------- ---- ---------------- ----- ---------------------------


F.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

After concluding to our estimate of the stabilized value of the fee simple interest in the subject, the next step in our analysis is to develop an estimate of the "as is" leasehold market value of the subject property.

         1.       Valuation of Leased Fee Interest

After having developed an estimate of the "as is" fee simple value of the subject under the Sales Comparison Approach, the next step is to develop an estimate of the value of the leased fee interest in the property. This represents the position of the ground lessor, who benefits from the income derived from the ground lease payments during the term of the lease, as well as the ownership of the property in fee at the termination of the lease (the reversion). The estimated leased fee interest in the hotel is then subtracted from the fee simple value to arrive at our estimate of the value of the leasehold interest.

                                     III-16

This deduction is derived by capitalizing the land lease payment for a stabilized year ($245,000) by an appropriate capitalization rate (9.0 percent). This capitalization rate of 200 basis points less than the rate used to capitalize the revenue stream from the hotel operations (as will be discussed in the Income Capitalization Approach) is reflective of the more secure position of the landlord as compared to the lessee. This calculation results in a leased fee interest of $2,700,000 ($245,000 / 9.0 percent). The following table summarizes the deduction made from the stabilized fee simple value indication.


==============================================================
                  Sales Comparison Approach
                   "As Is" Leasehold Value
==============================================================

Fee Simple Value Estimate                   $6,800,000
Less:   Leased Fee Land Value              $(2,700,000)
------------------------------------- ------------------------
Leasehold Value                             $4,100,000
===================================== ========================


As a result of the foregoing analysis, we estimate the "as is" market value of the leasehold interest in the subject as of January 1, 1998, through the Sales Comparison Approach to be:


===============================================================================
                    FOUR MILLION ONE HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                    $4,100,000
===============================================================================


G.       VALUATION -- INCOME CAPITALIZATION APPROACH

         1.       Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997;

     2. The previously discussed market performance (occupancy levels and ADR) of the competitive hotels; and

     3. The operating results of the category "Full-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

                                     III-17

The historical operating results of the subject are presented at the end of this section of the report.

         2.       Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting's "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized as follows:

     a) The stabilized annual occupancy of the hotel is projected to be 70.0 percent at a $69.00 ADR (in 1998 value dollars);

     b)  A franchise fee of approximately 5.5 percent of rooms revenue;

     c) A management fee of 3.0 percent of total revenues as well as a reserve for capital replacements of 4.0 percent of total revenue have been deducted to establish the net operating income of the subject;

     d) The food and beverage department, which is comprised of revenue generated from the Cactus Club Bar & Grill, has historically been operating at a loss. In 1994, the departmental expense was 127.8 percent; in 1995, 132.7 percent; in 1996, 127.4 percent; and for year-to-date ending September 1997, it was 136.6 percent. We have estimated that for a stabilized year of operation, the subject property's food and beverage departmental expense would be in the order of 120.0; and,

     e) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the San
         Mateo County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to 1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current effective tax rate is 1.0826 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the value estimate of the subject property as determined using the Income Capitalization Approach. Based on the estimated value of the hotel, a tax rate of 1.0826 per $100 of assessed value is utilized, resulting in real estate taxes of $68,000, rounded, in the representative or stabilized year.

                                     III-18

Presented in the following table is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis the Holiday Inn will generate approximately $3.1 million in total revenues, with a net operating income of $459,000, in 1998 value dollars.

===================================================================================================
                                      Holiday Inn -- Barstow
                 Stabilized Year Operating Results (Stated in 1998 Value Dollars)
===================================================================================================

Occupancy Level                                                        70.0%

------------------------------------------------ --------------------------------------------------
Average Room Rate                                                     $69.00

------------------------------------------------ --------------------------------------------------
REVPAR                                                                $48.30
------------------------------------------------ -------------- ---------- ------------ -----------
                                                     Total       Ratios      PAR (1)     POR (2)
------------------------------------------------ -------------- ---------- ------------ -----------
Revenues
     Rooms                                          $2,610,000      78.0%      $17,635      $69.00
     Food & Beverage                                   662,000      19.8%        4,475       17.51
     Telephone                                          63,000       1.9%          425        1.66
     Other Operated Departments                         11,000       0.3%           77        0.30
------------------------------------------------ -------------- ---------- ------------ -----------
Total Revenues                                       3,346,000     100.0%       22,611       88.50
------------------------------------------------ -------------- ---------- ------------ -----------
Departmental Expenses (3)
     Rooms                                             428,000      16.4%        2,895       11.00
     Food & Beverage                                   795,000     120.0%        5,372       21.00
     Telephone                                          31,000      50.0%          209        0.82
     Other Operated Departments                          1,000      10.0%            7        0.03
------------------------------------------------ -------------- ---------- ------------ -----------
Total Departmental Expenses                          1,225,000      37.5%        8,483       33.20
------------------------------------------------ -------------- ---------- ------------ -----------
Departmental Income                                  2,091,000      62.5%       14,129       55.30
------------------------------------------------ -------------- ---------- ------------ -----------
Undistributed Operating Expenses
     Administrative and General                        382,000      11.4%        2,582       10.11
     Franchise Fees                                    141,000       4.2%          953        3.73
     Marketing                                         152,000       4.6%        1,030        4.03
     Property Maintenance                              198,000       5.9%        1,336        5.23
     Energy and Utilities                              168,000       5.0%        1,134        4.44
------------------------------------------------ -------------- ---------- ------------ -----------
Total Undistributed Expenses                         1,041,000      31.1%        7,035       27.54
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Fixed Charges                          1,050,000      31.4%        7,094       27.76
------------------------------------------------ -------------- ---------- ------------ -----------
Management Fees and Fixed Charges
     Base Management Fees                              100,000       3.0%          676        2.64
     Property Taxes                                     68,000       2.0%          459        1.80
     Land Lease                                        245,000       7.3%        1,655        6.48
     Insurance                                          44,000       1.3%          299        1.17
------------------------------------------------ -------------- ---------- ------------ -----------
Total                                                  457,000      13.7%        3,090       12.09
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Reserve                                  593,000      17.7%        4,000       15.67
------------------------------------------------ -------------- ---------- ------------ -----------
Reserve for Replacement                                134,000       4.0%          905        3.54
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Other Charges (4)                       $459,000      13.7%       $3,100      $12.15
===================================================================================================
(1) PAR - Per Available Room
(2) POR - Per Occupied Room
(3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
(4) Income before interest, taxes, depreciation, and amortization

Source: PKF Consulting
===================================================================================================

                                     III-19

         3.       Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January, 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation, variations in occupancy and rate, and the impact of fixed and variable components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized below.

     a) With the exception of property taxes, all other revenues and expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law, and growth in ADR is expected to grow at inflation throughout the analysis period as a result of market-driven factors.

     b) For the first five years of this forecast, the occupancy and ADR of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to remain at 70.0 percent, with the ADR increasing at 3.0 percent per year.

         4.       Valuation using Direct Capitalization

Based on our evaluation of the subject, it was concluded that an overall capitalization rate (OAR) of 11.0 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, and market position.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 11.0 percent, the value of the subject as if stabilized is calculated to be as follows.


-------------------------------------------------- ---------------------
Projected Stabilized Net Operating Income                $459,000
Overall Capitalization Rate                               11.0%
-------------------------------------------------- ---------------------
Stabilized Value Indication (Rounded)                   $4,200,000
-------------------------------------------------- ---------------------


Therefore, the estimated "as is" market value of the leasehold interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                  FOUR MILLION TWO HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $4,200,000
==============================================================================



                                     III-20

         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

Based on our market research, we are of the opinion that a reversionary capitalization rate of 12.0 percent and a 14.0 percent discount rate are appropriate to value the subject.

The following table indicates the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.


===============================================================================
                          Discounted Cash Flow Analysis
===============================================================================

                        Cash Flow              Present               Present
                          From                  Value                 Value
          Year         Operations               Factor               @ 14.0%
------------------ -------------------- -------------------- ------------------
          1998          $432,000                0.8772              $379,000
          1999          $470,000                0.7695              $362,000
          2000          $481,000                0.6750              $325,000
          2001          $492,000                0.5921              $291,000
          2002          $529,000                0.5194              $275,000
          2003          $539,000                0.4556              $246,000
          2004          $542,000                0.3996              $217,000
          2005          $575,000                0.3506              $202,000
          2006          $577,000                0.3075              $177,000
          2007          $602,000                0.2697              $162,000
------------------ -------------------- -------------------- ------------------
Reversion              $5,378,000               0.2697             $1,451,000
------------------ -------------------- -------------------- ------------------
Present Value                                                      $4,086,000
------------------ -------------------- -------------------- ------------------
Value (Rounded)                                                    $4,100,000
------------------ -------------------- -------------------- ------------------



                                     III-21

         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Direct capitalization indicated a value of $4,200,000 and the discounted cash flow analysis indicated a value of $4,100,000. Placing most weight on the discounted cash flow method, our conclusion as to the "as is" market value of the leasehold interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                  FOUR MILLION ONE HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $4,100,000
==============================================================================


G.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:


============================================ ======================
Sales Comparison Approach                         $4,100,000
Income Capitalization Approach
     Direct Capitalization                        $4,200,000
     Discounted Cash Flow Analysis                $4,100,000
============================================ ======================


In the Sales Comparison Approach we compared four recently sold hotels to the subject. The selected sales indicated a relatively wide range in value. Furthermore, the sales were located in varying sub-market areas within the Barstow area, and no property was identical to the subject. These factors make this approach less meaningful, but act as a reference checkpoint for the value derived from the Income Approaches.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: The direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in a close range in values,


                                     III-22
heightening our confidence in this approach. Accordingly, the primary reliance was placed on this approach, with more reliance put on the discounted cash flow analysis.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the leasehold interest in the subject property, as of January 1, 1998, is reasonably represented as:

===============================================================================
                      FOUR MILLION ONE HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                      $4,100,000
===============================================================================



                                     III-23

                       HOLIDAY INN -- BARSTOW, CALIFORNIA

                          HISTORICAL OPERATING RESULTS



                                                                                 Holiday Inn, Barstow

                                                                             Historical Operating Results


                                ---------------------------------------------------------------------------------------------------
                                                         1994                                             1995
                                ---------------------------------------------------------------------------------------------------
                                       $             %       PAR (1)    POR (2)         $             %       PAR (1)    POR (2)
                                ---------------------------------------------------------------------------------------------------

    Number of Keys                         148                                              148
    Occupancy                            79.72%                                           74.90%
    Average Daily Room Rate (ADR)       $59.16                                           $61.79
    REVPAR                              $47.16                                           $46.28

    REVENUES
      ROOMS                        $ 2,547,733        76.6% $ 17,214      $ 59.16   $ 2,500,011        78.1% $ 16,892      $ 61.79
      RESTAURANT                       701,900        21.1%    4,743        16.30       636,141        19.9%    4,298        15.72
      TELEPHONE                         58,572         1.8%      396         1.36        53,213         1.7%      360         1.32
      MISCELLANEOUS                     15,890         0.5%      107         0.37        12,412         0.4%       84         0.31
                                  ------------      ------- --------      -------   -----------      ------- --------   ----------
        TOTAL REVENUE                3,324,095       100.0%   22,460        77.19     3,201,777       100.0%   21,634        79.13

    DEPT. COSTS & EXPENSES (3)
      ROOMS                            409,071        16.1%    2,764         9.50       406,172        16.2%    2,744        10.04
      RESTAURANT                       897,293       127.8%    6,063        20.84       844,027       132.7%    5,703        20.86
      TELEPHONE                         47,739        81.5%      323         1.11        40,417        76.0%      273         1.00
      MISCELLANEOUS                      5,562        35.0%       38         0.13           884         7.1%        6         0.02
                                  ------------      ------- --------      -------   -----------      ------- --------   ----------
        TOTAL COST & EXP.            1,359,665        40.9%    9,187        31.57     1,291,500        40.3%    8,726        31.92

    TOTAL OPER. DEPTS. INCOME        1,964,430        59.1%   13,273        45.62     1,910,277        59.7%   12,907        47.21
                                  ------------      ------- --------      -------   -----------      ------- --------   ----------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                 305,020         9.2%    2,061         7.08       302,990         9.5%    2,047         7.49
      MARKETING                        156,559         4.7%    1,058         3.64       135,424         4.2%      915         3.35
      FRANCHISE FEES                   138,970         4.2%      939         3.23       135,649         4.2%      917         3.35
      UTILITIES                        177,296         5.3%    1,198         4.12       163,683         5.1%    1,106         4.05
      PROPERTY OPERATIONS              185,369         5.6%    1,252         4.30       221,419         6.9%    1,496         5.47
                                  ------------      -------  -------      -------   ------------     ------- --------   ----------
        TOTAL                          963,214        29.0%    6,508        22.37       959,165        30.0%    6,481        23.71

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES             1,001,216        30.1%    6,765        23.25       951,112        29.7%    6,426        23.51
                                  ------------      ------- --------      -------   -----------      ------- --------   ----------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                  131,110         3.9%      886         3.04       128,282         4.0%      867         3.17
      PROPERTY TAXES                    63,622         1.9%      430         1.48        63,372         2.0%      428         1.57
      INSURANCE                         37,623         1.1%      254         0.87        39,776         1.2%      269         0.98
      RENT                             239,751         7.2%    1,620         5.57       235,455         7.4%    1,591         5.82
                                  ------------       ------ --------      -------  ------------      ------- --------   ----------
        TOTAL                          472,106        14.2%    3,190        10.96       466,885        14.6%    3,155        11.54

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                  $ 529,110        15.9%    3,575        12.29     $ 484,227        15.1%    3,272        11.97
                                  ============       ====== ========      =======  ============      ======= ========   ==========

    RENOVATION PAYMENT               $ 188,487                                        $ 383,468

-----------------------------------------------------------------------------------------------------------------------------------

                                -----------------------------------------------------
                                                          1996
                                -----------------------------------------------------
                                        $             %       PAR (1)      POR (2)
                                -----------------------------------------------------

  Number of Keys                          148
  Occupancy                             71.12%
  Average Daily Room Rate (ADR)        $65.32
  REVPAR                               $46.46

  REVENUES
    ROOMS                         $ 2,516,420        77.5%  $ 17,003        $ 65.32
    RESTAURANT                        655,746        20.2%     4,431          17.02
    TELEPHONE                          63,705         2.0%       430           1.65
    MISCELLANEOUS                      11,340         0.3%        77           0.29
                                -------------      -------  --------        -------
      TOTAL REVENUE                 3,247,211       100.0%    21,941          84.29

  DEPT. COSTS & EXPENSES (3)
    ROOMS                             418,444        16.6%     2,827          10.86
    RESTAURANT                        835,267       127.4%     5,644          21.68
    TELEPHONE                          42,194        66.2%       285           1.10
    MISCELLANEOUS                       2,477        21.8%        17           0.06
                                -------------      -------  --------        -------
      TOTAL COST & EXP.             1,298,382        40.0%     8,773          33.70

  TOTAL OPER. DEPTS. INCOME         1,948,829        60.0%    13,168          50.59
                                -------------      ------- ---------       --------

  UNDIST. OPERATING EXP.
    ADMIN. & GENERAL                  385,011        11.9%     2,601           9.99
    MARKETING                         154,921         4.8%     1,047           4.02
    FRANCHISE FEES                    137,068         4.2%       926           3.56
    UTILITIES                         157,189         4.8%     1,062           4.08
    PROPERTY OPERATIONS               210,789         6.5%     1,424           5.47
                                -------------      ------- ---------       --------
      TOTAL                         1,044,978        32.2%     7,061          27.13

  INC. BEFORE MGMT. FEES
     AND FIXED CHARGES                903,851        27.8%     6,107          23.46
                                -------------      ------- ---------       --------

  MGMT. FEES & FIXED CHARGES
    MANAGEMENT FEES                   129,638         4.0%       876           3.37
    PROPERTY TAXES                     67,002         2.1%       453           1.74
    INSURANCE                          41,984         1.3%       284           1.09
    RENT                              226,479         7.0%     1,530           5.88
                                -------------      ------- ---------       --------
      TOTAL                           465,103        14.3%     3,143          12.07

  INCOME BEFORE OTHER (4)
    FIXED CHARGES                   $ 438,748        13.5%     2,965          11.39
                                =============      ======= =========       ========

  RENOVATION PAYMENT                 $ 59,420

-----------------------------------------------------

       Notes: (1)  PAR - Per Available Room.
              (2)  POR - Per Occupied Room.
              (3)  Departmental   expense  ratios  are  based  on  the  respective
                    department's  revenue,  not total revenue.
              (4) Net operating  income before reserves,  interest,  depreciation, amortization,  and income taxes.

   ================================================================================================================================
    Source:The Famous Host Company
   ================================================================================================================================



                              Holiday Inn, Barstow

        Operating Results Year-to-Date September 1997 and September 1996


                                       --------------------------------------------------------------------------------------------
                                                     September 30, 1997                           September 30, 1996
                                       --------------------------------------------------------------------------------------------
                                                  $           %       PAR (1)      POR (2)        $         %      PAR(1)  POR(2)
                                       --------------------------------------------------------------------------------------------

    Number of Keys                                148                                             148
    Occupancy                                   72.00%                                         74.00%
    Average Daily Room Rate (ADR)              $66.23                                         $64.56
    REVPAR                                     $47.69                                         $47.77

    REVENUES
      ROOMS                               $ 1,949,557        78.0%  $ 17,612       $ 66.98  $ 1,956,497   78.1%   $ 17,610   $65.19
      RESTAURANT                              497,360        19.9%     4,493         17.09      491,946   19.6%      4,428    16.39
      TELEPHONE                                43,253         1.7%       391          1.49       47,770    1.9%        430     1.59
      MISCELLANEOUS                             8,726         0.3%        79          0.30        8,586    0.3%         77     0.29
                                           -----------------------------------------------  ---------------------------------------
        TOTAL REVENUE                       2,498,896       100.0%    22,574         85.86    2,504,799  100.0%     22,545    83.46

    DEPT. COSTS & EXPENSES (3)
      ROOMS                                   310,255        15.9%     2,803         10.66      309,855   15.8%      2,789    10.32
      RESTAURANT                              679,156       136.6%     6,135         23.33      618,569  125.7%      5,568    20.61
      TELEPHONE                                24,810        57.4%       224          0.85       33,187   69.5%        299     1.11
      MISCELLANEOUS                               863         9.9%         8          0.03        1,505   17.5%         14     0.05
                                           -----------------------------------------------  ---------------------------------------
        TOTAL COST & EXP.                   1,015,084        40.6%     9,170         34.88      963,116   38.5%      8,669    32.09

    TOTAL OPER. DEPTS. INCOME               1,483,812        59.4%    13,404         50.98    1,541,683   61.5%     13,876    51.37
                                           -----------------------------------------------  ---------------------------------------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                        268,944        10.8%     2,430          9.24      287,017   11.5%      2,583     9.56
      MARKETING                               100,475         4.0%       908          3.45      120,938    4.8%      1,089     4.03
      FRANCHISE FEES                          116,060         4.6%     1,048          3.99      106,670    4.3%        960     3.55
      UTILITIES                               123,827         5.0%     1,119          4.25      119,104    4.8%      1,072     3.97
      PROPERTY OPERATIONS                     134,332         5.4%     1,214          4.62      160,856    6.4%      1,448     5.36
                                           -----------------------------------------------  ---------------------------------------
        TOTAL                                 743,638        29.8%     6,718         25.55      794,585   31.7%      7,152    26.48

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES                      740,174        29.6%     6,687         25.43      747,098   29.8%      6,724    24.89
                                           -----------------------------------------------  ---------------------------------------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                         100,077         4.0%       904          3.44      100,781    4.0%        907     3.36
      PROPERTY TAXES                           49,217         2.0%       445          1.69       51,123    2.0%        460     1.70
      INSURANCE                                32,185         1.3%       291          1.11       31,266    1.2%        281     1.04
      RENT                                    183,375         7.3%     1,657          6.30      183,945    7.3%      1,656     6.13
                                           -----------------------------------------------  ---------------------------------------
        TOTAL                                 364,854        14.6%     3,296         12.54      367,115   14.7%      3,304    12.23

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                         $ 375,320        15.0%     3,391         12.90   $  379,983   15.2%  $   3,420  $ 12.66
                                           ===============================================  =======================================

    RENOVATION PAYMENT                      $  69,888                                        $   36,352

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3)  Departmental   expense  ratios  are  based  on  the  respective
                 department's  revenue,  not total revenue.
           (4)  Net operating income before reserves, interest, depreciation, amortization, and income taxes.

============================================================================================
    Source:The Famous Host Company
============================================================================================

                       HOLIDAY INN -- BARSTOW, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS



                                   Holiday Inn
                               Barstow, California

                           Projected Operating Results


                               ----------------------------------------------------------------------------------------------------
Calendar Years Beginning January 1                   1998                                             1999
                               ---------------------------------------------------------------------------------------------------
                                      $             %      PAR (1)    POR (2)          $             %      PAR (1)    POR (2)
                               ----------------------------------------------------------------------------------------------------

Number of Keys                            148                                              148
Occupancy                               69.00%                                           70.00%
Average Daily Room Rate                $69.00                                           $71.00

Revenues
  Rooms                           $ 2,572,000        78.0%$ 17,378       $ 69.00   $ 2,685,000        78.0%$ 18,142       $ 71.01
  Restaurant                          653,000        19.8%   4,412         17.52       682,000        19.8%   4,608         18.04
  Telephone                            61,000         1.8%     412          1.64        64,000         1.9%     432          1.69
  Other Operated Departments           12,000         0.4%      81          0.32        12,000         0.3%      81          0.32
                                 -------------    --------  ---------  ---------    -------------  --------  ---------  ---------

    Total Revenues                  3,298,000       100.0%  22,284         88.48     3,443,000       100.0%  23,264         91.05

Departmental Expenses (3)
  Rooms                               425,000        16.5%   2,872         11.40       441,000        16.4%   2,980         11.66
  Restaurant                          788,000       120.7%   5,324         21.14       818,000       119.9%   5,527         21.63
  Telephone                            31,000        50.8%     209          0.83        32,000        50.0%     216          0.85
  Other Operated Departments            1,000         8.3%       7          0.03         1,000         8.3%       7          0.03
                                 -------------    --------  ---------  ---------    -------------  --------  ---------  ---------

    Total Departmental Expenses     1,245,000        37.8%   8,412         33.40     1,292,000        37.5%   8,730         34.17
                                 -------------    --------  ---------  ---------    -------------  --------  ---------  ---------

    Departmental Profit             2,053,000        62.2%  13,872         55.08     2,151,000        62.5%  14,534         56.88

Undistributed Expenses
  Administrative & General            380,000        11.5%   2,568         10.19       392,000        11.4%   2,649         10.37
  Franchise Fee                       139,000         4.2%     939          3.73       145,000         4.2%     980          3.83
  Marketing                           152,000         4.6%   1,027          4.08       157,000         4.6%   1,061          4.15
  Property Operations & Maintenance   198,000         6.0%   1,338          5.31       204,000         5.9%   1,378          5.39
  Energy & Utilities                  168,000         5.1%   1,135          4.51       173,000         5.0%   1,169          4.58
                                 -------------    --------  ---------  ---------    -------------  --------  ---------  ---------

    Total Undistributed Expenses    1,037,000        31.4%   7,007         27.82     1,071,000        31.1%   7,236         28.32
                                 -------------    --------  ---------  ---------    -------------  --------  ---------  ---------

    Gross Operating Profit          1,016,000        30.8%   6,865         27.26     1,080,000        31.4%   7,297         28.56

Fixed Charges & Management Fee
  Base Management Fee                  99,000         3.0%     669          2.66       103,000         3.0%     696          2.72
  Property Taxes                       68,000         2.1%     459          1.82        70,000         2.0%     473          1.85
  Land Lease                          242,000         7.3%   1,635          6.49       253,000         7.3%   1,709          6.69
  Insurance                            44,000         1.3%     297          1.18        46,000         1.3%     311          1.22

    Total Fixed Charges               453,000        13.7%   3,061         12.15       472,000        13.7%   3,189         12.48
                                 -------------    --------  ---------  ---------    -------------  --------  ---------  ---------

Income Before Reserves                563,000        17.1%   3,804         15.10       608,000        17.7%   4,108         16.08

Reserves for Replacements             131,000         4.0%     885          3.51       138,000         4.0%     932          3.65
                                 -------------    --------  ---------  ---------    -------------  --------  ---------  ---------

Net Operating Income (4)            $ 432,000        13.1% $ 2,919       $ 11.59     $ 470,000        13.7% $ 3,176       $ 12.43
                                 =============    ========  =========  =========    =============  ========  =========  =========

----------------------------------------------------------------------------------------------------------------------------------

                                 -----------------------------------------------
Calendar Year Beginning January 1                       2000
                                 -----------------------------------------------
                                         $            %      PAR (1)     POR (2)
                                 -----------------------------------------------

Number of Keys                            148
Occupancy                                  70.00%
Average Daily Room Rate                   $73.00

Revenues
  Rooms                           $ 2,760,000       78.0%$ 18,649        $ 72.99
  Restaurant                          702,000       19.8%   4,743          18.56
  Telephone                            66,000        1.9%     446           1.75
  Other Operated Departments           12,000        0.3%      81           0.32
                                 -------------    -------  ---------  ----------

    Total Revenues                  3,540,000      100.0%  23,919          93.62

Departmental Expenses (3)
  Rooms                               454,000       16.4%   3,068          12.01
  Restaurant                          843,000      120.1%   5,696          22.29
  Telephone                            33,000       50.0%     223           0.87
  Other Operated Departments            1,000        8.3%       7           0.03
                                 -------------    -------  ---------  ----------

    Total Departmental Expenses     1,331,000       37.6%   8,993          35.20
                                 -------------    -------  ---------  ----------

    Departmental Profit             2,209,000       62.4%  14,926          58.42

Undistributed Expenses
  Administrative & General            403,000       11.4%   2,723          10.66
  Franchise Fee                       149,000        4.2%   1,007           3.94
  Marketing                           162,000        4.6%   1,095           4.28
  Property Operations & Maintenance   210,000        5.9%   1,419           5.55
  Energy & Utilities                  178,000        5.0%   1,203           4.71
                                 -------------    -------  ---------  ----------

    Total Undistributed Expenses    1,102,000       31.1%   7,446          29.14
                                 -------------    -------  ---------  ----------

    Gross Operating Profit          1,107,000       31.3%   7,480          29.27

Fixed Charges & Management Fee
  Base Management Fee                 106,000        3.0%     716           2.80
  Property Taxes                       71,000        2.0%     480           1.88
  Land Lease                          260,000        7.3%   1,757           6.88
  Insurance                            47,000        1.3%     318           1.24

    Total Fixed Charges               484,000       13.7%   3,270          12.80
                                 -------------    -------  ---------  ----------

Income Before Reserves                623,000       17.6%   4,209          16.48

Reserves for Replacements             142,000        4.0%     959           3.76
                                 -------------    -------  ---------  ----------

Net Operating Income (4)            $ 481,000       13.6% $ 3,250        $ 12.72
                                 =============    =======  =========  ==========
--------------------------------------------------------------------------------
Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3)  Departmental   expense  ratios  are  based  on  the  respective
             department's  revenues,  not total revenues.
       (4) Net cash flow before interest, tax, amortization, and depreciation.

===================================================================================================================================

Source:PKF Consulting

===================================================================================================================================


                                   Holiday Inn
                               Barstow, California

                           Projected Operating Results


                                 --------------------------------------------------------------------------------------------------
    Calendar Years Beginning January 1                 2001                                            2002
                                 --------------------------------------------------------------------------------------------------
                                        $            %       PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                                 --------------------------------------------------------------------------------------------------

    Number of Keys                          148                                              148
    Occupancy                             70.00%                                           70.00%
    Average Daily Room Rate              $75.00                                           $78.00

    Revenues
      Rooms                         $ 2,836,000       77.9% $ 19,162       $ 75.00   $ 2,949,000       78.1%$ 19,926       $ 77.99
      Restaurant                        724,000       19.9%    4,892         19.15       745,000       19.7%   5,034         19.70
      Telephone                          68,000        1.9%      459          1.80        70,000        1.9%     473          1.85
      Other Operated Departments         13,000        0.4%       88          0.34        13,000        0.3%      88          0.34
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Total Revenues                3,641,000      100.0%   24,601         96.29     3,777,000      100.0%  25,520         99.88

    Departmental Expenses (3)
      Rooms                             468,000       16.5%    3,162         12.38       482,000       16.3%   3,257         12.75
      Restaurant                        869,000      120.0%    5,872         22.98       894,000      120.0%   6,041         23.64
      Telephone                          34,000       50.0%      230          0.90        35,000       50.0%     236          0.93
      Other Operated Departments          1,000        7.7%        7          0.03         1,000        7.7%       7          0.03
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Total Departmental Expenses   1,372,000       37.7%    9,270         36.28     1,412,000       37.4%   9,541         37.34
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Departmental Profit           2,269,000       62.3%   15,331         60.00     2,365,000       62.6%  15,980         62.54

    Undistributed Expenses
      Administrative & General          415,000       11.4%    2,804         10.97       428,000       11.3%   2,892         11.32
      Franchise Fee                     153,000        4.2%    1,034          4.05       159,000        4.2%   1,074          4.20
      Marketing                         167,000        4.6%    1,128          4.42       172,000        4.6%   1,162          4.55
      Property Operations & Maintenance 217,000        6.0%    1,466          5.74       223,000        5.9%   1,507          5.90
      Energy & Utilities                183,000        5.0%    1,236          4.84       189,000        5.0%   1,277          5.00
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Total Undistributed Expenses  1,135,000       31.2%    7,669         30.02     1,171,000       31.0%   7,912         30.97
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Gross Operating Profit        1,134,000       31.1%    7,662         29.99     1,194,000       31.6%   8,068         31.58

    Fixed Charges & Management Fee
      Base Management Fee               109,000        3.0%      736          2.88       113,000        3.0%     764          2.99
      Property Taxes                     72,000        2.0%      486          1.90        74,000        2.0%     500          1.96
      Land Lease                        267,000        7.3%    1,804          7.06       277,000        7.3%   1,872          7.33
      Insurance                          48,000        1.3%      324          1.27        50,000        1.3%     338          1.32

        Total Fixed Charges             496,000       13.6%    3,351         13.12       514,000       13.6%   3,473         13.59
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

    Income Before Reserves              638,000       17.5%    4,311         16.87       680,000       18.0%   4,595         17.98

    Reserves for Replacements           146,000        4.0%      986          3.86       151,000        4.0%   1,020          3.99
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

    Net Operating Income (4)          $ 492,000       13.5%  $ 3,324       $ 13.01     $ 529,000       14.0% $ 3,574       $ 13.99
                                   =============    =======  ==========  =========    =============  =======  =========  =========

-----------------------------------------------------------------------------------------------------------------------------------

                               ------------------------------------------------
Calendar Years Beginning January  1                    2003
                               ------------------------------------------------
                                     $             %      PAR (1)    POR (2)
                               ------------------------------------------------

Number of Keys                           148
Occupancy                              70.00%
Average Daily Room Rate               $80.00

Revenues
  Rooms                          $ 3,025,000        78.0%$ 20,439       $ 80.00
  Restaurant                         768,000        19.8%   5,189         20.31
  Telephone                           72,000         1.9%     486          1.90
  Other Operated Departments          14,000         0.4%      95          0.37
                                -------------    --------  ---------  ---------

    Total Revenues                 3,879,000       100.0%  26,209        102.58

Departmental Expenses (3)
  Rooms                              496,000        16.4%   3,351         13.12
  Restaurant                         921,000       119.9%   6,223         24.36
  Telephone                           36,000        50.0%     243          0.95
  Other Operated Departments           1,000         7.1%       7          0.03
                                -------------    --------  ---------  ---------

    Total Departmental Expenses    1,454,000        37.5%   9,824         38.45
                                -------------    --------  ---------  ---------

    Departmental Profit            2,425,000        62.5%  16,385         64.13

Undistributed Expenses
  Administrative & General           441,000        11.4%   2,980         11.66
  Franchise Fee                      163,000         4.2%   1,101          4.31
  Marketing                          177,000         4.6%   1,196          4.68
  Property Operations & Maintenance  230,000         5.9%   1,554          6.08
  Energy & Utilities                 194,000         5.0%   1,311          5.13
                                -------------    --------  ---------  ---------

    Total Undistributed Expenses   1,205,000        31.1%   8,142         31.87
                                -------------    --------  ---------  ---------

    Gross Operating Profit         1,220,000        31.5%   8,243         32.26

Fixed Charges & Management Fee
  Base Management Fee                116,000         3.0%     784          3.07
  Property Taxes                      75,000         1.9%     507          1.98
  Land Lease                         284,000         7.3%   1,919          7.51
  Insurance                           51,000         1.3%     345          1.35

    Total Fixed Charges              526,000        13.6%   3,554         13.91
                                -------------    --------  ---------  ---------

Income Before Reserves               694,000        17.9%   4,689         18.35

Reserves for Replacements            155,000         4.0%   1,047          4.10
                                -------------    --------  ---------  ---------

Net Operating Income (4)           $ 539,000        13.9% $ 3,642       $ 14.25
                                =============    ========  =========  =========
-------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3)  Departmental   expense  ratios  are  based  on  the  respective
                 department's  revenues,  not total revenues.
           (4) Net cash flow before interest, tax, amortization, and
                 depreciation.

===================================================================================================================================

    Source:PKF Consulting

===================================================================================================================================






                                   Holiday Inn
                               Barstow, California

                           Projected Operating Results


                               ----------------------------------------------------------------------------------------------------
Calendar Years Beginning January  1                      2004                                             2005
                               ----------------------------------------------------------------------------------------------------
                                      $             %      PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                               ----------------------------------------------------------------------------------------------------

Number of Keys                            148                                             148
Occupancy                               70.00%                                          70.00%
Average Daily Room Rate                $82.00                                          $85.00

Revenues
  Rooms                           $ 3,101,000        77.9%$ 20,953       $ 82.01   $3,214,000        78.0%$ 21,716       $ 84.99
  Restaurant                          791,000        19.9%   5,345         20.92      814,000        19.8%   5,500         21.53
  Telephone                            74,000         1.9%     500          1.96       77,000         1.9%     520          2.04
  Other Operated Departments           14,000         0.4%      95          0.37       14,000         0.3%      95          0.37
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Revenues                  3,980,000       100.0%  26,892        105.25    4,119,000       100.0%  27,831        108.93

Departmental Expenses (3)
  Rooms                               511,000        16.5%   3,453         13.51      526,000        16.4%   3,554         13.91
  Restaurant                          949,000       120.0%   6,412         25.10      977,000       120.0%   6,601         25.84
  Telephone                            37,000        50.0%     250          0.98       38,000        49.4%     257          1.00
  Other Operated Departments            1,000         7.1%       7          0.03        1,000         7.1%       7          0.03
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Departmental Expenses     1,498,000        37.6%  10,122         39.61    1,542,000        37.4%  10,419         40.78
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Departmental Profit             2,482,000        62.4%  16,770         65.64    2,577,000        62.6%  17,412         68.15

Undistributed Expenses
  Administrative & General            454,000        11.4%   3,068         12.01      468,000        11.4%   3,162         12.38
  Franchise Fee                       167,000         4.2%   1,128          4.42      174,000         4.2%   1,176          4.60
  Marketing                           182,000         4.6%   1,230          4.81      187,000         4.5%   1,264          4.95
  Property Operations & Maintenance   237,000         6.0%   1,601          6.27      244,000         5.9%   1,649          6.45
  Energy & Utilities                  200,000         5.0%   1,351          5.29      206,000         5.0%   1,392          5.45
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Undistributed Expenses    1,240,000        31.2%   8,378         32.79    1,279,000        31.1%   8,642         33.82
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Gross Operating Profit          1,242,000        31.2%   8,392         32.84    1,298,000        31.5%   8,770         34.33

Fixed Charges & Management Fee
  Base Management Fee                 119,000         3.0%     804          3.15      124,000         3.0%     838          3.28
  Property Taxes                       77,000         1.9%     520          2.04       78,000         1.9%     527          2.06
  Land Lease                          292,000         7.3%   1,973          7.72      302,000         7.3%   2,041          7.99
  Insurance                            53,000         1.3%     358          1.40       54,000         1.3%     365          1.43

    Total Fixed Charges               541,000        13.6%   3,655         14.31      558,000        13.5%   3,770         14.76
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

Income Before Reserves                701,000        17.6%   4,736         18.54      740,000        18.0%   5,000         19.57

Reserves for Replacements             159,000         4.0%   1,074          4.20      165,000         4.0%   1,115          4.36
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

Net Operating Income (4)            $ 542,000        13.6% $ 3,662       $ 14.33    $ 575,000        14.0% $ 3,885       $ 15.21
                                 =============    ========  =========  =========    ============  ========  =========  =========


                               -----------------------------------------------
Calendar Years Beginning January  1                    2006
                               -----------------------------------------------
                                     $            %      PAR (1)    POR (2)
                               -----------------------------------------------

Number of Keys                          148
Occupancy                             70.00%
Average Daily Room Rate              $87.00

Revenues
  Rooms                          $3,290,000        77.9%$ 22,230       $ 87.00
  Restaurant                        839,000        19.9%   5,669         22.19
  Telephone                          79,000         1.9%     534          2.09
  Other Operated Departments         15,000         0.4%     101          0.40
                                 -----------    --------  ---------  ---------

    Total Revenues                4,223,000       100.0%  28,534        111.68

Departmental Expenses (3)
  Rooms                             542,000        16.5%   3,662         14.33
  Restaurant                      1,007,000       120.0%   6,804         26.63
  Telephone                          39,000        49.4%     264          1.03
  Other Operated Departments          1,000         6.7%       7          0.03
                                 -----------    --------  ---------  ---------

    Total Departmental Expenses   1,589,000        37.6%  10,736         42.02
                                 -----------    --------  ---------  ---------

    Departmental Profit           2,634,000        62.4%  17,797         69.66

Undistributed Expenses
  Administrative & General          481,000        11.4%   3,250         12.72
  Franchise Fee                     178,000         4.2%   1,203          4.71
  Marketing                         193,000         4.6%   1,304          5.10
  Property Operations & Maintenance 251,000         5.9%   1,696          6.64
  Energy & Utilities                212,000         5.0%   1,432          5.61
                                 -----------    --------  ---------  ---------

    Total Undistributed Expenses  1,315,000        31.1%   8,885         34.78
                                 -----------    --------  ---------  ---------

    Gross Operating Profit        1,319,000        31.2%   8,912         34.88

Fixed Charges & Management Fee
  Base Management Fee               127,000         3.0%     858          3.36
  Property Taxes                     80,000         1.9%     541          2.12
  Land Lease                        310,000         7.3%   2,095          8.20
  Insurance                          56,000         1.3%     378          1.48

    Total Fixed Charges             573,000        13.6%   3,872         15.15
                                 -----------    --------  ---------  ---------

Income Before Reserves              746,000        17.7%   5,041         19.73

Reserves for Replacements           169,000         4.0%   1,142          4.47
                                 -----------    --------  ---------  ---------

Net Operating Income (4)          $ 577,000        13.7% $ 3,899       $ 15.26
                                 ===========    ========  =========  =========

-----------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3)   Departmental   expense  ratios  are  based  on  the  respective
             department's  revenues,  not total revenues.
       (4)  Net cash flow before interest, tax, amortization, and depreciation.

===================================================================================================================================

Source:PKF Consulting

===================================================================================================================================



                                   Holiday Inn
                               Barstow, California

                           Projected Operating Results


                                   -------------------------------------------------------------------------------------------------
    Calendar Years Beginning January  1                   2007                                             2008
                                   -------------------------------------------------------------------------------------------------
                                          $            %      PAR (1)     POR (2)          $           %      PAR (1)     POR (2)
                                   -------------------------------------------------------------------------------------------------

    Number of Keys                            148                                             148
    Occupancy                               70.00%                                          70.00%
    Average Daily Room Rate                $90.00                                          $93.00

    Revenues
      Rooms                            $3,403,000       78.0%$ 22,993        $ 89.99   $3,517,000       78.0%$ 23,764        $ 93.01
      Restaurant                          864,000       19.8%   5,838          22.85      890,000       19.7%   6,014          23.54
      Telephone                            81,000        1.9%     547           2.14       84,000        1.9%     568           2.22
      Other Operated Departments           15,000        0.3%     101           0.40       16,000        0.4%     108           0.42
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Revenues                  4,363,000      100.0%  29,480         115.38    4,507,000      100.0%  30,453         119.19

    Departmental Expenses (3)
      Rooms                               558,000       16.4%   3,770          14.76      575,000       16.3%   3,885          15.21
      Restaurant                        1,037,000      120.0%   7,007          27.42    1,068,000      120.0%   7,216          28.24
      Telephone                            41,000       50.6%     277           1.08       42,000       50.0%     284           1.11
      Other Operated Departments            2,000       13.3%      14           0.05        2,000       12.5%      14           0.05
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Departmental Expenses     1,638,000       37.5%  11,068          43.32    1,687,000       37.4%  11,399          44.61
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Departmental Profit             2,725,000       62.5%  18,412          72.06    2,820,000       62.6%  19,054          74.58

    Undistributed Expenses
      Administrative & General            496,000       11.4%   3,351          13.12      511,000       11.3%   3,453          13.51
      Franchise Fee                       184,000        4.2%   1,243           4.87      190,000        4.2%   1,284           5.02
      Marketing                           199,000        4.6%   1,345           5.26      205,000        4.5%   1,385           5.42
      Property Operations & Maintenance   259,000        5.9%   1,750           6.85      266,000        5.9%   1,797           7.03
      Energy & Utilities                  219,000        5.0%   1,480           5.79      225,000        5.0%   1,520           5.95
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Undistributed Expenses    1,357,000       31.1%   9,169          35.89    1,397,000       31.0%   9,439          36.94
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Gross Operating Profit          1,368,000       31.4%   9,243          36.18    1,423,000       31.6%   9,615          37.63

    Fixed Charges & Management Fee
      Base Management Fee                 131,000        3.0%     885           3.46      135,000        3.0%     912           3.57
      Property Taxes                       82,000        1.9%     554           2.17       84,000        1.9%     568           2.22
      Land Lease                          320,000        7.3%   2,162           8.46      331,000        7.3%   2,236           8.75
      Insurance                            58,000        1.3%     392           1.53       59,000        1.3%     399           1.56

        Total Fixed Charges               591,000       13.5%   3,993          15.63      609,000       13.5%   4,115          16.11
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

    Income Before Reserves                777,000       17.8%   5,250          20.55      814,000       18.1%   5,500          21.53

    Reserves for Replacements             175,000        4.0%   1,182           4.63      180,000        4.0%   1,216           4.76
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

    Net Operating Income (4)            $ 602,000       13.8% $ 4,068        $ 15.92    $ 634,000       14.1% $ 4,284        $ 16.77
                                     =============    =======  =========  ==========    ============  =======  =========  ==========
------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3)  Departmental   expense  ratios  are  based  on  the  respective
                 department's  revenues,  not total revenues.
           (4)  Net cash flow before interest, tax, amortization, and depreciation.

====================================================================================================================================

    Source:PKF Consulting
====================================================================================================================================

                                   SECTION IV

                                 SUPER 8 MOTEL
                               MODESTO, CALIFORNIA

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================

Property Address                             Super 8 Motel
                                             2025 West Orangeburg Avenue
                                             Modesto, California 95350
                                             Telephone (209) 557-8008
-------------------------------------------- ----------------------------------
Owner
Leased Fee Interest                          Allen R. Grant and Carolyn M. Grant
Leasehold Interest                           Super 8 Motels, Ltd.
-------------------------------------------- ----------------------------------
Assessor's Parcel Number                     029-0237-531 and 029-0237-150
-------------------------------------------- ----------------------------------
Effective Date of Appraisal                  January 1, 1998
-------------------------------------------- ----------------------------------
Property Rights Appraised                    Leasehold Interest
===============================================================================
                              Highest and Best Use
===============================================================================

Highest and Best Use
     As if Vacant                            Limited-service hotel
     As Improved                             Limited-service hotel or highway
                                             commercial use
===============================================================================
                              Property Description
===============================================================================

Existing Improvements
     Year Built                              1980
     Gross Building Area                     30,862 square feet
     Number of Hotel Guest Rooms             80
     Parking                                 95 spaces
     Number of Floors                        Three above ground (no basement)
     Hotel Amenities                         Pool and spa, complimentary coffee
     Compliance with ADA                     Partial
-------------------------------------------- ----------------------------------
Site
     Area                                    2.188 acres (95,309 square feet)
     Zoning                                  C-3 (Highway Frontage Commercial)
     Flood Zone                              C, Panel Number 060387-0005C dated
                                              August 17, 1982
     Wetlands Zone                           No
     Alquist Priolo Special Studies Zone     No
     Historic,  Natural , Cultural,
        Recreational, or Scientific Value    None
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                                Not Applicable
-------------------------------------------- ----------------------------------
Sales Comparison Approach                    $1,800,000
-------------------------------------------- ----------------------------------
Income Capitalization Approach
     Stabilized Occupancy                    68.0%
     Average Daily Room Rate                 $46.25 (1998 value dollars)
     Stabilized Net Income                   $212,000 (1998 value dollars)
     Overall Capitalization Rate             11.5%
     Terminal Capitalization Rate            12.0%
     Discount Rate                           14.5%
Indicated Market Values
     Direct Capitalization Technique         $1,800,000
     Discounted Cash Flow Analysis           $1,800,000
-------------------------------------------- ----------------------------------
Final Estimate of Market Value               $1,800,000
-------------------------------------------- ----------------------------------
Marketing and Exposure Period                Six months or less
============================================ ==================================

                              (Photograph deleted)








           View of Hotel Looking Northeast from West Orangeburg Avenue












                              (Photograph deleted)









                       View of Typical Queen-Bed Guestroom

A.       AREA AND NEIGHBORHOOD REVIEW

         1.        Introduction

The subject property is located in downtown Modesto. Situated within the San Joaquin Valley along State Highway 99, Modesto is located 77 miles south of Sacramento, 75 miles east of San Jose and Silicon Valley, 91 miles southeast of San Francisco, and 316 miles north of Los Angeles. It is one of the largest cities in Stanislaus County and is the hub of one of the world's most productive agricultural areas. The rich, fertile soil, combined with a long growing season, produces a large portion of the nation's food supply. Modesto is best known as the home of the Gallo Winery, the world's leading vintner, producing 25.0 percent of all wine sold in the United States. In addition, Tri Valley Growers operates the world's largest cannery, while the California Almond Growers Exchange (Blue Diamond) has the world's second largest almond-producing facility in Modesto.

Agribusiness is still the dominant force in the Modesto area, with most of the 250 manufacturing plants in the area devoted to some facet of this industry. Modesto is also a regional medical center, serving the northern San Joaquin Valley with three hospitals. A map showing the location of the subject in relation to the surrounding area is shown on the following page.

         2.       Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local market area.

     Population: The population of the City of Modesto was 179,800 persons in 1997. The corresponding population of the Modesto MSA (Stanislaus County) was 419,500 persons. Over the last five years, the population of the MSA has increased at a compound average annual growth rate (CAAG) of 1.9 percent. The MSA population is projected to increase to 549,400, with 249,400 for Modesto itself, by the year 2005. This equates to a CAAG of 1.2 percent. This rate of growth is slightly above that projected for the state as a whole for the same period.

     Retail Sales: Total taxable retail sales for the Modesto MSA was approximately $2.6 billion in 1996. This equates to a 3.2 percent CAAG over the past five years. For the next ten years, forecasters are projecting retail sales for this area to outpace the state as a whole, yet increasing at a more moderate rate of 1.6 percent per year.

               (Street map of a portion of Modesto area deleted)












                                  Regional Map

     Income: Over the past five years, the income per capita of the Modesto market area increased at an annual rate of 0.6 percent. This is above the change in per capita income for the State of California as a whole, which decreased during this period. Over the next ten years, the per capita income of residents in this region is expected to increase by 1.3 percent per year, which mirrors the rate forecasted for the state. Currently, per capita income for Modesto is $13,572 with an average household income of $38,064.

     Employment: In 1997, the total number of persons employed in the Modesto MSA was approximately 150,000. This figure represents a 1.1 percent annual increase over the employment level in 1990. Over the next ten years, the employment base of the MSA is projected to increase to approximately 197,000 persons. This equates to a 1.2 percent annual growth.

Presented in the following table is a summary of the largest public and private employers in Stanislaus County.


===============================================================================
                      Major Employers in Stanislaus County
===============================================================================
              Employer                     Type             Number of Employees
--------------------------------- ------------------------  -------------------
 Stanislaus County                  Government                     3,600
 Modesto City Schools               Education                      2,720
 Tri Valley Growers                 Food Products                  2,400
 E&J Gallo Winery                   Wines                          2,000
 Doctors Medical Center             Health Care                    1,827
 Modesto Junior College/
    Yosemite Community College      Education                      1,680
 Foster Farms                       Poultry Products               1,500
 Memorial Hospital                  Health Care                    1,432
 Emanuel Medical                    Health Care                    1,100
 Turlock Schools                    Education                      1,100
 City of Modesto                    Government                     1,090
 Gallo Glass Co.                    Glass Bottles                   950
 Ceres Schools                      Education                       900
 Patterson Frozen Foods             Frozen Foods                    900
 Hershey Chocolate                  Chocolate                       750
 Butterball Turkey                  Poultry Products                750
===============================================================================
 Source: Modesto Chamber of Commerce
===============================================================================


         Commercial Development: Modesto's commercial development is primarily industrial oriented, with office and retail being relatively minor components. Major corporations in Modesto typically have their office and industrial installations in centralized, company-owned complexes. Thus, most office and industrial tenants are smaller companies and service establishments. In 1996, the Modesto City Council approved an additional 5,000 acres for industrial/commercial use within the General

         Plan area. There are approximately 4,000 acres now zoned for industry in the current sewer service area; included in this acreage are a variety of industrial parks. More than 3,800 additional acres in the urban area outside the city of Modesto are zoned for industry. Agriculture and food processing industries are important to Modesto's economic success. However, the growing commercial, industrial, and service sectors provide a diversified base for the area's labor force.

         3.       Neighborhood Review

The subject property is located near the major freeway intersection of Highway 99 and Briggsmore Avenue, in the suburban, northwestern area of Modesto. West Orangeburg Avenue is reached by turning off Briggsmore Avenue and heading south. The area surrounding the subject property is a combination of highway commercial and residential. A number of other hotel properties, such as the Holiday Inn, Ramada Inn, and Motel 6 are also located near the subject property, giving an identifiable hotel focus to the area. Further, a number of restaurants are also located in the vicinity of the subject property, an added attraction given that the Super 8 offers no food and beverage service of its own.

The immediate neighboring uses surrounding the subject are predominantly hotels and restaurants; farther east and south of the subject is primarily retail and residential use; farther north and west of the subject is primarily hotel, restaurant, and retail use.

Specific developments adjoining the subject property comprise a Ramada Inn hotel to the south and a California Highway Patrol impound office to the north and east. To the west, across West Orangeburg Avenue, a Denny's, Burger King, International House of Pancakes restaurant, a local bar known as the Tree Frog Tavern, and a Dunne-Edwards paint store, are located.

The trend in development in Modesto is for new growth and new construction to occur in the northwestern portion of the city, outside of the downtown area. The subject property is located in the northwestern region of Modesto and therefore is well positioned in terms of location.

         4.       Conclusion

In summary, we are of the opinion that the subject property is well located in the northwest area of the city of Modesto. Growth in nearly all economic indicators has been positive over the past several years and we forecast continued modest growth for the foreseeable future.

B.       PROPERTY DESCRIPTION

         1.        Introduction

The subject property is a limited-service hotel comprising 80 guestrooms. Additional amenities at the property include an outdoor swimming pool, 24-hour coffee service, and large vehicle parking. The hotel comprises a wood-framed structure of three floors. The hotel building houses guestrooms, the lobby, the hotel laundry, service areas, and various mechanical and electrical equipment.

The hotel was constructed in 1980, the first year of operation. The hotel is currently owned in leasehold by Super 8 Motels, Ltd., a related company to the Famous Host Companies. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.       Site Description and Zoning

The subject property is located at 2025 West Orangeburg Avenue. The subject site comprises 2.188 acres, or 95,309 square feet. The site is triangular in shape with the angle side fronting West Orangeburg Avenue and the straight sides forming the property boundaries with adjoining parcels. The property is level and is at grade with West Orangeburg Avenue, with 533 feet of frontage along the street side of the property.

The subject property is zoned C-3 (Highway Frontage Commercial). This zoning allows a variety of commercial development in a highway setting and a hotel is a permitted use in this zone. We are aware of no easements or covenants affecting the subject property, which would negatively impact the market value of the subject property.

         3.       Improvements Description

The hotel building forms an approximate U-shape with the interior of the U-shape forming a courtyard area. The courtyard is landscaped and is also the site of the pool. The hotel offers interior corridors and one hydraulic elevator. The building is fire sprinklered. The building has a composition shingle roof which appears to be in good condition. The exterior of the building is comprised of off-white stucco with dark brown trim. A coordinated stucco wall lines the rear sides of the perimeter of the property. The total interior square footage of the hotel is 30,862 square feet with the average interior space of a typical guestroom being approximately 225 square feet.

The Super 8 Motel provides 80 guestrooms, configured as 32 queen-size bedrooms, 44 double, queen-size bedrooms, and four suite rooms. The guestrooms are furnished with a color television, desk, two chairs, nightstand, lamp, and dresser. The lobby is wood paneled with contemporary wood furniture. Overall, the property is in good condition and has been maintained on a regular basis.

With regard to parking, the hotel has 95 surface parking spaces located on the paved parking lot which surrounds the hotel building. Three of these spaces are designated for physically challenged persons. Also located on-site for guest use are an ice machine, soft-drink vending machine, and a snack vending machine.

         4.       Basic Construction and Mechanical Systems

The  subject  building  is  a  wood-framed   structure  having   foundations  of
poured-in-place concrete. The exterior walls are composed of stucco and dark-brown painted wood. The exterior colors and styling of the hotel convey an update Old English style of decor. The interior walls are sheet rock and are primarily painted or have vinyl wall covering. The roof is a composition shingle roof which appears to be in good condition. Presented in the following table is a summary of the basic construction and mechanical systems of the hotel.


===============================================================================
                            Super 8 Motel -- Modesto
              Summary of Basic Construction and Mechanical Systems
===============================================================================

Foundation:                           Concrete slab on grade
------------------------------------- -----------------------------------------
Frame:                                Wood-frame construction, type V-1 hour
                                      fire rating.
------------------------------------- -----------------------------------------
Walls:                                Exterior:  stucco.
                                      Interior:  gypsum  board  covering  an
                                      airspace  between  2x4 studs.  The
                                      walls in the guestrooms  are painted
                                      gypsum board and partially  papered.
                                      Lobby walls are wood paneled and painted
                                      gypsum board.
------------------------------------- -----------------------------------------
Floor:                                Floors are carpeted in  guestrooms  and
                                      corridor  areas.  Bathrooms  have
                                      vinyl tile.  The lobby area is carpeted
                                      and the vending  area has ceramic
                                      tile flooring.
------------------------------------- -----------------------------------------
Roof:                                 Slightly pitched with red concrete
                                      Spanish-style roofing tiles
------------------------------------- -----------------------------------------
Ceiling Heights:                      8.0 feet.  Ceilings  are painted  gypsum
                                      board and painted  wood.  In the public
                                      areas the lighting is set in incandescent
                                      light fixtures.  In the guestrooms, are
                                      table lamps.
------------------------------------- -----------------------------------------
Windows:                              Window and door  sashes are  bronzed
                                      anodized  aluminum.  Window  trim is
                                      painted wood.
------------------------------------- -----------------------------------------
Heating and Cooling:                  Each room had individual electric heating
                                      and air conditioning units located in the
                                      wall under a window
------------------------------------- -----------------------------------------
Laundry Facilities:                   Laundry equipment consists of two washers
                                      and three dryers, commercial grade.
------------------------------------- -----------------------------------------
Sprinkler System:                     All public areas and guest rooms are fire
                                      sprinklered.
------------------------------------- -----------------------------------------
Life Safety:                          There are two individual  fire systems in
                                      the guest rooms:  fire sensitive
                                      sensors and independent smoke alarms.
===============================================================================
Source:  Famous Host Companies
===============================================================================

         5.       Assessed Value and Property Taxes

The subject property is assessed by Stanislaus County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.


============================================================
                 Assessor's Parcel Numbers
               029-0237-531 and 029-0237-150
                  1997/98 Assessed Value
============================================================
Land and Improvements                       $1,865,379
Personal Property                            101,823
-------------------------------------- ---------------------
Net Taxable Value                           $1,967,202
====================================== =====================


For 1997/1998, total property taxes and direct assessments are $21,656.90 on the subject property. The indicated tax rate, therefore, is 1.1009 percent.

         6.        Land Lease

The subject property is encumbered by a lease, with the underlying land owned by Allen R. Grant and Carolyn M. Grant, husband and wife, who acquired the property on October 29, 1978. Mr. and Mrs. Grant leased the property to Dennis A. Brown and Philip B. Grotewohl on March 7, 1979. The lease was then assigned to Super 8 Motels as recorded on July 15, 1980. The term of the lease extends until September 15, 2029, with three renewal options of ten years each. The base rent was set at $2,530 monthly, and is adjusted every three years to reflect changes in the Consumer Price Index. The current rent is $5,827.66 per month as of December 31, 1997 ($69,931.92 annually).

         7.       Renovation and Capital Improvements

Identified renovation plans include the replacement of the sub-flooring of the ground floor guest corridors as well as the carpeting of these hallways. Further, as the through-the wall air conditioning units in each guestroom continue to age, these units will need to be replaced. As the guestroom doors are secured with standard key locks, an upgrade to more contemporary electronic door locks is also necessary.

Given that the cost of such renovation work, on a project-by-project basis, is not unusually large, annual funding for such projects on a phased-basis is considered to be possible through an annual reserve for capital replacement of
4.0 percent of total revenue.

         8.       Summary of Functional Utility and Condition

It is our opinion that the hotel is adequately designed and maintained to service the hotel market demands of the suburban Modesto community.


C.       HOTEL MARKET ANALYSIS

         1.       Competitive Supply

There are a wide variety of lodging facilities currently located in Modesto, ranging from limited-service motels such as the Motel 6 to full-service properties such as the downtown Doubletree. Of these various hotels and motels, we have identified six hotels, including the subject, with a total of 649 available rooms as comprising the current competitive set of the Super 8 Motel. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. The competitive properties are summarized in the following table.


===============================================================================
                            Super 8 Motel -- Modesto
                        Census of Competitive Properties
===============================================================================

                                                       Published Room Rates
                                                   ---------------------------
                              Year       Number                                                         AAA
         Property            Opened     of Rooms      Single         Double         Amenities          Rating
--------------------------- ---------- ----------- -------------- -------------- ----------------- ===============
Super 8 Motel                 1980         80        $41 - $46      $44 - $52         F,G,H         1 star  (Motel)
Ramada Modesto                1991        115        $64 - $94     $72 - $102        D,F,G,H        3 star  (Motel)
Motel 6 Modesto North         1977        100           $35            $41              F             Not Listed
Holiday Inn Modesto           1973        186           $88            $98         A,B,D,E,F,G      2 star  (Motor Inn)
Holiday Inn Express Modesto   1993         65        $65 - $75      $70 - $80         C,F,G         3 star  (Motel)
Days Inn Modesto              1968        103           $60            $65          C,D,F,G,H       3 star  (Motel)
--------------------------- ---------- ----------- -------------- -------------- ----------------- ---------------
Total                                     649
-------------------------------------- ----------- -------------- -------------- ----------------- ---------------
Amenities Codes                                    AAA Rating

A - Restaurant                                        5 star  -   Renowned; exceptional property recognized for
B - Bar/Lounge                                                    market superiority of facilities and service
C - Complimentary Continental Breakfast               4 star  -   Exceptional; offers luxurious accommodations
                                                                  as well as extra amenities
D - Meeting Rooms                                     3 star  -   Offers very comfortable and attractive
E - Exercise Room                                                 accommodations
F - Swimming Pool                                     2 star  -   Exceeds AAA minimum requirements in some
G - Whirlpool                                                     physical and operational categories
H - Adjacent Restaurant                               1 star  -   Meets AAA basic requirements for recommendation
                                                      N/L         Not listed
==================================================================================================================
Source:  Management of Individual Properties and 1998 American Automobile Association Tour Book
==================================================================================================================


With regard to future lodging supply, there are no hotels currently under construction in the area, and we are aware of none that are planned or approved.

The current state of the Modesto hotel market is such that we do not anticipate any new lodging properties entering the market in the foreseeable future. Therefore, no additions to the competitive supply are projected during the next five-year period.

         2.       Historical Market Performance

The following table presents a summary of the historical market performance of the five selected competitive hotels, together with the subject, over the period 1992 to 1996, as well as our estimate for 1997.


====================================================================================================================
                            Competitive Hotel Market
                       Historical Occupancy and Room Rate
                            1992 to 1997 (Estimated)
====================================================================================================================
                       Daily Rooms
                        Available      Percent                        Percent        Average Daily        Percent
        Year                           Change        Occupancy         Change          Room Rate          Change
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
        1992               584            -            58.1%             -               $50.72              -
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
        1993               649          11.1%          59.5%            2.4%             $46.28           (8.8)%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
        1994               649          0.0%           57.2%           (3.9)%            $47.38            2.4%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
        1995               649          0.0%           59.0%            3.1%             $50.28            6.1%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
        1996               649          0.0%           54.4%           (7.8)%            $51.25            1.9%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
  1997 (Estimated)         649          0.0%           55.9%            2.7%             $54.46            6.3%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
        CAAG              0.0%.           -              -               -                1.4%               -
====================================================================================================================
Source:  PKF Consulting and Smith Travel Research
====================================================================================================================


As can be noted, over the past five years, the number of available rooms within the competitive market increased with the opening of the Holiday Inn Express in 1993, and has remained stable since that time. During the same period, demand has declined in general, with occupancy showing a biennial fluctuation, attributed to a citywide bowling league that meets in Modesto every other summer. However, in general, with the addition of the Holiday Inn Express to the competitive market in 1993, occupancy has declined from a high of 59.5 percent that year to an estimated 55.9 percent as of year-end 1997.

In terms of the competitive market's average room rate, we estimate that the six competitive hotels will achieve a weighted average rate of $54.46 in 1997. This equates to CAAG of 1.4 percent over the past six years.

         3.       Demand Segmentation

The primary demand segments in the Modesto market are corporate, group, and leisure demand. Business and leisure travel are the two largest demand segments on an annual basis. On a more seasonal basis, such as the biennial summer bowling leagues, group demand is the third demand segment in the Modesto market.

Each hotel penetrates these three demand segments based on the appeal of the property to the various types of travelers in each segment.

The current mix of demand at the subject property is primarily composed of leisure travelers (52.0%) who are attracted to the subject property because of its convenient location and clean, well-priced rooms. The second largest component of demand (44.8%) is from corporate and government travelers who are visiting businesses and agencies in the area, as well as truckers who stay at the hotel. The balance of demand is generated by group travelers (3.2%) such as athletic and school groups.

         4.       Projected Future Supply and Demand

Over the past six years (1992 to 1997) demand for hotel accommodations in Modesto has increased at a CAAG of 1.3 percent. This reflects the mature nature of the lodging industry in Modesto and the seasonal nature of both agribusiness and tourism to the area.

Based on our review of the local market, we project overall demand for hotel rooms will continue to stabilize and perhaps show limited growth over the next five years. Presented in the table below is a summary of the projected growth in supply, demand, and the resulting occupancy levels for the competitive market for the period 1998 to 2002.


=======================================================================================================
                                       Super 8 Motel -- Modesto
                                Estimated Growth In Supply and Demand
                                       Competitive Hotel Market
=======================================================================================================
                              Daily                  Annual              Total
        Year             Available Rooms        Available Rooms         Demand           Occupancy
--------------------- ----------------------- --------------------- ---------------- ------------------
Actual
        1992                   584                  213,160             123,846            58.1%
        1993                   649                  236,855             140,947            59.5%
        1994                   649                  236,855             135,498            57.2%
        1995                   649                  236,855             139,762            59.0%
        1996                   649                  236,855             128,865            54.4%
  1997 (Estimated)             649                  236,855             132,412            55.9%
--------------------- ----------------------- --------------------- ---------------- ------------------
Projected
        1998                   649                  236,855             135,000            57.0%
        1999                   649                  236,855             138,000            58.3%
        2000                   649                  236,855             141,000            59.5%
        2001                   649                  236,855             143,000            60.4%
        2002                   649                  236,855             146,000            61.6%
--------------------- ----------------------- --------------------- ---------------- ------------------
CAAG
      1992 to 1997             2.1%                    -                 1.3%                -
      1997 to 2002             0.0%                                      2.0%
=======================================================================================================
Source:  PKF Consulting and Smith Travel Research
=======================================================================================================

As can be noted above, the number of rooms available in the market grew slightly, at 2.1 percent, with the entry of the Holiday Inn Express into the competitive market in 1993. During that period, demand grew at a relatively modest pace of 1.3 percent annually. No change in the number of rooms in the competitive market is forecast during the next five years. With no growth in supply, modest growth in occupancy is forecast, and occupancy is expected to grow from 55.9 percent as of year-end 1997 to 61.6 percent as of year-end 2002. This represents a CAAG of 2.0 percent. From 2002 onwards, a stable, composite average annual occupancy of 62.0 percent is foreseen.

         5.       Market Performance of the Subject

The following table summarizes the historical occupancy levels and average room rate for the Super 8 Motel over the past four years


===============================================================================
                            Super 8 Motel -- Modesto
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
===============================================================================
                                                   Average Daily
        Year           Occupancy       % Change      Room Rate         % Change
------------------- --------------- ------------- ----------------- -----------
        1994             71.0%             -           $41.02             -
------------------- --------------- ------------- ----------------- -----------
        1995             73.2%           3.1%          $41.06            0.0%
------------------- --------------- ------------- ----------------- -----------
        1996             66.8%          (8.7)%         $41.63            1.4%
------------------- --------------- ------------- ----------------- -----------
  1997 (Estimated)       62.0%          (7.2)%         $45.00            8.1%
------------------- --------------- ------------- ----------------- -----------
        CAAG             (4.4)%            -            3.1%              -
===============================================================================
Source:  Famous Host Companies
===============================================================================


As can be noted, occupancy rates at the subject property have been trending downward from a high of 73.2 percent achieved in 1995 to 66.8 percent achieved in 1996. A further-declined occupancy level of 62.0 percent is estimated for year-end 1997. A portion of the decline in occupancy is attributed to management's efforts to raise ADR, thus turning away some rate-sensitive demand. Occupancy rates are expected to climb from the year-end 1997 level in future years.

With regard to room rates, after remaining comparably flat for three years from 1994 to 1996, room rates jumped 8.1 percent to an estimated $45.00 for year-end 1997. This increase in ADR is a reflection of some economic strength in the local market.

Based on our analysis of the local market, we are of the opinion the subject will achieve a stable occupancy level of approximately 62.0 percent in 1998, an increased occupancy of 65.0 percent in 1999, and an increased occupancy to 68.0 percent for 1999. For the balance of the projection period, from 2000 to 2007, a stable occupancy level of 68.0 percent is projected.

Based on our market analysis, we project the hotel to achieve an average room rate of $46.25 in 1998, a 3.0 percent increase from 1997. Over the balance of our projection period, we project the hotel's average room rates to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the projected limited growth in demand combined with no new additions to supply.

The following table summarizes our projections for the subject property over the first five years of the ten-year analysis period from January 1, 1998 to December 31, 2002.


===============================================================================
                            Super 8 Motel -- Modesto
                 Projected Occupancy and Average Daily Room Rate
                                  1998 to 2002
===============================================================================
                                                          Average
                                      Market               Daily       Percent
     Year           Occupancy      Penetration           Room Rate      Change
--------------- --------------- ------------------- ---------------- ----------
     1997             62.0%            111%               $45.00         -
 (Estimated)
--------------- --------------- ------------------- ---------------- ----------
     1998             62.0%            109%               $46.25         3.0%
     1999             65.0%            111%               $47.75         3.0%
     2000             68.0%            114%               $49.25         3.0%
     2001             68.0%            113%               $50.75         3.0%
     2002             68.0%            110%               $52.25         3.0%
--------------- --------------- ------------------- ---------------- ----------
     CAAG              2.3%             -                  3.0%          -
 (1998-2002)

===============================================================================
Source:  PKF Consulting
===============================================================================


D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.


E.       VALUATION -- SALES COMPARISON APPROACH

         1.       Introduction

We have reviewed a number of recent sales and have focused on those sales considered most comparable in providing support for the market value of the subject. However, due to the limited number of recent comparable hotel sales in the region immediately surrounding Modesto, we have expanded our search to include other limited-service hotels located elsewhere in the Central Valley. Based on this search, five sales were identified to use as the basis for our valuation of the hotel component of the subject under this approach.

Presented in the following table is a summary of the selected comparable hotel sales. As can be noted, these sales have occurred between October 1995 and January 1997.


=====================================================================================================================
                             Comparable Hotel Sales
=====================================================================================================================

                                                                                             Rooms        Overall
 Sale                                           Sale      Year    Number of    Price Per    Revenue    Capitalization
  No.       Hotel Name         Location         Date     Built      Rooms        Room      Multiplier      Rate
-------- ----------------- ------------------ --------- --------- ----------- ------------ ----------- --------------
   1     Best Western      Tracey               1/97      1994        60        $58,750       3.6          11.0%
   2     Comfort Inn       Stockton             8/96     1970s        66        $20,145       2.2           N/A
   3     Motel 6           Modesto              7/96      1985        70        $22,857       4.2           N/A
   4     Acorn Inn         Stockton            10/95      1965        56        $23,214       2.8           N/A
   5     Holiday Inn       Modesto             10/95      1973       186        $16,667       1.9          10.7%
=====================================================================================================================
Source:  PKF Consulting
=====================================================================================================================


         2.       Analysis of the Hotel Sales

In reviewing the preceding table, it can be noted that the sales price per room indicates a range in value on a per-room basis from $16,667 to $58,750.

Because of the many differences between these hotels and the subject hotel, we are of the opinion that an analysis using a rooms revenue multiplier is the most appropriate units of comparison to value the subject. A rooms revenue multiplier measures the total revenue generated from room rentals, the major revenue source for this type of hotel property, in relation to the sales price. Rooms revenue multipliers do not require subjective adjustments since most variance in properties are considered to be reflected in average daily room rates and annual occupancies as achieved in the market. As can be noted, indicated rooms revenue multipliers for the five sales ranged from a low of 1.9 to a high of 4.2, with an average of 2.9.

Based on our analysis, we are of the opinion that a rooms revenue multiplier close to the average indicated by the comparable sales is appropriate in valuing the subject property. Based on this multiplier, and assuming a stabilized occupancy level of 68.0 percent at an average daily room rate of $46.25 (stated in 1998 dollars), the indicated value for available rooms for the subject is as follows:



     Rooms             Stabilized           Stabilized                                 Indicated Value
    Revenue           Average Rate          Occupancy                                      Per Room
  Multiplier                                  Level               Days/Year               (Rounded)
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------
      2.9        X       $46.25      X        68.0%        X         365        =          $33,300
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------


As noted above, the rooms revenue multiplier analysis produced a value indication of $33,300 per available room. This value unit is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on 80 rentable rooms, the indicated stabilized value of the fee simple interest in the Super 8 Motel is $2,700,000 as calculated below:


----------------------- ---- ---------------- ----- ---------------------------
       $33,300           X      80 Rooms       =           $2,700,000(Rounded)
----------------------- ---- ---------------- ----- ---------------------------


F.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

After concluding to our estimate of the stabilized value of the subject, the next step in our analysis is to develop an estimate of the "as is" leasehold market value of the subject property.

         1.        Income Loss

The first step to develop the value estimate is to deduct the income loss projected to occur until the property is stabilized (as discussed in the Income Capitalization section).


===================================================================
                    Sales Comparison Approach
                     "As Is" Fee Simple Value
===================================================================

Stabilized value Indication                        $2,700,000
Less:   Income Loss Until Stabilization             (77,000)
---------------------------------------------- --------------------
"As Is" Fee Simple Value                           $2,623,000
---------------------------------------------- --------------------


         2.       Valuation of Leased Fee Interest

After having developed an estimate of the "as is" fee simple value of the subject under the Sales Comparison Approach, the next step is to develop an estimate of the value of the leased fee interest in the property. This represents the position of the ground lessor, who benefits from the income derived from the ground lease payments during the term of the lease, as well as the ownership of the property in fee at the termination of the lease (the reversion). The estimated leased fee interest in the hotel is then subtracted from the fee simple value to arrive at our estimate of the value of the leasehold interest.

This deduction is derived by capitalizing the land lease payment for a stabilized year ($72,000) by an appropriate capitalization rate (9.0 percent). This capitalization rate of 250 basis points less than the rate used to capitalize the revenue stream from the hotel operations (as will be discussed in the Income Capitalization Approach) is reflective of the more secure position of the landlord as compared to the lessee. This calculation results in a leased fee interest of $800,000 ($72,000 / 9.0 percent). The following table summarizes the deduction made from the stabilized fee simple value indication.


==============================================================
                  Sales Comparison Approach
                   "As Is" Leasehold Value
==============================================================
Fee Simple Value Estimate                   $2,623,000
Less:   Leased Fee Land Value                (800,000)
------------------------------------- ------------------------
Leasehold Value                             $1,823,000
------------------------------------- ------------------------
Rounded                                     $1,800,000
===================================== ========================


As a result of the foregoing analysis, we estimate the "as is" market value of the leasehold interest in the subject as of January 1, 1998, through the Sales Comparison Approach to be:


===============================================================================
                    ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                    $1,800,000
===============================================================================


G.       VALUATION -- INCOME CAPITALIZATION APPROACH

         1.       Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997.

     2. The operating results of the category "Limited-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

The historical operating results of the subject are presented at the end of this section of the report.

         2.       Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized below.

     a) The stabilized annual occupancy of the hotel is projected to be 68.0 percent at an average daily room rate of $46.25 as stated in 1998 dollars;

     b)  A management fee of 5.0 percent of total  revenues,  a franchise fee of
         8.0 percent of room revenues, and a reserve for capital replacements of
         4.0 percent of total revenue have been deducted to establish the net operating income of the subject.

     c) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the Stanislaus County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to 1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current effective tax rate is 1.1009 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the value estimate of the subject property as determined using the Income Capitalization Approach as if owned in fee simple. Based on that estimated value of the hotel, a tax rate of 1.1009
         per $100 of assessed  value  is  utilized,   resulting  in real estate
         taxes of $28,000, rounded, in the representative or stabilized year.

Presented below is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis, the subject property will generate approximately $945,000 in total revenue, with a net operating income of $212,000, or 22.4 percent of total revenue.



==============================================================================================
                                   Super 8 Motel -- Modesto
              Stabilized Year Operating Results (Stated in 1998 Value Dollars)
==============================================================================================

Occupancy Level                                                   68.0%
-------------------------------------------- -------------------------------------------------
Average Room Rate                                                 $46.25
-------------------------------------------- -------------------------------------------------
REVPAR                                                            $31.45
-------------------------------------------- -------------- ---------- ----------- -----------
                                                 Total       Ratios     POR (1)     POR (2)
-------------------------------------------- -------------- ---------- ----------- -----------
Revenues
     Rooms                                        $918,000      97.2%     $11,475      $46.25
     Telephone                                      24,000       2.5%         300        1.17
     Other Operated Departments                      3,000       0.3%          38        0.15
-------------------------------------------- -------------- ---------- ----------- -----------
Total Revenues                                     945,000     100.0%      11,813       47.57
-------------------------------------------- -------------- ---------- ----------- -----------
Departmental Expenses (3)
     Rooms                                         186,000      20.3%       2,325        9.38
     Telephone                                      11,000      45.8%         138        0.56
     Other Operated Departments                      1,000      33.3%          13        0.05
-------------------------------------------- -------------- ---------- ----------- -----------
Total Departmental Expenses                        198,000      21.0%       2,476        9.99
-------------------------------------------- -------------- ---------- ----------- -----------
Departmental Income                                747,000      79.0%       9,337       37.58
-------------------------------------------- -------------- ---------- ----------- -----------
Undistributed Operating Expenses
     Administrative and General                    120,000      12.7%       1,500        6.04
     Franchise Fees                                 74,000       7.8%         925        3.73
     Marketing                                      25,000       2.6%         310        1.26
     Property Maintenance                           60,000       6.3%         745        3.02
     Energy and Utilities                           54,000       5.7%         670        2.72
-------------------------------------------- -------------- ---------- ----------- -----------
Total Undistributed Expenses                       333,000      35.2%       4,150       16.77
-------------------------------------------- -------------- ---------- ----------- -----------
Income Before Fixed Charges                        414,000      43.8%       5,187       20.85
-------------------------------------------- -------------- ---------- ----------- -----------
Management Fees and Fixed Charges
     Management Fees                                47,000       5.0%         587        2.37
     Property Taxes                                 28,000       3.0%         350        1.41
     Insurance                                      16,000       1.7%         206        0.81
     Land Lease                                     72,000       7.6%         900        3.63
-------------------------------------------- -------------- ---------- ----------- -----------
Total                                              163,000      17.3%       2,043        8.22
-------------------------------------------- -------------- ---------- ----------- -----------
Income Before Reserve                              251,000      26.6%       3,137       12.64
-------------------------------------------- -------------- ---------- ----------- -----------
Reserve for Replacement                             39,000       4.0%         487        1.96
-------------------------------------------- -------------- ---------- ----------- -----------
Income Before Other Charges(4)                    $212,000      22.4%      $2,650      $10.68
==============================================================================================
(1)  PAR -- Per Available Room
(2)  POR -- Per Occupied Room
(3)  Departmental  expense  ratios  are  based  on the  respective  department's revenue, not total revenue
(4)  Income before interest, taxes, depreciation,  and amortization

Source:  PKF Consulting
==============================================================================================


         3.       Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation, variations in occupancy and rate and the impact of fixed and variable components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized below.

     a) With the exception of property taxes, all other revenues are expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law, and growth in average daily room rate is expected to be depressed for the first four years of the analysis period as a result of market-driven factors.

     b) For the first two years of this forecast, the occupancy and rates of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to remain at 68.0 percent, with the average rate increasing at 3.0 percent per year.

         4.       Valuation Using Direct Capitalization

Based on our evaluation of the subject, it is was concluded that an overall capitalization rate (OAR) of 11.5 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, market position, and leasehold estate status.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 11.5 percent, the value of the subject as if stabilized is calculated to be as follows.


================================================== =====================
Projected Stabilized Net Operating Income                $212,000
Overall Capitalization Rate                               11.5%
-------------------------------------------------- ---------------------
Stabilized Value Indication                             $1,843,478
Rounded                                                 $1,850,000
================================================== =====================


From this derived stabilized value, a deduction is made for the cost required for the hotel to achieve the projected stabilized level of income. This cost is typically referred to as "income loss".

Income loss is the difference in projected cash flows and the cash flow which would be available if the property were stabilized. This amount must be subtracted from the stabilized value to reflect the risk associated with the loss of income of a hotel property during the stabilization period. Based on our market research and analysis, it is estimated that the subject will achieve a stabilized level of operation in 2000. A calculation of the income loss associated for the two years prior to that period is presented on the following table.

===============================================================================
                          Income Loss to Stabilization
===============================================================================
                   Estimated       Stabilized Year
                 Net Operating      Net Operating      Estimated   Present Value
     Year            Income          Income (1)       Income Loss       @ 6.5%
-------------- ----------------- ----------------- ---------------- -----------
     1998          $155,000           $212,000         $57,000         $55,072
     1999           193,000            218,360          25,360          22,539
-------------- ----------------- ----------------- ---------------- -----------
    Total                                               82,360          77,611
-------------- ----------------- ----------------- ---------------- -----------
   Rounded                                             $82,000         $78,000
===============================================================================
(1)Inflated to future value dollars at 3.0 percent.
===============================================================================


Based upon the preceding calculation, the cumulative income loss over the stabilization period is estimated to be approximately $82,000. Investors typically discount the estimated income loss at either the internal rate of return for the property or at a "safe rate" such as AAA bonds or short-term treasury bills. For the purpose of this analysis, we have chosen to discount the income loss at the safe rate, or a rate which easily could be achieved if this additional cash flow were available for short-term reinvestment. Consequently, if the sum of the income losses were discounted at a safe rate of 6.5 percent, the present value of the estimated income loss would be roundly $78,000.

Presented below is our calculation of the "as is" market value of the subject taking into account the above estimate of income loss during the projected stabilization period.


=======================================================================
               Value Conclusion -- Direct Capitalization
=======================================================================
Stabilized Value                                        $1,850,000
Less:  Income Loss During Stabilization Period           (78,000)
---------------------------------------------------- ------------------
"As Is" Value                                           $1,772,000
---------------------------------------------------- ------------------
Rounded                                                 $1,800,000
---------------------------------------------------- ------------------


Therefore, the estimated "as is" market value of the leasehold interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                 ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $1,800,000
==============================================================================


         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

Based on our market research, we are of the opinion that a reversionary capitalization rate of 12.0 percent and a 14.5 percent discount rate are appropriate to value the subject on a discounted cash flow basis.

The following table shows the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.


===============================================================================
                          Discounted Cash Flow Analysis
===============================================================================

                       Cash Flow              Present                  Present
                         From                  Value                    Value
          Year        Operations               Factor                  @ 14.5%
----------------- -------------------- ----------------------- ----------------
          1998         $155,000                0.8734                 $135,371
          1999         $193,000                0.7628                 $147,213
          2000         $235,000                0.6662                 $156,549
          2001         $239,000                0.5818                 $139,052
          2002         $245,000                0.5081                 $124,491
          2003         $253,000                0.4438                 $112,276
          2004         $261,000                0.3876                 $101,158
          2005         $269,000                0.3385                  $91,056
          2006         $279,000                0.2956                  $82,481
          2007         $286,000                0.2582                  $73,843
----------------- -------------------- ----------------------- ----------------
Reversion             $2,421,000               0.2582                 $625,086
----------------- -------------------- ----------------------- ----------------
Present Value                                                       $1,788,578
----------------- -------------------- ----------------------- ----------------
Value, Rounded                                                      $1,800,000
----------------- -------------------- ----------------------- ----------------


         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Both methods resulted in the same value. Our conclusion as to the "as is" market value of the leasehold interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                 ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $1,800,000
==============================================================================

H.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:


============================================ ======================
Sales Comparison Approach                         $1,800,000
Income Capitalization Approach
     Direct Capitalization                        $1,800,000
     Discounted Cash Flow Analysis                $1,800,000
============================================ ======================


In the Sales Comparison Approach we compared five recent hotel transactions to the subject. The selected sales indicated a relatively wide range in value. Furthermore, the sales were located in varying market areas throughout the Central Valley of California and no property was identical to the subject. These factors make this approach less meaningful, but act as a reference checkpoint for the value derived from the Income Capitalization Approach methods.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: The direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in a close range in values, within
2.0 percent of each other, heightening our confidence in this approach. Accordingly, the primary reliance was placed on this method.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the leasehold interest in the subject property, as of January 1, 1998, is reasonably represented as:


===============================================================================
                   ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                   $1,800,000
===============================================================================

                      SUPER 8 MOTEL -- MODESTO, CALIFORNIA

                          HISTORICAL OPERATING RESULTS



                                                                                   Super 8, Modesto

                                                                             Historical Operating Results


                                ---------------------------------------------------------------------------------------------------
                                                         1994                                             1995
                                ---------------------------------------------------------------------------------------------------
                                       $             %       PAR (1)    POR (2)         $             %       PAR (1)    POR (2)
                                ---------------------------------------------------------------------------------------------------

    Number of Keys                          80                                               80
    Occupancy                            71.00%                                           73.20%
    Average Daily Room Rate (ADR)       $41.02                                           $41.06
    REVPAR                              $29.12                                           $30.06

    REVENUES
      ROOMS                          $ 849,946        97.9% $ 10,624      $ 41.00     $ 877,096        97.8% $ 10,964      $ 41.03
      TELEPHONE                         15,964         1.8%      200         0.77        16,718         1.9%      209         0.78
      MISCELLANEOUS                      2,566         0.3%       32         0.12         2,966         0.3%       37         0.14
                                  ------------      ------- --------      -------    ----------      ------- --------      -------
        TOTAL REVENUE                  868,476       100.0%   10,856        41.89       896,780       100.0%   11,210        41.96

    DEPT. COSTS & EXPENSES (3)
      ROOMS                            180,136        21.2%    2,252         8.69       177,268        20.2%    2,216         8.29
      TELEPHONE                         11,395        71.4%      142         0.55        10,668        63.8%      133         0.50
      MISCELLANEOUS                        196         7.6%        2         0.01           547        18.4%        7         0.03
                                  ------------      ------- --------      -------    ----------     -------- --------      -------
        TOTAL COST & EXP.              191,727        22.1%    2,397         9.25       188,483        21.0%    2,356         8.82

    TOTAL OPER. DEPTS. INCOME          676,749        77.9%    8,459        32.64       708,297        79.0%    8,854        33.14
                                  ------------      ------- --------      -------    ----------     -------- --------      -------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                 123,464        14.2%    1,543         5.96       128,563        14.3%    1,607         6.01
      MARKETING                         24,932         2.9%      312         1.20        26,088         2.9%      326         1.22
      FRANCHISE FEES                    42,399         4.9%      530         2.05        43,855         4.9%      548         2.05
      UTILITIES                         48,267         5.6%      603         2.33        56,054         6.3%      701         2.62
      PROPERTY OPERATIONS               73,496         8.5%      919         3.55        74,930         8.4%      937         3.51
                                  ------------      -------   ------      -------   -----------     -------- --------      -------
        TOTAL                          312,558        36.0%    3,907        15.08       329,490        36.7%    4,119        15.42

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES               364,191        41.9%    4,552        17.57       378,807        42.2%    4,735        17.72
                                  ------------      -------   ------      -------  ------------    --------- --------      -------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                   43,325         5.0%      542         2.09        44,839         5.0%      560         2.10
      PROPERTY TAXES                    29,876         3.4%      373         1.44        20,990         2.3%      262         0.98
      INSURANCE                         15,474         1.8%      193         0.75        16,235         1.8%      203         0.76
      RENT                              66,885         7.7%      836         3.23        66,637         7.4%      833         3.12
                                  ------------     --------   ------      -------  ------------    --------- --------      -------
        TOTAL                          155,560        17.9%    1,945         7.50       148,701        16.6%    1,859         6.96

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                  $ 208,631        24.0%    2,608        10.06     $ 230,106        25.7%    2,876        10.77
                                  ============     ========   ======      ======= =============    ========= ========      =======

    RENOVATION PAYMENT                $ 38,662                                         $ 59,099


                             -----------------------------------------------------
                                                      1996
                             -----------------------------------------------------
                                        $             %       PAR (1)      POR (2)
                             -----------------------------------------------------

   Number of Keys                          80
   Occupancy                            66.83%
   Average Daily Room Rate (ADR)       $41.63
   REVPAR                              $27.82

   REVENUES
     ROOMS                          $ 814,510        97.1%  $ 10,181        $ 41.62
     TELEPHONE                         21,127         2.5%       264           1.08
     MISCELLANEOUS                      2,943         0.4%        37           0.15
                                   ----------      -------  --------        -------
       TOTAL REVENUE                  838,580       100.0%    10,482          42.86

   DEPT. COSTS & EXPENSES (3)
     ROOMS                            173,376        21.3%     2,167           8.86
     TELEPHONE                         13,018        61.6%       163           0.67
     MISCELLANEOUS                        598        20.3%         7           0.03
                                   ----------      -------  --------        -------
       TOTAL COST & EXP.              186,992        22.3%     2,337           9.56

   TOTAL OPER. DEPTS. INCOME          651,588        77.7%     8,145          33.30
                                   ----------      -------  --------        -------

   UNDIST. OPERATING EXP.
     ADMIN. & GENERAL                 136,249        16.2%     1,703           6.96
     MARKETING                         22,325         2.7%       279           1.14
     FRANCHISE FEES                    40,760         4.9%       510           2.08
     UTILITIES                         50,704         6.0%       634           2.59
     PROPERTY OPERATIONS               68,119         8.1%       851           3.48
                                   ----------      -------  --------       --------
       TOTAL                          318,157        37.9%     3,977          16.26

   INC. BEFORE MGMT. FEES
      AND FIXED CHARGES               333,431        39.8%     4,168          17.04
                                   ----------      -------  --------       --------

   MGMT. FEES & FIXED CHARGES
     MANAGEMENT FEES                   41,952         5.0%       524           2.14
     PROPERTY TAXES                    24,321         2.9%       304           1.24
     INSURANCE                          8,175         1.0%       102           0.42
     RENT                              67,896         8.1%       849           3.47
                                   ----------      -------  --------       --------
       TOTAL                          142,344        17.0%     1,779           7.27

   INCOME BEFORE OTHER (4)
     FIXED CHARGES                  $ 191,087        22.8%     2,389           9.77
                                   ==========      =======  ========       ========

   RENOVATION PAYMENT                $ 16,191

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3)  Departmental   expense  ratios  are  based  on  the  respective
                 department's  revenue,  not total revenue.
           (4)  Net operating  income before reserves,  interest, depreciation, amortization,  and income taxes.

===================================================================================================================================

    Source:The Famous Host Company

===================================================================================================================================




                                Super 8, Modesto

          Operating Results Year-To-Date Septmber 1997 and 1997 Budget


                                 ---------------------------------------------------------------------------------------------------
                                               September 1997                                         Budget 1997
                                 ---------------------------------------------------------------------------------------------------
                                        $             %      PAR (1)    POR (2)          $             %        PAR (1)    POR (2)
                                 ---------------------------------------------------------------------------------------------------

    Number of Keys                           80                                               80
    Occupancy                             64.80%                                           69.62%
    Average Daily Room Rate (ADR)        $44.83                                           $43.74
    REVPAR                               $29.05                                           $30.45

    REVENUES
      ROOMS                           $ 634,906        97.3% $10,611       $ 44.83     $ 889,160         97.7% $ 11,115      $ 43.74
      TELEPHONE                          16,228         2.5%     271          1.15        16,228          1.8%      203         0.80
      MISCELLANEOUS                       1,481         0.2%      25          0.10         2,449          0.3%       31         0.12
                                   ------------      ------- -------       -------     ---------       ------- ---------     -------
        TOTAL REVENUE                   652,615       100.0%  10,907         46.08       909,980        100.0%   11,375        44.76

    DEPT. COSTS & EXPENSES (3)
      ROOMS                             128,935        20.3%   2,155          9.10       178,173         20.0%    2,227         8.76
      TELEPHONE                           8,093        49.9%     135          0.57         9,461         58.3%      118         0.47
      MISCELLANEOUS                         333        22.5%       6          0.02           200          8.2%        3         0.01
                                   ------------     -------- -------      --------     ---------       ------- --------      -------
        TOTAL COST & EXP.               137,361        21.0%   2,296          9.70       187,834         20.6%    2,348         9.24

    TOTAL OPER. DEPTS. INCOME           515,254        79.0%   8,611         36.38       722,146         79.4%    9,027        35.52
                                   ------------     -------- -------      --------     ---------       ------- --------      -------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                   99,505        15.2%   1,663          7.03       128,416         14.1%    1,605         6.32
      MARKETING                           7,586         1.2%     127          0.54        16,896          1.9%      211         0.83
      FRANCHISE FEES                     31,745         4.9%     531          2.24        44,458          4.9%      556         2.19
      UTILITIES                          43,382         6.6%     725          3.06        52,014          5.7%      650         2.56
      PROPERTY OPERATIONS                49,837         7.6%     833          3.52        55,811          6.1%      698         2.75
                                   ------------      -------  ------      --------    ----------       ------- --------      -------
        TOTAL                           232,055        35.6%   3,878         16.39       297,595         32.7%    3,720        14.64

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES                283,199        43.4%   4,733         20.00       424,551         46.7%    5,307        20.88
                                   ------------      ------- -------      --------   -----------      -------- --------      -------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                    32,631         5.0%     545          2.30        45,499          5.0%      569         2.24
      PROPERTY TAXES                     17,856         2.7%     298          1.26        30,000          3.3%      375         1.48
      INSURANCE                          12,461         1.9%     208          0.88        15,900          1.7%      199         0.78
      RENT                               53,215         8.2%     889          3.76        67,000          7.4%      838         3.30
                                   ------------      ------- -------      --------  ------------     --------- --------      -------
        TOTAL                           116,163        17.8%   1,941          8.20       158,399         17.4%    1,980         7.79

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                   $ 167,036        25.6%   2,792         11.79     $ 266,152         29.2%  $ 3,327      $ 13.09
                                   ============      ======= =======      ======== =============    ========== ========      =======

    RENOVATION PAYMENT                 $ 21,086                                         $ 27,299

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3)  Departmental   expense  ratios  are  based  on  the  respective
                 department's  revenue,  not total revenue.
           (4) Net operating  income before reserves,  interest,  depreciation, amortization,  and income taxes.

====================================================================================================================================

    Source:The Famous Host Company

====================================================================================================================================


                      SUPER 8 MOTEL -- MODESTO, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS




                                     Super 8
                               Modesto, California

                           Projected Operating Results


                                    -----------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         1998                                      1999
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %       PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                                80                                              80
Occupancy                                  62.00%                                          65.00%
Average Daily Room Rate                   $46.25                                          $47.75

Revenues
   Rooms                               $ 837,000        97.2% $10,463        $46.23    $ 906,000       97.2% $11,325       $47.73
   Telephone                              21,000         2.4%     263          1.16       23,000        2.5%     288         1.21
   Other Operated Departments              3,000         0.3%      38          0.17        3,000        0.3%      38         0.16
                                      -----------     ------- -------     ---------    ---------     ------- -------      -------

     Total Revenues                      861,000       100.0%  10,763         47.56      932,000      100.0%  11,650        49.10

Departmental Expenses (3)
   Rooms                                 178,000        21.3%   2,225          9.83      188,000       20.8%   2,350         9.91
   Telephone                              11,000        52.4%     138          0.61       12,000       52.2%     150         0.63
   Other Operated Departments              1,000        33.3%      13          0.06        1,000       33.3%      13         0.05
                                      -----------     -------  ------     ---------   ----------      ------  ------      -------

     Total Departmental Expenses         190,000        22.1%   2,375         10.49      201,000       21.6%   2,513        10.59
                                      -----------     -------  ------     ---------   ----------      ------  ------      -------

     Departmental Profit                 671,000        77.9%   8,388         37.06      731,000       78.4%   9,138        38.51

Undistributed Expenses
   Administrative and General            118,000        13.7%   1,475          6.52      122,000       13.1%   1,525         6.43
   Franchise Fees                         67,000         7.8%     838          3.70       72,000        7.7%     900         3.79
   Marketing                              25,000         2.9%     313          1.38       25,000        2.7%     313         1.32
   Property Operations and Maintenance    60,000         7.0%     750          3.31       62,000        6.7%     775         3.27
   Energy and Utilities                   54,000         6.3%     675          2.98       55,000        5.9%     688         2.90
                                      -----------     -------  ------     ---------   ----------      ------  -------      -------

     Total Undistributed Expenses        324,000        37.6%   4,050         17.90      336,000       36.1%   4,200        17.70
                                      -----------     -------  ------     ---------   ----------      ------  ------       -------

     Gross Operating Profit              347,000        40.3%   4,338         19.17      395,000       42.2%   4,938        20.81

Fixed Charges and Management Fees
   Base Management Fees                   43,000         5.0%     538          2.38       47,000        5.0%     588         2.48
   Property Taxes                         27,000         3.1%     338          1.49       27,000        2.9%     338         1.42
   Insurance                              16,000         1.9%     200          0.88       17,000        1.8%     213         0.90
   Land Lease                             72,000         8.4%     900          3.98       74,000        7.9%     925         3.90
                                      -----------     -------  ------     ---------   ----------     -------  ------      -------

     Total Fixed Charges                 158,000        18.4%   1,975          8.73      165,000       17.7%   2,063         8.69
                                      -----------     -------  ------     ---------   ----------     -------  ------      -------

Income Before Reserves                   189,000        22.0%   2,363         10.44      230,000       24.7%   2,875        12.12

Reserves for Replacements                 34,000         3.9%     425          1.88       37,000        4.0%     463         1.95
                                      -----------     -------  ------     ---------   ----------     -------  ------      -------

Net Operating Income (4)               $ 155,000        18.0% $ 1,938        $ 8.56    $ 193,000       20.7% $ 2,413       $10.17
                                      ===========     =======  ======     =========    =========     =======  ======      =======

                                    ------------------------------------------------
Calendar Years Ending December 31:                         2000
                                    ------------------------------------------------
                                            $           %      PAR (1)    POR (2)
                                    ------------------------------------------------

Number of Keys                                 80
Occupancy                                   68.00%
Average Daily Room Rate                    $49.25

Revenues
   Rooms                                $ 981,000        97.2% $12,263       $49.27
   Telephone                               25,000         2.5%     313         1.26
   Other Operated Departments               3,000         0.3%      38         0.15
                                       -----------     -------  ------     --------

     Total Revenues                     1,009,000       100.0%  12,613        50.68

Departmental Expenses (3)
   Rooms                                  198,000        20.2%   2,475         9.94
   Telephone                               13,000        52.0%     163         0.65
   Other Operated Departments               1,000        33.3%      13         0.05
                                       -----------     -------  ------     --------

     Total Departmental Expenses          212,000        21.0%   2,650        10.65
                                       -----------     -------  ------      --------

     Departmental Profit                  797,000        79.0%   9,963        40.03

Undistributed Expenses
   Administrative and General             127,000        12.6%   1,588         6.38
   Franchise Fees                          78,000         7.7%     975         3.92
   Marketing                               26,000         2.6%     325         1.31
   Property Operations and Maintenance     63,000         6.2%     788         3.16
   Energy and Utilities                    57,000         5.6%     713         2.86
                                       -----------     -------  ------      --------

     Total Undistributed Expenses         351,000        34.8%   4,388        17.63
                                       -----------     -------  ------      --------

     Gross Operating Profit               446,000        44.2%   5,575        22.40

Fixed Charges and Management Fees
   Base Management Fees                    50,000         5.0%     625         2.51
   Property Taxes                          28,000         2.8%     350         1.41
   Insurance                               17,000         1.7%     213         0.85
   Land Lease                              76,000         7.5%     950         3.82
                                       -----------     -------  ------     --------

     Total Fixed Charges                  171,000        16.9%   2,138         8.59
                                       -----------     -------  ------     --------

Income Before Reserves                    275,000        27.3%   3,438        13.81

Reserves for Replacements                  40,000         4.0%     500         2.01
                                       -----------     -------  ------     --------

Net Operating Income (4)                $ 235,000        23.3% $ 2,938       $11.80
                                       ===========     =======  =======    ========

-------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3)  Departmental   expense  ratios  are  based  on  the  respective
              department's  revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================



                                     Super 8
                               Modesto, California

                           Projected Operating Results


                                    -----------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2001                                      2002
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                                80                                             80
Occupancy                                  68.00%                                         68.00%
Average Daily Room Rate                   $50.75                                         $52.25

Revenues
   Rooms                              $1,008,000        97.2% $12,600       $50.77   $1,037,000        97.3% $12,963       $52.23
   Telephone                              26,000         2.5%     325         1.31       26,000         2.4%     325         1.31
   Other Operated Departments              3,000         0.3%      38         0.15        3,000         0.3%      38         0.15
                                      -----------     ------- -------     --------    ---------      -------  -------    --------

     Total Revenues                    1,037,000       100.0%  12,963        52.23    1,066,000       100.0%  13,325        53.69

Departmental Expenses (3)
   Rooms                                 204,000        20.2%   2,550        10.27      210,000        20.3%   2,625        10.58
   Telephone                              13,000        50.0%     163         0.65       13,000        50.0%     163         0.65
   Other Operated Departments              1,000        33.3%      13         0.05        1,000        33.3%      13         0.05
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Total Departmental Expenses         218,000        21.0%   2,725        10.93      224,000        21.0%   2,800        11.28
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Departmental Profit                 819,000        79.0%  10,238        41.25      842,000        79.0%  10,525        42.41

Undistributed Expenses
   Administrative and General            130,000        12.5%   1,625         6.55      134,000        12.6%   1,675         6.75
   Franchise Fees                         81,000         7.8%   1,013         4.08       83,000         7.8%   1,038         4.18
   Marketing                              27,000         2.6%     338         1.36       28,000         2.6%     350         1.41
   Property Operations and Maintenance    65,000         6.3%     813         3.27       67,000         6.3%     838         3.37
   Energy and Utilities                   59,000         5.7%     738         2.97       60,000         5.6%     750         3.02
                                      -----------     -------  ------     --------     --------      -------  ------     --------

     Total Undistributed Expenses        362,000        34.9%   4,525        18.23      372,000        34.9%   4,650        18.73
                                      -----------     -------  ------     --------     --------      -------  ------     --------

     Gross Operating Profit              457,000        44.1%   5,713        23.02      470,000        44.1%   5,875        23.67

Fixed Charges and Management Fees
   Base Management Fees                   52,000         5.0%     650         2.62       53,000         5.0%     663         2.67
   Property Taxes                         28,000         2.7%     350         1.41       29,000         2.7%     363         1.46
   Insurance                              18,000         1.7%     225         0.91       19,000         1.8%     238         0.96
   Land Lease                             79,000         7.6%     988         3.98       81,000         7.6%   1,013         4.08
                                      -----------     -------  ------     --------     --------      -------  ------     --------

     Total Fixed Charges                 177,000        17.1%   2,213         8.91      182,000        17.1%   2,275         9.17
                                      -----------     -------  ------     --------     --------      -------  ------     --------

Income Before Reserves                   280,000        27.0%   3,500        14.10      288,000        27.0%   3,600        14.50

Reserves for Replacements                 41,000         4.0%     513         2.06       43,000         4.0%     538         2.17
                                      -----------     -------  ------     --------     --------      -------  ------     --------

Net Operating Income (4)               $ 239,000        23.0% $ 2,988       $12.04    $ 245,000        23.0% $ 3,063       $12.34
                                      ===========     ======= =======     ========    =========      ======= =======     ========


                                    -----------------------------------------------
Calendar Years Ending December 31:                        2003
                                    -----------------------------------------------
                                           $            %      PAR (1)    POR (2)
                                    -----------------------------------------------

Number of Keys                                 80
Occupancy                                   68.00%
Average Daily Room Rate                    $53.75

Revenues
   Rooms                               $1,067,000        97.2% $13,338       $53.74
   Telephone                               27,000         2.5%     338         1.36
   Other Operated Departments               4,000         0.4%      50         0.20
                                       -----------    -------- -------     --------

     Total Revenues                     1,098,000       100.0%  13,725        55.30

Departmental Expenses (3)
   Rooms                                  216,000        20.2%   2,700        10.88
   Telephone                               14,000        51.9%     175         0.71
   Other Operated Departments               1,000        25.0%      13         0.05
                                       -----------    --------  ------     --------

     Total Departmental Expenses          231,000        21.0%   2,888        11.63
                                       -----------   --------   ------     --------

     Departmental Profit                  867,000        79.0%  10,838        43.66

Undistributed Expenses
   Administrative and General             138,000        12.6%   1,725         6.95
   Franchise Fees                          85,000         7.7%   1,063         4.28
   Marketing                               29,000         2.6%     363         1.46
   Property Operations and Maintenance     69,000         6.3%     863         3.48
   Energy and Utilities                    62,000         5.6%     775         3.12
                                       -----------    --------  ------     --------

     Total Undistributed Expenses         383,000        34.9%   4,788        19.29
                                       -----------    --------  ------     --------

     Gross Operating Profit               484,000        44.1%   6,050        24.38

Fixed Charges and Management Fees
   Base Management Fees                    55,000         5.0%     688         2.77
   Property Taxes                          29,000         2.6%     363         1.46
   Insurance                               19,000         1.7%     238         0.96
   Land Lease                              84,000         7.7%   1,050         4.23
                                       -----------    --------  ------     --------

     Total Fixed Charges                  187,000        17.0%   2,338         9.42
                                       -----------    --------  ------     --------

Income Before Reserves                    297,000        27.0%   3,713        14.96

Reserves for Replacements                  44,000         4.0%     550         2.22
                                       -----------    --------  ------     --------

Net Operating Income (4)                $ 253,000        23.0% $ 3,163       $12.74
                                       ===========    ======== =======     ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3)  Departmental   expense  ratios  are  based  on  the  respective
              department's  revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================




                                     Super 8
                               Modesto, California

                           Projected Operating Results


                                    -------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2004                                      2005
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                                80                                             80
Occupancy                                  68.00%                                         68.00%
Average Daily Room Rate                   $55.25                                         $57.00

Revenues
   Rooms                              $1,100,000        97.2% $13,750       $55.25   $1,132,000        97.2% $14,150       $57.01
   Telephone                              28,000         2.5%     350         1.41       29,000         2.5%     363         1.46
   Other Operated Departments              4,000         0.4%      50         0.20        4,000         0.3%      50         0.20
                                      -----------     -------  ------     --------   ----------      ------- -------     --------

     Total Revenues                    1,132,000       100.0%  14,150        56.86    1,165,000       100.0%  14,563        58.67

Departmental Expenses (3)
   Rooms                                 223,000        20.3%   2,788        11.20      229,000        20.2%   2,863        11.53
   Telephone                              14,000        50.0%     175         0.70       14,000        48.3%     175         0.71
   Other Operated Departments              1,000        25.0%      13         0.05        1,000        25.0%      13         0.05
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Total Departmental Expenses         238,000        21.0%   2,975        11.95      244,000        20.9%   3,050        12.29
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Departmental Profit                 894,000        79.0%  11,175        44.90      921,000        79.1%  11,513        46.38

Undistributed Expenses
   Administrative and General            142,000        12.5%   1,775         7.13      147,000        12.6%   1,838         7.40
   Franchise Fees                         88,000         7.8%   1,100         4.42       91,000         7.8%   1,138         4.58
   Marketing                              30,000         2.7%     375         1.51       30,000         2.6%     375         1.51
   Property Operations and Maintenance    71,000         6.3%     888         3.57       73,000         6.3%     913         3.68
   Energy and Utilities                   64,000         5.7%     800         3.21       66,000         5.7%     825         3.32
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Total Undistributed Expenses        395,000        34.9%   4,938        19.84      407,000        34.9%   5,088        20.50
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Gross Operating Profit              499,000        44.1%   6,238        25.06      514,000        44.1%   6,425        25.89

Fixed Charges and Management Fees
   Base Management Fees                   57,000         5.0%     713         2.86       58,000         5.0%     725         2.92
   Property Taxes                         30,000         2.7%     375         1.51       31,000         2.7%     388         1.56
   Insurance                              20,000         1.8%     250         1.00       20,000         1.7%     250         1.01
   Land Lease                             86,000         7.6%   1,075         4.32       89,000         7.6%   1,113         4.48
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Total Fixed Charges                 193,000        17.0%   2,413         9.69      198,000        17.0%   2,475         9.97
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

Income Before Reserves                   306,000        27.0%   3,825        15.37      316,000        27.1%   3,950        15.91

Reserves for Replacements                 45,000         4.0%     563         2.26       47,000         4.0%     588         2.37
                                      -----------     -------  ------     --------    ---------      ------- -------     --------

Net Operating Income (4)               $ 261,000        23.1% $ 3,263       $13.11    $ 269,000        23.1% $ 3,363       $13.55
                                      ===========     ======= =======     ========    =========      ======= =======     ========


                                    -----------------------------------------------
Calendar Years Ending December 31:                        2006
                                    -----------------------------------------------
                                           $            %      PAR (1)    POR (2)
                                    -----------------------------------------------

Number of Keys                                 80
Occupancy                                   68.00%
Average Daily Room Rate                    $58.75

Revenues
   Rooms                               $1,167,000        97.2% $14,588       $58.77
   Telephone                               30,000         2.5%     375         1.51
   Other Operated Departments               4,000         0.3%      50         0.20
                                       ----------     --------  ------     --------

     Total Revenues                     1,201,000       100.0%  15,013        60.49

Departmental Expenses (3)
   Rooms                                  236,000        20.2%   2,950        11.89
   Telephone                               15,000        50.0%     188         0.76
   Other Operated Departments               1,000        25.0%      13         0.05
                                       -----------    --------  ------     --------

     Total Departmental Expenses          252,000        21.0%   3,150        12.69
                                       -----------    --------  ------     --------

     Departmental Profit                  949,000        79.0%  11,863        47.79

Undistributed Expenses
   Administrative and General             151,000        12.6%   1,888         7.60
   Franchise Fees                          93,000         7.7%   1,163         4.68
   Marketing                               31,000         2.6%     388         1.56
   Property Operations and Maintenance     76,000         6.3%     950         3.83
   Energy and Utilities                    68,000         5.7%     850         3.42
                                       -----------    --------  ------     --------

     Total Undistributed Expenses         419,000        34.9%   5,238        21.10
                                       -----------    --------  ------     --------

     Gross Operating Profit               530,000        44.1%   6,625        26.69

Fixed Charges and Management Fees
   Base Management Fees                    60,000         5.0%     750         3.02
   Property Taxes                          31,000         2.6%     388         1.56
   Insurance                               21,000         1.7%     263         1.06
   Land Lease                              91,000         7.6%   1,138         4.58
                                       -----------    --------  ------     --------

     Total Fixed Charges                  203,000        16.9%   2,538        10.22
                                       -----------    --------  ------     --------

Income Before Reserves                    327,000        27.2%   4,088        16.47

Reserves for Replacements                  48,000         4.0%     600         2.42
                                       -----------    --------  ------     --------

Net Operating Income (4)                $ 279,000        23.2% $ 3,488       $14.05
                                       ===========    ======== =======     ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3)  Departmental   expense  ratios  are  based  on  the  respective
              department's  revenues, not total revenues.
        (4)  Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================





                                     Super 8
                               Modesto, California

                           Projected Operating Results


                                    -----------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2007                                      2008
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                                80                                              80
Occupancy                                  68.00%                                          68.00%
Average Daily Room Rate                   $60.50                                          $62.25

Revenues
   Rooms                              $1,201,000        97.2% $15,013       $ 60.49   $1,236,000        97.2% $15,450       $ 62.25
   Telephone                              31,000         2.5%     388          1.56       32,000         2.5%     400          1.61
   Other Operated Departments              4,000         0.3%      50          0.20        4,000         0.3%      50          0.20
                                      -----------     -------  ------     ---------   ----------     --------  ------     ---------

     Total Revenues                    1,236,000       100.0%  15,450         62.25    1,272,000       100.0%  15,900         64.06

Departmental Expenses (3)
   Rooms                                 243,000        20.2%   3,038         12.24      250,000        20.2%   3,125         12.59
   Telephone                              15,000        48.4%     188          0.76       16,000        50.0%     200          0.81
   Other Operated Departments              1,000        25.0%      13          0.05        1,000        25.0%      13          0.05
                                      -----------     -------  ------     ---------    ---------     --------  ------      --------

     Total Departmental Expenses         259,000        21.0%   3,238         13.04      267,000        21.0%   3,338         13.45
                                      -----------     -------  ------     ---------    ---------     --------  ------     ---------

     Departmental Profit                 977,000        79.0%  12,213         49.20    1,005,000        79.0%  12,563         50.61

Undistributed Expenses
   Administrative and General            156,000        12.6%   1,950          7.86      160,000        12.6%   2,000          8.06
   Franchise Fees                         96,000         7.8%   1,200          4.83       99,000         7.8%   1,238          4.99
   Marketing                              32,000         2.6%     400          1.61       33,000         2.6%     413          1.66
   Property Operations and Maintenance    78,000         6.3%     975          3.93       80,000         6.3%   1,000          4.03
   Energy and Utilities                   70,000         5.7%     875          3.53       72,000         5.7%     900          3.63
                                      -----------     -------  ------     ---------    ---------     --------  ------     ---------

     Total Undistributed Expenses        432,000        35.0%   5,400         21.76      444,000        34.9%   5,550         22.36
                                      -----------     -------  ------     ---------    ---------     --------  ------     ---------

     Gross Operating Profit              545,000        44.1%   6,813         27.45      561,000        44.1%   7,013         28.25

Fixed Charges and Management Fees
   Base Management Fees                   62,000         5.0%     775          3.12       64,000         5.0%     800          3.22
   Property Taxes                         32,000         2.6%     400          1.61       32,000         2.5%     400          1.61
   Insurance                              22,000         1.8%     275          1.11       22,000         1.7%     275          1.11
   Land Lease                             94,000         7.6%   1,175          4.73       97,000         7.6%   1,213          4.89
                                      -----------     -------  ------     ---------     --------     --------  ------     ---------

     Total Fixed Charges                 210,000        17.0%   2,625         10.58      215,000        16.9%   2,668         10.83
                                      -----------     -------  ------     ---------     --------     --------  ------     ---------

Income Before Reserves                   335,000        27.1%   4,188         16.87      346,000        27.2%   4,325         17.43

Reserves for Replacements                 49,000         4.0%     613          2.47       51,000         4.0%     638          2.57
                                      -----------     -------  ------     ---------     --------     --------  ------     ---------

Net Operating Income (4)               $ 286,000        23.1% $ 3,575       $ 14.40    $ 295,000        23.2% $ 3,668       $ 14.86
                                      ===========     ======= =======     =========    =========     ======== =======     =========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3)  Departmental   expense  ratios  are  based  on  the  respective
              department's  revenues, not total revenues.
        (4)  Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================

                                    SECTION V

                                  SUPER 8 MOTEL
                             PLEASANTON, CALIFORNIA

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================

Property Address                             Super 8 Motel
                                             5375 Owens Court
                                             Pleasanton, California 94566
                                             Telephone (510) 463-1300
-------------------------------------------- ----------------------------------
Owner                                        Super 8 Economy Lodging IV, Ltd.
-------------------------------------------- ----------------------------------
Assessor's Parcel Number                     941-1301-18 and 941-2771-2
-------------------------------------------- ----------------------------------
Effective Date of Appraisal                  January 1, 1998
-------------------------------------------- ----------------------------------
Property Rights Appraised                    Fee Simple Interest
===============================================================================
                              Highest and Best Use
===============================================================================

Highest and Best Use
     As if Vacant                            Limited-service hotel
     As Improved                             Limited-service hotel or highway
                                             commercial use
===============================================================================
                              Property Description
===============================================================================
Existing Improvements
     Year Built                              1984
     Gross Building Area                     35,984 square feet
     Number of Hotel Guest Rooms             102
     Parking                                 105 spaces
     Number of Floors                        Three above ground (no basement)
     Hotel Amenities                         Pool and whirlpool, complimentary
                                             coffee
     Compliance with ADA                     Partial
-------------------------------------------- ----------------------------------
Site
     Area                                    2.04 acres (88,715 square feet)
     Zoning                                  PUD-C (Planned Unit Development -
                                             Commercial)
     Flood Zone                              B, Panel Number 060012-0001E dated
                                             September 30, 1997
     Wetlands Zone                           No
     Alquist Priolo Special Studies Zone     No
     Historic,  Natural , Cultural,
        Recreational, or Scientific Value    None
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                                Not Applicable
-------------------------------------------- ----------------------------------
Sales Comparison Approach                    $7,400,000
-------------------------------------------- ----------------------------------
Income Capitalization Approach
     Stabilized Occupancy                    75.0%
     Average Daily Room Rate                 $65.00
     Stabilized Net Income                   $795,000
     Overall Capitalization Rate             10.0%
     Terminal Capitalization Rate            10.5%
     Discount Rate                           13.0%
Indicated Market Values
     Direct Capitalization Technique         $8,000,000
     Discounted Cash Flow Analysis           $7,600,000
-------------------------------------------- ----------------------------------
Final Estimate of Market Value               $7,600,000
-------------------------------------------- ----------------------------------
Marketing and Exposure Period                Six months or less
-------------------------------------------- ----------------------------------

                               (Photograph deleted)









        View of Hotel Looking Northwest from Owens Court Driveway to Site








                               (Photograph deleted)







                   View of Typical Double Queen-Bed Guestroom

A.       AREA AND NEIGHBORHOOD REVIEW

         1.        Introduction

The subject property is located in the city of Pleasanton, Alameda County. Pleasanton is located 15 miles southeast of Oakland and approximately 30 miles east of San Francisco. Alameda County has extensive transportation facilities including a major port that is accessible to ocean-going vessels, an airport, railroads, freeways, and rapid transit lines connecting the region with the entire Bay Area. The southern portion of the county, with its proximity to the Silicon Valley, contains much of the county's high-tech industry. Over the past few years, biotech firms have moved into the northern portion of Alameda County, to Emeryville and Berkeley. The eastern section of the county, on the other hand, has developed from a suburban area into a more commercial and financial headquarters center.

Pleasanton has developed from a farming community to a residential and business center due to relatively low land costs, its proximity to San Francisco, and the development of the large Hacienda Business Park to attract corporate tenants. As such, the Pleasanton economy is directly involved with the neighboring economies of San Ramon, Livermore, and central Contra Costa County. A map highlighting the location of the subject property in relation to the surrounding area is shown on the following page.

         2.        Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local market area.

         Population: The population of Pleasanton was 59,800 in January 1997, a
         3.5 percent increase from 1996. The corresponding population of Alameda County was 1,375,900. This figure represents a compound average annual growth rate (CAAG) of 1.1 percent over the 1990 figure of 1,291,700. In comparison, the CAAG increase in the population of the State of California as 1.3 percent since 1990. Population in the Pleasanton area is expected to grow at a faster rate than Alameda County overall.

         Retail Sales: Total taxable retail sales for Alameda County totaled over $9.5 billion in 1996. This county figure represented a CAAG increase of 2.4 percent over the past six years.

                  (Street map of the Pleasanton area deleted)









                                  Regional Map

         Income: Median household effective buying income (EBI) has increased at a CAAG rate of 1.2 percent over the 1990 to 1996 period for Alameda County, while EBI for the City of Pleasanton has increased at a 5.4 percent rate. Based on the 1990 census, income per capita for Pleasanton is $24,812 with an average household income of $66,867.

         Employment: In 1997, the total number of persons employed in the Oakland MSA, which is composed of Alameda and Contra Costa Counties, was approximately 94,000 persons. This is about a 2.0 percent increase over 1996 which was approximately 92,000 persons. The Oakland MSA unemployment rate was 6.4 percent through mid-year 1997 and 7.2 percent in 1996. Moderate job growth is projected through 2010 for the Bay Area, with the largest growth projected to be in the areas of services and manufacturing.

The following table presents a listing of the major private industry employers in Pleasanton as of year-end 1997.


=======================================================
    Major Private Industry Employers in Pleasanton
                         1997
=======================================================
                                    Number of
         Company                    Employees
-------------------------- ============================
AT&T                                  1,900
Providian Bancorp                     1,600
People Soft                           1,400
Pacific Bell Mobile Services          1,000
Macy's                                  800
Valley Care Medical Center              600
Farmers Insurance                       580
Nellcor Puritan Bennett                 500
Clorox Technical Center                 500
Safeway Co.                             500
Nordstrom                               500
Pacific Bell Communications             410
Unisource Worldwide                     400
GTE Mobilnet                            400
=======================================================
Source:  City of Pleasanton Chamber of Commerce
=======================================================


          Commercial Office Space: Over the past seven years, the total net rentable area within Pleasanton has increased from approximately 6.2 million square feet to 7.4 million square feet. Of the total 7.4 million square feet of space in Pleasanton, the majority is located in Hacienda Business Park. Over the next few years, new office construction is likely to be limited to built-to-suit buildings. As the regional economy strengthens, the East Bay office market is projected to benefit from tightening markets in San Francisco and

          Silicon Valley. As a result, vacancy rates are expected to decline further, and effective rental rates should rise over the next few years.

         Tourism: The East Bay is not generally considered to be a tourist destination in its own right, but benefits from its relationship to the San Francisco Bay Area. Leisure travel to the Pleasanton area is generated primarily from friends and relatives visiting local residents, as well as special events. In 1995, the City was successful in attracting the Scottish Rites and Games, an annual festival bringing thousands of participants and onlookers. Pleasanton is also the home of the annual Alameda County Fair which takes place from the end of June through early July each year.
         More than 465,000 people attend this event each year.

         Transportation: Transportation within Alameda County includes an efficient and expanding freeway system, various railroad lines, public transportation featuring the Bay Area Rapid Transit System (BART), and the Port of Oakland International Airport. The subject's market area is primarily served by the Oakland International Airport with additional service provided by the major San Francisco International Airport, located on the opposite side of San Francisco Bay. Oakland International Airport is located approximately 30 miles southwest of the subject site and is easily accessible via major freeways.

         3.       Neighborhood Review

The subject property is located near the major freeway intersection of Interstate 580 and Hopyard Road. The surrounding area is comprised of office, commercial, restaurant, and lodging uses oriented to the freeway nature of the neighborhood. The subject site is in proximity to the major freeway interchange of Interstates 680 (north-south) and 580 (east-west). The Hopyard Road interchange is one interchange north of the aforementioned freeway intersection. The new Pleasanton BART station is a short distance east of the subject property and can be reached by foot.

Surrounding uses proximate to the subject site include: (facing the subject site across Hopyard Road) a large CompUSA retail store, a Candlewood extended-stay lodging facility, and an office building housing the Prudential Company; (surrounding the site) a Buttercup Pantry restaurant, a Burger King fast food facility, the Pleasant Asian restaurant, Schroeber's Athletic Club, Ski World USA; and (south of the site) Hacienda Motors, a Mercedes dealership.

         4.       Conclusion

In summary, we are of the opinion that the subject property is well located in the city of Pleasanton. Growth in nearly all economic indicators has been positive over the past several years and we forecast continued growth in the foreseeable future.

B.       PROPERTY DESCRIPTION

         1.        Introduction

The subject property is a limited-service hotel comprising 102 guestrooms. Additional amenities at the property include an outdoor swimming pool and 24-hour coffee service. The hotel is proximate to several restaurants and fast-food establishments, a full-service health club, and is within walking distance of the new Pleasanton BART station. The hotel comprises a wood-frame structure of three floors. The hotel building houses guestrooms, the lobby, the hotel laundry, service areas, and various mechanical and electrical equipment.

The hotel was constructed in 1984, the first year of operation. The hotel is currently owned by Super 8 Economy Lodging IV, Ltd., a related company to the Famous Host Companies. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.       Site Description and Zoning

The subject property is located at 5375 Owens Court, off Owens Drive and Hopyard Road, in Pleasanton, California. The subject site comprises 2.04 acres, or 88,715 square feet. The site is irregular in shape and has excellent frontage facing Interstate 580 and Hopyard Road. The entry to the parcel is set back from Owens Court, and the subject site adjoins two neighboring parcels, Schroeber's Athletic Club and Ski World USA in this area. The property is level and is at grade with the surrounding streets and parcels, although Hopyard Road elevates above the subject parcel in a upward sloping direction as Hopyard Road overpasses the Interstate 580 freeway.

The subject property is zoned PUD-C (Planned Unit Development - Commercial). This zoning allows a variety of commercial development in a planned development setting, and a hotel is a permitted use in this zone. We are aware of no easements or covenants affecting the subject property which would negatively affect the market value of the subject property.

         3.       Improvements Description

The hotel building forms a rectangular shape with the guestrooms opening outward to covered, exterior corridors on all levels. The perimeter of the parcel and the perimeter of the building are landscaped. Chain link fencing lines the portions of the perimeter of the property adjoining Hopyard Road and Interstate
580. A portion of the site is more intensively landscaped and is also the site of the outdoor pool and whirlpool. The hotel offers various corridor staircases and one hydraulic elevator, and is fire sprinklered. The exterior of the building is comprised of tan stucco with maroon red trim, and, in combination with the Spanish tile, conveys a contemporary California Mission style of architecture.

The total interior square footage of the hotel is 35,984 square feet and the average size of a typical guest room is 282 square feet. The Super 8 Motel provides 102 guestrooms, configured as 68 queen-size bedrooms, 21 double, queen-size bedrooms, and 13 suite rooms (with queen sized beds). Four rooms are equipped for disabled persons. The guestrooms are furnished with a color television, desk, two chairs, nightstand, lamp, and dresser. The lobby is wood paneled with contemporary wood furniture. Overall, the property is in good condition and has been maintained on a regular basis.

With regard to parking, the hotel has 105 surface parking spaces located on the paved parking lot which surrounds the hotel building. Five of these spaces are designated for physically challenged persons. Also located on-site for guest use are an ice machine, soft-drink vending machine, and a snack vending machine.

         4.       Basic Construction and Mechanical Systems

The subject building is a wood-framed structure having foundations of poured-in-place concrete slab on-grade. The exterior walls are composed of stucco. The exterior colors of the hotel are a one-tone paint beige scheme with a contrasting maroon accent coloration. The interior walls are sheet rock and are primarily painted or have vinyl wall covering. The roof is a flat, rolled, built-up tar paper-type over wood framing with Spanish tile mansard accenting, all of which appear to be in good condition. Presented in the following table is a summary of the basic construction and mechanical systems of the hotel.

===============================================================================
                           Super 8 Motel -- Pleasanton
              Summary of Basic Construction and Mechanical Systems
===============================================================================
Foundation:                     Concrete slab on-grade with spread footings
------------------------------- -----------------------------------------------
Frame:                          Wood
------------------------------- -----------------------------------------------
Walls:                          Stucco
------------------------------- -----------------------------------------------
Floor:                          Wood trusses, 5/8" plywood, and 3/4" gypcrete
------------------------------- -----------------------------------------------
Roof:                           Built-up tar and gravel with concrete tile
------------------------------- -----------------------------------------------
Ceiling Heights:                8'
------------------------------- -----------------------------------------------
Doors:
     Guest Room and Bathroom:   1 3/4" metal door with 20 minute label and
                                1 3/8" wood with no rating
     Exterior:                  1 3/4" metal with 20 minute label and also
                                aluminum store-front
------------------------------- -----------------------------------------------
Windows:                        Sliding bronze anodized aluminum with double
                                glazing
------------------------------- -----------------------------------------------
Heating and Cooling:            Guestrooms:  GE Zoneline through-the-wall heat
                                pumps
                                Lobby:  Carrier package system
------------------------------- -----------------------------------------------
Elevators:                      US Elevator hydraulic lift
------------------------------- -----------------------------------------------
Electrical:                     120 - 20 BV, 2,000 amps
------------------------------- -----------------------------------------------
Plumbing:
     Water Pipes:               Copper type "M" above grade; type "L" below
                                grade
     Sewer Pipes:               No hub cast iron
     Gas Pipes:                 Black steel inside; wrapped steel outside of
                                building
------------------------------- -----------------------------------------------
Domestic Hot Water:             2 boilers and 1 holding tank
------------------------------- -----------------------------------------------
Laundry Facilities:             2 Uni-Wash washers
                                2 Huebsch dryers
                                1 Uni-Wash dryer
------------------------------- -----------------------------------------------
Sprinkler System:               Entire building is sprinklered
------------------------------- -----------------------------------------------
Life Safety:
     Fire Alarm Stations:       Main fire alarm is located at the front desk
     Smoke Detectors:           Hard-wired dual ionization smoke detectors
     Emergency Illumination:    Provided
===============================================================================
Source:  Famous Host Companies
===============================================================================


         5.       Assessed Value and Property Taxes

The subject property is assessed by Alameda County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.

============================================================
                 Assessor's Parcel Numbers
                941-1301-18 and 941-2771-2
                  1997/98 Assessed Value
============================================================
Land and Improvements                       $3,650,289
Personal Property                            203,125
-------------------------------------- ---------------------
Net Taxable Value                           $3,853,414
-------------------------------------- ---------------------


For 1997/1998, total property taxes and direct assessments are $46,472.75 on the subject property. The indicated tax rate, therefore, is 1.2061 percent.

         6.       Renovation and Capital Improvements

The property has been maintained in good condition and no renovation projects are currently identified other than typical maintenance work. A consideration to upgrade the landscaping at the site entrance has been made, but we understand that one of the adjoining owners, Schroeber's Athletic Club, is not interested in this project, so plans have been dropped.

As the through-the-wall air conditioning units in each guestroom continue to age, these units will need to be replaced. Further, as the guestroom doors are secured with standard key locks, an upgrade to more contemporary electronic door locks is also necessary. Given that the cost of such renovation work, on a project-by-project basis, is not unusually large, annual funding for such projects on a phased-basis is considered to be possible through an annual reserve for capital replacement of 4.0 percent of total revenue.

         7.       Summary of Functional Utility and Condition

It is our opinion that the hotel is adequately designed and maintained to service the limited-service hotel market demand of suburban Pleasanton.


C.       HOTEL MARKET ANALYSIS

         1.       Competitive Supply

There are a wide variety of lodging facilities currently located in Pleasanton ranging from limited-service motels such as the subject property to full-service properties such as the Pleasanton Hilton. With regard to future lodging supply, there are a number of new facilities planned. At the top end of the market, the Pleasanton Hilton is reviewing proposals to add 150 rooms to the existing facility. More competitive to the subject property, the following table highlights hotel development occurring in the Pleasanton market area, comprising a total of 593 rooms.


   ==========================================================================================================
                                          Super 8 Motel -- Pleasanton
                                               New Hotel Supply
   ==========================================================================================================
                                                                      Development           Expected
                 Product                   Location       Rooms         Status            Opening Date
   ------------------------------------ --------------- ----------- ---------------- ========================
   Summerfield Suites                     Pleasanton       128       Construction         July 1, 1998
   Sierra Suites                          Pleasanton       113       Construction         July 1, 1998
   AmeriSuites                              Dublin         128         In Escrow         January 1, 1999
   Holiday Inn Express & Suites             Dublin          89         Approved          January 1, 1999
   Residence Inn                          Pleasanton       135         Approved          January 1, 1999
   ==========================================================================================================
   Source:  PKF Consulting and the Dublin and Pleasanton Planning Departments
   ==========================================================================================================


It should also be noted that in San Ramon, a 138-room Courtyard by Marriott and a 147-unit Homestead Village are currently under construction, and there is also talk of Starwood Lodging Corporation building a hotel. In Livermore, an 80-room Hampton Inn opened in July of this year, and a 125-unit Extended-stay America is undergoing construction. Additionally, the Livermore City Council has approved the development of a 122-room Courtyard by Marriott, and a 100-room Hilton Garden Inn. The opening of these two hotels is tentatively scheduled for the first quarter of 1998. Directly opposite the subject property, on the west side of Hopyard Road, a 126-unit Candlewood Suites hotel opened in November 1997.

In total, the identified new rooms in the Pleasanton market area are anticipated to open by 1999, resulting in a significant increase in supply. Therefore, additions to the competitive supply are projected during the next five-year period, and we have taken such new supply into account in our estimation of the future operating performance of the subject property.

         2.       Historical Market Performance

The following table presents a summary of the historical market performance of the Pleasanton market area as compiled by PKF Consulting. The following market statistics, which include the subject property, cover the period 1992 to 1996, as well as our estimate for 1997.




====================================================================================================================
                            Competitive Hotel Market
                       Historical Occupancy and Room Rate
                            1992 to 1997 (Estimated)
====================================================================================================================
                       Daily Rooms
                        Available      Percent                        Percent        Average Daily        Percent
        Year                           Change        Occupancy         Change          Room Rate          Change
--------------------- -------------- ------------ ----------------- ------------- --------------------- ============
        1992              1,068           -            67.9%             -               $67.71              -
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        1993              1,068         0.0%           71.0%            4.6%             $70.08            3.5%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        1994              1,068         0.0%           70.7%           (0.5)%            $72.58            3.6%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        1995              1,068         0.0%           75.0%            6.1%             $76.85            5.9%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        1996              1,068         0.0%           77.3%            3.0%             $85.04            10.7%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
  1997 (Estimated)      1,089 (1)       2.0%           78.2%            3.2%             $98.37            15.7%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        CAAG              0.4%            -              -               -                7.7%               -
====================================================================================================================
Notes:  (1) Addition of Candlewood Suites as of November 1, 1997

Source:  PKF Consulting
====================================================================================================================


As can be noted, over the five-year period 1992 to 1996, the number of available rooms within the competitive market has remained stable. In 1997, the introduction of the Candlewood Suites increased the supply of available rooms. As the hotel opened in late 1997 (November), the full effect of the new hotel will occur in 1998. During the 1992 to 1997 period, demand has increased year-by-year, attributed the strong local economy and from spill-over demand from other regions of the East Bay such as Livermore and San Ramon. Overall, occupancy has increased from 67.9 percent in 1992 to an estimate 78.2 percent as of year-end 1997.

In terms of the competitive market's average daily room rate (ADR), we estimate that the composite hotel market will achieve an ADR of $98.37 in 1997, another year of steady room rate growth. From an ADR of $67.71 in 1992, the market has shown a CAAG of 7.7 percent, with much stronger growth occurring most recently in 1996 and 1997 as occupancy levels have stabilized in the high 70s percent range.

         3.       Demand Segmentation

The primary demand segments in the Pleasanton market are corporate (including government and military travelers), group, and leisure demand. Business and leisure travel are the two largest demand segments on an annual basis. On a more seasonal basis, group demand is the third demand segment in the Pleasanton market. Each hotel penetrates these three demand segments based on the appeal of the property to the various types of travelers in each segment.

The current mix of demand at the subject property is primarily composed of primarily of leisure travelers (52.1%) who are attracted to the subject property because of its convenient location and clean, well-priced rooms. The second largest component of demand (46.6%) is from corporate, government, and military travelers who are visiting businesses and agencies in the area. The balance of demand is generated by group travelers (1.3%) such as athletic and school groups.

         4.       Projected Future Supply and Demand

Over the past six years (1992 to 1997) demand for hotel accommodations in Pleasanton has increased at a CAAG of 3.3 percent in a generally stable supply market. This reflects the increase in demand for lodging in Pleasanton generated by the growth in the regional and local economy. As indicated, this growth has not gone unnoticed by developers, and a number of new hotels are planned to come on-line by the end of 1999 to accommodate the expected continued growth in demand.

Based on our review of the local market, we project overall demand for hotel rooms will continue to stabilize and will show growth over the next five years. While demand will grow in general, occupancy rates at hotels in specific should decline as a result of additions to supply. Presented in the table below is a summary of the projected growth in supply, demand, and the resulting occupancy levels for the competitive market for the period 1998 to 2002.

=======================================================================================================
                                      Super 8 Motel -- Pleasanton
                                Estimated Growth In Supply and Demand
                                       Competitive Hotel Market
=======================================================================================================
                              Daily                  Annual              Total
        Year             Available Rooms        Available Rooms         Demand           Occupancy
--------------------- ----------------------- --------------------- ---------------- ------------------
Actual
        1992                  1,068                 389,820             264,688            67.9%
        1993                  1,068                 389,820             276,772            71.0%
        1994                  1,068                 389,820             275,603            70.7%
        1995                  1,068                 389,820             292,365            75.0%
        1996                  1,068                 389,820             301,331            77.3%
  1997 (Estimated)            1,089                 397,485             310,833            78.2%
--------------------- ----------------------- --------------------- ---------------- ------------------
Projected
        1998                  1,314                 479,610             350,100            73.0%
        1999                  1,787                 652,255             417,400            64.0%
        2000                  1,787                 652,255             443,500            68.0%
        2001                  1,787                 652,255             463,100            71.0%
        2002                  1,787                 652,255             476,100            73.0%
--------------------- ----------------------- --------------------- ---------------- -----------------
CAAG
      1992 to 1997             0.4%                    -                 3.3%                -
      1997 to 2002            10.4%                                      8.9%
=======================================================================================================
Source:  PKF Consulting
=======================================================================================================


As can be noted above, the number of rooms available in the market will increase significantly in 1998 and 1999, with a CAAG of 10.4 percent over the period 1997 to 2002. Along with the growth in supply, growth in demand is forecast at a CAAG of 8.9 percent over the 1997 to 2002 period. With the growth in demand forecast to be lower than the growth in supply, declining occupancy is forecast, and we predict the current level of occupancy in the high 70s percent to stabilize, after a period of lowered occupancy, in the low 70s percent by 2002.

         5.       Market Performance of the Subject

The following table summarizes the historical occupancy levels and average room rate for the Super 8 Motel over the past four years


===============================================================================
                           Super 8 Motel -- Pleasanton
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
===============================================================================
                                                   Average Daily
        Year             Occupancy      % Change     Room Rate         % Change
--------------------- -------------- ------------ ----------------- -----------
        1994               73.2%            -          $50.08             -
--------------------- -------------- ------------ ----------------- -----------
        1995               76.0%          3.8%         $52.63            5.1%
--------------------- -------------- ------------ ----------------- -----------
        1996               77.9%          2.5%         $57.69            9.6%
--------------------- -------------- ------------ ----------------- -----------
  1997 (Estimated)         80.0%          2.7%         $63.00            9.2%
--------------------- -------------- ------------ ----------------- -----------
        CAAG                3.0%            -           7.9%              -
===============================================================================
Source:  Famous Host Companies
===============================================================================

As can be noted, occupancy rates at the subject property have been trending upward from 73.2 percent achieved in 1995 to 80.0 percent estimated for year-end 1997. This steady increase in occupancy is attributed to the strength of the Tri-Valley market combined with, up to the present, limited additions to the supply of hotel rooms. However, due to numerous upcoming additions to supply, occupancy rates are expected to decline in future years.

With regard to room rates,  from 1994 to 1997, room rates increased at a CAAG of
7.9 percent, from $50.08 as of year-end 1994 to an estimated $63.00 for year-end 1997. This increase in ADR is a reflection of the economic strength in the local market.

Based on our analysis of the local market, we are of the opinion the subject will achieve an average occupancy of 75.0 percent over the ten-year analysis period discussed in this report. From the 80.0 percent occupancy achieved in 1997, occupancy will remain at that level in 1998. With additions to supply, a decreased occupancy of 77.0 percent will be achieved in 1999, followed by three years of occupancy at 75.0 percent for 2000, 2001, and 2002, respectively. For the balance of the projection period, from 2003 to 2007, an occupancy level of
73.0 percent is projected due to the threat of additional new competition in the limited-service market. However, it should be noted that the derived stabilized occupancy of 75.0 percent for the subject property is the average for the ten-year period (1998-2007).

Based on our market analysis, we project the hotel to achieve an average room rate of $65.00 in 1998, a 3.0 percent increase over 1997. Over the balance of our projection period, we project the hotel's average room rates to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the expected growth in demand in the market dampened by competitive new additions to supply.

The following table summarizes our projections for the subject property over the first five years of the ten-year analysis period from January 1, 1998 to December 31, 2002.


===============================================================================
                                  Super 8 Motel -- Pleasanton
                       Projected Occupancy and Average Daily Room Rate
                                         1998 to 2002
===============================================================================
                                                     Average
                                    Market            Daily           Percent
     Year         Occupancy      Penetration        Room Rate         Change
------------- --------------- ---------------- ----------------- --------------
     1997           80.0%           102.3%           $63.00              -
------------- --------------- ---------------- ----------------- --------------
     1998           80.0%           110.0%           $65.00            3.0%
     1999           77.0%           120.0%           $66.75            3.0%
     2000           75.0%           110.0%           $68.75            3.0%
     2001           75.0%           106.0%           $71.00            3.0%
     2002           75.0%           103.0%           $73.00            3.0%
------------- --------------- ---------------- ----------------- --------------
     CAAG           (1.3)%            -               3.0%               -
 (1998-2002)
===============================================================================
Source:  PKF Consulting
===============================================================================


D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.


E.       VALUATION -- SALES COMPARISON APPROACH

         1.       Introduction

The Sales Comparison Approach is based on the premise that knowledgeable investors will pay no more for a specific property than the cost of acquiring a substitute property of equal utility. The basis for this analysis is a comparison of the subject to the sale of other facilities.

We have reviewed a number of Alameda County hotel sales and focused on those sales considered most comparable in providing support for the market value of the subject. Based on this review, we have identified five recent hotel sales in the local region. The sales occurred between February 1996 and February 1997. The sales are all of a fee simple interest in the respective properties.


==============================================================================================================
                                           Comparable Hotel Sales
==============================================================================================================
                                                                                      Rooms        Overall
Sale                                        Sale    Year     Number       Price      Revenue    Capitalization
No.         Hotel Name          Location    Date   Built    Of Rooms     Per Room   Multiplier      Rate
----- ------------------------ ----------- ------- ------- ------------ ----------- ----------- --------------
 1    Days Inn Bay Bridge      Emeryville   2/97    1985       153       $60,784       3.07         9.3%
 2    Days Inn                 Oakland      2/97    1975       142       $44,366       3.03         14.1%
 3    Sheraton Four Points     Pleasanton   1/97    1985       214       $109,000      4.85         9.7%
 4    Best   Western   Dublin  Dublin       7/96    1974       235       $34,480       3.46         5.0%
 5    Park Hilton              Pleasanton   2/96    1985       294       $78,912       3.32         11.1%

==============================================================================================================
Source:  PKF Consulting
==============================================================================================================


         2.       Analysis of Hotel Sales

Because of the many differences between the selected transactions and the subject property, we are of the opinion that an analysis using a rooms revenue multiplier is a more appropriate unit of comparison to value the subject. A rooms revenue multiplier measures the total revenue generated from room rentals in relation to the sales price. Rooms revenue multipliers do not require subjective adjustments since most price variance in quality of properties is reflected in occupancy and average daily room rate achievement as determined by the market. As can be noted, the indicated rooms revenue multipliers for the five sales ranges from a low of 3.03 to a high of 4.85 with an average of 3.55.

Based on our evaluation of the Super 8 Motel, we are of the opinion that a rooms revenue multiple at high end of this range, but below the Sheraton Four Points, is appropriate to value the subject. The Sheraton Four Points has a leased restaurant which adds additional value compared to the subject property. Sale number 5 took place nearly two years ago under different market conditions thus its value may have been lower than if it were sold today. Accordingly, we have selected a multiple of 4.00 to value the subject. Based on this multiplier, and assuming a stabilized occupancy level of 75.0 percent at an average daily room rate of $65.00 (stated in 1999 value dollars), the indicated value per available room for the subject is as follows.


Rooms Revenue         Stabilized          Stabilized                               Indicated Value
  Multiplier           Average            Occupancy                                   Per Room
                         Rate               Level              Days/Year              (Rounded)
--------------- ---- ------------- ---- --------------- ---- -------------- ---- --------------------
     4.00        x      $65.00      x       75.0%        x        365        =         $71,175
--------------- ---- ------------- ---- --------------- ---- -------------- ---- --------------------

As noted above, the rooms revenue multiplier analysis produced a value indication of approximately $71,200 per available room. This value per room is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on the current configuration of 102 rentable rooms, the indicated stabilized value of the fee simple interest in the hotel is $7,300,000 (rounded) as calculated below.


------------- ----- -------------- ----- ----------------
  $71,200     x     102 Rooms      =     $7,300,000
------------- ----- -------------- ----- ----------------


C.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

         1.       Conclusion of "As Is" Market Value

After concluding to our estimate of the stabilized value using the Sales Comparison Approach, the next step is to develop an estimate of the "as is" market value. In order to develop this value estimate, the "income gain" that is projected to occur until the property is stabilized (as will be discussed in the Income Capitalization Approach to follow) must be added. The following table summarizes this calculation.


==============================================================
                  Sales Comparison Approach
              Estimate of "As Is" Market Value
==============================================================
Indication of Stabilized Value                 $7,300,000
Plus: Income Gain Until Stabilization           $102,000
------------------------------------------- ------------------
Indicated "As Is" Market Value                 $7,402,000
------------------------------------------- ------------------
Rounded                                        $7,400,000
------------------------------------------- ------------------


Thus, after the addition of income gain prior to stabilization, we estimate that the as is market value of the fee simple estate in the subject as of January 1, 1998, via the Sales Comparison Approach, is:


===============================================================================
                    SEVEN MILLION FOUR HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                     $7,400,000
===============================================================================

G.       VALUATION -- INCOME CAPITALIZATION APPROACH

         1.       Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997.

     2. The operating results of the category "Limited-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

The historical operating results of the subject are presented at the end of this section of the report.

         2.       Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized below.

     a) The stabilized annual occupancy of the hotel is projected to be 75.0 percent at an average daily room rate of $65.00 as stated in 1998 dollars;

     b) A management fee of 5.0 percent of total revenues, and a franchise fee of 8.0 percent of room revenues, and a reserve for capital replacements of 4.0 percent of total revenue have been deducted to establish the net operating income of the subject.

     c) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the Alameda County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to 1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current effective tax rate is 1.2061 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the value estimate of the subject property as determined using the Income Capitalization Approach. Based on that estimated value of the hotel, a tax rate of 1.2061 per $100 of assessed value is utilized, resulting in real estate taxes of $92,000, rounded, in the representative or stabilized year.

Presented below is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis, the subject property will generate approximately $1,857,000 in total revenue, with a net operating income of $795,000, or 42.8 percent of total revenue.


=================================================================================================
                                   Super 8 Motel, Pleasanton
                Stabilized Year Operating Results (Stated in 1998 Value Dollars)
=================================================================================================
Occupancy Level                                                     75.0%
-------------------------------------------- ====================================================
Average Room Rate                                                  $65.00
-------------------------------------------- ====================================================
REVPAR                                                             $48.75
-------------------------------------------- ---------------- ---------- ------------ -----------
                                                  Total        Ratios      PAR (1)     POR (2)
-------------------------------------------- ---------------- ---------- ------------ -----------
Revenues
     Rooms                                        $1,815,000      97.7%      $17,794      $65.00
     Telephone                                        36,000       1.9%          350        1.28
     Other Operated Departments                        6,000       0.3%           59        0.20
-------------------------------------------- ---------------- ---------- ------------ -----------
Total Revenues                                     1,857,000     100.0%       17,647       64.46
-------------------------------------------- ---------------- ---------- ------------ -----------
Departmental Expenses (3)
     Rooms                                           280,000      15.4%        2,745       10.04
     Telephone                                        18,000      50.0%          176        0.64
     Other Operated Departments                        3,000      50.0%           29        0.10
-------------------------------------------- ---------------- ---------- ------------ -----------
Total Departmental Expenses                          301,000      16.2%        2,950       10.77
-------------------------------------------- ---------------- ---------- ------------ -----------
Departmental Income                                1,556,000      83.8%       15,255       55.73
-------------------------------------------- ---------------- ---------- ------------ -----------
Undistributed Operating Expenses
     Administrative and General                      147,000       7.9%        1,442        5.26
     Franchise Fees                                  145,000       7.8%        1,421        5.19
     Marketing                                        21,000       1.1%          206        0.75
     Property Maintenance                             97,000       5.2%          953        3.47
     Energy and Utilities                             71,000       3.8%          695        2.54
-------------------------------------------- ---------------- ---------- ------------ -----------
Total Undistributed Expenses                         481,000      25.9%        4,715       17.23
-------------------------------------------- ---------------- ---------- ------------ -----------
Income Before Fixed Charges                        1,075,000      57.9%       10,539       38.50
Management Fees and Fixed Charges
     Management Fees                                  93,000       5.0%          912        3.33
     Property Taxes                                   92,000       5.0%          902        3.29
     Insurance                                        21,000       1.1%          206        0.75
-------------------------------------------- ---------------- ---------- ------------ -----------
Total                                                206,000      11.1%        2,019        7.38
-------------------------------------------- ---------------- ---------- ------------ -----------
Income Before Reserve                                869,000      46.8%        8,519       31.12
-------------------------------------------- ---------------- ---------- ------------ -----------
Reserve for Replacement                               74,000       4.0%          725        2.65
-------------------------------------------- ---------------- ---------- ------------ -----------
Income Before Other Charges(4)                      $795,000      42.8%       $7,794      $28.47
=================================================================================================
(1)  PAR - Per Available Room
(2)  POR - Per Occupied Room
(3)  Departmental  expense  ratios  are  based  on the  respective  department's revenue, not total revenue
(4) Income before interest, taxes, depreciation,  and amortization

Source:  PKF Consulting
=================================================================================================

         3.       Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation, variations in occupancy and rate and the impact of fixed and variable components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized as follows.

     a) With the exception of property taxes, all other revenues are expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law.

     b) For the first five years of this forecast, the occupancy and rates of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to decrease and stabilize at 73.0 percent, with the average rate increasing at 3.0 percent per year.

         4.       Valuation Using Direct Capitalization

Based on our evaluation of the subject, it is was concluded that an overall capitalization rate (OAR) of 10.0 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, market position, and fee simple estate status.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 10.0 percent, the value of the subject as if stabilized is calculated to be as follows.


================================================== =====================
Projected Stabilized Net Operating Income                $795,000
Overall Capitalization Rate                               10.0%
-------------------------------------------------- ---------------------
Stabilized Value Indication                             $7,950,000
-------------------------------------------------- ---------------------
Rounded                                                 $7,900,000
================================================== =====================


From this derived stabilized value, an addition is made for the benefit of the additional income the hotel is expect to earn prior to reaching the projected lower stabilized level of income. This surplus cash flow is typically referred to as "income gain".

Income gain is the difference in projected cash flows and the cash flow which would be available if the property were stabilized. This amount must be added to the stabilized value to reflect the higher occupancy in the first two years of the analysis period prior to the attainment of a lower stabilization level of operation. Based on our market research and analysis, it is estimated that the subject will achieve a stabilized level of operation in 2000. A calculation of the income gain associated for the two years prior to that period is presented on the following table.


===============================================================================
                          Income Gain to Stabilization
===============================================================================
                   Estimated      Stabilized Year
                 Net Operating     Net Operating      Estimated  Present Value
      Year           Income         Income (1)       Income Gain   @ 13.0%
-------------- ---------------- ----------------- --------------- -----------
      1998          $883,000         $795.000          $88,000        $77,876
      1999          850,000           818,850          31,150         24,395
-------------- ---------------- ----------------- --------------- -----------
     Total                                             121,180        102,271
-------------- ---------------- ----------------- --------------- -----------
    Rounded                                           $121,000       $102,000
===============================================================================
(1)  Inflated to future value dollars at 3.0 percent.
===============================================================================


Based upon the preceding calculation, the cumulative income gain over the stabilization period is estimated to be approximately $121,000. Investors typically discount the estimated income loss at a comparable discount rate as that used for the valuation of the subject property itself, or, in this case,
13.0 percent annually. This is reflective of the more aggressive discount rate used to value potential gains as compared to potential losses. Consequently, if the sum of the income gains were discounted at a rate of 13.0 percent, the present value of the estimated income loss would be roundly $102,000.

Presented below is our calculation of the "as is" market value of the subject taking into account the above estimate of income gain during the projected stabilization period.


=======================================================================
               Value Conclusion -- Direct Capitalization
=======================================================================
Stabilized Value                                         $7,900,000
Plus:  Income Gain During Stabilization Period            102,000
----------------------------------------------------- -----------------
"As Is" Value                                            $8,002,000
----------------------------------------------------- -----------------
Rounded                                                  $8,000,000
=======================================================================


Therefore, the estimated "as is" market value of the fee simple interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                            EIGHT MILLION DOLLARS
------------------------------------------------------------------------------
                                 $8,000,000
==============================================================================

         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

Based on our market research, we are of the opinion that a reversionary capitalization rate of 10.5 percent and a 13.0 percent discount rate are appropriate to value the subject on a discounted cash flow basis.

The following table shows the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.


===============================================================================
                          Discounted Cash Flow Analysis
===============================================================================
                         Cash Flow              Present             Present
                           From                  Value               Value
          Year          Operations               Factor             @ 13.0%
------------------- -------------------- ------------------ -------------------
          1998           $884,000                0.8850            $782,301
          1999           $852,000                0.7831            $667,241
          2000           $845,000                0.6931            $585,627
          2001           $870,000                0.6133            $533,587
          2002           $893,000                0.5428            $484,685
          2003           $881,000                0.4803            $423,161
          2004           $914,000                0.4251            $388,505
          2005           $934,000                0.3762            $351,333
          2006           $965,000                0.3329            $321,234
          2007           $997,000                0.2496            $293,705
------------------- -------------------- ------------------ -------------------
Reversion               $9,438,000               0.2946           $2,780,325
------------------- -------------------- ------------------ -------------------
Present Value                                                     $7,611,704
------------------- -------------------- ------------------ -------------------
Value, Rounded                                                    $7,600,000
------------------- -------------------- ------------------ -------------------

         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Direct capitalization indicated a value of $8,000,000 and the discounted cash flow analysis indicated a value of $7,600,000, and the values are within 5.0 percent of each other. Placing most weight on the discounted cash flow approach, as this methodology best accounts for the benefits and risks of holding the property over an extended period of time, our conclusion as to the "as is" market value of the fee simple interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                 SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $7,600,000
==============================================================================


H.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:


============================================ ======================
Sales Comparison Approach                         $7,400,000
Income Capitalization Approach
     Direct Capitalization                        $8,000,000
     Discounted Cash Flow Analysis                $7,600,000
============================================ ======================


In the Sales Comparison Approach we compared five recent hotel transactions to the subject. The selected sales indicated a relatively wide range in value. Furthermore, the sales were located in varying market areas throughout Alameda County and no property was identical to the subject. These factors make this approach less meaningful, but act as a reference checkpoint for the value derived from the Income Capitalization Approach methods.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: The direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in a close range in values, within
5.0 percent of each other, heightening our confidence in this approach. Accordingly, the primary reliance was placed on this approach. Further, we specifically placed more reliance on the discounted cash flow method which, in combination with the conclusions derived via the Sales Comparison Approach, indicates a lower values that that derived by the direct capitalization method.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the fee simple interest in the subject property, as of January 1, 1998, is reasonably represented as:


===============================================================================
                      SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                      $7,600,000
===============================================================================

                     SUPER 8 MOTEL -- PLEASANTON, CALIFORNIA

                          HISTORICAL OPERATING RESULTS



                                                                                  Super 8, Pleasanton

                                                                             Historical Operating Results


                                ---------------------------------------------------------------------------------------------------
                                                       1994                                             1995
                                ---------------------------------------------------------------------------------------------------
                                       $             %       PAR (1)    POR (2)         $             %       PAR (1)    POR (2)
                                ---------------------------------------------------------------------------------------------------

    Number of Keys                         102                                              102
    Occupancy                            73.20%                                           76.00%
    Average Daily Room Rate (ADR)       $50.08                                           $52.63
    REVPAR                              $36.66                                           $40.00

    REVENUES
      ROOMS                        $ 1,364,542        97.1% $ 13,378      $ 50.07   $ 1,488,310        97.4% $ 14,591      $ 52.60
      TELEPHONE                         33,726         2.4%      331         1.24        34,633         2.3%      340         1.22
      MISCELLANEOUS                      6,867         0.5%       67         0.25         5,798         0.4%       57         0.20
                                  ------------       ------  -------      -------   -----------      ------- --------      -------
        TOTAL REVENUE                1,405,135       100.0%   13,776        51.56     1,528,741       100.0%   14,988        54.03

    DEPT. COSTS & EXPENSES (3)
      ROOMS                            253,913        18.6%    2,489         9.32       258,454        17.4%    2,534         9.13
      TELEPHONE                         18,713        55.5%      183         0.69        15,228        44.0%      149         0.54
      MISCELLANEOUS                      2,893        42.1%       28         0.11         3,029        52.2%       30         0.11
                                  ------------       ------  -------      -------   -----------      ------- --------       ------
        TOTAL COST & EXP.              275,519        19.6%    2,701        10.11       276,711        18.1%    2,713         9.78

    TOTAL OPER. DEPTS. INCOME        1,129,616        80.4%   11,075        41.45     1,252,030        81.9%   12,275        44.25
                                  ------------       ------  -------      -------   -----------      ------- --------       ------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                 157,736        11.2%    1,546         5.79       140,181         9.2%    1,374         4.95
      MARKETING                         22,682         1.6%      222         0.83        19,531         1.3%      191         0.69
      FRANCHISE FEES                    68,226         4.9%      669         2.50        74,399         4.9%      729         2.63
      UTILITIES                         70,578         5.0%      692         2.59        69,182         4.5%      678         2.45
      PROPERTY OPERATIONS               87,936         6.3%      862         3.23        93,741         6.1%      919         3.31
                                  ------------       ------    -----      -------   -----------      ------- --------       ------
        TOTAL                          407,158        29.0%    3,992        14.94       397,034        26.0%    3,892        14.03

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES               722,458        51.4%    7,083        26.51       854,996        55.9%    8,382        30.22
                                  ------------       ------    -----      -------   -----------      ------- --------       ------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                   70,260         5.0%      689         2.58        76,350         5.0%      749         2.70
      PROPERTY TAXES                    44,701         3.2%      438         1.64        45,528         3.0%      446         1.61
      INSURANCE                         20,333         1.4%      199         0.75        20,990         1.4%      206         0.74
      RENT                                   -         0.0%        -         -                -         0.0%        -         -
                                  ------------       ------    -----      -------   -----------      ------- --------       -------
        TOTAL                          135,294         9.6%    1,326         4.96       142,868         9.3%    1,401         5.05

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                  $ 587,164        41.8%    5,757        21.55     $ 712,128        46.6%    6,982        25.17
                                  ============       ======    =====      =======   ===========      ======= ========       =======

    RENOVATION PAYMENT                $ 52,270                                        $ 109,005


                              -----------------------------------------------------
                                                        1996
                              ----------------------------------------------------
                                        $             %       PAR (1)      POR (2)
                              ----------------------------------------------------

Number of Keys                           102
Occupancy                              77.90%
Average Daily Room Rate (ADR)         $57.69
REVPAR                                $44.94

REVENUES
  ROOMS                          $ 1,677,855        97.3%  $ 16,450        $ 57.69
  TELEPHONE                           44,710         2.6%       438           1.54
  MISCELLANEOUS                        2,596         0.2%        25           0.09
                               -------------       ------  --------        -------
    TOTAL REVENUE                  1,725,161       100.0%    16,913          59.32

DEPT. COSTS & EXPENSES (3)
  ROOMS                              275,749        16.4%     2,703           9.48
  TELEPHONE                           18,767        42.0%       184           0.65
  MISCELLANEOUS                          802        30.9%         8           0.03
                               -------------       ------  --------         ------
    TOTAL COST & EXP.                295,318        17.1%     2,895          10.15

TOTAL OPER. DEPTS. INCOME          1,429,843        82.9%    14,018          49.17
                               -------------       ------  --------         ------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL                   157,774         9.1%     1,547           5.43
  MARKETING                           18,347         1.1%       180           0.63
  FRANCHISE FEES                      83,909         4.9%       823           2.89
  UTILITIES                           66,033         3.8%       647           2.27
  PROPERTY OPERATIONS                 90,846         5.3%       891           3.12
                               -------------       ------  --------         ------
    TOTAL                            416,909        24.2%     4,087          14.34

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES               1,012,934        58.7%     9,931          34.83
                               -------------       ------ ---------         ------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                     86,289         5.0%       846           2.97
  PROPERTY TAXES                      46,649         2.7%       457           1.60
  INSURANCE                           21,962         1.3%       215           0.76
  RENT                                     -         0.0%         -           -
                               -------------       ------ ---------         ------
    TOTAL                            154,900         9.0%     1,519           5.33

INCOME BEFORE OTHER (4)
  FIXED CHARGES                     $ 858,034        49.7%     8,412          29.50
                               ==============      ======= =========        =======

RENOVATION PAYMENT                   $ 42,107

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3)  Departmental   expense  ratios  are  based  on  the  respective
                 department's  revenue,  not total revenue.
           (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

===================================================================================================================================

    Source:The Famous Host Company

===================================================================================================================================



                               Super 8, Pleasanton

          Operating Results Year-To-Date September 1997 and 1997 Budget


                                 ---------------------------------------------------------------------------------------------------
                                                      September 1997                                Budget 1997
                                 ---------------------------------------------------------------------------------------------------
                                        $                %    PAR (1)    POR (2)            $             %       PAR (1)    POR (2)
                                 ---------------------------------------------------------------------------------------------------

    Number of Keys                          102                                              102
    Occupancy                             81.20%                                           75.44%
    Average Daily Room Rate (ADR)        $63.40                                           $59.61
    REVPAR                               $51.48                                           $44.97

    REVENUES
      ROOMS                         $ 1,433,136        97.9%$ 18,785       $ 63.40   $ 1,674,254         97.7% $ 16,414      $ 59.61
      TELEPHONE                          28,143         1.9%     369          1.24        32,395          1.9%      318         1.15
      MISCELLANEOUS                       1,876         0.1%      25          0.08         6,761          0.4%       66         0.24
                                   ------------       ------ -------       -------   -----------       ------- --------      -------
        TOTAL REVENUE                 1,463,155       100.0%  19,179         64.73     1,713,410        100.0%   16,798        61.01

    DEPT. COSTS & EXPENSES (3)
      ROOMS                             281,535        15.2%   2,865          9.67       257,938         15.4%    2,529         9.18
      TELEPHONE                          11,869        42.2%     156          0.53        16,712         51.6%      164         0.60
      MISCELLANEOUS                         168         9.0%       2          0.01         3,200         47.3%       31         0.11
                                   ------------      ------- -------       -------  ------------       ------- --------      -------
        TOTAL COST & EXP.               230,572        15.8%   3,022         10.20       277,850         16.2%    2,724         9.89

    TOTAL OPER. DEPTS. INCOME         1,232,583        84.2%  16,156         54.53     1,435,560         83.8%   14,074        51.11
                                   ------------      ------- -------       -------  ------------       ------- --------      -------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                  119,646         8.2%   1,568          5.29       140,275          8.2%    1,375         4.99
      MARKETING                           9,648         0.7%     126          0.43        12,804          0.7%      126         0.46
      FRANCHISE FEES                     71,656         4.9%     939          3.17        83,713          4.9%      821         2.98
      UTILITIES                          50,500         3.5%     662          2.23        67,973          4.0%      666         2.42
      PROPERTY OPERATIONS                70,675         4.8%     926          3.13        67,798          4.0%      665         2.41
                                   ------------      ------- -------       ------- -------------       ------- --------      -------
        TOTAL                           322,125        22.0%   4,222         14.25       372,563         21.7%    3,653        13.26

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES                910,458        62.2%  11,934         40.28     1,062,997         62.0%   10,422        37.85
                                   ------------      ------- -------       ------- -------------       ------- --------     --------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                    73,158         5.0%     959          3.24        85,670          5.0%      840         3.05
      PROPERTY TAXES                     35,589         2.4%     466          1.57        45,696          2.7%      448         1.63
      INSURANCE                          17,189         1.2%     225          0.76        21,000          1.2%      206         0.75
      RENT                                    -         0.0%       -             -             -          0.0%        -          -
                                   ------------      ------- -------       ------- -------------       ------- --------     --------
        TOTAL                           125,936         8.6%   1,651          5.57       152,366          8.9%    1,494         5.42

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                   $ 784,522        53.6%  10,283         34.71     $ 910,631         53.1%  $ 8,928        $ 32
                                   ============      ======= =======       ======= =============       ======= ========     ========

    RENOVATION PAYMENT                 $ 32,232                                         $ 51,402

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3)  Departmental   expense  ratios  are  based  on  the  respective
                 department's  revenue,  not total revenue.
           (4)  Net operating  income before reserves,  interest, depreciation, amortization,  and income taxes.

====================================================================================================================================

    Source:The Famous Host Company

====================================================================================================================================


                     SUPER 8 MOTEL -- PLEASANTON, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS



                                     Super 8
                             Pleasanton, California

                           Projected Operating Results


                                    -------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         1998                                      1999
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %       PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               102                                             102
Occupancy                                  80.00%                                          77.00%
Average Daily Room Rate                   $65.00                                          $66.75

Revenues
   Rooms                              $1,936,000        97.8% $18,980        $65.00   $1,914,000       97.8% $18,765       $66.77
   Telephone                              38,000         1.9%     373          1.28       38,000        1.9%     373         1.33
   Other Operated Departments              6,000         0.3%      59          0.20        6,000        0.3%      59         0.21
                                      -----------     ------- -------     ---------   ----------     -------  -------     -------

     Total Revenues                    1,980,000       100.0%  19,412         66.48    1,958,000      100.0%  19,196        68.30

Departmental Expenses (3)
   Rooms                                 290,000        15.0%   2,843          9.74      293,000       15.3%   2,873        10.22
   Telephone                              19,000        50.0%     186          0.64       19,000       50.0%     186         0.66
   Other Operated Departments              3,000        50.0%      29          0.10        3,000       50.0%      29         0.10
                                      -----------     ------- -------     ---------    ---------     -------  -------     -------

     Total Departmental Expenses         312,000        15.8%   3,059         10.48      315,000       16.1%   3,088        10.99
                                      -----------     ------- -------     ---------    ---------     -------  ------      -------

     Departmental Profit               1,668,000        84.2%  16,353         56.00    1,643,000       83.9%  16,108        57.31

Undistributed Expenses
   Administrative and General            149,000         7.5%   1,461          5.00      152,000        7.8%   1,490         5.30
   Franchise Fees                        155,000         7.8%   1,520          5.20      153,000        7.8%   1,500         5.34
   Marketing                              21,000         1.1%     206          0.71       22,000        1.1%     216         0.77
   Property Operations and Maintenance    97,000         4.9%     951          3.26      100,000        5.1%     980         3.49
   Energy and Utilities                   71,000         3.6%     696          2.38       73,000        3.7%     716         2.55
                                      -----------     -------  -------    ---------    ---------     -------  ------      -------

     Total Undistributed Expenses        493,000        24.9%   4,833         16.55      500,000       25.5%   4,902        17.44
                                      -----------     -------  -------    ---------    ---------     -------  ------      -------

     Gross Operating Profit            1,175,000        59.3%  11,520         39.45    1,143,000       58.4%  11,206        39.87

Fixed Charges and Management Fees
   Base Management Fees                   99,000         5.0%     971          3.32       98,000        5.0%     961         3.42
   Property Taxes                         92,000         4.6%     902          3.09       93,000        4.7%     912         3.24
   Insurance                              21,000         1.1%     206          0.71       22,000        1.1%     216         0.77
                                      -----------     -------  -------    ---------    ---------     -------  ------      -------

     Total Fixed Charges                 212,000        10.7%   2,078          7.12      213,000       10.9%   2,088         7.43
                                      -----------     -------  -------    ---------    ---------     -------  ------      -------

Income Before Reserves                   963,000        48.6%   9,441         32.33      930,000       47.5%   9,118        32.44

Reserves for Replacements                 79,000         4.0%     775          2.65       78,000        4.0%     765         2.72
                                      -----------     -------  -------    ---------    ---------     -------  ------      -------

Net Operating Income (4)               $ 884,000        44.6% $ 8,667        $29.68    $ 852,000       43.5% $ 8,353       $29.72
                                      ===========     ======= ========    =========    =========     ======= =======      =======


                                    ------------------------------------------------
Calendar Years Ending December 31:                         2000
                                    ------------------------------------------------
                                            $           %      PAR (1)    POR (2)
                                    ------------------------------------------------

Number of Keys                                102
Occupancy                                   75.00%
Average Daily Room Rate                    $68.75

Revenues
   Rooms                               $1,925,000        97.8% $18,873       $68.75
   Telephone                               38,000         1.9%     373         1.36
   Other Operated Departments               6,000         0.3%      59         0.21
                                       -----------    -------  -------     --------

     Total Revenues                     1,969,000       100.0%  19,304        70.32

Departmental Expenses (3)
   Rooms                                  298,000        15.5%   2,922        10.64
   Telephone                               19,000        50.0%     186         0.68
   Other Operated Departments               3,000        50.0%      29         0.11
                                       -----------     -------  -------    --------

     Total Departmental Expenses          320,000        16.3%   3,137        11.43
                                       -----------     -------  -------    --------

     Departmental Profit                1,649,000        83.7%  16,167        58.89

Undistributed Expenses
   Administrative and General             156,000         7.9%   1,529         5.57
   Franchise Fees                         154,000         7.8%   1,510         5.50
   Marketing                               22,000         1.1%     216         0.79
   Property Operations and Maintenance    103,000         5.2%   1,010         3.68
   Energy and Utilities                    75,000         3.8%     735         2.68
                                       -----------     -------  -------    --------

     Total Undistributed Expenses         510,000        25.9%   5,000        18.21
                                       -----------     -------  -------    --------

     Gross Operating Profit             1,139,000        57.8%  11,167        40.68

Fixed Charges and Management Fees
   Base Management Fees                    98,000         5.0%     961         3.50
   Property Taxes                          95,000         4.8%     931         3.39
   Insurance                               22,000         1.1%     216         0.79
                                       -----------     -------  -------    --------

     Total Fixed Charges                  215,000        10.9%   2,108         7.68
                                       -----------     -------  -------    --------

Income Before Reserves                    924,000        46.9%   9,059        33.00

Reserves for Replacements                  79,000         4.0%     775         2.82
                                       -----------     -------  -------    --------

Net Operating Income (4)                $ 845,000        42.9% $ 8,284       $30.18
                                     ===========     ======= ========    ========

---------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3)  Departmental   expense  ratios  are  based  on  the  respective
              department's  revenues, not total revenues.
        (4)  Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================



                                    Super 8
                             Pleasanton, California

                           Projected Operating Results



                                    -------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2001                                      2002
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               102                                            102
Occupancy                                  75.00%                                         75.00%
Average Daily Room Rate                   $71.00                                         $73.00

Revenues
   Rooms                              $1,983,000        97.8% $19,441       $71.02   $2,038,000        97.8% $19,980       $72.99
   Telephone                              39,000         1.9%     382         1.40       40,000         1.9%     392         1.43
   Other Operated Departments              6,000         0.3%      59         0.21        6,000         0.3%      59         0.21
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Revenues                    2,028,000       100.0%  19,882        72.63    2,084,000       100.0%  20,431        74.63

Departmental Expenses (3)
   Rooms                                 307,000        15.5%   3,010        10.99      316,000        15.5%   3,098        11.32
   Telephone                              20,000        51.3%     196         0.72       20,000        50.0%     196         0.72
   Other Operated Departments              3,000        50.0%      29         0.11        3,000        50.0%      29         0.11
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Departmental Expenses         330,000        16.3%   3,235        11.82      339,000        16.3%   3,324        12.14
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Departmental Profit               1,698,000        83.7%  16,647        60.81    1,745,000        83.7%  17,108        62.49

Undistributed Expenses
   Administrative and General            161,000         7.9%   1,578         5.77      166,000         8.0%   1,627         5.94
   Franchise Fees                        159,000         7.8%   1,559         5.69      163,000         7.8%   1,598         5.84
   Marketing                              23,000         1.1%     225         0.82       24,000         1.2%     235         0.86
   Property Operations and Maintenance   106,000         5.2%   1,039         3.80      109,000         5.2%   1,069         3.90
   Energy and Utilities                   77,000         3.8%     755         2.76       80,000         3.8%     784         2.87
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Undistributed Expenses        526,000        25.9%   5,157        18.84      542,000        26.0%   5,314        19.41
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Gross Operating Profit            1,172,000        57.8%  11,490        41.97    1,203,000        57.7%  11,794        43.08

Fixed Charges and Management Fees
   Base Management Fees                  101,000         5.0%     990         3.62      104,000         5.0%   1,020         3.72
   Property Taxes                         97,000         4.8%     951         3.47       99,000         4.8%     971         3.55
   Insurance                              23,000         1.1%     225         0.82       24,000         1.2%     235         0.86
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Fixed Charges                 221,000        10.9%   2,167         7.91      227,000        10.9%   2,225         8.13
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Income Before Reserves                   951,000        46.9%   9,324        34.06      976,000        46.8%   9,569        34.95

Reserves for Replacements                 81,000         4.0%     794         2.90       83,000         4.0%     814         2.97
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Net Operating Income (4)               $ 870,000        42.9% $ 8,529       $31.16    $ 893,000        42.9% $ 8,755       $31.98
                                      ===========     =======  =========  ========     ===========   =======  =========  ========


                                    -----------------------------------------------
Calendar Years Ending December 31:                        2003
                                    -----------------------------------------------
                                           $            %      PAR (1)    POR (2)
                                    -----------------------------------------------

Number of Keys                                102
Occupancy                                   73.00%
Average Daily Room Rate                    $75.25

Revenues
   Rooms                               $2,045,000        97.8% $20,049       $75.24
   Telephone                               41,000         2.0%     402         1.51
   Other Operated Departments               6,000         0.3%      59         0.22
                                       -----------    --------  -------    --------

     Total Revenues                     2,092,000       100.0%  20,510        76.97

Departmental Expenses (3)
   Rooms                                  321,000        15.7%   3,147        11.81
   Telephone                               20,000        48.8%     196         0.74
   Other Operated Departments               3,000        50.0%      29         0.11
                                       -----------    --------  -------    --------

     Total Departmental Expenses          344,000        16.4%   3,373        12.66
                                       -----------    --------  -------    --------

     Departmental Profit                1,748,000        83.6%  17,137        64.32

Undistributed Expenses
   Administrative and General             170,000         8.1%   1,667         6.26
   Franchise Fees                         164,000         7.8%   1,608         6.03
   Marketing                               24,000         1.1%     235         0.88
   Property Operations and Maintenance    113,000         5.4%   1,108         4.16
   Energy and Utilities                    82,000         3.9%     804         3.02
                                       -----------    --------  -------    --------

     Total Undistributed Expenses         553,000        26.4%   5,422        20.35
                                       -----------    --------  -------    --------

     Gross Operating Profit             1,195,000        57.1%  11,716        43.97

Fixed Charges and Management Fees
   Base Management Fees                   105,000         5.0%   1,029         3.86
   Property Taxes                         101,000         4.8%     990         3.72
   Insurance                               24,000         1.1%     235         0.88
                                       -----------    --------  -------    --------

     Total Fixed Charges                  230,000        11.0%   2,255         8.46
                                       -----------    --------  -------    --------

Income Before Reserves                    965,000        46.1%   9,461        35.51

Reserves for Replacements                  84,000         4.0%     824         3.09
                                       -----------    --------  -------    --------

Net Operating Income (4)                $ 881,000        42.1% $ 8,637       $32.42
                                       ===========    ========  =======    ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================



                                                                                      Super 8
                                                                              Pleasanton, California

                                                                            Projected Operating Results


                                    -------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2004                                      2005
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               102                                            102
Occupancy                                  73.00%                                         73.00%
Average Daily Room Rate                   $77.50                                         $79.75

Revenues
   Rooms                              $2,112,000        97.7% $20,706       $77.50   $2,167,000        97.7% $21,245       $79.73
   Telephone                              42,000         1.9%     412         1.54       43,000         1.9%     422         1.58
   Other Operated Departments              7,000         0.3%      69         0.26        7,000         0.3%      69         0.26
                                      -----------    -------  -------     --------    ---------      -------  ------     --------

     Total Revenues                    2,161,000       100.0%  21,186        79.30    2,217,000       100.0%  21,735        81.57

Departmental Expenses (3)
   Rooms                                 331,000        15.7%   3,245        12.15      341,000        15.7%   3,343        12.55
   Telephone                              21,000        50.0%     206         0.77       22,000        51.2%     216         0.81
   Other Operated Departments              3,000        42.9%      29         0.11        3,000        42.9%      29         0.11
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Total Departmental Expenses         355,000        16.4%   3,480        13.03      366,000        16.5%   3,588        13.47
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Departmental Profit               1,806,000        83.6%  17,706        66.27    1,851,000        83.5%  18,147        68.11

Undistributed Expenses
   Administrative and General            175,000         8.1%   1,716         6.42      180,000         8.1%   1,765         6.62
   Franchise Fees                        169,000         7.8%   1,657         6.20      173,000         7.8%   1,696         6.37
   Marketing                              25,000         1.2%     245         0.92       26,000         1.2%     255         0.96
   Property Operations and Maintenance   116,000         5.4%   1,137         4.26      120,000         5.4%   1,176         4.42
   Energy and Utilities                   85,000         3.9%     833         3.12       87,000         3.9%     853         3.20
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Total Undistributed Expenses        570,000        26.4%   5,588        20.92      586,000        26.4%   5,745        21.56
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Gross Operating Profit            1,236,000        57.2%  12,118        45.35    1,265,000        57.1%  12,402        46.54

Fixed Charges and Management Fees
   Base Management Fees                  108,000         5.0%   1,059         3.96      111,000         5.0%   1,088         4.08
   Property Taxes                        103,000         4.8%   1,010         3.78      105,000         4.7%   1,029         3.86
   Insurance                              25,000         1.2%     245         0.92       26,000         1.2%     255         0.96
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

     Total Fixed Charges                 236,000        10.9%   2,314         8.66      242,000        10.9%   2,373         8.90
                                      -----------     -------  ------     --------    ---------      -------  ------     --------

Income Before Reserves                 1,000,000        46.3%   9,804        36.69    1,023,000        46.1%  10,029        37.64

Reserves for Replacements                 86,000         4.0%     843         3.16       89,000         4.0%     873         3.27
                                      -----------     -------  ------     --------   ----------      ------- -------     --------

Net Operating Income (4)               $ 914,000        42.3% $ 8,961       $33.54    $ 934,000        42.1% $ 9,157       $34.37
                                      ===========     ======= =======     ========    =========      ======= =======     ========


                                    -----------------------------------------------
Calendar Years Ending December  31:                        2006
                                    -----------------------------------------------
                                           $            %      PAR (1)    POR (2)
                                    -----------------------------------------------

Number of Keys                                102
Occupancy                                   73.00%
Average Daily Room Rate                    $82.25

Revenues
   Rooms                               $2,235,000        97.8% $21,912       $82.24
   Telephone                               44,000         1.9%     431         1.62
   Other Operated Departments               7,000         0.3%      69         0.26
                                       -----------    -------- -------     --------

     Total Revenues                     2,286,000       100.0%  22,412        84.11

Departmental Expenses (3)
   Rooms                                  351,000        15.7%   3,441        12.91
   Telephone                               22,000        50.0%     216         0.81
   Other Operated Departments               4,000        57.1%      39         0.15
                                       -----------    -------- -------     --------

     Total Departmental Expenses          377,000        16.5%   3,696        13.87
                                       -----------    --------  ------     --------

     Departmental Profit                1,909,000        83.5%  18,716        70.24

Undistributed Expenses
   Administrative and General             186,000         8.1%   1,824         6.84
   Franchise Fees                         179,000         7.8%   1,755         6.59
   Marketing                               27,000         1.2%     265         0.99
   Property Operations and Maintenance    123,000         5.4%   1,206         4.53
   Energy and Utilities                    90,000         3.9%     882         3.31
                                       -----------    --------  ------     --------

     Total Undistributed Expenses         605,000        26.5%   5,931        22.26
                                       -----------    --------  ------     --------

     Gross Operating Profit             1,304,000        57.0%  12,784        47.98

Fixed Charges and Management Fees
   Base Management Fees                   114,000         5.0%   1,118         4.19
   Property Taxes                         107,000         4.7%   1,049         3.94
   Insurance                               27,000         1.2%     265         0.99
                                       -----------    --------  ------     --------

     Total Fixed Charges                  248,000        10.8%   2,431         9.13
                                       -----------    --------  ------     --------

Income Before Reserves                  1,056,000        46.2%  10,353        38.85

Reserves for Replacements                  91,000         4.0%     892         3.35
                                       -----------    -------- -------     --------

Net Operating Income (4)                $ 965,000        42.2% $ 9,461       $35.51
                                       ===========    ======== =======     ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================




                                                               Super 8
                                                        Pleasanton, California

                                                     Projected Operating Results


                                        --------------------------------------------------------------------------------------------
    Calendar Years Ending December 31:                         2007                                      2008
                                        --------------------------------------------------------------------------------------------
                                               $           %      PAR (1)    POR (2)          $            %      PAR (1)   POR (2)
                                        --------------------------------------------------------------------------------------------

    Number of Keys                               102                                             102
    Occupancy                                  73.00%                                          73.00%
    Average Daily Room Rate                   $84.75                                          $87.25

    Revenues
       Rooms                              $2,303,000        97.8% $22,578       $ 84.74   $2,371,000        97.7% $23,245    $ 87.24
       Telephone                              46,000         2.0%     451          1.69       47,000         1.9%     461       1.73
       Other Operated Departments              7,000         0.3%      69          0.26        8,000         0.3%      78       0.29
                                          -----------     ------- -------     ---------   ----------     -------- -------  ---------

         Total Revenues                    2,356,000       100.0%  23,098         86.69    2,426,000       100.0%  23,784      89.26

    Departmental Expenses (3)
       Rooms                                 361,000        15.7%   3,539         13.28      372,000        15.7%   3,647      13.69
       Telephone                              23,000        50.0%     225          0.85       24,000        51.1%     235       0.88
       Other Operated Departments              4,000        57.1%      39          0.15        4,000        50.0%      39       0.15
                                          -----------    -------  ---------   ---------   -----------    --------  ---------  ------

         Total Departmental Expenses         388,000        16.5%   3,804         14.28      400,000        16.5%   3,922      14.72
                                          -----------    -------  ---------   ---------   -----------    --------  ---------  ------

         Departmental Profit               1,968,000        83.5%  19,294         72.41    2,026,000        83.5%  19,863      74.55

    Undistributed Expenses
       Administrative and General            191,000         8.1%   1,873          7.03      197,000         8.1%   1,931       7.25
       Franchise Fees                        184,000         7.8%   1,804          6.77      190,000         7.8%   1,863       6.99
       Marketing                              27,000         1.1%     265          0.99       28,000         1.2%     275       1.03
       Property Operations and Maintenance   127,000         5.4%   1,245          4.67      131,000         5.4%   1,284       4.82
       Energy and Utilities                   93,000         3.9%     912          3.42       95,000         3.9%     931       3.50
                                          -----------    -------  ---------   ---------   -----------    --------  ---------  ------

         Total Undistributed Expenses        622,000        26.4%   6,098         22.89      641,000        26.4%   6,284      23.59
                                          -----------    -------  ---------   ---------   -----------    --------  ---------  ------

         Gross Operating Profit            1,346,000        57.1%  13,196         49.53    1,385,000        57.1%  13,578      50.96

    Fixed Charges and Management Fees
       Base Management Fees                  118,000         5.0%   1,157          4.34      121,000         5.0%   1,186       4.45
       Property Taxes                        110,000         4.7%   1,078          4.05      112,000         4.6%   1,098       4.12
       Insurance                              27,000         1.1%     265          0.99       28,000         1.2%     275       1.03

         Total Fixed Charges                 255,000        10.8%   2,500          9.38      261,000        10.8%   2,559       9.60
                                          -----------    -------  ---------   ---------   -----------    --------  ---------  ------

    Income Before Reserves                 1,091,000        46.3%  10,696         40.14    1,124,000        46.3%  11,020      41.36

    Reserves for Replacements                 94,000         4.0%     922          3.46       97,000         4.0%     951       3.57
                                          -----------    -------  ---------   ---------   -----------    --------  ---------  ------

    Net Operating Income (4)               $ 997,000        42.3% $ 9,775       $ 36.68   $1,027,000        42.3% $10,069    $ 37.79
                                          ===========    =======  =========   =========   ===========    ========  =========  ======

------------------------------------------------------------------------------------------------------------------------------------

    Notes:  (1)  PAR - Per Available Room.
            (2)  POR - Per Occupied Room.
            (3)  Departmental expense ratios are based on the respective department's revenues, not total revenues.
            (4)  Net operating income before interest, amortization,
                  depreciation, and income tax.

===================================================================================================================================

    Source: PKF Consulting

===================================================================================================================================

                                   SECTION VI

                                  SUPER 8 MOTEL
                             SACRAMENTO, CALIFORNIA

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================
Property Address                             Super 8 Motel
                                             4317 Madison Avenue
                                             Sacramento, California 95842
                                             Telephone (916) 334-7430
-------------------------------------------- ----------------------------------
Owner
Leased Fee Interest                          Hale G. Zimmerman
Leasehold Interest                           Super 8 Motels, Ltd.
-------------------------------------------- ----------------------------------
Assessor's Parcel Number                     228-0141-028-000 and
                                             228-0191-031-000
-------------------------------------------- ----------------------------------
Effective Date of Appraisal                  January 1, 1998
-------------------------------------------- ----------------------------------
Property Rights Appraised                    Leasehold Interest
===============================================================================
                              Highest and Best Use
===============================================================================
Highest and Best Use
     As if Vacant                            Limited-service hotel
     As Improved                             Hold for future development
===============================================================================
                              Property Description
===============================================================================

Existing Improvements
     Year Built                              1980
     Gross Building Area                     45,633 square feet
     Number of Hotel Guest Rooms             128
     Parking                                 137 spaces
     Number of Floors                        Two and Three above ground
                                             (no basement)
     Hotel Amenities                         Pool and spa, complimentary coffee
     Compliance with ADA                     Partial
-------------------------------------------- ----------------------------------
Site
     Area                                    5.37 acres (234,000 square feet)
     Zoning                                  T-C (Travel Commercial)
     Flood Zone                              XC, Panel Number 060262-0090D
                                             dated September 30, 1988
     Wetlands Zone                           No
     Alquist Priolo Special Studies Zone     No
     Historic,  Natural , Cultural,
        Recreational, or Scientific Value    None
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                                Not Applicable
-------------------------------------------- ----------------------------------
Sales Comparison Approach                    $2,650,000
-------------------------------------------- ----------------------------------
Income Capitalization Approach
     Stabilized Occupancy                    60.0%
     Average Daily Room Rate                 $43.00
     Stabilized Net Income                   $307,000
     Overall Capitalization Rate             11.5%
     Terminal Capitalization Rate            12.0%
     Discount Rate                           14.5%
Indicated Market Values
     Direct Capitalization Technique         $2,700,000
     Discounted Cash Flow Analysis           $2,700,000
-------------------------------------------- ----------------------------------
Final Estimate of Market Value               $2,700,000
-------------------------------------------- ----------------------------------
Marketing and Exposure Period                Six months or less
============================================ ==================================

                              (Photograph deleted)









              View of Hotel Looking Southeast from Main Parking Lot











                              (Photograph deleted)









                       View of Typical Queen-Bed Guestroom

A.       AREA AND NEIGHBORHOOD REVIEW

         1.        Introduction

The subject property is located in Sacramento, the largest city in Central California, a metropolis of over 1.6 million people which includes the overall Metropolitan Statistical Area (MSA). Sacramento is a major stop along both Interstate 5 and Highway 99, which connect all of the Central Valley cities. As the state capital, Sacramento is dominated by government sector employment. The reliance on state government provides the area with a stable employment base.

However, as a low-cost alternative to Silicon Valley, the Sacramento MSA is also becoming home to the manufacturing, distribution, and non-research and development portions of numerous technology companies, such as Apple, HP, Intel, JVC, NEC, and Packard Bell. In addition, the area is becoming an attractive base for the back-office operations of banks and communications companies because of less expensive land and the absence of seismic activity in the Sacramento area. A map showing the location of the subject in relation to the surrounding area is shown on the following page.

         2.        Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local market area.

     Population: The population of Sacramento was 388,700 persons in January 1997, a 0.9 percent increase over 1996. The Sacramento MSA population was 1,647,000 in 1997. This represents a compound average annual growth rate
     (CAAG) of approximately 2.0 percent over 1991. The growth rate is higher than the population growth of the state overall, which was a CAAG increase of 1.6 percent over the same period. Population in the Sacramento area is expected to show stable growth through the year 2000.

     Income: The effective buying income (EBI) is defined as personal income less person tax and non-tax payments. It is used as an indicator of market quality and market potential. In the Sacramento MSA, real median household experienced a slight decrease from $37,232 in 1994 to $33,301 in 1996, a
     5.4 percent decrease. Currently, based on the 1990 census, income per capita is $14,087 with an average household income of $28,183.

                   (Map of north-central California deleted)








                                  Regional Map

     Employment: While government activity is a major contributor to the local economy, as indicated, manufacturing and services industries have become increasingly important. Sacramento now has a highly diversified economy which has experienced steady growth during the past decade. Economic growth is further supported by the city's proximity to the San Francisco Bay Area, an extensive transportation system, and comparably inexpensive land, housing, and real estate development costs.

     Employment in the Sacramento MSA counties is estimated to have grown by 3.7 percent from 1995 to 1996, with a total average employment of 702,500 in October 1997. The unemployment rate in the Sacramento MSA decreased from
     5.5 percent in 1996 to 5.2 percent in 1997. This rate compares favorably to the estimated unemployment rate of 6.0 percent for the nation as a whole. The following table presents a listing of the major public and private industry employers in the Sacramento MSA area.


        =================================================================
                      Major Employers in the Sacramento MSA
        =================================================================
                                                            Number of
                           Employer                         Employees
        ---------------------------------------------- ==================
          State of California                                70,700
          University of California Davis                     14,910
          County of Sacramento                               11,790
          McClellan Air Force Base                           10,100
          San Juan Unified School District                    8,600
          Sutter Health                                       5,975
          UC Davis Medical Center                             5,300
          Kaiser Permanente                                   5,130
          Sacramento City Unified School District             5,000
          Raley's Supermarkets                                4,900
        =================================================================
          Source: Sacramento Business Journal
        =================================================================


     Tourism: Sacramento is home to numerous tourist attractions, state monuments, and the State Capitol. Other attractions include the Railroad Museum, Old Sacramento, the Crocker Art Museum, the Downtown Plaza/K Street mall, and the California State Fairgrounds (Cal Expo). According to the Sacramento Convention and Visitors Bureau, the number of tourists to Sacramento has increased steadily over the past five years at 2.2 percent, compounded annually.

     Sacramento Metropolitan Airport: Sacramento is served by 140 daily flights to all major US cities by the Sacramento Metropolitan Airport. The total number of passengers increased by 90.0 percent from 1990 to 1997 because of new airline service into the area, low airfares during the 1992 airfare "war", and the expansion of the airport to be completed this year in

     February. From 1996 to 1997, there was a 0.5 increase in airline passengers. In future years, however, air traffic counts are expected to continue to increase comparable to a CAAG of over 10.0 percent.

     Military Installations: McClellan Air Force base is scheduled to close down in 2001, following a 5-year transition period. McClellan is located one mile west of the subject along Madison Avenue. Due to the diversity of the area's economic make-up and the expected privatized re-use of the base, we do not envision the closure of the base having a significant impact. Mather Air Force Base closed in 1993 and the local market has since then recovered after an initial negative impact on the market.

     Riverfront and Old Sacramento: On both sides of the Sacramento River, improvement of the riverfront is planned. These redevelopment efforts are being conducted by the Sacramento Housing and Redevelopment Agency and the City of West Sacramento Redevelopment Agency. Coordination of the improvements of both riverbanks is being made by the two agencies, and mutual benefits are expected. On the City of Sacramento side of the river, a high-quality bike trail will be constructed along the Sacramento River from Old Sacramento to the Miler Park Marina. This trail will connect the existing American River Parkway bike trail to the north with the existing Sacramento River bikeway to the south. The bike trails will have emergency telephones with interpretive signs at points of historic or natural interest. Nearer to Old Sacramento, a series of levee improvements to the Docks area are planned to compliment recent upgrades to Old Sacramento. The Docks, a former maritime area, is located just south of the Tower Bridge. Improvements include attractive promenade sidewalk areas, decorative lamps, river outlook points, and landscaping.

         3.       Neighborhood Review

The subject property is located near the major freeway intersection of Interstate 80 and Madison Avenue, in the suburban, northeastern area of Sacramento. Madison Avenue is reached by off ramps from Interstate 80. The subject property is accessed by turning right (north) off of Madison Avenue to Hillsdale Street, and then right (east) from Hillsdale Street to access the subject site. The Super 8 Motel is set back from Madison Avenue behind a Brookfields Restaurant and the various buildings comprising the small commercial center at the corner of Madison Avenue and Hillsdale Street. Shops and businesses located in this center include a restaurant, pizzeria, coffee stand, hair salon, and animal hospital. Facing the subject from the south side of Madison Avenue are a Denny's Restaurant and a vacant lot. On the other side of Hillsdale Street, at the corner of Madison Avenue, are located a Beacon gasoline station and a Trinity Christian School.

The area surrounding the subject property further east is residential, and the area further south and west is a combination of highway commercial and strip commercial. The Holiday Inn Northeast is located on the south side of Interstate

80, also facing Madison Avenue, and its neighbors include a large Ford dealership and an American Automobile Association office. West of the subject along Madison Avenue is additional strip commercial and the entrance to McClellan Air Force Base (one-mile west).

As indicated, a number of restaurants are also located in the vicinity of the subject property, an added attraction given that the Super 8 offers no food and beverage service of its own. A special walkway has been developed between the subject property and the Brookfields Restaurant, for example, so that Super 8 guests may easily reach the restaurant, which offers breakfast, lunch, and dinner.

The trend in development in this portion of Sacramento is for new growth and new construction to occur farther east in Roseville and Rocklin, outside of the City of Sacramento area. The upcoming privatization of McClellan Air Force Base indicates that some new construction and redevelopment may occur during this process. The subject property is well positioned to accommodate demand generated by the "new" use of McClellan given its proximity to the base.

         4.       Conclusion

In summary, we are of the opinion that the subject property is well located in the northeast area of the City of Sacramento. Growth in nearly all economic indicators has been positive over the past several years and we forecast continued modest growth in these areas for the foreseeable future.


B.       PROPERTY DESCRIPTION

         1.        Introduction

The subject property is a limited-service hotel comprising 128 guestrooms. Additional amenities at the property include an outdoor swimming pool and 24-hour coffee service. The hotel comprises a wood framed structure in two wings, one of two floors and one of three floors. The main, three-floor hotel building houses guestrooms, the lobby, the hotel laundry, service areas, and various mechanical and electrical equipment. The porte cochere entrance to the hotel is created by a driveway passage through a portion of the first floor of the three-story wing, as shown in the photograph presented on page one of this report.

The hotel was constructed in 1980 and we understand that 1980 was the first year of operation. The hotel is currently owned by Super 8 Motels Ltd., a related company to the Famous Host Companies. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.       Site Description and Zoning

The subject property is located at 4316 Madison Avenue. The subject site comprises 5.37acres, or 234,000 square feet. The site is irregular in shape, and slopes downward slightly to the east from surrounding streets. The property has 205 feet of frontage along Madison Avenue street side of the property.

The subject property is zoned T-C (Travel Commercial). This zoning allows a variety of commercial development in a highway setting and a hotel is a permitted use in this zone. We are aware of no easements or covenants affecting the subject property which would negatively affect the market value of the subject property.

         3.       Improvements Description

The hotel building forms an approximate Y-shape with the interior of the Y-shape forming a courtyard area. The courtyard is landscaped and is also the site of the pool. The hotel offers interior corridors and one hydraulic elevator. The building is fire sprinklered.

The total interior square footage of the hotel is 45,633 square feet with the average interior space of a typical guestroom being approximately 225 square feet. The Super 8 Motel provides 128 guestrooms, configured as 54 queen-size bedrooms, 74 double queen-size bedrooms, and no suites. A small number of rooms are provided for disabled persons. The guestrooms are furnished with a color television, desk, two chairs, nightstand, lamp, and dresser. The lobby is wood paneled with contemporary wood furniture. Overall the property is in good condition and has been maintained on a regular basis.

With regard to parking, the hotel has 137 surface parking spaces located in the paved parking lot which surrounds the hotel building. Three of these spaces are designated for physically challenged persons. Also located on-site for guest use are an ice machine, soft-drink vending machine, and a snack vending machine.

         4.       Basic Construction and Mechanical Systems

The subject building is a wood framed structures having foundations of poured-in-place concrete. The exterior walls are composed of stucco and painted wood. The exterior colors of the hotel are a beige-tone paint scheme with contrasting dark-brown wood . The interior walls are sheet rock and are primarily painted or have vinyl wall covering. The roofs are pitched, composition tile roofing which appear to be in good condition. Presented on the following table is a summary of the basic construction and mechanical systems of the hotel.

===============================================================================
                           Super 8 Motel -- Sacramento
              Summary of Basic Construction and Mechanical Systems
===============================================================================
Foundation:                  Concrete slab on grade
---------------------------- --------------------------------------------------
Frame:                       Wood frame construction, type V-1 hour fire rating.
---------------------------- --------------------------------------------------
Walls:                       Exterior:  stucco.
                             Interior:  gypsum  board  covering  an  airspace
                             between 2x4 studs.  The walls in the guestrooms
                             are painted gypsum board and partially papered.
                             Lobby walls are wood paneled and painted gypsum
                             board.
---------------------------- --------------------------------------------------
Floor:                       Floors are carpeted in guestrooms and corridor
                             areas.  Bathrooms have vinyl tile.  The lobby area
                             is carpeted  and the vending  area has ceramic
                             tile flooring.
---------------------------- --------------------------------------------------
Roof:                        Slightly pitched with composition tile roofing
---------------------------- --------------------------------------------------
Ceiling Heights:             8.0 feet.  Ceilings  are painted  gypsum board and
                             painted wood.  In the public areas the lighting is
                             set in incandescent  light  fixtures.  In the
                             guestrooms, are table lamps.
---------------------------- --------------------------------------------------
Windows:                     Window and door sashes are bronzed anodized
                             aluminum.  Window  trim is painted wood.
---------------------------- --------------------------------------------------
Heating and Cooling:         Each room had individual electric heating and air
                             conditioning units located in the wall under a
                             window
---------------------------- --------------------------------------------------
Laundry Facilities:          Laundry equipment consists of two washers and three
                             dryers,  commercial grade.
---------------------------- --------------------------------------------------
Sprinkler System:            All public areas and guestrooms are fire
                             sprinklered.
---------------------------- --------------------------------------------------
Life Safety:                 There are two individual fire systems in the
                             guestrooms: fire sensitive sensors and independent
                             smoke alarms.
===============================================================================
Source:  Famous Host Companies
===============================================================================


         5.       Assessed Value and Property Taxes

The subject property is assessed by Sacramento County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.


============================================================
                 Assessor's Parcel Numbers
                     228-0141-028-0000
                  1997/98 Assessed Value
============================================================
Land and Improvements                       $2,303,063
Personal Property                            244,221
-------------------------------------- ---------------------
Net Taxable Value                           $2,547,284
-------------------------------------- ---------------------

For 1997/1998, total property taxes and direct assessments are $27,311.31 on the subject property. The indicated tax rate, therefore, is 1.0722 percent.

         6.        Land Lease

The subject property is encumbered by a lease, with the underlying land owned by Mr. Hale G. Zimmerman. The term of the lease extends until June 20, 2013, with five renewal options of ten years each. The base rent is adjusted every two years to reflect changes in the Consumer Price Index. The current rent is $9,783 per month as of December 31, 1997 ($117,396 annually).

Super 8 Motel, Ltd. currently sub-leases three portions of their leased land, one to a restaurant operation, the other two to strip shopping center developers. The names of the sublessees are KMH Trinity, Madison Avenue, and Sterling Equity. The income from this sub-leased land appears on the hotel's financial statement as Other Income, which as of year-end 1997, totaled $80,863.

         7.       Renovation and Capital Improvements

Identified renovation plans include the replacement of the sub-flooring of the ground floor guest corridors as well as the carpeting of these hallways. Further, as the through-the wall air conditioning units in each guestroom continue to age, these units will need to be replaced. Further, as the guestroom doors are secured with standard key locks, an upgrade to more contemporary electronic door locks is also necessary.

Given that the cost of such renovation work, on a project-by-project basis, is not unusually large, annual funding for such projects on a phased-basis is considered to be possible through a annual reserve for capital replacement of
4.0 percent of total revenue.

         8.       Summary of Functional Utility and Condition

It is our opinion that the hotel is adequately designed and maintained to service the hotel market demands of the suburban Sacramento community.

C.       HOTEL MARKET ANALYSIS

         1.       Sacramento Metropolitan Area Hotel Market Overview

There are a wide variety of existing lodging facilities offering distinctive levels of quality, service, and amenities in the metropolitan Sacramento market. The primary sub-market areas are Downtown, Richards Boulevard, Natomas, Cal Expo, Roseville, and Rancho Cordova/Folsom. For year-end 1996, the composite annual average occupancy of the overall Sacramento area was 69.9 percent as reported by PKF Consulting's Trends in the Hotel Industry. The corresponding year-end 1996 average daily room rate (ADR) is estimated to be $73.50. For 1997, PKF Consulting estimates an occupancy level of 72.8 percent and an ADR of $75.50. An eight-year review of occupancy and ADR for the Sacramento area is presented in the following chart.


==============================================================================================================
                            Sacramento Metropolitan Area Hotel Market Performance
                                                 1990 - 1997
---------------------------- ----------------- ---------------- ----------------- ----------- ----------------
                                                 Percentage
                                 Average           Points        Average Daily     Percent
           Year                 Occupancy          Change          Room Rate        Change     Inflation(1)
---------------------------- ----------------- ---------------- ----------------- ----------- ----------------
           1990                   65.2%               -              $58.99           -              -
           1991                   64.6%            (0.6)%            $58.75         (0.4%)         3.0%
           1992                   64.4%            (0.2)%            $59.45          1.2%          3.0%
           1993                   66.8%             2.4%             $61.16          2.9%          2.7%
           1994                   71.2%             4.4%             $64.09          4.8%          2.7%
           1995                   71.5%             0.3%             $70.72          5.9%          2.6%
           1996                   69.9%            (1.6)%            $73.50          3.9%          3.0%
           1997                   72.8%             4.1%             $75.50          2.7%          3.5%

---------------------------- ----------------- ---------------- ----------------- ----------- ----------------
           CAAG                    1.6%               -               3.6%            -              -
==============================================================================================================
(1)  U.S. City Average CPI change over previous year

Source:  PKF Consulting's Trends in the Hotel Industry and U.S. Dept. of Labor Statistics
==============================================================================================================


Over the 1990 to 1997 period, occupancy has increased at a CAAG of 1.6 percent annually, with strong growth shown for 1997. With regard to ADR, the market has indicated a steady room rate growth of 3.6 percent annually overall, ahead of inflation as measured by CPI, which has averaged approximately 3.0 percent over the same period. For 1998, based on historical trends, current economic status, and the addition of new supply to the market, PKF Consulting projects a year-end 1998 area-wide occupancy of 72.5 percent at a corresponding ADR of approximately $78.50.

         2.       Proposed Additions to Hotel Supply

Based on our discussions with planning departments and various hotel development personnel, we understand that there are a number of hotels planned for construction and proposed hotel development in the Sacramento metropolitan area is summarized in the following table. In specific, a number of projects in the Roseville and Rocklin area may potentially impact the subject property.


=======================================================================================================================
                          Sacramento Metropolitan Area
                           Proposed Hotel Development
=======================================================================================================================
                                                                            No. of               Development
                Hotel/Product                       Location                 Rooms                 Status
------ -------------------------------- --------------------------------- ------------ ================================
1      Various Hotel Products           I-80 at Taylor                      155-350    A Hilton Garden Inn, Courtyard
                                        Roseville                                      by Marriott, Fairfield Inn,
                                                                                       and Comfort Inn are proposed.
                                                                                       Phased opening from 1998 to
                                                                                       1999
------ -------------------------------- --------------------------------- ------------ --------------------------------
2      Extended Stay America            Harding at Lead Hill                  122      Ground broken.  September 1998
                                        Roseville                                      opening planned
------ -------------------------------- --------------------------------- ------------ --------------------------------
3      Microtel                         Rocklin Road at Interstate 80         100      Plans completed.  June 1, 1998
                                        Rocklin                                        opening scheduled
------ -------------------------------- --------------------------------- ------------ --------------------------------
4      Radisson Inn at Lake Natoma      720 Gold Lake Drive                   62       Approved by Planning Dept.
       (Expansion)                      Folsom                                         Awaiting financing
------ -------------------------------- --------------------------------- ------------ --------------------------------
5      Best Western Heritage Inn        11269 Point East Drive                63       Approved by Planning Dept.
       (Expansion)                      Rancho Cordova
------ -------------------------------- --------------------------------- ------------ --------------------------------
6      AmeriSuites                      Zinfandel and Gold Circle             128      Plans and approval complete.
                                        Rancho Cordova                                 January 1, 1999 opening
                                                                                       scheduled
------ -------------------------------- --------------------------------- ------------ --------------------------------
7      Crossland Economy Studio         Point East Drive                      127      Early-1999 opening likely
                                        Rancho Cordova
------ -------------------------------- --------------------------------- ------------ --------------------------------
8      Hampton Inn                      Zinfandel and Gold Circle             88       Early-1999 opening likely
                                        Rancho Cordova
------ -------------------------------- --------------------------------- ------------ --------------------------------
9      Homewood Suites                  2480 Natomas Park Drive               125      Letter of development intent
                                        Natomas                                        signed
------ -------------------------------- --------------------------------- ------------ --------------------------------
10     TownePlace Suites                East side of Venture Oaks Way,        95       Letter of development intent
                                        off Gateway Oaks Dr.                           signed
                                        Natomas
------ -------------------------------- --------------------------------- ------------ --------------------------------
11     Hilton Garden Inn                East side of Venture Oaks Way,        150      Speculative
                                        off Gateway Oaks Drive
                                        Natomas
------ -------------------------------- --------------------------------- ------------ --------------------------------
12     Embasssy Suites Hotel            Capitol Mall at The Docks             247      Under negotiation with City.
                                        Old Sacramento                                 Mid-1999 opening possible
------ -------------------------------- --------------------------------- ------------ --------------------------------
13     Sheraton Hotel                   J Street at 13th Street               450      Under negotiation with City.
                                        Downtown Sacramento                            Late-1999 opening possible
------ -------------------------------- --------------------------------- ------------ --------------------------------
12     All-Suite Hotel                  Captain's Table Marina along          120      Advanced stage of planning
                                        the Sacramento River
                                        South Sacramento
=======================================================================================================================
Source:  PKF Consulting
=======================================================================================================================


Up to 572 new hotel rooms are proposed in the nearby areas of Roseville and Rocklin which may have some effect on the subject property. The three projects that may have the most impact would be the 100-room Microtel in Rocklin, the

90-room Comfort Inn in Roseville, and the 82-unit Fairfield Inn, also in Roseville. These projects are expected to start construction after the cessation of the heavy winter rains and have the potential to be open by the end of 1998. Therefore, we have analyzed the impact of these additions to the competitive supply projected during the next five-year period.

         3.       Demand Segmentation

The primary demand segments in the Sacramento market are corporate, group, and leisure demand. Business and leisure travel are the two largest demand segments on an annual basis. On a more seasonal basis, such as the bi-annual summer bowling leagues, group demand is the third demand segment in the Sacramento market. Each hotel penetrates these three demand segments based on the appeal of the property to the various types of travelers in each segment.

The current mix of demand at the subject property is primarily composed of leisure travelers (45.0%) who are attracted to the subject property because of its convenient location and clean, well-priced rooms. The second largest component of demand (27.0%) is from corporate and county government travelers who are visiting businesses and agencies in the area. Federal government, military, and McClellan demand comprises the third largest segment (15.0). The balance of demand (13.0 percent) is generated by group travelers, such as athletic and school groups, and miscellaneous segments.

         4.       Projected Future Supply and Demand

Over the past eight years (1990 to 1997) demand for hotel accommodations in Sacramento has increased at a CAAG of 1.6 percent. This reflects economic growth in the area, which has remained in the low 70s percent level since 1994. Based on our review of the local market, we project overall demand for hotel rooms will stabilize at this level and may drop slightly over the next five years as the market absorbs new supply.

         5.       Market Performance of the Subject

The following table summarizes the historical occupancy levels and average room rate for the Super 8 Motel over the past four years


===============================================================================
                           Super 8 Motel -- Sacramento
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
===============================================================================
                                                    Average Daily
        Year             Occupancy      % Change      Room Rate      % Change
--------------------- -------------- ------------- -------------- -------------
        1994               61.9%            -           $37.21          -
--------------------- -------------- ------------- -------------- -------------
        1995               53.8%         (13.1)%        $41.06        10.3%
--------------------- -------------- ------------- -------------- -------------
        1996               55.5%          3.1%          $40.37        (1.7)%
--------------------- -------------- ------------- -------------- -------------
  1997 (Estimated)         62.0%          11.7%         $41.75         3.4%
--------------------- -------------- ------------- -------------- -------------
        CAAG                0.0%            -            3.9%           -
===============================================================================
Source:  Famous Host Companies
===============================================================================


As can be noted, occupancy rates at the subject property dropped significantly from 61.9 percent in 1994 to 53.8 percent in 1995 as changes at McClellan Air Force Base were announced. Since 1995, occupancy rates have increased annually, and an occupancy of 62.0 is estimated for year-end 1997. Occupancy rates at the subject property are expected to stabilize in the near future as new supply comes on-line in neighboring areas.

On the other hand, during this period of declined occupancy, management has raise ADR at a CAAG of 3.9 percent from 1994 to estimated year-end 1997. Room rate increased from $37.21 in 1994 to $41.75 estimated for year-end 1997. This increase in ADR is a reflection of some economic strength in the local market.

Based on our analysis of the local market, we are of the opinion the subject will achieve a stable occupancy level of approximately 60.0 percent in 1999 as new supply comes on-line in both Roseville and Rocklin. An occupancy of 62.0 percent is forecast for 1998, comparable to that achieved in 1997, and then a decreased occupancy of 60.0 percent if forecast for 1999. For the balance of the projection period, from 2000 to 2007, a stable occupancy level of 60.0 percent is projected.

Based on our market analysis, we project the hotel to achieve an average room rate of $43.00 in 1998, a 3.0 percent increase from 1997. Over the balance of our projection period, we project the hotel's average room rates to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the projected limited growth in demand combined with some new additions to supply.

The following table summarizes our projections for the subject property over the first five years of the ten-year analysis period from January 1, 1998 to December 31, 2002.


===========================================================================
                        Super 8 Motel -- Sacramento
             Projected Occupancy and Average Daily Room Rate
                               1998 to 2002
===========================================================================
                                          Average
                                           Daily              Percent
     Year           Occupancy            Room Rate            Change
--------------- ------------------- -------------------- ------------------
     1997             62.0%               $41.75                 -
--------------- ------------------- -------------------- ------------------
     1998             62.0%               $43.00               3.0%
     1999             60.0%               $44.25               3.0%
     2000             60.0%               $45.50               3.0%
     2001             60.0%               $47.00               3.0%
     2002             60.0%               $49.75               3.0%
--------------- ------------------- -------------------- ------------------
     CAAG             (0.6)%               3.0%                  -
--------------- ------------------- -------------------- ------------------


D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.


E.       VALUATION -- SALES COMPARISON APPROACH

         1.       Introduction

We have reviewed a number of Sacramento metropolitan area hotel sales and focused on those sales considered most comparable in providing support for the market value of the subject. Based on this review, we have identified six recent hotel sales in the Sacramento region. The sales occurred between August 1993 and May 1997. The sales are all of a fee simple estate interest in the property.

==========================================================================================================================
                             Comparable Hotel Sales
==========================================================================================================================
                                                                                                  Rooms        Overall
   Sale                                              Sale        Year    Number       Price      Revenue    Capitalization
   No.         Hotel Name         Location           Date        Built   of Rooms    Per Room   Multiplier      Rate
----------- ----------------- ----------------- --------------- -------- ---------- ----------- ----------- ==============
    1       Fountain Suites   Sacramento             5/97        1988       300      $56,667       3.30         11.1%
    2       Beverly Garland   Sacramento             5/96        1980       205      $30,224       2.03          N/A
    3       Residence Inn     Sacramento             1/96        1985       176      $81,818       3.51         10.6%
    4       South Pointe Inn  Sacramento             8/95        1960       152      $13,500       6.50          N/A
    5       Fairfield Inn     Sacramento             8/94        1990       117      $32,692       3.02         10.8%
    6       Days Inn          Sacramento             8/93        1981       173      $20,231       3.06          N/A

==========================================================================================================================
Source:  PKF Consulting
==========================================================================================================================

         2.       Analysis of the Hotel Sales

In reviewing the preceding table, it can be noted that the sales price per room indicates a range in value on a per-room basis from $13,500 to $56,667.

Because of the many differences between these hotels and the subject hotel, we are of the opinion that an analysis using a rooms revenue multiplier is the most appropriate units of comparison to value the subject. A rooms revenue multiplier measures the total revenue generated from room rentals, the major revenue source for this type of hotel property, in relation to the sales price. Rooms revenue multipliers do not require subjective adjustments since most variance in properties are considered to be reflected in average daily room rates and annual occupancies as achieved in the market. As can be noted, indicated rooms revenue multipliers for the six sales ranged from a low of 2.03 to a high of 6.50. Sale number four was of a distressed property and the low rooms revenue of this hotel causes the transaction to have a comparably high rooms revenue multiplier of
6.50. Without this transaction, the average rooms revenue multiplier of the other five properties is 2.98, with a range of 2.03 to 3.51.

Based on our analysis, we are of the opinion that a rooms revenue multiplier close to the high end of the range indicated by the five comparable sales is appropriate in valuing the subject property, in the order of 3.25 Based on this multiplier, and assuming a stabilized occupancy level of 60.0 percent at an average daily room rate of $43.00 (stated in 1998 dollars), the indicated value for available rooms for the subject is as follows:


     Rooms             Stabilized           Stabilized                                 Indicated Value
    Revenue           Average Rate          Occupancy                                      Per Room
  Multiplier                                  Level               Days/Year               (Rounded)
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------
     3.25        X       $43.00      X        60.0%        X         365        =          $30,600
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------


As noted above, the rooms revenue multiplier analysis produced a value indication of $30,600 per available room. This value unit is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on 128 rentable rooms, the indicated stabilized value of the fee simple interest in the Super 8 Motel is $3,900,000 as calculated below:


----------------------- ---- ---------------- ----- ---------------------------
       $30,600           X      128 Rooms      =           $3,900,000 (Rounded)
----------------------- ---- ---------------- ----- ---------------------------

F.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

After concluding to our estimate of the stabilized value of the subject, the next step in our analysis is to develop an estimate of the "as is" leasehold market value of the subject property.

         1.        Income Gain

The first step to develop the value estimate is to add the income gain projected to occur until the property is stabilized (as discussed in the Income Capitalization section).


===================================================================
                    Sales Comparison Approach
                     "As Is" Fee Simple Value
===================================================================
Stabilized Value Indication                        $3,900,000
Less:  Income Gain Until Stabilization               26,000
---------------------------------------------- --------------------
"As Is" Fee Simple Value                           $3,926,000
---------------------------------------------- --------------------


         2.       Valuation of Leased Fee Interest

After having developed an estimate of the "as is" fee simple value of the subject under the Sales Comparison Approach, the next step is to develop an estimate of the value of the leased fee interest in the property. This represents the position of the ground lessor, who benefits from the income derived from the ground lease payments during the term of the lease, as well as the ownership of the property in fee at the termination of the lease (the reversion). The estimated leased fee interest in the hotel is then subtracted from the fee simple value to arrive at our estimate of the value of the leasehold interest.

This deduction is derived by capitalizing the land lease payment for a stabilized year ($121,000) by an appropriate capitalization rate (9.0 percent). This capitalization rate of 250 basis points less than the rate used to capitalize the revenue stream from the hotel operations (as will be discussed in the Income Capitalization Approach) is reflective of the more secure position of the landlord as compared to the lessee. This calculation results in a leased fee interest of $1,300,000 ($121,000 / 9.0 percent). The following table summarizes the deduction made from the stabilized fee simple value indication.

==============================================================
                  Sales Comparison Approach
                   "As Is" Leasehold Value
==============================================================
Fee Simple Value Estimate                   $3,926,000
Less:   Leased Fee Land Value               (1,300,000)
------------------------------------- ------------------------
Leasehold Value                             $2,626,000
------------------------------------- ------------------------
Rounded                                     $2,650,000
------------------------------------- ------------------------


As a result of the foregoing analysis, we estimate the "as is" market value of the leasehold estate interest in the subject as of January 1, 1998, through the Sales Comparison Approach to be:


===============================================================================
                  TWO MILLION SIX HUNDRED FIFTY THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                    $2,650,000
===============================================================================


G.       VALUATION -- INCOME CAPITALIZATION APPROACH

         1.       Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997.

     2. The operating results of the category "Limited-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

The historical operating results of the subject are presented at the end of this section of the report.

         2.       Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized below.

     a) The stabilized annual occupancy of the hotel is projected to be 60.0 percent at an average daily room rate of $43.00 as stated in 1998 dollars;

     b)  A management fee of 5.0 percent of total  revenues,  a franchise fee of
         8.0 percent of room revenues, and a reserve for capital replacements of
         4.0 percent of total revenue have been deducted to establish the net operating income of the subject.

     c) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the Sacramento County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to 1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current effective tax rate is 1.0722 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the value estimate of the subject property as determined using the Income Capitalization Approach as if owned in fee simple. Based on that estimated value of the hotel, a tax rate of 1.0722 per $100 of assessed value is utilized, resulting in real estate taxes of $40,000, rounded, in the representative or stabilized year.

Presented below is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis, the subject property will generate approximately $1,329,000 in total revenue, with a net operating income of $307,000, or 23.1 percent of total revenue.



==================================================================================================
                                    Super 8 Motel, Sacramento
                Stabilized Year Operating Results (Stated in 1998 Value Dollars)
==================================================================================================
Occupancy Level                                                     60.0%
-------------------------------------------- -----------------------------------------------------
Average Room Rate                                                   $43.00
-------------------------------------------- -----------------------------------------------------
REVPAR                                                              $25.80
-------------------------------------------- -------------- ------------ ------------ ------------
                                                 Total        Ratios       POR (1)      POR (2)
-------------------------------------------- -------------- ------------ ------------ ------------
Revenues
     Rooms                                      $1,205,000        90.7%       $9,414       $43.00
     Telephone                                      23,000         1.7%          180         0.80
     Other Operated Departments                    101,000         7.6%          789         3.60
-------------------------------------------- -------------- ------------ ------------ ------------
Total Revenues                                   1,329,000       100.0%       10,383        47.40
-------------------------------------------- -------------- ------------ ------------ ------------
Departmental Expenses (3)
     Rooms                                         231,000        19.2%        1,805         8.24
     Telephone                                      11,000        50.0%           86         0.40
     Other Operated Departments                     10,000        10.0%           78         0.37
-------------------------------------------- -------------- ------------ ------------ ------------
Total Departmental Expenses                        252,000        19.0%        1,969         8.74
-------------------------------------------- -------------- ------------ ------------ ------------
Departmental Income                              1,077,000        81.0%        8,414        38.42
-------------------------------------------- -------------- ------------ ------------ ------------
Undistributed Operating Expenses
     Administrative and General                    178,000        13.4%        1,390         6.34
     Franchise Fees                                 97,000         7.3%          756         3.46
     Marketing                                      30,000         2.2%          231         1.06
     Property Maintenance                           96,000         7.2%          747         3.41
     Energy and Utilities                           63,000         4.7%          491         2.24
-------------------------------------------- -------------- ------------ ------------ ------------
Total Undistributed Expenses                       464,000        34.9%        3,625        16.55
-------------------------------------------- -------------- ------------ ------------ ------------
Income Before Fixed Charges                        613,000        46.1%        4,789        21.87
-------------------------------------------- -------------- ------------ ------------ ------------
Management Fees and Fixed Charges
     Management Fees                                66.000         5.0%          519         2.37
     Property Taxes                                 40,000         3.1%          313         1.43
     Insurance                                      26,000         2.0%          203         0.94
     Land Lease                                    121,000         9.1%          945         4.32
-------------------------------------------- -------------- ------------ ------------ ------------
Total                                              253,000        19.0%        1,976         9.02
-------------------------------------------- -------------- ------------ ------------ ------------
Income Before Reserve                              360,000        27.0%        2,812        12.84
-------------------------------------------- -------------- ------------ ------------ ------------
Reserve for Replacement                             53,000         4.0%          414         1.89
-------------------------------------------- -------------- ------------ ------------ ------------
Income Before Other Charges(4)                    $307,000        23.1%       $2,398       $10.95
==================================================================================================
(1)  PAR - Per Available Room
(2)  POR - Per Occupied Room
(3)  Departmental  expense  ratios  are  based  on the  respective  department's revenue, not total revenue
(4) Income before interest, taxes, depreciation,  and
      amortization

Source:  PKF Consulting
==================================================================================================



         3.       Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January, 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation, variations in occupancy and rate and the impact of fixed and variable components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized below.

     a) With the exception of property taxes, all other revenues are expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law, and growth in average daily room rate is expected to be depressed for the first four years of the analysis period as a result of market-driven factors.

     b) For the first year of this forecast, the occupancy and rates of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to decrease to, and remain at, 60.0 percent, with the average rate increasing at 3.0 percent per year.

         4.       Valuation Using Direct Capitalization

Based on our evaluation of the subject, it is was concluded that an overall capitalization rate (OAR) of 11.5 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, market position, and leasehold estate status.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 11.5 percent, the value of the subject as if stabilized is calculated to be as follows.

========================================================================
Projected Stabilized Net Operating Income                $307,000
Overall Capitalization Rate                               11.5%
-------------------------------------------------- ---------------------
Stabilized Value Indication                             $2,669,565
Rounded                                                 $2,700,000
========================================================================

From this derived stabilized value, an addition is made for the benefit of the additional income the hotel is expect to earn prior to reaching the projected lower stabilized level of income. This surplus cash flow is typically referred to as "income gain."

Income gain is the difference in projected cash flows and the cash flow which would be available if the property were stabilized. This amount must be added to the stabilized value to reflect the higher occupancy in the first year of the analysis period prior to the attainment of a lower stabilization level of operation. Based on our market research and analysis, it is estimated that the subject will achieve a stabilized level of operation in 1999. A calculation of the income gain associated for the year prior to that period is presented on the following table.

===============================================================================
                          Income Gain to Stabilization
===============================================================================
                Estimated       Stabilized Year
              Net Operating      Net Operating      Estimated     Present Value
   Year           Income            Income         Income Gain       @ 14.5%
----------- ----------------- ----------------- --------------- ---------------
   1998          $337,000          $307,000          $30,000           $26,201
----------- ----------------- ----------------- --------------- ---------------
 Rounded                                             $30,000           $26,000
----------- ----------------- ----------------- --------------- ---------------


Based upon the preceding calculation, the cumulative income gain over the stabilization period is estimated to be approximately $30,000. Investors typically discount the estimated income gain at a comparable discount rate as that used for the valuation of the subject property itself, or, in this case,
14.5 percent annually. This is reflective of the more aggressive discount rate used to value potential gains as compared to potential losses. Consequently, if the sum of the income gains were discounted at a rate of 14.5 percent, the present value of the estimated income gain would be roundly $26,000.

Presented below is our calculation of the "as is" market value of the subject taking into account the above estimate of income gain during the projected stabilization period.


=======================================================================
               Value Conclusion -- Direct Capitalization
=======================================================================
Stabilized Value                                         $2,700,000
Plus:  Income Gain During Stabilization Period             26,000
----------------------------------------------------- -----------------
"As Is" Value                                            $2,726,000
----------------------------------------------------- -----------------
Rounded                                                  $2,700,000
----------------------------------------------------- -----------------


Therefore, the estimated "as is" market value of the leasehold interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                 TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $2,700,000
==============================================================================


         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

Based on our market research, we are of the opinion that a reversionary capitalization rate of 12.0 percent and a 14.5 percent discount rate are appropriate to value the subject on a discounted cash flow basis.

The following table shows the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.


===============================================================================
                          Discounted Cash Flow Analysis
===============================================================================
                        Cash Flow              Present                  Present
                          From                  Value                    Value
          Year         Operations               Factor                  @ 14.5%
------------------ -------------------- ----------------------- ---------------
          1998          $337,000                0.8734                 $294,323
          1999          $317,000                0.7628                 $241,796
          2000          $330,000                0.6662                 $219,835
          2001          $339,000                0.5818                 $197,232
          2002          $352,000                0.5081                 $178,861
          2003          $357,000                0.4438                 $158,429
          2004          $372,000                0.3876                 $144,180
          2005          $385,000                0.3385                 $130,322
          2006          $395,000                0.2956                 $116,774
          2007          $404,000                0.2582                 $104,310
------------------ -------------------- ----------------------- ---------------
Reversion              $3,473,000               0.2582                 $896,706
------------------ -------------------- ----------------------- ---------------
Present Value                                                         $2,682,768
------------------ -------------------- ----------------------- ---------------
Value, Rounded                                                        $2,700,000
================== ==================== ======================= ================


         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Both the direct capitalization method and the discounted cash flow method indicated a value of $2,700,000. Placing equal weight on both methods, our conclusion as to the "as is" market value of the leasehold interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                 TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $2,700,000
==============================================================================


H.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:


============================================ ======================
Sales Comparison Approach                         $2,650,000
Income Capitalization Approach
     Direct Capitalization                        $2,700,000
     Discounted Cash Flow Analysis                $2,700,000
============================================ ======================


In the Sales Comparison Approach we compared six Sacramento area hotel transactions to the subject. The selected sales indicated a relatively wide range in value, and no property was identical to the subject. These factors make this approach less meaningful, but act as a reference checkpoint for the value derived from the Income Capitalization Approach methods.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: The direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in similar values, heightening our confidence in this approach. Accordingly, the primary reliance was placed on this method.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the leasehold interest in the subject property, as of January 1, 1998, is reasonably represented as:


===============================================================================
                      TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                      $2,700,000
===============================================================================

                     SUPER 8 MOTEL -- SACRAMENTO, CALIFORNIA

                          HISTORICAL OPERATING RESULTS




                               Super 8, Sacramento

                          Historical Operating Results


                                ---------------------------------------------------------------------------------------------------
                                                    1994                                             1995
                                ---------------------------------------------------------------------------------------------------
                                       $             %       PAR (1)    POR (2)         $             %       PAR (1)    POR (2)
                                ---------------------------------------------------------------------------------------------------

    Number of Keys                         128                                              128
    Occupancy                            61.90%                                           53.76%
    Average Daily Room Rate (ADR)       $37.21                                           $41.06
    REVPAR                              $23.03                                           $22.07

    REVENUES
      ROOMS                        $ 1,076,064        91.0%  $ 8,407      $ 37.21   $ 1,031,471        90.1%  $ 8,058      $ 41.07
      TELEPHONE                         17,651         1.5%      138         0.61        16,111         1.4%      126         0.64
      MISCELLANEOUS                     89,238         7.5%      697         3.09        96,596         8.4%      755         3.85
                                  ------------       ------  -------      -------   -----------       ------  -------      -------
        TOTAL REVENUE                1,182,953       100.0%    9,242        40.90     1,144,178       100.0%    8,939        45.55

    DEPT. COSTS & EXPENSES (3)
      ROOMS                            217,219        20.2%    1,697         7.51       213,907        20.7%    1,671         8.52
      TELEPHONE                         12,001        68.0%       94         0.41        11,118        69.0%       87         0.44
      MISCELLANEOUS                        589         0.7%        5         0.02         7,228         7.5%       56         0.29
                                  ------------      -------   ------      -------   -----------      -------  -------      -------
        TOTAL COST & EXP.              229,809        19.4%    1,795         7.95       232,253        20.3%    1,814         9.25

    TOTAL OPER. DEPTS. INCOME          953,144        80.6%    7,446        32.96       911,925        79.7%    7,124        36.31
                                  ------------      -------   ------      -------   -----------      -------  -------      -------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                 130,621        11.0%    1,020         4.52       151,992        13.3%    1,187         6.05
      MARKETING                         22,969         1.9%      179         0.79        28,569         2.5%      223         1.14
      FRANCHISE FEES                    53,720         4.5%      420         1.86        51,574         4.5%      403         2.05
      UTILITIES                         54,119         4.6%      423         1.87        53,162         4.6%      415         2.12
      PROPERTY OPERATIONS               72,012         6.1%      563         2.49        74,364         6.5%      581         2.96
                                  ------------      -------    -----        -----    ----------      -------  -------       ------
        TOTAL                          333,441        28.2%    2,605        11.53       359,661        31.4%    2,810        14.32

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES               619,703        52.4%    4,841        21.43       552,264        48.3%    4,315        21.99
                                  ------------      -------   ------        -----    ----------      -------  -------       ------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                   54,903         4.6%      429         1.90        53,056         4.6%      415         2.11
      PROPERTY TAXES                    27,672         2.3%      216         0.96        27,905         2.4%      218         1.11
      INSURANCE                         19,876         1.7%      155         0.69        20,602         1.8%      161         0.82
      RENT                             109,003         9.2%      852         3.77       111,325         9.7%      870         4.43
                                  ------------      -------   ------       ------    ----------      -------  -------       ------
        TOTAL                          211,454        17.9%    1,652         7.31       212,888        18.6%    1,663         8.48

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                  $ 408,249        34.5%    3,189        14.12     $ 339,376        29.7%    2,651        13.51
                                  ============      =======   ======       ======    ==========      =======  =======       ======

    RENOVATION PAYMENT                $ 58,689                                         $ 80,817


                                      -----------------------------------------------------
                                                               1996
                                      -----------------------------------------------------
                                           $             %       PAR (1)      POR (2)
                                      -----------------------------------------------------

Number of Keys                           128
Occupancy                              55.48%
Average Daily Room Rate (ADR)         $40.37
REVPAR                                $22.40

REVENUES
  ROOMS                          $ 1,049,315        89.2%   $ 8,198        $ 40.37
  TELEPHONE                           23,293         2.0%       182           0.90
  MISCELLANEOUS                      104,008         8.8%       813           4.00
                               -------------      -------   -------        -------
    TOTAL REVENUE                  1,176,616       100.0%     9,192          45.27

DEPT. COSTS & EXPENSES (3)
  ROOMS                              202,942        19.3%     1,585           7.81
  TELEPHONE                           11,406        49.0%        89           0.44
  MISCELLANEOUS                       13,030        12.5%       102           0.50
                               -------------      -------   -------        -------
    TOTAL COST & EXP.                227,378        19.3%     1,776           8.75

TOTAL OPER. DEPTS. INCOME            949,238        80.7%     7,416          36.52
                               -------------      -------   -------        -------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL                   154,610        13.1%     1,208           5.95
  MARKETING                           24,866         2.1%       194           0.96
  FRANCHISE FEES                      52,590         4.5%       411           2.02
  UTILITIES                           52,627         4.5%       411           2.02
  PROPERTY OPERATIONS                 64,035         5.4%       500           2.46
                               -------------      -------   -------        -------
    TOTAL                            348,728        29.6%     2,724          13.42

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES                 600,510        51.0%     4,691          23.10
                               -------------      -------   -------        -------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                     54,608         4.6%       427           2.10
  PROPERTY TAXES                      28,009         2.4%       219           1.08
  INSURANCE                           21,679         1.8%       169           0.83
  RENT                               113,977         9.7%       890           4.39
                               -------------      -------   -------        -------
    TOTAL                             218,73        18.6%     1,705           8.40

INCOME BEFORE OTHER (4)
  FIXED CHARGES                    $ 382,237        32.5%     2,986          14.71
                               =============      =======   =======        =======

RENOVATION PAYMENT                  $ 23,700

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
           (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

===================================================================================================================================
    Source:Famous Host Company
===================================================================================================================================




                               Super 8, Sacramento

          Operating Results Year-to-Date September 1997 and 1997 Budget


                                 ---------------------------------------------------------------------------------------------------
                                                  September 1997                                       Budget 1997
                                 ---------------------------------------------------------------------------------------------------
                                        $             %      PAR (1)    POR (2)          $             %        PAR (1)    POR (2)
                                 ---------------------------------------------------------------------------------------------------

    Number of Keys                          128                                              128
    Occupancy                             62.00%                                           57.08%
    Average Daily Room Rate (ADR)        $41.76                                           $42.28
    REVPAR                               $25.89                                           $24.13

    REVENUES
      ROOMS                         $   904,874        90.9% $ 9,452       $ 41.76   $ 1,127,411         91.2%  $11,776     $ 42.28
      TELEPHONE                          17,085         1.7%     178          0.79        20,065          1.6%      210        0.75
      MISCELLANEOUS                      73,304         7.4%     766          3.38        88,587          7.2%      925        3.32
                                     ----------       ------  ------       -------   -----------       -------  -------     -------
        TOTAL REVENUE                   995,263       100.0%  10,396         45.93     1,236,063        100.0%   12,911       46.35

    DEPT. COSTS & EXPENSES (3)
      ROOMS                             172,425        19.1%   1,801          7.96       215,361         19.1%    2,250        8.08
      TELEPHONE                          10,839        63.4%     113          0.50        10,563         52.6%      110        0.40
      MISCELLANEOUS                       6,994         9.5%      73          0.32           630          0.7%        7        0.02
                                     ----------       ------  ------       -------   -----------       -------  -------      ------
        TOTAL COST & EXP.               190,258        19.1%   1,987          8.78       226,554         18.3%    2,366        8.50

    TOTAL OPER. DEPTS. INCOME           805,005        80.9%   8,409         37.15     1,009,509         81.7%   10,545       37.86
                                     ----------       ------  ------       -------   -----------       -------  -------      ------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                  129,575        13.0%   1,353          5.98       142,373         11.5%    1,487        5.34
      MARKETING                          14,770         1.5%     154          0.68        19,693          1.6%      206        0.74
      FRANCHISE FEES                     45,244         4.5%     473          2.09        56,370          4.6%      589        2.11
      UTILITIES                          45,843         4.6%     479          2.12        51,090          4.1%      534        1.92
      PROPERTY OPERATIONS                46,143         4.6%     482          2.13        62,498          5.1%      653        2.34
                                     ----------       ------   -----       -------    ----------       -------  -------      ------
        TOTAL                           281,575        28.3%   2,941         12.99       332,024         26.9%    3,468       12.45

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES                523,430        52.6%   5,467         24.16       677,485         54.8%    7,077       25.40
                                     ----------       ------  ------       -------    ----------       -------  -------      ------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                    46,731         4.7%     488          2.16        57,655          4.7%      602        2.16
      PROPERTY TAXES                     20,437         2.1%     213          0.94        28,392          2.3%      297        1.06
      INSURANCE                          17,475         1.8%     183          0.81        20,000          1.6%      209        0.75
      RENT                               87,472         8.8%     914          4.04       110,000          8.9%    1,149        4.12
                                     ----------       ------   -----        ------    ----------       -------  -------      ------
        TOTAL                           172,115        17.3%   1,798          7.94       216,047         17.5%    2,257        8.10

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                   $ 351,315        35.3%   3,670         16.21     $ 461,438         37.3%  $ 4,820     $ 17.30
                                     ==========       ======  ======        ======    ==========       =======  =======     =======

    RENOVATION PAYMENT                 $ 46,544                                         $ 37,082

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
           (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

====================================================================================================================================
    Source:Famous Host Company
====================================================================================================================================


                     SUPER 8 MOTEL -- SACRAMENTO, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS



                                                                                      Super 8
                                                                               Sacramento, California

                                                                            Projected Operating Results


                                    -----------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         1998                                      1999
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %       PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               128                                             128
Occupancy                                  62.00%                                          60.00%
Average Daily Room Rate                   $43.00                                          $44.25

Revenues
   Rooms                              $1,246,000        90.7% $ 9,734        $43.02   $1,240,000       90.6% $ 9,688       $44.24
   Telephone                              24,000         1.7%     188          0.83       24,000        1.8%     188         0.86
   Other Operated Departments            104,000         7.6%     813          3.59      104,000        7.6%     813         3.71
                                      -----------     -------  ------     ---------   ----------     ------- -------      -------

     Total Revenues                    1,374,000       100.0%  10,734         47.43    1,368,000      100.0%  10,688        48.80

Departmental Expenses (3)
   Rooms                                 236,000        18.9%   1,844          8.15      237,000       19.1%   1,852         8.45
   Telephone                              12,000        50.0%      94          0.41       12,000       50.0%      94         0.43
   Other Operated Departments             10,000         9.6%      78          0.35       10,000        9.6%      78         0.36
                                      -----------     -------  ------     ---------   ----------     -------  ------      -------

     Total Departmental Expenses         258,000        18.8%   2,016          8.91      259,000       18.9%   2,023         9.24
                                      -----------     -------  ------     ---------   ----------     -------  ------      -------

     Departmental Profit               1,116,000        81.2%   8,719         38.53    1,109,000       81.1%   8,664        39.56

Undistributed Expenses
   Administrative and General            179,000        13.0%   1,398          6.18      183,000       13.4%   1,430         6.53
   Franchise Fees                        100,000         7.3%     781          3.45       99,000        7.2%     773         3.53
   Marketing                              30,000         2.2%     234          1.04       31,000        2.3%     242         1.11
   Property Operations and Maintenance    96,000         7.0%     750          3.31       98,000        7.2%     766         3.50
   Energy and Utilities                   63,000         4.6%     492          2.17       65,000        4.8%     508         2.32
                                      -----------     -------  ------     ---------   ----------     -------  ------      -------

     Total Undistributed Expenses        468,000        34.1%   3,656         16.16      476,000       34.8%   3,719        16.98
                                      -----------     -------  ------     ---------   ----------     -------  ------      -------

     Gross Operating Profit              648,000        47.2%   5,063         22.37      633,000       46.3%   4,945        22.58

Fixed Charges and Management Fees
   Base Management Fees                   69,000         5.0%     539          2.38       68,000        5.0%     531         2.43
   Property Taxes                         40,000         2.9%     313          1.38       41,000        3.0%     320         1.46
   Insurance                              26,000         1.9%     203          0.90       27,000        2.0%     211         0.93
   Land Lease                            121,000         8.8%     945          4.18      125,000        9.1%     977         4.46
                                      -----------     -------  ------     ---------  -----------     ------- -------      -------

     Total Fixed Charges                 256,000        18.6%   2,000          8.84      261,000       19.1%   2,039         9.31
                                      -----------     -------  ------     ---------  -----------     ------- -------      -------

Income Before Reserves                   392,000        28.5%   3,063         13.53      372,000       27.2%   2,906        13.27

Reserves for Replacements                 55,000         4.0%     430          1.90       55,000        4.0%     430         1.96
                                      -----------     ------- -------     ---------  -----------     -------  ------      -------

Net Operating Income (4)               $ 337,000        24.5% $ 2,633        $11.63    $ 317,000       23.2% $ 2,477       $11.31
                                      ===========     ======= =======     =========  ===========     ======= =======      =======


                                    ------------------------------------------------
Calendar Years Ending December  31:                         2000
                                    ------------------------------------------------
                                            $           %      PAR (1)    POR (2)
                                    ------------------------------------------------

Number of Keys                                128
Occupancy                                   60.00%
Average Daily Room Rate                    $45.50

Revenues
   Rooms                               $1,279,000        90.6% $ 9,992       $45.50
   Telephone                               25,000         1.8%     195         0.89
   Other Operated Departments             108,000         7.6%     844         3.84
                                       -----------     -------  ------     --------

     Total Revenues                     1,412,000       100.0%  11,031        50.23

Departmental Expenses (3)
   Rooms                                  245,000        19.2%   1,914         8.72
   Telephone                               12,000        48.0%      94         0.43
   Other Operated Departments              11,000        10.2%      86         0.39
                                       -----------     -------  ------     --------

     Total Departmental Expenses          268,000        19.0%   2,094         9.53
                                       -----------     -------  ------     --------

     Departmental Profit                1,144,000        81.0%   8,938        40.70

Undistributed Expenses
   Administrative and General             189,000        13.4%   1,477         6.72
   Franchise Fees                         102,000         7.2%     797         3.63
   Marketing                               31,000         2.2%     242         1.10
   Property Operations and Maintenance    101,000         7.2%     789         3.59
   Energy and Utilities                    66,000         4.7%     516         2.35
                                       -----------     -------  ------     --------

     Total Undistributed Expenses         489,000        34.6%   3,820        17.40
                                       -----------     -------  ------     --------

     Gross Operating Profit               655,000        46.4%   5,117        23.30

Fixed Charges and Management Fees
   Base Management Fees                    71,000         5.0%     555         2.53
   Property Taxes                          42,000         3.0%     328         1.49
   Insurance                               28,000         2.0%     219         1.00
   Land Lease                             128,000         9.1%   1,000         4.55
                                       -----------     -------  ------     --------

     Total Fixed Charges                  269,000        19.1%   2,102         9.57
                                       -----------     -------  ------     --------

Income Before Reserves                    386,000        27.3%   3,016        13.73

Reserves for Replacements                  56,000         4.0%     438         1.99
                                       -----------     -------  ------     --------

Net Operating Income (4)                $ 330,000        23.4% $ 2,578       $11.74
                                       ===========     ======= =======     ========

-----------------------------------------------------------------------------------------------------------------------------------

    Notes:  (1)  PAR - Per Available Room.
            (2)  POR - Per Occupied Room.
            (3)  Departmental expense ratios are based on the respective department's revenues, not total revenues.
            (4)  Net operating income before interest, amortization,
                  depreciation, and income tax.

===================================================================================================================================

    Source: PKF Consulting

===================================================================================================================================




                                                                                      Super 8
                                                                              Sacramento, California

                                                                            Projected Operating Results


                                    -----------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2001                                      2002
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               128                                            128
Occupancy                                  60.00%                                         60.00%
Average Daily Room Rate                   $47.00                                         $48.50

Revenues
   Rooms                              $1,318,000        90.7% $10,297       $47.02   $1,360,000        90.7% $10,625       $48.52
   Telephone                              25,000         1.7%     195         0.89       26,000         1.7%     203         0.93
   Other Operated Departments            110,000         7.6%     859         3.92      114,000         7.6%     891         4.07
                                      -----------     ------- -------     --------   ----------      ------- -------     --------

     Total Revenues                    1,453,000       100.0%  11,352        51.83    1,500,000       100.0%  11,719        53.51

Departmental Expenses (3)
   Rooms                                 252,000        19.1%   1,969         8.99      259,000        19.0%   2,023         9.24
   Telephone                              13,000        52.0%     102         0.46       13,000        50.0%     102         0.46
   Other Operated Departments             11,000        10.0%      86         0.39       11,000         9.6%      86         0.39
                                      -----------     ------- -------     --------  -----------      ------- -------     --------

     Total Departmental Expenses         276,000        19.0%   2,156         9.85      283,000        18.9%   2,211        10.10
                                      -----------     ------- -------     --------  -----------      ------- -------     --------

     Departmental Profit               1,177,000        81.0%   9,195        41.99    1,217,000        81.1%   9,508        43.41

Undistributed Expenses
   Administrative and General            195,000        13.4%   1,523         6.96      201,000        13.4%   1,570         7.17
   Franchise Fees                        105,000         7.2%     820         3.75      109,000         7.3%     852         3.89
   Marketing                              32,000         2.2%     250         1.14       33,000         2.2%     258         1.18
   Property Operations and Maintenance   104,000         7.2%     813         3.71      108,000         7.2%     844         3.85
   Energy and Utilities                   68,000         4.7%     531         2.43       70,000         4.7%     547         2.50
                                      -----------     -------  ------     --------    ---------      ------- -------     --------

     Total Undistributed Expenses        504,000        34.7%   3,938        17.98      521,000        34.7%   4,070        18.59
                                      -----------     -------  ------     --------    ---------      ------- -------     --------

     Gross Operating Profit              673,000        46.3%   5,258        24.01      696,000        46.4%   5,438        24.83

Fixed Charges and Management Fees
   Base Management Fees                   73,000         5.0%     570         2.60       75,000         5.0%     586         2.68
   Property Taxes                         42,000         2.9%     328         1.50       43,000         2.9%     336         1.53
   Insurance                              29,000         2.0%     227         1.03       30,000         2.0%     234         1.07
   Land Lease                            132,000         9.1%   1,031         4.71      136,000         9.1%   1,063         4.85
                                      -----------     -------  ------     --------    ---------      ------- -------     --------

     Total Fixed Charges                 276,000        19.0%   2,156         9.85      284,000        18.9%   2,219        10.13
                                      -----------     -------  ------     --------    ---------      ------- -------     --------

Income Before Reserves                   397,000        27.3%   3,102        14.16      412,000        27.5%   3,219        14.70

Reserves for Replacements                 58,000         4.0%     453         2.07       60,000         4.0%     469         2.14
                                      -----------     ------- -------     --------   ----------      ------- -------     --------

Net Operating Income (4)               $ 339,000        23.3% $ 2,648       $12.09    $ 352,000        23.5% $ 2,750       $12.56
                                      ===========     ======= =======     ========   ==========      ======= =======     ========

                                    -----------------------------------------------
Calendar Years Ending December 31:                        2003
                                    -----------------------------------------------
                                           $            %      PAR (1)    POR (2)
                                    -----------------------------------------------

Number of Keys                                128
Occupancy                                   60.00%
Average Daily Room Rate                    $49.75

Revenues
   Rooms                               $1,395,000        90.6% $10,898       $49.76
   Telephone                               27,000         1.8%     211         0.96
   Other Operated Departments             117,000         7.6%     914         4.17
                                       -----------    --------  ---------  --------

     Total Revenues                     1,539,000       100.0%  12,023        54.90

Departmental Expenses (3)
   Rooms                                  267,000        19.1%   2,086         9.52
   Telephone                               13,000        48.1%     102         0.46
   Other Operated Departments              12,000        10.3%      94         0.43
                                       -----------    --------  ---------  --------

     Total Departmental Expenses          292,000        19.0%   2,281        10.42
                                       -----------    --------  ---------  --------

     Departmental Profit                1,247,000        81.0%   9,742        44.48

Undistributed Expenses
   Administrative and General             206,000        13.4%   1,609         7.35
   Franchise Fees                         112,000         7.3%     875         4.00
   Marketing                               34,000         2.2%     266         1.21
   Property Operations and Maintenance    111,000         7.2%     867         3.96
   Energy and Utilities                    73,000         4.7%     570         2.60
                                       -----------    --------  ---------  --------

     Total Undistributed Expenses         536,000        34.8%   4,188        19.12
                                       -----------    --------  ---------  --------

     Gross Operating Profit               711,000        46.2%   5,555        25.36

Fixed Charges and Management Fees
   Base Management Fees                    77,000         5.0%     602         2.75
   Property Taxes                          44,000         2.9%     344         1.57
   Insurance                               31,000         2.0%     242         1.11
   Land Lease                             140,000         9.1%   1,094         4.99
                                       -----------    --------  ---------  --------

     Total Fixed Charges                  292,000        19.0%   2,281        10.42
                                       -----------    --------  ---------  --------

Income Before Reserves                    419,000        27.2%   3,273        14.95

Reserves for Replacements                  62,000         4.0%     484         2.21
                                       -----------    --------  ---------  --------

Net Operating Income (4)                $ 357,000        23.2% $ 2,789       $12.74
                                       ===========    ======== =========   ========

-----------------------------------------------------------------------------------------------------------------------------------

    Notes:  (1)  PAR - Per Available Room.
            (2)  POR - Per Occupied Room.
            (3)  Departmental expense ratios are based on the respective department's revenues, not total revenues.
            (4)  Net operating income before interest, amortization,
                  depreciation, and income tax.

===================================================================================================================================

    Source: PKF Consulting

===================================================================================================================================



                                                                                      Super 8
                                                                              Sacramento, California

                                                                            Projected Operating Results

                                    -------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2004                                      2005
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               128                                            128
Occupancy                                  60.00%                                         60.00%
Average Daily Room Rate                   $51.25                                         $53.00

Revenues
   Rooms                              $1,441,000        90.6% $11,258       $51.26   $1,486,000        90.7% $11,609       $53.01
   Telephone                              28,000         1.8%     219         1.00       28,000         1.7%     219         1.00
   Other Operated Departments            121,000         7.6%     945         4.30      124,000         7.6%     969         4.42
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Revenues                    1,590,000       100.0%  12,422        56.57    1,638,000       100.0%  12,797        58.43

Departmental Expenses (3)
   Rooms                                 276,000        19.2%   2,156         9.82      283,000        19.0%   2,211        10.10
   Telephone                              14,000        50.0%     109         0.50       14,000        50.0%     109         0.50
   Other Operated Departments             12,000         9.9%      94         0.43       12,000         9.7%      94         0.43
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Departmental Expenses         302,000        19.0%   2,359        10.74      309,000        18.9%   2,414        11.02
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Departmental Profit               1,288,000        81.0%  10,063        45.82    1,329,000        81.1%  10,383        47.41

Undistributed Expenses
   Administrative and General            213,000        13.4%   1,664         7.58      219,000        13.4%   1,711         7.81
   Franchise Fees                        115,000         7.2%     898         4.09      119,000         7.3%     930         4.25
   Marketing                              35,000         2.2%     273         1.25       36,000         2.2%     281         1.28
   Property Operations and Maintenance   114,000         7.2%     891         4.06      118,000         7.2%     922         4.21
   Energy and Utilities                   75,000         4.7%     586         2.67       77,000         4.7%     602         2.75
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Undistributed Expenses        552,000        34.7%   4,313        19.64      569,000        34.7%   4,445        20.30
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Gross Operating Profit              736,000        46.3%   5,750        26.18      760,000        46.4%   5,938        27.11

Fixed Charges and Management Fees
   Base Management Fees                   80,000         5.0%     625         2.85       82,000         5.0%     641         2.93
   Property Taxes                         45,000         2.8%     352         1.60       46,000         2.8%     359         1.64
   Insurance                              31,000         1.9%     242         1.10       32,000         2.0%     250         1.14
   Land Lease                            144,000         9.1%   1,125         5.12      149,000         9.1%   1,164         5.32
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Fixed Charges                 300,000        18.9%   2,344        10.67      309,000        18.9%   2,414        11.02
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Income Before Reserves                   436,000        27.4%   3,406        15.51      451,000        27.5%   3,523        16.09

Reserves for Replacements                 64,000         4.0%     500         2.28       66,000         4.0%     516         2.35
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Net Operating Income (4)               $ 372,000        23.4% $ 2,906       $13.23    $ 385,000        23.5% $ 3,008       $13.73
                                      ===========     =======  =========  ========     ===========   =======  =========  ========


                                    -------------------------------------------------
Calendar Years Ending December 31:                        2006
                                    -----------------------------------------------
                                           $            %      PAR (1)    POR (2)
                                    -----------------------------------------------

Number of Keys                                128
Occupancy                                   60.00%
Average Daily Room Rate                    $54.50

Revenues
   Rooms                               $1,528,000        90.7% $11,938       $54.51
   Telephone                               29,000         1.7%     227         1.03
   Other Operated Departments             128,000         7.6%   1,000         4.57
                                       -----------    --------  ---------  --------

     Total Revenues                     1,685,000       100.0%  13,164        60.11

Departmental Expenses (3)
   Rooms                                  292,000        19.1%   2,281        10.42
   Telephone                               15,000        51.7%     117         0.54
   Other Operated Departments              13,000        10.2%     102         0.46
                                       -----------    --------  ---------  --------

     Total Departmental Expenses          320,000        19.0%   2,500        11.42
                                       -----------    --------  ---------  --------

     Departmental Profit                1,365,000        81.0%  10,664        48.69

Undistributed Expenses
   Administrative and General             226,000        13.4%   1,766         8.06
   Franchise Fees                         122,000         7.2%     953         4.35
   Marketing                               38,000         2.3%     297         1.36
   Property Operations and Maintenance    121,000         7.2%     945         4.32
   Energy and Utilities                    79,000         4.7%     617         2.82
                                       -----------    --------  ---------  --------

     Total Undistributed Expenses         586,000        34.8%   4,578        20.90
                                       -----------    --------  ---------  --------

     Gross Operating Profit               779,000        46.2%   6,086        27.79

Fixed Charges and Management Fees
   Base Management Fees                    84,000         5.0%     656         3.00
   Property Taxes                          47,000         2.8%     367         1.68
   Insurance                               33,000         2.0%     258         1.18
   Land Lease                             153,000         9.1%   1,195         5.46
                                       -----------    --------  ---------  --------

     Total Fixed Charges                  317,000        18.8%   2,477        11.31
                                       -----------    --------  ---------  --------

Income Before Reserves                    462,000        27.4%   3,609        16.48

Reserves for Replacements                  67,000         4.0%     523         2.39
                                       -----------    --------  ---------  --------

Net Operating Income (4)                $ 395,000        23.4% $ 3,086       $14.09
                                       ===========    ========  =========  ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================




                                                               Super 8
                                                        Sacramento, California

                                                     Projected Operating Results


                                        --------------------------------------------------------------------------------------------
    Calendar Years Ending December 31:                         2007                                      2008
                                        --------------------------------------------------------------------------------------------
                                               $           %      PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                                        --------------------------------------------------------------------------------------------

    Number of Keys                               128                                             128
    Occupancy                                  60.00%                                          60.00%
    Average Daily Room Rate                   $56.00                                          $57.75

    Revenues
       Rooms                              $1,570,000        90.6% $12,266       $ 56.01   $1,619,000        90.6% $12,648    $ 57.76
       Telephone                              30,000         1.7%     234          1.07       31,000         1.7%     242       1.11
       Other Operated Departments            132,000         7.6%   1,031          4.71      136,000         7.6%   1,063       4.85
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

         Total Revenues                    1,732,000       100.0%  13,531         61.79    1,786,000       100.0%  13,953      63.71

    Departmental Expenses (3)
       Rooms                                 300,000        19.1%   2,344         10.70      309,000        19.1%   2,414      11.02
       Telephone                              15,000        50.0%     117          0.54       16,000        51.6%     125       0.57
       Other Operated Departments             13,000         9.8%     102          0.46       14,000        10.3%     109       0.50
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

         Total Departmental Expenses         328,000        18.9%   2,563         11.70      339,000        19.0%   2,648      12.09
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

         Departmental Profit               1,404,000        81.1%  10,969         50.09    1,447,000        81.0%  11,305      51.62

    Undistributed Expenses
       Administrative and General            232,000        13.4%   1,813          8.28      239,000        13.4%   1,867       8.53
       Franchise Fees                        126,000         7.3%     984          4.49      130,000         7.3%   1,016       4.64
       Marketing                              39,000         2.3%     305          1.39       40,000         2.2%     313       1.43
       Property Operations and Maintenance   125,000         7.2%     977          4.46      128,000         7.2%   1,000       4.57
       Energy and Utilities                   82,000         4.7%     641          2.93       84,000         4.7%     656       3.00
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

         Total Undistributed Expenses        604,000        34.9%   4,719         21.55      621,000        34.8%   4,852      22.15
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

         Gross Operating Profit              800,000        46.2%   6,250         28.54      826,000        46.2%   6,453      29.47

    Fixed Charges and Management Fees
       Base Management Fees                   87,000         5.0%     680          3.10       89,000         5.0%     695       3.17
       Property Taxes                         48,000         2.8%     375          1.71       49,000         2.7%     383       1.75
       Insurance                              34,000         2.0%     266          1.21       35,000         2.0%     273       1.25
       Land Lease                            158,000         9.1%   1,234          5.64      163,000         9.1%   1,273       5.81
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

         Total Fixed Charges                 327,000        18.9%   2,555         11.67      336,000        18.8%   2,625      11.99
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

    Income Before Reserves                   473,000        27.3%   3,695         16.87      490,000        27.4%   3,828      17.48

    Reserves for Replacements                 69,000         4.0%     539          2.46       71,000         4.0%     555       2.53
                                          -----------     -------  ---------  ---------     -----------  --------  -------- --------

    Net Operating Income (4)               $ 404,000        23.3% $ 3,156       $ 14.41    $ 419,000        23.5% $ 3,273    $ 14.95
                                          ===========     =======  =========  =========     ===========  ========  ======== ========

------------------------------------------------------------------------------------------------------------------------------------

    Notes:  (1)  PAR - Per Available Room.
            (2)  POR - Per Occupied Room.
            (3)  Departmental expense ratios are based on the respective department's revenues, not total revenues.
            (4)  Net operating income before interest, amortization,
                  depreciation, and income tax.

====================================================================================================================================

    Source: PKF Consulting

====================================================================================================================================


                                   SECTION VII

                                  SUPER 8 MOTEL
                           SAN BERNARDINO, CALIFORNIA

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================
Property Address                          Super 8 Motel
                                          294 East Hospitality Lane
                                          San Bernardino, California 92408
                                          Telephone (909) 381-1681
----------------------------------------- -------------------------------------
Owner                                     Super 8 Motels III, Ltd.
----------------------------------------- -------------------------------------
Assessor's Parcel Numbers                 0141-412-13-P-001
----------------------------------------- -------------------------------------
Effective Date of Appraisal               January 1, 1998
----------------------------------------- -------------------------------------
Property Rights Appraised                 Fee Simple
===============================================================================
                              Highest and Best Use
===============================================================================
Highest and Best Use
     As if Vacant                         Limited-service hotel
     As Improved                          Limited-service hotel
===============================================================================
                              Property Description
===============================================================================
Existing Improvements
     Year Built                           1982
     Gross Building Area                  27,736 square feet
     Number of Hotel Guest Rooms          81
     Parking                              83 spaces (including two for
                                          disabled persons)
     Number of Floors                     Two
     Hotel Amenities                      Swimming pool and whirlpool
     Compliance with ADA                  In compliance
----------------------------------------- -------------------------------------
Site
     Area                                 1.62 acres (70,567 square feet)
     Zoning                               CD (Commercial Districts)
     Flood Zone                           Zone XB, Panel #060281-8684F, dated
                                          July 16, 1979
     Wetlands Zone                        No
     Alquist Priolo Special Studies Zone  No
     Historic,  Natural , Cultural,
        Recreational,    or   Scientific  None
        Value
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                             Not Used
----------------------------------------- -------------------------------------
Sales Comparison Approach                 $1,700,000
----------------------------------------- -------------------------------------
Income Capitalization Approach
     Stabilized Occupancy                 59.0%
     Average Daily Room Rate              $44.75 (1998 value dollars)
----------------------------------------- -------------------------------------
     Stabilized Net Operating Income      $174,000 (1998 value dollars)
----------------------------------------- -------------------------------------
     Overall Capitalization Rate          11.0%
     Terminal Capitalization Rate         11.5%
     Discount Rate                        14.0%
----------------------------------------- -------------------------------------
Indicated Market Values
     Direct Capitalization Technique      $1,600,000
     Discounted Cash Flow Analysis        $1,550,000
----------------------------------------- -------------------------------------
Final Estimate of Market Value            $1,600,000
----------------------------------------- -------------------------------------
Marketing and Exposure Period             Six months or less
----------------------------------------- -------------------------------------

                                     VII-1

                              (Photograph deleted)









                          View of the Subject Property









                              (Photograph deleted)










                  View of a Typical Double Queen-Bed Guestroom


                                     VII-2

A.       AREA AND NEIGHBORHOOD REVIEW

         1.       Introduction

The subject property is located in San Bernardino, which lies in San Bernardino County. Covering over 20,000 square miles in total area, it is the largest county in the United States. San Bernardino County is located 45 miles from Anaheim, 55 miles from Palm Springs, and 62 miles east of Los Angeles. Inyo, Los Angeles, Kern, and Riverside Counties border San Bernardino County. The area is the gateway to the resort areas of the San Bernardino Mountains, including Lake Arrowhead, and Big Bear Lake, and is known as Southern California's Inland Empire. San Bernardino is the county's governmental, financial and business center. Over 90.0 percent of the county's land is desert, and most of the population and agricultural production is concentrated west of the San Bernardino Mountains, which separate the area from the desert region. A map on the following page highlights the location of the subject property within the surrounding area.

         2.        Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local market area.

              Population: The population of San Bernardino was 180,300 persons in January 1997, a 1.6 percent compound average annual growth rate
              (CAAG) over 1990. The corresponding population of San Bernardino County was 1.6 million in January 1997. This figure represents a CAAG rate of 2.0 percent over the 1990 figure of 1.4 million. The population level in San Bernardino County is expected to increase at a CAAG of 1.2 percent, to 1.7 million persons by 2002.

              Retail Sales: Total taxable sales for San Bernardino County totaled over $3.5 billion in 1996. This county figure represented an annual increase of 6.1 percent over the previous year. Retail sales per household in 1996 were $22,000, and are expected to increase to $25,000 by 2002, a CAAG increase of 2.1 percent.

              Income: Average household effective buying income (EBI) for San Bernardino County was $36,682 in 1996, and is expected to increase to $42,000 by 2000, representing a CAAG increase of 2.3 percent.



                                     VII-3

                  (Street map of San Bernardino area deleted)











                                  Regional Map



                                     VII-4

              Employment: In November 1997, the total number of persons employed in the Riverside-San Bernardino MSA, which includes Riverside and San Bernardino Counties, was approximately 853,300 persons. This is approximately a 3.6 percent increase over 1996; the corresponding unemployment rate was 6.0 percent during this period. The San Bernardino County unemployment rate was 5.4 percent, which is lower than the rate of 6.0 percent for Los Angeles County and 5.7 percent for California. Overall the largest increases in employment were experienced in the retail trade and the services sectors.

The following table presents a listing of the major employers in San Bernardino.


============================================================
             Major Employers in San Bernardino
============================================================
                                         Number of
           Company                       Employees
------------------------------- ----------------------------
San Bernardino Unified School  District            4,432
Stater Brothers Markets                            3,600
Carousel Mall                                      2,000
Inland Center Mall                                 2,000
St. Bernardine's Medical Center                    1,671
Patton State Hospital                              1,585
San Bernardino County                              1,516
San Bernardino Community Hospital                  1,400
City of San Bernardino                             1,300
Unite States Post Office                           1,200
California State University                        1,000
McLane Co.                                           650
San Bernardino Valley College                        565
Harris' Company                                      500
FEDCO Incorporated                                   450
GE Capital Corporation                               400

============================================================
Source:  San Bernardino Economic Development Agency
============================================================


              Tourism: San Bernardino hosts the National Orange Show, one of the premier events in Southern California. It is also home to the Renaissance Pleasure Faire, the Route 66 Rendezvous, Festival de Mariachi, and the Western Regional Little League. Surrounded by the San Bernardino National Forest, both Lake Arrowhead and Big Bear Lake, regional parks, mountains, museums and other attractions, San Bernardino offers a wide array of recreational and cultural activities for tourists.

              Transportation: Major airline transportation to San Bernardino County includes San Bernardino International Airport, Ontario


                                     VII-5

              International Airport, and Los Angeles International Airport, less than one hour away. San Bernardino's easily accessible commuter train, Metrolink, provides rapid service to Orange County and downtown Los Angeles.

         3.        Neighborhood Review

The subject property is located in one of the highly commercial areas of San Bernardino. Surrounding improvements include: four restaurants (Wendy's, Carl's Jr., Black Angus, and a Japanese restaurant); four hotels (the 250-room San Bernardino Hilton Inn, 153-room La Quinta Inn, 120-room Motel 6, and the 50-room Comfort Inn); four gasoline stations (Texaco, Shell, Union 76, and Chevron), and an upscale shopping center. Interstate 10 is situated just across from East Hospitality Lane, to the south of the Hilton.

         4.        Conclusion

San Bernardino County, the largest in the United States, is a retail and shopping center, benefiting from its proximity to the purchasing power of Los Angeles County. Overall, we view the area will be experiencing stable growth levels in the near future, positively impacting the lodging industry.


B.       PROPERTY DESCRIPTION

         1.    Introduction

The subject property is a limited-service hotel with 81 guestrooms. Amenities at the property include an outdoor swimming pool and a whirlpool. The property includes one main building containing the guest rooms and the lobby.

The subject property was constructed in 1982 and is currently owned in fee simple by Grotewhol Management, Inc. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.       Site Description and Zoning

The subject property is located at 294 East Hospitality Lane, and is bounded by the 50-room Comfort Inn to the north, East Hospitality Lane and the 247-room Hilton to the south, Business Center Drive to the east, and Waterman Avenue to the west. The land area is 1.62 acres (70,567 square feet), and the property has 130 feet of frontage along East Hospitality Lane. The site has good visibility to traffic, and is also easily accessible from Interstate 10. The subject site is attractively landscaped with lawn, bushes, and palm trees.

                                     VII-6

The subject property is zoned CD (Commercial District) by San Bernardino County. The present use of the property is permitted with this zoning designation, and the subject is, therefore, a legal, conforming use.

We are aware of no easements or covenants which would adversely affect the value of the subject property.

         3.       Improvements Description

The subject property of this appraisal is improved with a 81-room limited-service hotel. The exterior-corridor property includes a lobby area, an outdoor swimming pool, and a whirlpool, and has a port cochere. The second floor corridors have wrought iron railings, and there are stair towers located at the corners of the building. Parking for 83 automobiles, including two for disabled persons, is provided.

         4.       Basic Construction and Mechanical Systems

The subject building is a two-story wood-framed structure, with white stucco finish. The hotel building forms an approximate L-shape, with the inner portion of the L-shape forming a courtyard area. The courtyard is landscaped and is also the site of the pool. The hotel offers exterior corridors with no elevators. The entire building is sprinklered, and has a concrete-barrel tile roof which appears to be in good condition. The exterior of the building is comprised of white stucco. The total interior square footage of the hotel is 27,736 square feet with the average interior space of a typical guestroom being approximately 282 square feet.

The Super 8 Motel provides 81 guestrooms, configured as 35 queen-size bedrooms, 29 double-queen , and 17 suite rooms. The guestrooms are furnished with a color television, desk, two chairs, nightstand, lamp, and dresser. Overall the property is in good condition and has been maintained on a regular basis.

Presented in the following table is a summary of the basic construction and mechanical systems of the hotel.



                                     VII-7

===============================================================================
                         Super 8 Motel - San Bernardino
              Summary of Basic Construction and Mechanical Systems
===============================================================================
Foundation:                       Concrete slab on-grade with spread footings
--------------------------------- ---------------------------------------------
Frame:                            Wood
--------------------------------- ---------------------------------------------
Exterior Walls:                   Stucco
--------------------------------- ---------------------------------------------
Floor:                            Wood trusses, 5/8" plywood, and 3/4" gypsum
                                  board
--------------------------------- ---------------------------------------------
Roof:                             Concrete barrel tile and four ply built-up
                                  fiberglass with minimum surface cap sheet
--------------------------------- ---------------------------------------------
Ceiling Heights:                  8' - 0"
--------------------------------- ---------------------------------------------
Doors:
     Guest Room and Bathroom:     1 3/4" thick solid core wood
     Exterior:                    13/4" thick solid core wood; aluminum store-
                                  front door
--------------------------------- ---------------------------------------------
Windows:                          Sliding bronze anodized double pane aluminum
--------------------------------- ---------------------------------------------
Heating and Cooling:              GE Zoneline III,  2,775-watt auxiliary heater
                                  for guest rooms and lobby;
                                  Carrier split-system heat pump in laundry room
--------------------------------- ---------------------------------------------
Elevators:                        None
--------------------------------- ---------------------------------------------
Electrical:                       120-280V; 1,600 AMPS; 42,000 A system
--------------------------------- ---------------------------------------------
Plumbing:
     Water Pipes:                 Copper type M above-grade; type L below-grade
     Sewer Pipes:                 ABS pipe and fittings (interior and exterior)
--------------------------------- ---------------------------------------------
Domestic Hot Water:               Two boilers and holding tank
--------------------------------- ---------------------------------------------
Laundry Facilities:               Two washers and six dryers
--------------------------------- ---------------------------------------------
Sprinkler System:                 Entire building is sprinklered
--------------------------------- ---------------------------------------------
Life Safety:
     Fire Alarm Stations:         At reception desk area
     Smoke Detectors:             Hard-wired dual ionization smoke detectors
     Emergency Illumination:      Yes
===============================================================================
Source:  Famous Host Companies
===============================================================================


         5.       Assessed Value and Property Taxes

The subject property is assessed by the San Bernardino County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.


===================================================================
            Assessor's Parcel Number 0141-412-13-P-001
                      1997/98 Assessed Value
===================================================================
Land                                            $624,240
Personal Property                               $109,051
Improvements                                   $1,643,865
-------------------------------------- ----------------------------
Total Assessed Value                           $2,377,156
===================================================================

                                     VII-8

For fiscal year 1997/1998, total property taxes were $26,555.90 on the subject property, which included $2,784.34 for special assessments. The effective tax rate including the special assessments, therefore, is 1.1171 percent of the total assessed value.

         6.       Renovation and Capital Improvements

We understand that $31,000 has been allocated as part of capital expenditures for the parking lot's resurfacing, as well as the painting of the subject property's exterior during 1998.

         7.       Summary of Functional Utility and Condition

Overall, the subject property is well-maintained. The grounds are neat and well-trimmed, and the paint both inside and outside the building is in good condition. As noted previously, $31,000 will be spent on resurfacing the parking lot and painting the exterior of the subject property in 1998.


C.       HOTEL MARKET ANALYSIS

         1.       Competitive Supply

The competitive hotel market for the Super 8 is comprised of six properties, including the subject, with a total of 745 rooms. The selection of the competitive supply was based on facilities and amenities, room rate structure, and market orientation. These properties are all affiliated with national chains and cater to the area's commercial, leisure, and government demand.


                                     VII-9


=======================================================================================================================
                         Super 8 Motel - San Bernardino
                        Census of Competitive Properties
=======================================================================================================================
                                                       Published Room Rates
                                                   -----------------------------
                              Year       Number                                                            AAA
        Property             Opened     of Rooms      Single         Double         Amenities            Rating
-------------------------- ----------- ----------- -------------- -------------- ----------------- --------------------
Super 8 Motel                 1982         81        $38.00         $47.00           F,G,H          2 star    (Motel)
La Quinta Inn                 1985        153        $47.00         $59.00           D,F,H          3 star    (Motel)
Motel 6                       1986        120        $47.00         $47.00             H               Not Rated
Hilton Inn                    1988        250        $120.00        $120.00       A,B,D,E,F,G       3 star    (Hotel)
Comfort Inn                   1987         50        $53.00         $67.00            F,H           3 star    (Motel)
TraveLodge                    1980         91        $45.00         $45.00            F,H              Not Rated
-------------------------- ----------- ----------- -------------- -------------- ----------------- --------------------
Total                                     745                                           -
-------------------------- ----------- ----------- -------------- -------------- ----------------- --------------------
Amenities Codes                                    AAA Rating

A - Restaurant                                      5 star   -    Renowned; exceptional property recognized for
B - Bar/Lounge                                                    market superiority of facilities and service
C - Complimentary Continental Breakfast             4 star   -    Exceptional; offers luxurious accommodations as
                                                                  well as extra amenities
D - Meeting Rooms                                   3 star   -    Offers very comfortable and attractive
E - Exercise Room                                                 accommodations
F - Swimming Pool                                   2 star   -    Exceeds AAA minimum requirements in some physical
G - Whirlpool                                                     and operational categories
H - Adjacent Restaurant                             1 star   -    Meets AAA basic requirements for recommendation

=======================================================================================================================
Source:  Management of Individual Properties and 1998 American Automobile Association Tour Book
=======================================================================================================================


As can be noted above, the competitive market is characterized by smaller, budget-oriented, national brand-affiliated products.

According to our discussions with the San Bernardino County Planning Department, there are no new hotels planned in the surrounding market area.

         2.       Historical Market Performance

The following table presents a summary of the historical market performance of the selected competitive hotels, together with the subject, over the period 1994 to 1996, as well as our estimate for 1997.


=======================================================================================================================
                         Super 8 Motel - San Bernardino
                            Competitive Hotel Market
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
========================================================================================================================

                        Annual Rooms       Percent                         Percent        Average Daily       Percent
        Year              Available         Change        Occupancy         Change          Room Rate         Change
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        1994               271,925            -             61.6%             -              $47.63              -
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        1995               271,925           0.0%           60.6%           (1.7%)           $49.72            4.4%
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        1996               271,925           0.0%           63.2%            4.4%            $51.11            2.8%
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
  1997 (Estimated)         271,925           0.0%           65.0%            2.8%            $57.00            11.5%
--------------------- ------------------ ------------- ----------------- ------------- -------------------- ============
        CAAG                0.0%              -               -               -               6.2%               -
========================================================================================================================
Source:  PKF Consulting and Smith Travel Research
========================================================================================================================

                                     VII-10

As can be noted, over the past four years the number of available rooms within the competitive market has remained stable. During the same period, demand has increased from 60.6 percent to 65.0 percent. In terms of ADR, the competitive market has experienced above-inflation growth, indicating a CAAG of 6.2 percent between 1994 and 1997.

         3.       Demand Segmentation

The competitive market is oriented towards attracting commercial, leisure, and government demand. Commercial demand includes employees and visitors to local companies, such as FEDCO and GE Capital. The majority of leisure travelers to the area are typically on their way to, or returning from, another destination such as Los Angeles, Anaheim, Las Vegas, Arizona, or San Diego, and stop at the area's lodging facilities for a one night stay. Most of the leisure demand is generated between Memorial Day and Labor Day. In addition, the local area attractions previously discussed, namely the shopping malls, can be visited within one day.

         4.       Projected Future Supply and Demand

Over the past four years (1994 to 1997), demand for hotel accommodations in the competitive market has increased at a CAAG of 1.8 percent. Based on our review of the local market, we project overall demand for hotel rooms will increase at a rate of 3.0 percent per year over the next five years. In deriving this growth rate, we have specifically analyzed the overall growth in manufacturing and services, retail sales, and the historical CAAG of this market. Presented in the following table is a summary of the projected growth in supply, demand, and the resulting occupancy levels for the competitive market for the period 1998 to 2002.



                                     VII-11



=======================================================================================================
                                    Super 8 Motel - San Bernardino
                                Estimated Growth In Supply and Demand
                                       Competitive Hotel Market
=======================================================================================================
                                Daily                Annual              Total
         Year              Available Rooms      Available Rooms         Demand           Occupancy
------------------------ -------------------- --------------------- ---------------- ------------------
Actual
            1994                 745                271,925             167,525            61.6%
            1995                 745                271,925             164,744            60.6%
            1996                 745                271,925             171,935            63.2%
     1997 (Estimated)            745                271,925             177,000            65.0%
------------------------ -------------------- --------------------- ---------------- ------------------
Projected
            1998                 745                271,925             182,000            67.0%
            1999                 745                271,925             185,000            68.0%
            2000                 745                271,925             185,000            68.0%
            2001                 745                271,925             185,000            68.0%
            2002                 745                271,925             185,000            68.0%
------------------------ -------------------- --------------------- ---------------- ------------------
CAAG
        1994 to 1997            0.0%                   -                 1.8%                -
        1998 to 2002            0.0%                   -                 0.4%                -
=======================================================================================================
Source:  PKF Consulting and Smith Travel Research
=======================================================================================================


As can be noted above, although we project demand in the overall market to grow at a CAAG of 3.0 percent over the five year period, due to demand timing and capacity constraints, the competitive market occupancy is not projected to exceed 68.0 percent. This will result in unsatisfied demand between 1999 and 2002, rendering an effective market growth of only 0.4 percent.

         5.       Market Performance of the Subject

The following table summarizes the historical occupancy levels and ADR for the Super 8 Motel over the past four years.


===============================================================================
                             Super 8 Motel - San Bernardino
                           Historical Occupancy and Room Rate
                                1994 to 1997 (Estimated)
===============================================================================
                                                   Average Daily
        Year             Occupancy      % Change     Room Rate         % Change
--------------------- -------------- ------------ ----------------- -----------
        1994               59.1%            -          $41.07             -
--------------------- -------------- ------------ ----------------- -----------
        1995               55.3%         (6.4%)        $40.29           (1.9%)
--------------------- -------------- ------------ ----------------- -----------
        1996               49.9%         (9.8%)        $40.23           (0.1%)
--------------------- -------------- ------------ ----------------- -----------
  1997 (Estimated)         58.0%          16.2%        $43.50            8.1%
--------------------- -------------- ------------ ----------------- -----------
        CAAG               (0.6%)           -           1.9%              -
===============================================================================
Source:  Famous Host Companies
===============================================================================

                                     VII-12

As can be noted, the subject experienced a nearly ten percentage point drop in occupancy between 1994 and 1996, attributed to the closure of the Norton Air Force Base. The growth in ADR has been less-than-market, equating to a CAAG of
1.9 percent, compared to the market's 6.2 percent. The subject property's market penetration rate (subject's occupancy divided by the market's occupancy) has decreased from 95.9 percent in 1994 to an estimated 89.0 percent in 1997. It should be noted that the subject property's 1997 year-to-date occupancy (ending September) was 58.6 percent, compared to 50.7 percent in 1996, indicating the subject's improving position in the market following the closure of Norton Air Force Base.

Based on our analysis of the local market in the San Bernardino area, coupled with our discussions with management at the subject property, we are of the opinion that the subject will achieve an occupancy level of approximately 59.0 percent in 1998, slightly above that estimated for 1997. In 1999 and onwards, we estimate that the subject property will continue to achieve an occupancy of 59.0 percent, a level we believe as being the subject property's stabilized position.

Based on our market research, we project the hotel to achieve an ADR of $44.75 in 1998, or an increase of 3.0 percent over 1997. Over the balance of our projection period, we project the hotel's ADR to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the supply and demand dynamics of the San Bernardino hotel market.


===============================================================================
                         Super 8 Motel - San Bernardino
         Projected Occupancy and Average Daily Room Rate - 1998 to 2002
===============================================================================
                                    Market            Average         Percent
     Year        Occupancy       Penetration      Daily Room Rate      Change
------------ ---------------- --------------- --------------------- -----------
     1998          59.0%            88.0%              $44.75           3.0%
     1999          59.0%            87.0%              $46.25           3.0%
     2000          59.0%            87.0%              $47.50           3.0%
     2001          59.0%            87.0%              $49.00           3.0%
     2002          59.0%            87.0%              $50.50           3.0%
------------ ---------------- --------------- --------------------- -----------
     CAAG           0.0%              -                 3.0%              -
===============================================================================
Source:  PKF Consulting
===============================================================================


D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.


                                     VII-13

E.       VALUATION - SALES COMPARISON APPROACH

         1.       Introduction

We have reviewed a number of recent sales and have focused on those considered most comparable in providing support for the market value of the subject. Our search for sales was initially focused on San Bernardino; however, due to the limited number of comparable transactions, our search for sales was extended to include the surrounding area, namely Colton, Bishop, and Kingsburg. Based on this search, five sales were identified to use as the basis for our valuation of the subject under this approach. Presented in the following table is a summary of the selected comparable hotel sales. As can be noted, these sales have occurred between November 1996 and October 1997.


=======================================================================================================================
                             Comparable Hotel Sales
=======================================================================================================================
                                                                                               Rooms        Overall
Sale                                               Sale      Year     Number of   Price       Revenue    Capitalization
No.           Hotel Name            Location       Date     Built       Rooms     Per Room   Multiplier      Rate
----- --------------------------- -------------- --------- --------- ------------ ---------- ----------- ==============
 1            Econolodge             Colton       10/97      1972         51       $19,601      2.4           NA
 2             Days Inn              Colton        8/97      1985        147       $19,932      2.6           NA
 3           Bishop Lodge            Bishop        7/97      1979        52        $28,846      3.9          8.9%
 4           Swedish Inn            Kingsburg      1/97      1988        47        $31,195      2.9           NA
 5             Super 8               Ontario      11/96      1985         53       $22,925      2.2           NA
=======================================================================================================================
Source:  PKF Consulting
=======================================================================================================================



         2.       Analysis of the Hotel Sales

In reviewing the preceding table, it can be noted that the sale prices per room ranged between $19,601 for the 51-room Econolodge and $31,195 for the 47-room Swedish Inn in Kingsburg.

Because of the many differences between the comparable hotel sales and the subject property, we are of the opinion that an analysis using a rooms revenue multiplier (RRM) is the most approiate unit of comparison to value the subject. A RRM measures the total revenue generated from room rentals in relation to the sale price. RRMs do not require subjective adjustments since most variances in properties are considered to be reflected in ADRs and annual occupancies achieved in the market. As can be noted, the indicated RRMs range from 2.2 to 3.9, with an average of 2.8.

We consider that the subject property is most similar to the 53-room Super 8 Motel sale in Ontario. Accordingly, we are of the opinion that a RRM in the order of 2.2 is appropriate in valuing the subject property. Based on this


                                     VII-14
multiplier, and assuming a stabilized occupancy level of 59.0 percent at an ADR of $44.75 (stated in 1998 dollars), the indicated value per room for the subject is as follows:


===========================================================================================================
     Rooms             Stabilized           Stabilized                                 Indicated Value
    Revenue           Average Rate          Occupancy                                      Per Room
  Multiplier                                  Level               Days/Year               (Rounded)
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------
      2.2        X       $44.75      X        59.0%        X         365        =          $21,000
===========================================================================================================


As noted above, the RRM analysis produced a value indication of $21,000 per available room. This value unit is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on 81 rentable rooms, the indicated stabilized value of the fee simple interest in the Super 8 Motel is $1,700,000 as calculated below:


----------------------- ---- ---------------- ----- ---------------------------
       $21,000           X      81 Rooms       =           $1,700,000 (Rounded)
----------------------- ---- ---------------- ----- ---------------------------


F.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

As a result of the foregoing analysis, we estimate the "as is" market value of the fee simple interest in the subject as of January 1, 1998, through the Sales Comparison Approach to be:


===============================================================================
                    ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                    $1,700,000
===============================================================================


G.       VALUATION - INCOME CAPITALIZATION APPROACH

         1.       Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997;

                                     VII-15

     2. The previously discussed market performance (occupancy levels and ADR) of the competitive hotels; and

     3. The operating results of the category "Limited-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

The historical operating results of the subject are presented at the end of this section of the report.

         2.       Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting's "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized as follows:

     a) The stabilized annual occupancy of the hotel is projected to be 59.0 percent at a $44.75 ADR (in 1998 value dollars);

     b)  A franchise fee of 8.0 percent of rooms revenue;

     c) A management fee of 5.0 percent of total revenues as well as a reserve for capital replacements of 4.0 percent of total revenue have been deducted to establish the net operating income of the subject;

     d) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the San Bernardino County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to
         1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current effective tax rate is 1.1171 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the value estimate of the subject property as determined using the Income Capitalization Approach. Based on the estimated value of the hotel, a tax rate of
         1.1171 per $100 of assessed value is utilized, resulting in real estate taxes of $18,000, rounded, in the representative or stabilized year.

Presented in the following table is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis the


                                     VII-16

Super 8 Motel will generate approximately $810,000 in total revenues, with a net operating income of $174,000 in 1998 value dollars.


===================================================================================================
                         Super 8 Motel - San Bernardino
        Stabilized Year Operating Results (Stated in 1998 Value Dollars)
===================================================================================================
Occupancy Level                                                        59.0%
------------------------------------------------ --------------------------------------------------
Average Room Rate                                                     $44.75
------------------------------------------------ --------------------------------------------------
REVPAR                                                                $26.40
------------------------------------------------ -------------- ---------- ------------ -----------
                                                     Total       Ratios      PAR (1)     POR (2)
------------------------------------------------ -------------- ---------- ------------ -----------
Revenues
     Rooms                                            $781,000      96.4%       $9,642      $44.75
     Telephone                                          25,000       3.1%          309        1.43
     Other Operated Departments                          4,000       0.5%           49        0.23
------------------------------------------------ -------------- ---------- ------------ -----------
Total Revenues                                         810,000     100.0%       10,000       46.44
------------------------------------------------ -------------- ---------- ------------ -----------
Departmental Expenses (3)
     Rooms                                             183,000      23.4%        2,259       10.49
     Telephone                                          18,000      70.0%          222        1.03
     Other Operated Departments                          1,000      20.0%           12        0.06
------------------------------------------------ -------------- ---------- ------------ -----------
Total Departmental Expenses                            202,000      24.9%        2,494       11.58
------------------------------------------------ -------------- ---------- ------------ -----------
Departmental Income                                    608,000      75.1%        7,506       34.86
------------------------------------------------ -------------- ---------- ------------ -----------
Undistributed Operating Expenses
     Administrative and General                        121,000      15.0%        1,494        6.94
     Franchise Fees                                     62,000       7.7%          775        3.55
     Marketing                                          25,000       3.1%          309        1.43
     Property Maintenance                               60,000       7.4%          741        3.44
     Energy and Utilities                               58,000       7.2%          716        3.33
------------------------------------------------ -------------- ---------- ------------ -----------
Total Undistributed Expenses                           326,000      40.2%        4,025       18.69
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Fixed Charges                            282,000      34.8%        3,481       16.17
------------------------------------------------ -------------- ---------- ------------ -----------
Management Fees and Fixed Charges
     Base Management Fees                               41,000       5.0%          506        2.35
     Property Taxes                                     18,000       2.2%          222        1.03
     Insurance                                          17,000       2.1%          210        0.97
------------------------------------------------ -------------- ---------- ------------ -----------
Total                                                   76,000       9.4%          938        4.36
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Reserve                                  206,000      25.4%        2,543       11.81
------------------------------------------------ -------------- ---------- ------------ -----------
Reserve for Replacement                                 32,000       4.0%          395        1.83
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Other Charges (4)                       $174,000      21.5%       $2,148       $1.00
===================================================================================================
(1) PAR - Per Available Room
(2) POR - Per Occupied Room
(3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
(4) Income before interest, taxes, depreciation, and amortization

Source: PKF Consulting
===================================================================================================


         3.       Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January, 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation and the impact of fixed and variable


                                     VII-17
components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized as follows.

     a) With the exception of property taxes, all other revenues and expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law, and growth in ADR is expected to grow at inflation throughout the analysis period as a result of market-driven factors.

     b) For the first five years of this forecast, the occupancy and ADR of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to remain at 59.0 percent, with the ADR increasing at 3.0 percent per year.

         4.       Valuation Using Direct Capitalization

Based on our evaluation of the subject, it was concluded that an overall capitalization rate (OAR) of 11.0 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, and market position.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 11.0 percent, the value of the subject as if stabilized is calculated to be as follows.


-------------------------------------------------- =====================
Projected Stabilized Net Operating Income                $174,000
Overall Capitalization Rate                               11.0%
-------------------------------------------------- ---------------------
Stabilized Value Indication (Rounded)                   $1,600,000
-------------------------------------------------- =====================


Therefore, the estimated "as is" market value of the fee simple interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                  ONE MILLION SIX HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $1,600,000
==============================================================================


         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the


                                     VII-18
expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

Based on our market research, we are of the opinion that a reversionary capitalization rate of 11.5 percent and a 14.0 percent discount rate are appropriate to value the subject.

The following table indicates the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.


===============================================================================
                          Discounted Cash Flow Analysis
===============================================================================

                         Cash Flow              Present             Present
                           From                  Value               Value
          Year          Operations               Factor             @ 14.0%
------------------- -------------------- ------------------ -------------------
          1998           $174,000                0.8772            $153,000
          1999           $181,000                0.7695            $139,000
          2000           $185,000                0.6750            $125,000
          2001           $193,000                0.5921            $114,000
          2002           $196,000                0.5194            $102,000
          2003           $203,000                0.4556             $92,000
          2004           $207,000                0.3996             $83,000
          2005           $211,000                0.3506             $74,000
          2006           $223,000                0.3075             $69,000
          2007           $228,000                0.2697             $62,000
------------------- -------------------- ------------------ -------------------
Reversion               $2,000,000               0.2697            $541,000
------------------- -------------------- ------------------ -------------------
Present Value                                                     $1,553,000
------------------- -------------------- ------------------ -------------------
Value (Rounded)                                                   $1,550,000
===============================================================================


         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Direct capitalization indicated a value of $1,600,000 and the discounted cash flow analysis indicated a value of $1,550,000. Placing more weight on the direct capitalization method, our conclusion as to the "as is" market value of the fee simple interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                  ONE MILLION SIX HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $1,600,000
==============================================================================



                                     VII-19

H.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:


============================================ ======================
Sales Comparison Approach                         $1,700,000
Income Capitalization Approach
     Direct Capitalization                        $1,600,000
     Discounted Cash Flow Analysis                $1,550,000
============================================ ======================


In the Sales Comparison Approach we compared five recently sold hotels to the subject. The selected sales indicated a relatively wide range in value. Furthermore, the sales were located in varying sub-market areas in the surrounding region, and no property was identical to the subject. These factors make this approach less meaningful, but act as a reference checkpoint for the value derived from the Income Approaches.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: the direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in similar values, heightening our confidence in this approach, although indications from the Sales Comparison Approach and the direct capitalization method highlight higher values than that derived by the discounted cash flow method. Accordingly, the primary reliance was placed on the Income Capitalization Approach.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the fee simple interest in the subject property, as of January 1, 1998, is reasonably represented as:


===============================================================================
                       ONE MILLION SIX HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                      $1,600,000
===============================================================================



                                     VII-20

                   SUPER 8 MOTEL - SAN BERNARDINO, CALIFORNIA

                          HISTORICAL OPERATING RESULTS



                                                                                Super 8, San Bernardino

                                                                             Historical Operating Results


                                --------------------------------------------------------------------------------------------------
                                                       1994                                             1995
                                --------------------------------------------------------------------------------------------------
                                       $             %       PAR (1)    POR (2)         $             %       PAR (1)    POR (2)
                                --------------------------------------------------------------------------------------------------

Number of Keys                          81                                               81
Occupancy                            59.12%                                           55.32%
Average Daily Room Rate (ADR)       $41.07                                           $40.29
REVPAR                              $24.28                                           $22.29

REVENUES
  ROOMS                          $ 717,889        96.8%  $ 8,863      $ 41.07     $ 658,924        97.1%  $ 8,135      $ 40.29
  TELEPHONE                         21,641         2.9%      267         1.24        18,387         2.7%      227         1.12
  MISCELLANEOUS                      2,033         0.3%       25         0.12         1,249         0.2%       15         0.08
                              ------------       ------  -------      -------     ---------      -------  -------      -------
    TOTAL REVENUE                  741,563       100.0%    9,155        42.43       678,560       100.0%    8,377        41.49

DEPT. COSTS & EXPENSES (3)
  ROOMS                            169,372        23.6%    2,091         9.69       168,181        25.5%    2,076        10.28
  TELEPHONE                         21,149        97.7%      261         1.21        19,426       105.7%      240         1.19
  MISCELLANEOUS                        245        12.1%        3         0.01           145        11.6%        2         0.01
                              ------------       ------    -----      -------      --------       ------    -----        -----
    TOTAL COST & EXP.              190,766        25.7%    2,355        10.91       187,752        27.7%    2,318        11.48

TOTAL OPER. DEPTS. INCOME          550,797        74.3%    6,800        31.51       490,808        72.3%    6,059        30.01
                              ------------       ------    -----      -------      --------       ------    -----        -----

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL                 141,904        19.1%    1,752         8.12       132,612        19.5%    1,637         8.11
  MARKETING                         21,897         3.0%      270         1.25        19,729         2.9%      244         1.21
  FRANCHISE FEES                    35,852         4.8%      443         2.05        32,946         4.9%      407         2.01
  UTILITIES                         63,327         8.5%      782         3.62        59,985         8.8%      741         3.67
  PROPERTY OPERATIONS               69,144         9.3%      854         3.96        51,813         7.6%      640         3.17
                              ------------       ------    -----        -----       -------        -----    ------       -----
    TOTAL                          332,124        44.8%    4,100        19.00       297,085        43.8%    3,668        18.16

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES               218,673        29.5%    2,700        12.51       193,723        28.5%    2,392        11.84
                              ------------       ------    -----        -----       -------        -----    ------       -----

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                   37,036         5.0%      457         2.12        33,928         5.0%      419         2.07
  PROPERTY TAXES                    36,580         4.9%      452         2.09        37,061         5.5%      458         2.27
  INSURANCE                         14,697         2.0%      181         0.84        15,218         2.2%      188         0.93
  RENT                                   -         0.0%        -         -                -         0.0%        -         -
                              ------------       ------    -----         ----      --------        -----    -----        -----
    TOTAL                           88,313        11.9%    1,090         5.05        86,207        12.7%    1,064         5.27

INCOME BEFORE OTHER (4)
  FIXED CHARGES                  $ 130,360        17.6%    1,609         7.46     $ 107,516        15.8%    1,327         6.57
                              ============       ======    =====         ====     =========        =====    =====        =====

RENOVATION PAYMENT                $ 79,227                                         $ 37,500


                             ---------------------------------------------------
                                                      1996
                             ---------------------------------------------------
                                      $             %       PAR (1)      POR (2)
                             ---------------------------------------------------

Number of Keys                          81
Occupancy                            49.92%
Average Daily Room Rate (ADR)       $40.23
REVPAR                              $20.08

REVENUES
  ROOMS                          $ 595,341        96.7%   $ 7,350        $ 40.23
  TELEPHONE                         18,645         3.0%       230           1.26
  MISCELLANEOUS                      1,485         0.2%        18           0.10
                              ------------       ------   -------        -------
    TOTAL REVENUE                  615,471       100.0%     7,598          41.59

DEPT. COSTS & EXPENSES (3)
  ROOMS                            157,673        26.5%     1,947          10.65
  TELEPHONE                         19,914       106.8%       246           1.35
  MISCELLANEOUS                        245        16.5%         3           0.02
                              ------------       ------     -----        -------
    TOTAL COST & EXP.              177,832        28.9%     2,195          12.02

TOTAL OPER. DEPTS. INCOME          437,639        71.1%     5,403          29.57
                              ------------       ------     -----        -------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL                 136,279        22.1%     1,682           9.21
  MARKETING                         17,618         2.9%       218           1.19
  FRANCHISE FEES                    30,035         4.9%       371           2.03
  UTILITIES                         55,200         9.0%       681           3.73
  PROPERTY OPERATIONS               53,347         8.7%       659           3.60
                              ------------       ------     -----         ------
    TOTAL                          292,479        47.5%     3,611          19.76

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES               145,160        23.6%     1,792           9.81
                              ------------       ------     -----         ------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                   31,039         5.0%       383           2.10
  PROPERTY TAXES                    23,558         3.8%       291           1.59
  INSURANCE                         15,760         2.6%       195           1.06
  RENT                                   -         0.0%         -           -
                              ------------       ------     ------        ------
    TOTAL                           70,357        11.4%       869           4.75

INCOME BEFORE OTHER (4)
  FIXED CHARGES                   $ 74,803        12.2%       923           5.05
                              ============       ======     =====         ======

RENOVATION PAYMENT                $ 16,491


----------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
       (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

==================================================================================================================================
Source:The Famous Host Company
==================================================================================================================================




                             Super 8, San Bernardino

          Operating Results Year-to-Date September 1997 and 1997 Budget


                                 ---------------------------------------------------------------------------------------------------
                                                    September  1997                                     Budget 1997
                                 ---------------------------------------------------------------------------------------------------
                                        $             %      PAR (1)    POR (2)          $             %        PAR (1)    POR (2)
                                 ---------------------------------------------------------------------------------------------------

    Number of Keys                           81                                               81
    Occupancy                             58.60%                                           52.89%
    Average Daily Room Rate (ADR)        $43.51                                           $42.10
    REVPAR                               $25.50                                           $22.27

    REVENUES
      ROOMS                           $ 564,220        96.5% $ 9,313       $ 43.51     $ 658,352         97.1%  $ 8,128     $ 42.10
      TELEPHONE                          17,913         3.1%     296          1.38        17,922          2.6%      221        1.15
      MISCELLANEOUS                       2,484         0.4%      41          0.19         1,729          0.3%       21        0.11
                                   ------------       ------  ------       -------     ---------       -------  -------    --------
        TOTAL REVENUE                   584,617       100.0%   9,650         45.08       678,003        100.0%    8,370       43.36

    DEPT. COSTS & EXPENSES (3)
      ROOMS                             115,015        20.4%   1,898          8.87       156,006         23.7%    1,926        9.98
      TELEPHONE                          12,738        71.1%     210          0.98        18,092        100.9%      223        1.16
      MISCELLANEOUS                         635        25.6%      10          0.05           200         11.6%        2        0.01
                                   ------------       ------  ------       -------     ---------       -------  -------      ------
        TOTAL COST & EXP.               128,388        22.0%   2,119          9.90       174,298         25.7%    2,152       11.15

    TOTAL OPER. DEPTS. INCOME           456,229        78.0%   7,531         35.18       503,705         74.3%    6,219       32.21
                                   ------------       ------  ------       -------     ---------       -------  -------      ------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                  108,169        18.5%   1,785          8.34       122,704         18.1%    1,515        7.85
      MARKETING                           8,979         1.5%     148          0.69        19,812          2.9%      245        1.27
      FRANCHISE FEES                     28,211         4.8%     466          2.18        32,918          4.9%      406        2.11
      UTILITIES                          42,198         7.2%     697          3.25        55,048          8.1%      680        3.52
      PROPERTY OPERATIONS                40,132         6.9%     662          3.09        58,503          8.6%      722        3.74
                                   ------------       ------   -----       -------     ---------       -------   ------      ------
        TOTAL                           227,689        38.9%   3,758         17.56       288,985         42.6%    3,568       18.48

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES                228,540        39.1%   3,772         17.62       214,720         31.7%    2,651       13.73
                                   ------------       ------   -----       -------     ---------       -------  -------      ------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                    29,231         5.0%     482          2.25        33,900          5.0%      419        2.17
      PROPERTY TAXES                     21,375         3.7%     353          1.65        36,000          5.3%      444        2.30
      INSURANCE                          11,257         1.9%     186          0.87        15,000          2.2%      185        0.96
      RENT                                    -         0.0%       -          -                -          0.0%        -        -
                                   ------------       ------   -----       -------    ----------       -------  -------      ------
        TOTAL                            61,863        10.6%   1,021          4.77        84,900         12.5%    1,048        5.43

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                   $ 166,677        28.5%   2,751         12.85     $ 129,820         19.1%  $ 1,603      $ 8.30
                                   ============       ======   =====       =======   ===========       =======  =======     =======

    RENOVATION PAYMENT                 $ 17,130                                         $ 20,340

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
           (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

====================================================================================================================================
    Source:The Famous Host Company
====================================================================================================================================

                   SUPER 8 MOTEL - SAN BERNARDINO, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS



                                                                                       Super 8
                                                                             San Bernardino, California

                                                                             Projected Operating Results


                               ----------------------------------------------------------------------------------------------------
Calendar Years Beginning January 1                 1998                                             1999
                               ----------------------------------------------------------------------------------------------------
                                      $             %      PAR (1)    POR (2)          $             %      PAR (1)    POR (2)
                               ----------------------------------------------------------------------------------------------------

Number of Keys                             81                                               81
Occupancy                               59.00%                                           59.00%
Average Daily Room Rate                $44.75                                           $46.25

Revenues
  Rooms                             $ 781,000        96.4% $ 9,642       $ 44.77     $ 807,000        96.4% $ 9,963       $ 46.26
  Telephone                            25,000         3.1%     309          1.43        26,000         3.1%     321          1.49
  Other Operated Departments            4,000         0.5%      49          0.23         4,000         0.5%      49          0.23
                                 -------------    --------  ------     ---------    ----------     -------- -------       ---------

    Total Revenues                    810,000       100.0%  10,000         46.44       837,000       100.0%  10,333         47.98

Departmental Expenses (3)
  Rooms                               183,000        23.4%   2,259         10.49       188,000        23.3%   2,321         10.78
  Telephone                            18,000        72.0%     222          1.03        18,000        69.2%     222          1.03
  Other Operated Departments            1,000        25.0%      12          0.06         1,000        25.0%      12          0.06
                                 -------------    --------  ------     ---------   -----------     -------- -------     ---------

    Total Departmental Expenses       202,000        24.9%   2,494         11.58       207,000        24.7%   2,556         11.87
                                 -------------    --------  ------     ---------  ------------     -------- -------     ---------

    Departmental Profit               608,000        75.1%   7,506         34.86       630,000        75.3%   7,778         36.12

Undistributed Expenses
  Administrative & General            121,000        14.9%   1,494          6.94       125,000        14.9%   1,543          7.17
  Franchise Fee                        62,000         7.7%     765          3.55        65,000         7.8%     802          3.73
  Marketing                            25,000         3.1%     309          1.43        26,000         3.1%     321          1.49
  Property Operations & Maintenance    60,000         7.4%     741          3.44        62,000         7.4%     765          3.55
  Energy & Utilities                   58,000         7.2%     716          3.33        60,000         7.2%     741          3.44
                                 -------------    --------  ------     ---------   -----------     -------- -------     ---------

    Total Undistributed Expenses      326,000        40.2%   4,025         18.69       338,000        40.4%   4,173         19.38
                                 -------------    --------  ------     ---------  ------------     --------  ------     ---------

    Gross Operating Profit            282,000        34.8%   3,481         16.17       292,000        34.9%   3,605         16.74

Fixed Charges & Management Fee
  Base Management Fee                  41,000         5.1%     506          2.35        42,000         5.0%     519          2.41
  Property Taxes                       18,000         2.2%     222          1.03        19,000         2.3%     235          1.09
  Insurance                            17,000         2.1%     210          0.97        17,000         2.0%     210          0.97

    Total Fixed Charges                76,000         9.4%     938          4.36        78,000         9.3%     963          4.47
                                 -------------    --------  ------     ---------  ------------     --------  ------     ---------

Income Before Reserves                206,000        25.4%   2,543         11.81       214,000        25.6%   2,642         12.27

Reserves for Replacements              32,000         4.0%     395          1.83        33,000         3.9%     407          1.89
                                 -------------    --------  ------     ---------  ------------     --------  ------     ---------

Net Operating Income (4)            $ 174,000        21.5% $ 2,148        $ 9.98     $ 181,000        21.6% $ 2,235       $ 10.38
                                 =============    ======== =======     =========  ============     ======== =======     =========

                               ---------------------------------------------------
Calendar Years Beginning January 1                       2000
                               ---------------------------------------------------
                                        $            %      PAR (1)     POR (2)
                               ---------------------------------------------------

Number of Keys                               81
Occupancy                                 59.00%
Average Daily Room Rate                  $47.50

Revenues
  Rooms                               $ 829,000       96.4%$ 10,235        $ 47.53
  Telephone                              27,000        3.1%     333           1.55
  Other Operated Departments              4,000        0.5%      49           0.23
                                 ---------------    -------  ---------  ----------

    Total Revenues                      860,000      100.0%  10,617          49.30

Departmental Expenses (3)
  Rooms                                 194,000       23.4%   2,395          11.12
  Telephone                              19,000       70.4%     235           1.09
  Other Operated Departments              1,000       25.0%      12           0.06
                                 ---------------    -------  ---------  ----------

    Total Departmental Expenses         214,000       24.9%   2,642          12.27
                                 ---------------    -------  ---------  ----------

    Departmental Profit                 646,000       75.1%   7,975          37.03

Undistributed Expenses
  Administrative & General              128,000       14.9%   1,580           7.34
  Franchise Fee                          66,000        7.7%     815           3.78
  Marketing                              27,000        3.1%     333           1.55
  Property Operations & Maintenance      64,000        7.4%     790           3.67
  Energy & Utilities                     62,000        7.2%     765           3.55
                                 ---------------    -------  ---------  ----------

    Total Undistributed Expenses        347,000       40.3%   4,284          19.89
                                 ---------------    -------  ---------  ----------

    Gross Operating Profit              299,000       34.8%   3,691          17.14

Fixed Charges & Management Fee
  Base Management Fee                    43,000        5.0%     531           2.47
  Property Taxes                         19,000        2.2%     235           1.09
  Insurance                              18,000        2.1%     222           1.03

    Total Fixed Charges                  80,000        9.3%     988           4.59
                                 ---------------    -------  ---------  ----------

Income Before Reserves                  219,000       25.5%   2,704          12.56

Reserves for Replacements                34,000        4.0%     420           1.95
                                 ---------------    -------  ---------  ----------

Net Operating Income (4)              $ 185,000       21.5% $ 2,284        $ 10.61
                                 ===============    =======  =========  ==========

-----------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
       (4)  Net cash flow before interest, tax, amortization, and depreciation.

===================================================================================================================================

Source:PKF Consulting
===================================================================================================================================





                                                                                     Super 8
                                                                            San Bernardino, California

                                                                           Projected Operating Results


                             ---------------------------------------------------------------------------------------------------
Calendar Years Beginning January 1               2001                                            2002
                             ---------------------------------------------------------------------------------------------------
                                    $            %       PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                             ---------------------------------------------------------------------------------------------------

Number of Keys                           81                                               81
Occupancy                             59.00%                                           59.00%
Average Daily Room Rate              $49.00                                           $50.50

Revenues
  Rooms                           $ 855,000       96.5% $ 10,556       $ 49.02     $ 881,000       96.5%$ 10,877       $ 50.51
  Telephone                          27,000        3.0%      333          1.55        28,000        3.1%     346          1.61
  Other Operated Departments          4,000        0.5%       49          0.23         4,000        0.4%      49          0.23
                               -------------    ------- ---------    ---------    ----------     ------- ---------   ---------

    Total Revenues                  886,000      100.0%   10,938         50.79       913,000      100.0%  11,272         52.34

Departmental Expenses (3)
  Rooms                             200,000       23.4%    2,469         11.47       206,000       23.4%   2,543         11.81
  Telephone                          19,000       70.4%      235          1.09        20,000       71.4%     247          1.15
  Other Operated Departments          1,000       25.0%       12          0.06         1,000       25.0%      12          0.06
                               -------------    ------- --------     ---------   -----------     ------- -------     ---------

    Total Departmental Expenses     220,000       24.8%    2,716         12.61       227,000       24.9%   2,802         13.01
                               -------------    ------- --------     ---------   -----------     ------- -------     ---------

    Departmental Profit             666,000       75.2%    8,222         38.18       686,000       75.1%   8,469         39.33

Undistributed Expenses
  Administrative & General          132,000       14.9%    1,630          7.57       136,000       14.9%   1,679          7.80
  Franchise Fee                      68,000        7.7%      840          3.90        70,000        7.7%     864          4.01
  Marketing                          27,000        3.0%      333          1.55        28,000        3.1%     346          1.61
  Property Operations & Maintenance  66,000        7.4%      815          3.78        68,000        7.4%     840          3.90
  Energy & Utilities                 64,000        7.2%      790          3.67        66,000        7.2%     815          3.78
                               -------------    ------- --------     ---------   -----------     -------  ------     ---------

    Total Undistributed Expenses    357,000       40.3%    4,407         20.47       368,000       40.3%   4,543         21.10
                               -------------    ------- --------     ---------   -----------     -------  ------     ---------

    Gross Operating Profit          309,000       34.9%    3,815         17.71       318,000       34.8%   3,926         18.23

Fixed Charges & Management Fee
  Base Management Fee                44,000        5.0%      543          2.52        46,000        5.0%     568          2.64
  Property Taxes                     19,000        2.1%      235          1.09        20,000        2.2%     247          1.15
  Insurance                          18,000        2.0%      222          1.03        19,000        2.1%     235          1.09

    Total Fixed Charges              81,000        9.1%    1,000          4.64        85,000        9.3%   1,049          4.87
                               -------------    -------  -------     ---------   -----------     ------- -------     ---------

Income Before Reserves              228,000       25.7%    2,815         13.07       233,000       25.5%   2,877         13.36

Reserves for Replacements            35,000        4.0%      432          2.01        37,000        4.1%     457          2.12
                               -------------    -------  -------     ---------   -----------     ------- -------     ---------

Net Operating Income (4)          $ 193,000       21.8%  $ 2,383       $ 11.06     $ 196,000       21.5% $ 2,420       $ 11.24
                               =============    =======  =======     =========   ===========     ======= =======     =========

                             ------------------------------------------------
Calendar Years Beginning January 1                  2003
                             ------------------------------------------------
                                   $             %      PAR (1)    POR (2)
                             ------------------------------------------------

Number of Keys                          81
Occupancy                            59.00%
Average Daily Room Rate             $52.00

Revenues
  Rooms                          $ 907,000        96.5%$ 11,198       $ 52.00
  Telephone                         29,000         3.1%     358          1.66
  Other Operated Departments         4,000         0.4%      49          0.23
                              -------------    -------- --------    ---------

    Total Revenues                 940,000       100.0%  11,605         53.89

Departmental Expenses (3)
  Rooms                            212,000        23.4%   2,617         12.15
  Telephone                         20,000        69.0%     247          1.15
  Other Operated Departments         1,000        25.0%      12          0.06
                              -------------    --------  -------    ---------

    Total Departmental Expense     233,000        24.8%   2,877         13.36
                              -------------    --------  -------    ---------

    Departmental Profit            707,000        75.2%   8,728         40.53

Undistributed Expenses
  Administrative & General         140,000        14.9%   1,728          8.03
  Franchise Fee                     73,000         7.8%     901          4.19
  Marketing                         29,000         3.1%     358          1.66
  Property Operations & Mainte      70,000         7.4%     864          4.01
  Energy & Utilities                68,000         7.2%     840          3.90
                              -------------    --------  -------    ---------

    Total Undistributed Expens     380,000        40.4%   4,691         21.79
                              -------------    --------  -------    ---------

    Gross Operating Profit         327,000        34.8%   4,037         18.75

Fixed Charges & Management Fee
  Base Management Fee               47,000         5.0%     580          2.69
  Property Taxes                    20,000         2.1%     247          1.15
  Insurance                         19,000         2.0%     235          1.09

    Total Fixed Charges             86,000         9.1%   1,062          4.93
                              -------------    --------  ------     ---------

Income Before Reserves             241,000        25.6%   2,975         13.82

Reserves for Replacements           38,000         4.0%     469          2.18
                              -------------    --------  ------     ---------

Net Operating Income (4)         $ 203,000        21.6% $ 2,506       $ 11.64
                              =============    ========  =======     =========

--------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
       (4)  Net cash flow before interest, tax, amortization, and depreciation.

================================================================================================================================

Source:PKF Consulting

================================================================================================================================




                                                                                      Super 8
                                                                            San Bernardino, California

                                                                            Projected Operating Results


                               -------------------------------------------------------------------------------------------------
Calendar Years Beginning January 1                     2004                                             2005
                               ---------------------------------------------------------------------------------------------------
                                      $             %      PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                               ---------------------------------------------------------------------------------------------------

Number of Keys                             81                                              81
Occupancy                               59.00%                                          59.00%
Average Daily Room Rate                $53.50                                          $55.00

Revenues
  Rooms                             $ 933,000        96.5%$ 11,519       $ 53.49     $959,000        96.5%$ 11,840       $ 54.98
  Telephone                            30,000         3.1%     370          1.72       31,000         3.1%     383          1.78
  Other Operated Departments            4,000         0.4%      49          0.23        4,000         0.4%      49          0.23
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Revenues                    967,000       100.0%  11,938         55.44      994,000       100.0%  12,272         56.99

Departmental Expenses (3)
  Rooms                               218,000        23.4%   2,691         12.50      225,000        23.5%   2,778         12.90
  Telephone                            21,000        70.0%     259          1.20       22,000        71.0%     272          1.26
  Other Operated Departments            1,000        25.0%      12          0.06        1,000        25.0%      12          0.06
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Departmental Expenses       240,000        24.8%   2,963         13.76      248,000        24.9%   3,062         14.22
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Departmental Profit               727,000        75.2%   8,975         41.68      746,000        75.1%   9,210         42.77

Undistributed Expenses
  Administrative & General            145,000        15.0%   1,790          8.31      149,000        15.0%   1,840          8.54
  Franchise Fee                        75,000         7.8%     926          4.30       77,000         7.7%     951          4.41
  Marketing                            30,000         3.1%     370          1.72       31,000         3.1%     383          1.78
  Property Operations & Maintenance    72,000         7.4%     889          4.13       74,000         7.4%     914          4.24
  Energy & Utilities                   70,000         7.2%     864          4.01       72,000         7.2%     889          4.13
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Total Undistributed Expenses      392,000        40.5%   4,840         22.47      403,000        40.5%   4,975         23.10
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Gross Operating Profit            335,000        34.6%   4,136         19.21      343,000        34.5%   4,235         19.66

Fixed Charges & Management Fee
  Base Management Fee                  48,000         5.0%     593          2.75       50,000         5.0%     617          2.87
  Property Taxes                       21,000         2.2%     259          1.20       21,000         2.1%     259          1.20
  Insurance                            20,000         2.1%     247          1.15       21,000         2.1%     259          1.20

    Total Fixed Charges                89,000         9.2%   1,099          5.10       92,000         9.3%   1,136          5.27
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

Income Before Reserves                246,000        25.4%   3,037         14.10      251,000        25.3%   3,099         14.39

Reserves for Replacements              39,000         4.0%     481          2.24       40,000         4.0%     494          2.29
                                 -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

Net Operating Income (4)            $ 207,000        21.4% $ 2,556       $ 11.87    $ 211,000        21.2% $ 2,605       $ 12.10
                                 =============    ========  =========  =========    ============  ========  =========  =========

                               ----------------------------------------------
Calendar Years Beginning January 1                    2006
                               ----------------------------------------------
                                    $            %      PAR (1)    POR (2)
                               ----------------------------------------------

Number of Keys                          81
Occupancy                            59.00%
Average Daily Room Rate             $56.75

Revenues
  Rooms                           $990,000        96.4%$ 12,222       $ 56.76
  Telephone                         32,000         3.1%     395          1.83
  Other Operated Departments         5,000         0.5%      62          0.29
                               ------------    --------  ---------  ---------

    Total Revenues               1,027,000       100.0%  12,679         58.88

Departmental Expenses (3)
  Rooms                            232,000        23.4%   2,864         13.30
  Telephone                         22,000        68.8%     272          1.26
  Other Operated Departments         1,000        20.0%      12          0.06
                               ------------    --------  ---------  ---------

    Total Departmental Expenses    255,000        24.8%   3,148         14.62
                               ------------    --------  ---------  ---------

    Departmental Profit            772,000        75.2%   9,531         44.26

Undistributed Expenses
  Administrative & General         153,000        14.9%   1,889          8.77
  Franchise Fee                     79,000         7.7%     975          4.53
  Marketing                         32,000         3.1%     395          1.83
  Property Operations & Mainten     77,000         7.5%     951          4.41
  Energy & Utilities                74,000         7.2%     914          4.24
                               ------------    --------  ---------  ---------

    Total Undistributed Expense    415,000        40.4%   5,123         23.79
                               ------------    --------  ---------  ---------

    Gross Operating Profit         357,000        34.8%   4,407         20.47

Fixed Charges & Management Fee
  Base Management Fee               51,000         5.0%     630          2.92
  Property Taxes                    21,000         2.0%     259          1.20
  Insurance                         21,000         2.0%     259          1.20

    Total Fixed Charges             93,000         9.1%   1,148          5.33
                               ------------    --------  ---------  ---------

Income Before Reserves             264,000        25.7%   3,259         15.14

Reserves for Replacements           41,000         4.0%     506          2.35
                               ------------    --------  ---------  ---------

Net Operating Income (4)         $ 223,000        21.7% $ 2,753       $ 12.78
                               ============    ========  =========  =========

----------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
       (4)  Net cash flow before interest, tax, amortization, and depreciation.

==================================================================================================================================

Source:PKF Consulting
==================================================================================================================================



                                                              Super 8
                                                    San Bernardino, California

                                                    Projected Operating Results


                                   -------------------------------------------------------------------------------------------------
    Calendar Years Beginning January  1                   2007                                             2008
                                   -------------------------------------------------------------------------------------------------
                                          $            %      PAR (1)     POR (2)          $           %      PAR (1)     POR (2)
                                   -------------------------------------------------------------------------------------------------

    Number of Keys                             81                                              81
    Occupancy                               59.00%                                          59.00%
    Average Daily Room Rate                $58.50                                          $60.25

    Revenues
      Rooms                            $1,020,000       96.4%$ 12,593        $ 58.48   $1,051,000       96.4%$ 12,975        $ 60.25
      Telephone                            33,000        3.1%     407           1.89       34,000        3.1%     420           1.95
      Other Operated Departments            5,000        0.5%      62           0.29        5,000        0.5%      62           0.29
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Revenues                  1,058,000      100.0%  13,062          60.65    1,090,000      100.0%  13,457          62.49

    Departmental Expenses (3)
      Rooms                               239,000       23.4%   2,951          13.70      246,000       23.4%   3,037          14.10
      Telephone                            23,000       69.7%     284           1.32       24,000       70.6%     296           1.38
      Other Operated Departments            1,000       20.0%      12           0.06        1,000       20.0%      12           0.06
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Departmental Expenses       263,000       24.9%   3,247          15.08      271,000       24.9%   3,346          15.54
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Departmental Profit               795,000       75.1%   9,815          45.58      819,000       75.1%  10,111          46.95

    Undistributed Expenses
      Administrative & General            158,000       14.9%   1,951           9.06      163,000       15.0%   2,012           9.34
      Franchise Fee                        82,000        7.8%   1,012           4.70       84,000        7.7%   1,037           4.82
      Marketing                            33,000        3.1%     407           1.89       34,000        3.1%     420           1.95
      Property Operations & Maintenance    79,000        7.5%     975           4.53       81,000        7.4%   1,000           4.64
      Energy & Utilities                   76,000        7.2%     938           4.36       78,000        7.2%     963           4.47
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Undistributed Expenses      428,000       40.5%   5,284          24.54      440,000       40.4%   5,432          25.23
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Gross Operating Profit            367,000       34.7%   4,531          21.04      379,000       34.8%   4,679          21.73

    Fixed Charges & Management Fee
      Base Management Fee                  53,000        5.0%     654           3.04       55,000        5.0%     679           3.15
      Property Taxes                       22,000        2.1%     272           1.26       22,000        2.0%     272           1.26
      Insurance                            22,000        2.1%     272           1.26       22,000        2.0%     272           1.26

        Total Fixed Charges                97,000        9.2%   1,198           5.56       99,000        9.1%   1,222           5.68
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

    Income Before Reserves                270,000       25.5%   3,333          15.48      280,000       25.7%   3,457          16.05

    Reserves for Replacements              42,000        4.0%     519           2.41       44,000        4.0%     543           2.52
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

    Net Operating Income (4)            $ 228,000       21.6% $ 2,815        $ 13.07    $ 236,000       21.7% $ 2,914        $ 13.53
                                     =============    =======  =========  ==========    ============  =======  =========  ==========

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
           (4) Net cash flow before interest, tax, amortization, and depreciation.

====================================================================================================================================

    Source:PKF Consulting

====================================================================================================================================

                                  SECTION VIII

                                  SUPER 8 MOTEL
                             SANTA ROSA, CALIFORNIA

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================
Property Address                             Super 8 Motel
                                             2632 North Cleveland Avenue
                                             Santa Rosa, California 95403
                                             Telephone (707) 542-5544
-------------------------------------------- ----------------------------------
Owner
Leased Fee Interest                          Woodstock Properties
Leasehold Interest                           Super 8 Motels II, Ltd.
-------------------------------------------- ----------------------------------
Assessor's Parcel Number                     015-471-037-000
-------------------------------------------- ----------------------------------
Effective Date of Appraisal                  January 1, 1998
-------------------------------------------- ----------------------------------
Property Rights Appraised                    Leasehold Interest
===============================================================================
                              Highest and Best Use
===============================================================================
Highest and Best Use
     As if Vacant                            Limited-service hotel
     As Improved                             Limited-service hotel or highway
                                             commercial use
===============================================================================
                              Property Description
===============================================================================
Existing Improvements
     Year Built                              1980
     Gross Building Area                     35,374 square feet
     Number of Hotel Guest Rooms             100
     Parking                                 133 spaces
     Number of Floors                        3 above ground (no basement)
     Hotel Amenities                         Outdoor pool, complimentary coffee
     Compliance with ADA                     Partial
-------------------------------------------- ----------------------------------
Site
     Area                                    2.03 acres (88,426 square feet)
     Zoning                                  C-3 (Highway Frontage Commercial)
     Flood Zone                              C, Panel Number 060381-0005B dated
                                             August 3, 1981
     Wetlands Zone                           No
     Alquist Priolo Special Studies Zone     No
     Historic,  Natural , Cultural,
        Recreational, or Scientific Value    None
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                                Not Applicable
-------------------------------------------- ----------------------------------
Sales Comparison Approach                    $2,200,000
-------------------------------------------- ----------------------------------
Income Capitalization Approach
     Stabilized Occupancy                    65.0%
     Average Daily Room Rate                 $46.25
     Stabilized Net Income                   $253,000
     Overall Capitalization Rate             11.5%
     Terminal Capitalization Rate            12.0%
     Discount Rate                           14.5%
Indicated Market Values
     Direct Capitalization Technique         $2,200,000
     Discounted Cash Flow Analysis           $2,200,000
-------------------------------------------- ----------------------------------
Final Estimate of Market Value               $2,200,000
-------------------------------------------- ----------------------------------
Marketing and Exposure Period                Six months or less
===============================================================================


                                     VIII-1

                              (Photograph deleted)






                  View of Hotel Looking North from Parking Lot







                              (Photograph deleted)








                       View of Typical Queen-Bed Guestroom


                                     VIII-2

A.       AREA AND NEIGHBORHOOD REVIEW

         1.        Introduction

The subject property is located in Santa Rosa, which lies in the Sonoma County. Covering over 1,604 square miles in area, the county has 62 miles of coastal shoreline. Sonoma County is located 52 miles north of San Francisco and 446 miles north of Los Angeles. Santa Rosa is the county seat of Sonoma County and is a gateway to famous wine regions, being surrounded by vineyards and mountains and within a short drive of more than 100 wineries. Sonoma County has continued to lead the American wine industry with the designation and establishments of eleven distinct viticulture regions. These areas are home of more medal-winning wines than any other US viticulture region. In part, the viticulture success in this county is due to the weather -- warm days and cool nights.

Santa Rosa also serves as an educational, medical, financial, governmental and shopping center for a region extending to the Oregon border. Now a center of trade for Northern California, Santa Rosa's economic base is dominated by high-technology manufacturing, retailing, and services. A map showing the location of the subject in relation to the surrounding area is shown on the following page.


         2.        Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local market area.

         Population: The population of Santa Rosa was 127,700 persons in January 1997, a 1.4 percent increase from 1996. The corresponding population of the Sonoma County was 426,900 persons, representing a compound average annual growth rate (CAAG) of approximately 1.0 percent over the 1990 figure of 388,222. In comparison, the compound annual rate of increase in the State of California was 1.3 percent since 1990. Population in the Sonoma County area is expected to increase at 6.5 percent to 463,800 persons by 2002.

         Retail Sales: Total retail sales for the Santa Rosa MSA totaled over $4,325,254 in 1997 a 9.3 percent increase from 1996. Retail sales are expected to reach $5,339,021 by 2001. Retail sales per household in 1996 was $26,261 and is expected to increase to $30,474 by 2001, a percent increase of 23.4 percent.

         Income: Average household effective buying income (EBI) for the Santa Rosa MSA was $44,217 in 1996 and is expected to increase to $50,912 by 2001, an increase of 20.7 percent. Based on the 1990 census, income per capita for Sonoma County is $23,285.


                                     VIII-3

              (Regional map of the San Francisco Bay area deleted)











                                  Regional Map



                                     VIII-4

         Employment: In November 1997, the total number of persons employed in the Santa Rosa MSA was approximately 231,200 persons. This is about a
         2.7 percent increase over 1996. The corresponding unemployment rate was
         3.2 percent, an annual decrease of 0.7 percent the last five years. This is lower than the rate of 5.7 percent unemployment for California. The largest increases in employment were experienced in two sectors: the instruments manufacturing and food products manufacturing areas, followed by the services industry.

The following table presents a listing of the major public and private employers in Santa Rosa.


===================================================
          Major Employers in Santa Rosa
===================================================
                                  Number of
         Company                  Employees
-------------------------- ========================
County of Sonoma                    4,321
Hewlett-Packard Co.                 3,600
Santa Rosa Junior College           1,931
Santa Rosa School District          1,580
Kaiser Permanente                   1,400
Sonoma State University             1,126
City of Santa Rosa                  1,105
Santa Rosa Memorial Hospital        1,100
Sola Optical                          950
Optical Coating Laboratories, Inc.    943
Pacific Gas & Electric                720
Pacific Bell                          450
Press Democrat Publishing             439
===================================================
Source:  Santa Rosa Chamber of Commerce 1997
===================================================


         Tourism: More than eight million tourists travel to Napa and Sonoma counties each year. Winery "hopping" has become an avid pastime, and tasting rooms have evolved into bustling centerpieces. Sonoma has not only gained prominence in the wine world, but has become an appealing vacation destination. In addition to Sonoma's vineyards, the area's rugged coastline, mountain ranges, redwood forests, fertile valleys and state parks provide for a broad spectrum of year-round fun and exploration for the tourist.

         Transportation: Major airline transportation to the Sonoma County includes the small Sonoma County Airport and larger the San Francisco International Airport, a one hour away. US Highway 101 and State Highway 12 link Santa Rosa to other major cities. The subject property is located along US Highway 101.



                                     VIII-5

         Industrial Developments: Santa Rosa's rapid growth in its service, wholesale and industrial sectors has established the area as a visable and major regional service center for California's North Bay counties. Industrial land within the city's sphere of influence is adequate to accommodate a mix of commercial and industrial growth. Santa Rosa's nine different industrial areas provide a wide variety of industrial and commercial sites and facilities.

         3.       Neighborhood Review

The subject property is located near the major freeway intersection of Highway 101 and Steele Lane, in the suburban, northwestern area of Santa Rosa. The area immediately to the west of Highway 101 is developed as the Coddingtown Shopping Mall, and includes a number of major retailers such as Macy's. Located to the north, off Steele Lane, North Cleveland Avenue is developed with a number of smaller retail shops, offices, and then residential as the street proceeds north. Further, a number of restaurants are also located in the vicinity of the subject property, an added attraction given that the Super 8 offers no food and beverage service of its own. For example, an Essa's Restaurant is located directly in front of the subject property along North Cleveland Avenue and a
10.0 percent discount is given to hotel guests.

As indicated, the immediate neighboring uses surrounding the subject are predominantly retail, office, and restaurant. Specific developments adjoining the subject property comprise the Essa's Restaurant in front of the subject, bordering North Cleveland Avenue, and a Circuit City and Payless retail stores to the south. Farther west, across North Cleveland Avenue, are located an Ethan Allen retail store, a National Bank of the Redwoods branch office, and several small office buildings. The site is bordered to the north by the Paulin Creek Channel, with a Motel 6 and a Chapala Mexican Restaurant located farther north on the other side of the drainage canal. The east side of the subject property borders Highway 101, however, with only limited visibility of the subject through the highway landscaping.

The proximity of the subject to the freeway intersection of Highway 101 and Steele Lane, combined with the nearby access to retail shops and restaurants, provides the subject property with a reasonably desirable location with regard to a limited service hotel. The drawback, however, is the limited visibility of the subject from the surrounding area and the somewhat circuitous access to the property for first-time visitors.

         4.       Conclusion

In summary, we are of the opinion that the subject property is reasonably well located in the northwest area of the city of Santa Rosa. Growth in nearly all economic indicators for Sonoma County in general, and Santa Rosa in specific, has been positive over the past several years. We forecast continued modest growth in these areas for the foreseeable future, indicating a stable or increasing market for the Super 8 Motel.


                                     VIII-6

B.       PROPERTY DESCRIPTION

         1.        Introduction

The subject property is a limited-service hotel comprising 100 guestrooms. Additional amenities at the property include an outdoor swimming pool and 24-hour coffee service. The hotel comprises a wood-frame structure of three floors. The hotel building houses guestrooms, the lobby, the hotel laundry, service areas, and various mechanical and electrical equipment.

The hotel was constructed in 1980, the first year of operation. The hotel is currently owned by Super 8 Motels II Ltd, a related company to the Famous Host Companies. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.       Site Description and Zoning

The subject property is located at 2632 North Cleveland Avenue. North Cleveland Avenue is a two-way, four-land street with a center turn lane. The subject site comprises 2.03 acres, or 88,426 square feet. The site is irregular in shape, but the property is level and is at grade with North Cleveland Avenue. There is 348 feet of frontage along Highway 101, but, as indicated, only limited visibility of the subject property is possible due to the dense growth of tall landscaping trees along the property line.

The subject property is zoned C-3 (Highway Frontage Commercial). This zoning allows a variety of commercial development in a highway setting and a hotel is a permitted use in this zone. We are aware of no easements or covenants affecting the subject property which would negatively affect the market value of the subject property.

         3.       Improvements Description

The hotel building forms an approximate U-shape with the interior of the U-shape forming a courtyard area. The courtyard is landscaped and is also the site of the pool. The hotel offers interior corridors and one hydraulic elevator. The building is fire sprinklered. The building has a Spanish tile cover which appears to be in good condition. The exterior of the building is comprised of beige stucco with dark brown trim. The total interior square footage of the hotel is 35,374 square feet with the average interior space of a typical guestroom being approximately 264 square feet. The overall site ground coverage is approximately 11,791 square feet.

The Super 8 Motel provides 100 guestrooms, configured as 45 queen-size bedrooms, 55 double, queen-size bedrooms. Two rooms are equipped for disabled persons. The guestrooms are furnished with a color television, desk, two chairs, nightstand,


                                     VIII-7
lamp, and dresser. The lobby is wood paneled with contemporary wood furniture. Some guestrooms open to small balconies. Overall the property is in good condition and has been maintained on a regular basis.

With regard to parking, the hotel has 133 surface parking spaces located in the paved parking lot which surrounds the hotel building. Four of these spaces are designated for physically challenged persons. Also located on-site for guest use are an ice machine, soft-drink vending machine, and a snack vending machine.

         4.       Basic Construction and Mechanical Systems

The subject building is a wood-framed structure having foundations of poured-in-place concrete. The exterior walls are composed of stucco and painted wood. The exterior colors of the hotel are a uniform beige-tan paint scheme with a contrasting dark-brown coloration. The interior walls are sheet rock and are primarily painted or have vinyl wall covering. The roof area is slightly pitched with Spanish tile covering. Presented on the following table is a summary of the basic construction and mechanical systems of the property.


===============================================================================
                           Super 8 Motel -- Santa Rosa
              Summary of Basic Construction and Mechanical Systems
===============================================================================
Foundation:                 Concrete slab on grade
--------------------------- ---------------------------------------------------
Frame:                      Wood frame construction, type V-1 hour fire rating.
--------------------------- ---------------------------------------------------
Walls:                      Exterior:  stucco.
                            Interior: gypsum board covering an airspace between
                            2x4 studs.  The walls in the guestrooms are painted
                            gypsum board and partially  papered.  Lobby walls
                            are wood paneled and painted gypsum board.
--------------------------- ---------------------------------------------------
Floor:                      Floors are carpeted in  guestrooms  and  corridor
                            areas.  Bathrooms have vinyl tile.  The lobby area
                            is carpeted  and the vending  area has ceramic
                            tile flooring.
--------------------------- ---------------------------------------------------
Roof:                       Slightly pitched with red concrete Spanish-style
                            roofing tiles
--------------------------- ---------------------------------------------------
Ceiling Heights:            8.0 feet.  Ceilings are painted gypsum board and
                            painted wood.  In the public areas the lighting is
                            set in incandescent  light  fixtures.  In the
                            guestrooms, are table lamps.
--------------------------- ---------------------------------------------------
Windows:                    Window and door  sashes are  bronzed  anodized
                            aluminum.  Window trim is painted wood.
--------------------------- ---------------------------------------------------
Heating and Cooling:        Each room had  individual  electric heating and air
                            conditioning units located in the wall under a
                            window
--------------------------- ---------------------------------------------------
Laundry Facilities:         Laundry equipment consists of two washers and three
                            dryers, commercial grade.
--------------------------- ---------------------------------------------------
Sprinkler System:           All public areas and guest rooms are fire
                            sprinklered.
--------------------------- ---------------------------------------------------
Life Safety:                There are two individual fire systems in the guest
                            rooms: fire sensitive sensors and independent smoke
                            alarms.
===============================================================================
Source:  Famous Host Companies
===============================================================================



                                     VIII-8

         5.       Assessed Value and Property Taxes

The subject property is assessed by Sonoma County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.


============================================================
                 Assessor's Parcel Numbers
                      015-471-037-000
                  1996/97 Assessed Value
============================================================
Land and Improvements                       $2,652,720
Personal Property                            111,720
-------------------------------------- ---------------------
Net Taxable Value                           $2,763,761
-------------------------------------- ---------------------


For 1996/1997, total property taxes and direct assessments are $29,245.02 on the subject property. The indicated tax rate, therefore, is 1.0580 percent.

         6.        Land Lease

The subject property is encumbered by a lease, dated September 1, 1979, with the underlying land owned by Woodstock Properties. Woodstock Properties leased the site to Philip B. Grotewohl and Dennis A Brown who then assigned the lease on July 10, 1980 to Super 8 Motels II Ltd, a California limited partnership, as lessees by assignment. The term of the lease extends until August 31, 2015, with three renewal options of five years each. The base rent was established at $4.17 per square foot and is to be adjusted every three years to reflect changes in the Consumer Price Index. The current rent is $8,016 per month as of December 31, 1997 ($96,197 annually).

         7.       Renovation and Capital Improvements

Recently-completed renovation work included the replacement of carpeting throughout the property as well as the installation of a new laundry washing machine. Routine capital replacement projects are foreseen in future years as the property is generally considered to be in good condition. For example, as the through-the-wall air conditioning units in each guestroom continue to age, these units will need to be replaced. Further, as the guestroom doors are secured with standard key locks, an upgrade to more contemporary electronic door locks is also necessary.

                                     VIII-9

Given that the cost of such renovation work, on a project-by-project basis, is not unusually large, annual funding for such projects on a phased-basis is considered to be possible through a annual reserve for capital replacement of
4.0 percent of total revenue.

         8.       Summary of Functional Utility and Condition

It is our opinion that the hotel is adequately designed and maintained to service the hotel market demands of the suburban Santa Rosa community.


C.       HOTEL MARKET ANALYSIS

         1.       Competitive Supply

There are a wide variety of lodging facilities currently located in Santa Rosa ranging from limited service motels such as the Motel 6 to full-service properties such as the Sonoma County Hilton. Of these various hotels and motels, we have identified six hotels, including the subject, with a total of 471 available rooms as comprising the current competitive set of the Super 8 Motel. The selection of the competitive supply was based on location, facilities and amenities, room rate structure, and market orientation. The competitive properties are summarized in the following table.


==================================================================================================================
                           Super 8 Motel -- Santa Rosa
                        Census of Competitive Properties
==================================================================================================================
                                                       Published Room Rates
                                                   -----------------------------
                               Year      Number                                                         AAA
          Property            Opened    of Rooms      Single         Double         Amenities          Rating
----------------------------- -------- ----------- -------------- -------------- ----------------- ---------------
Super 8 Motel                   1980       100        $38 - $45      $55 - $63          F,H        2 star   (Motel)
Motel 6 Santa Rosa North        1970's      119           $38            $41             F,H              N/L
Holiday Inn Express Santa Rosa  1995        96        $69 - $99      $69 - $99       C,D,E,F,G     3 star   (Motel)
Best Westren Garden Inn         1957        78        $52 - $75      $52 - $75        A,D,F,G      3 star   (Motel)
Travelodge Santa Rosa           1970's       44           $48            $65             F,H       1 star   (Motel)
Ramada Limited                  1993        34        $50 - $63      $50 - $63           H         2 star   (Motel)
----------------------------- -------- ----------- -------------- -------------- ----------------- ---------------
Total                                     471
----------------------------- -------- ----------- -------------- -------------- ----------------- ---------------

Amenities Codes                                    AAA Rating

A - Restaurant                                         5 star  -  Renowned; exceptional property recognized for
B - Bar/Lounge                                                    market superiority of facilities and service
C - Complimentary Continental Breakfast                4 star  -  Exceptional; offers luxurious accommodations
                                                                  as well as extra amenities
D - Meeting Rooms                                      3 star  -  Offers very comfortable and attractive
E - Exercise Room                                                 accommodations
F - Swimming Pool                                      2 star  -  Exceeds AAA minimum requirements in some
G - Whirlpool                                                     physical and operational categories
H - Adjacent Restaurant                                1 star  -  Meets AAA basic requirements for recommendation
                                                       N/L        Not listed
==================================================================================================================
Source:  Management of Individual Properties and 1998 American Automobile Association Tour Book
==================================================================================================================


                                    VIII-10

With regard to future lodging supply, there are no hotels currently under construction in the area, and we are aware of only one project, a proposed conference center hotel in central Santa Rosa. This 100 to 150 room project is being studied in conjunction with the City of Santa Rosa and is expected to be an upscale property, if constructed. In our opinion, this potential property will not compete with the Super 8 Motel. We do not anticipate any other new lodging properties entering the market for the foreseeable future. Therefore, no additions to the competitive supply are projected during the next five-year period.

         2.       Historical Market Performance

The following table presents a summary of the historical market performance of the five selected competitive hotels, together with the subject, over the period 1994 to 1997.


====================================================================================================================
                            Competitive Hotel Market
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
====================================================================================================================
                       Daily Rooms
                        Available      Percent                        Percent        Average Daily        Percent
        Year                           Change        Occupancy         Change          Room Rate          Change
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        1994               375          3.8%           64.4%             -               $40.55              -
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        1995               399          6.4%           69.2%            7.4%             $42.50            4.8%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        1996               471          18.0%          63.3%           (8.5)%            $47.62            12.0%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
  1997 (Estimated)         471          0.0%           66.0%            4.3%             $50.98            7.0%
--------------------- -------------- ------------ ----------------- ------------- --------------------- ------------
        CAAG              7.9%            -              -               -                7.9%               -
====================================================================================================================
Source:  PKF Consulting and Smith Travel Research
====================================================================================================================


As can be noted, over the past five years, the number of available rooms within the competitive market has increased in May 1993 with the opening of 34-unit Ramada Limited and in September 1995 with the opening of the 96-unit Holiday Inn Express. The competitive hotel supply has remained stable since 1996. However, during the same period, demand has increased slightly overall, even with the addition of the new hotel supply. Since 1994, the composite occupancy has increased from 64.4 percent in 1994 to 66.0 percent for year-end 1997, although a dip in occupancy was observed in 1996, the first full year of operation for the new Holiday Inn Express.

In terms of the competitive market's average room rate, we estimate that the six competitive hotels will achieve a weighted average rate of $50.98 in 1997. This equates to CAAG of 7.9 percent over the past four years, indicating that room rate growth ahead of inflation, as measured by CPI, has been achieved by the competitive supply. This room rate growth has most likely been stimulated by the new hotel properties added to the market which can obtain a comparative premium for their new rooms.

                                    VIII-11

         3.       Demand Segmentation

The primary demand segments in the Santa Rosa market are corporate and leisure demand. Business and leisure travel are the two largest demand segments on an annual basis. On a more seasonal basis, some group demand is the third demand segment in the Santa Rosa market. Each hotel penetrates these three demand segments based on the appeal of the property to the various types of travelers in each segment. The current mix of demand at the subject property is primarily composed of leisure travelers (80.2%) who are attracted to the subject property because of its convenient location and clean, well-price rooms. The second largest component of demand (14.4%) is from corporate and government travelers who are visiting businesses and agencies in the area, as well as law enforcement personnel who stay at the hotel. The balance of demand is generated by group travelers (5.3%) such as athletic and school groups.

         4.       Projected Future Supply and Demand

Over the past five years (1994 to 1997) demand for hotel accommodations in Santa Rosa has generally increased at a CAAG of 8.8 percent. Based on our review of the local market, we project overall demand for hotel rooms will show comparable, limited growth over the next five years and will stabilize, on a composite basis, in the high 60's percent range in occupancy, resulting in an effective market growth of only 0.6 percent from 1998 to 2002. Presented in the table below is a summary of the projected growth in supply, demand, and the resulting occupancy levels for the competitive market for the period 1998 to 2002.


=======================================================================================================
                                      Super 8 Motel -- Santa Rosa
                                Estimated Growth In Supply and Demand
                                       Competitive Hotel Market
=======================================================================================================
                              Daily                  Annual              Total
        Year             Available Rooms        Available Rooms         Demand           Occupancy
--------------------- ----------------------- --------------------- ---------------- ------------------
Actual
        1994                   375                  136,875             88,147             64.4%
        1995                   399                  145,635             100,779            69.2%
        1996                   471                  171,915             108,822            63.3%
        1997                   471                  171,915             113,463            66.0%
--------------------- ----------------------- --------------------- ---------------- ------------------
Projected
        1998                   471                  171,915             115,200            67.0%
        1999                   471                  171,915             116,900            68.0%
        2000                   471                  171,915             116,900            68.0%
        2001                   471                  171,915             116,900            68.0%
        2002                   471                  171,915             116,900            68.0%
--------------------- ----------------------- --------------------- ---------------- ------------------
CAAG
      1994 to 1997             7.9%                    -                 8.8%                -
      1997 to 2002             0.0%                                      0.6%
=======================================================================================================
Source:  PKF Consulting and Smith Travel Research
=======================================================================================================


                                    VIII-12

As can be noted above, the number of rooms available in the market grew, at 7.9 percent from 1994 to 1997, with the entry of the Ramada Limited and the Holiday Inn Express. During that period, demand grew concurrently at a faster pace of
8.8 percent annually. No change in the number of rooms in the competitive market is forecast during the next five years. With no growth in supply, combined with expected market factors, modest growth in occupancy is forecast, and occupancy is expected to grow from 66.0 percent as of year-end 1997 to 68.0 percent as of year-end 2002. As indicated, this represents a CAAG of 0.6 percent. From 2002 onwards, a stable, composite average annual occupancy of 68.0 percent is foreseen.

         5.       Market Performance of the Subject

The following table summarizes the historical occupancy levels and average room rate for the Super 8 Motel over the past four years


===============================================================================
                           Super 8 Motel -- Santa Rosa
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
===============================================================================
                                                    Average Daily
        Year             Occupancy      % Change      Room Rate        % Change
--------------------- -------------- ------------- ----------------- ----------
        1994               54.4%            -           $40.76             -
--------------------- -------------- ------------- ----------------- ----------
        1995               53.6%         (1.5)%         $43.16            5.9%
--------------------- -------------- ------------- ----------------- ----------
        1996               54.1%          0.9%          $43.91            1.7%

--------------------- -------------- ------------- ----------------- ----------
  1997 (Estimated)         60.0%          10.9%         $45.00            2.5%
--------------------- -------------- ------------- ----------------- ----------
        CAAG                3.3%             -            3.3%              -
===============================================================================
Source:  Famous Host Companies
===============================================================================


As can be noted, occupancy rates at the subject property have been trending upward from 54.4 percent achieved in 1994 to an estimated 60.0 percent achieved for year-end 1997. A portion of the increase in occupancy is attributed to management's efforts to maintain ADR in the low $40s range, thus gaining demand from some of the competitive properties where ADR increased, on a composite basis, at 5.4 percent over the same period. The occupancy rate at the subject is expected to climb slightly from the year-end 1997 level in future years. However, as with past years, the subject is expected to lag the market overall with a penetration rate of less than 100.0 percent. This penetration below-market is primarily attributable to the location of the subject with limited visibility and the comparable difficult access to the site.

With regard to room rates, a 5.9 percent increase in 1995 stabilized the ADR for both 1995 and 1996 in the $43.00 range. For year-end 1997, ADR jumped 2.5 percent to an estimated $45.00. This increase in ADR is a reflection of some economic strength in the local market, but reflects a strategy of management to focus more growth efforts on occupancy than on ADR.

                                    VIII-13

Based on our analysis of the local market, we are of the opinion the subject will achieve a stable occupancy level of approximately 65.0 percent by 1999. We project an occupancy of 62.0 percent in 1999, and an increased occupancy to 65.0 percent for 1999. For the balance of the projection period, from 2000 to 2007, a stable occupancy level of 65.0 percent is projected.

Based on our market analysis, we project the hotel to achieve an average room rate of $46.25 in 1998, a 3.0 percent increase from 1997. Over the balance of our projection period, we project the hotel's average room rates to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the projected limited growth in demand combined with no new additions to supply.

The following table summarizes our projections for the subject property over the first five years of the ten-year analysis period from January 1, 1998 to December 31, 2002.


===============================================================================
                                  Super 8 Motel -- Santa Rosa
                       Projected Occupancy and Average Daily Room Rate
                                         1998 to 2002
===============================================================================
                                                           Average
                                          Market            Daily       Percent
     Year           Occupancy          Penetration        Room Rate     Change
--------------- ------------------- ---------------- --------------- ----------
     1997             62.0%               93.9%            $45.00            -
--------------- ------------------- ---------------- --------------- ----------
     1998             65.0%               97.0%            $46.25          3.0%
     1999             65.0%               96.0%            $47.75          3.0%
     2000             65.0%               96.0%            $49.25          3.0%
     2001             65.0%               96.0%            $50.75          3.0%
     2002             65.0%               96.0%            $52.25          3.0%
--------------- ------------------- ---------------- --------------- ----------
     CAAG              0.9%                 -               3.0%             -
===============================================================================
Source:  PKF Consulting
===============================================================================


D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.



                                    VIII-14

E.       VALUATION -- SALES COMPARISON APPROACH

         1.       Introduction

We have reviewed a number of recent sales and have focused on those sales considered most comparable in providing support for the market value of the subject. However, due to the limited number of recent comparable hotel sales in Santa Rosa, we have expanded our search to include other hotels located elsewhere in Sonoma and Marin counties, and nearby Alameda County. Based on this search, five sales were identified to use as the basis for our valuation of the hotel component of the subject under this approach. Presented in the following table is a summary of the selected comparable hotel sales. As can be noted, these sales have occurred between May 1996 and February 1997.


=====================================================================================================================
                             Comparable Hotel Sales
=====================================================================================================================
                                                                                             Rooms        Overall
 Sale                                           Sale      Year    Number of    Price Per    Revenue    Capitalization
  No.       Hotel Name         Location         Date     Built      Rooms        Room      Multiplier      Rate
-------- ----------------- ------------------ --------- --------- ----------- ------------ ----------- --------------
   1     Motel 6           Santa Rosa           2/97     1970s       119        $42,777       4.4           N/A
   2     Days Inn          Emeryville           2/97      1985       153        $73,856       3.2          10.6%
   3     Embassy Suites    San Rafael           7/96     1980's      235       $120,851       3.9          9.6%
   4     Doubletree Hotel  Santa Rosa          10/96      1985       246        $67,886       3.7          6.4%
   5     Alvarado Inn      Novato               5/96      1982        70        $23,571       2.6           N/A
=====================================================================================================================
Source:  PKF Consulting
=====================================================================================================================


         2.       Analysis of the Hotel Sales

In reviewing the preceding table, it can be noted that the sales price per room indicates a range in value on a per-room basis from $23,571 to $120,851.

Because of the many differences between these hotels and the subject hotel, we are of the opinion that an analysis using a rooms revenue multiplier is the most appropriate units of comparison to value the subject, especially true in view of the fact that sale numbers 2, 3, and 4 are superior to the subject property. A rooms revenue multiplier measures the total revenue generated from room rentals, the major revenue source for this type of hotel property, in relation to the sales price. Rooms revenue multipliers do not require subjective adjustments since most variance in properties are considered to be reflected in average daily room rates and annual occupancies as achieved in the market. As can be noted, indicated rooms revenue multipliers for the five sales ranged from a low of 2.6 to a high of 4.4, with an average of 3.6.

Based on our analysis, we are of the opinion that a rooms revenue multiplier close to the low-end of the range indicated by the comparable sales is appropriate in valuing the subject property. Based on a selected multiplier of 3.0, and assuming a stabilized occupancy level of 65.0 percent at an average


                                    VIII-15
daily room rate of $46.25 (stated in 1998 dollars), the indicated value for available rooms for the subject is as follows:



     Rooms             Stabilized           Stabilized                                 Indicated Value
    Revenue           Average Rate          Occupancy                                      Per Room
  Multiplier                                  Level               Days/Year               (Rounded)
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------
      3.0        X       $46.25      X        65.0%        X         365        =          $32,900
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------


As noted above, the rooms revenue multiplier analysis produced a value indication of $32,900 per available room. This value unit is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on 100 rentable rooms, the indicated stabilized value of the fee simple interest in the Super 8 Motel is $3,300,000 as calculated below:


----------------------- ---- ---------------- ----- ---------------------------
       $32,900           X      100 Rooms      =           $3,300,000 (Rounded)
----------------------- ---- ---------------- ----- ---------------------------


F.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

After concluding to our estimate of the stabilized value of the subject, the next step in our analysis is to develop an estimate of the "as is" leasehold market value of the subject property.

         1.        Income Loss

The first step to develop the value estimate is to deduct the income loss projected to occur until the property is stabilized (as discussed in the Income Capitalization section).


===================================================================
                    Sales Comparison Approach
                     "As Is" Fee Simple Value
===================================================================
Stabilized value Indication                        $3,300,000
Less:   Income Loss Until Stabilization             (38,000)
---------------------------------------------- --------------------
"As Is" Fee Simple Value                           $3,262,000
---------------------------------------------- --------------------


         2.       Valuation of Leased Fee Interest

After having developed an estimate of the "as is" fee simple value of the subject under the Sales Comparison Approach, the next step is to develop an estimate of the value of the leased fee interest in the property. This


                                    VIII-16
represents the position of the ground lessor, who benefits from the income derived from the ground lease payments during the term of the lease, as well as the ownership of the property in fee at the termination of the lease (the reversion). The estimated leased fee interest in the hotel is then subtracted from the fee simple value to arrive at our estimate of the value of the leasehold interest.

This deduction is derived by capitalizing the land lease payment for a stabilized year ($99,000) by an appropriate capitalization rate (9.0 percent). This capitalization rate of 250 basis points less than the rate used to capitalize the revenue stream from the hotel operations (as will be discussed in the Income Capitalization Approach) is reflective of the more secure position of the landlord as compared to the lessee. This calculation results in a leased fee interest of $1,100,000 ($99,000 / 9.0 percent). The following table summarizes the deduction made from the stabilized fee simple value indication.


==============================================================
                  Sales Comparison Approach
                   "As Is" Leasehold Value
==============================================================
Fee Simple Value Estimate                   $3,262,000
Less:   Leased Fee Land Value               (1,100,000)
------------------------------------- ------------------------
Leasehold Value                             $2,162,000
------------------------------------- ------------------------
Rounded                                     $2,200,000
==============================================================


As a result of the foregoing analysis, we estimate the "as is" market value of the leasehold estate interest in the subject as of January 1, 1998, through the Sales Comparison Approach to be:


===============================================================================
                     TWO MILLION TWO HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                    $2,200,000
===============================================================================


G.       VALUATION -- INCOME CAPITALIZATION APPROACH

         1.       Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997.

                                    VIII-17

     2. The operating results of the category "Limited-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

The historical operating results of the subject are presented at the end of this section of the report.

         2.       Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized below.

     a) The stabilized annual occupancy of the hotel is projected to be 65.0 percent at an average daily room rate of $46.25 as stated in 1998 dollars;

     b)  A management fee of 5.0 percent of total  revenues,  a franchise fee of
         8.0 percent of room revenues, and a reserve for capital replacements of
         4.0 percent of total revenue have been deducted to establish the net operating income of the subject.

     c) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the Sonoma County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to 1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current effective tax rate is 1.0580 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the value estimate of the subject property as determined using the Income Capitalization Approach as if owned in fee  simple.  Based on that  estimated  value of the  hotel,  a tax
         rate of 1.0580 per $100 of assessed  value  is  utilized,   resulting
         in real estate taxes of $32,000, rounded, in the representative or stabilized year.

Presented below is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis, the subject property will generate approximately $1,117,000 in total revenue, with a net operating income of $253,000, or 22.6 percent of total revenue.


                                    VIII-18

===============================================================================================
                                  Super 8 Motel, Santa Rosa
               Stabilized Year Operating Results (Stated in 1998 Value Dollars)
===============================================================================================
Occupancy Level                                                    65.0%
-------------------------------------------- --------------------------------------------------
Average Room Rate                                                 $46.25
-------------------------------------------- --------------------------------------------------
REVPAR                                                            $31.45
-------------------------------------------- -------------- ---------- ------------- ----------
                                                 Total       Ratios      POR (1)      POR (2)
-------------------------------------------- -------------- ---------- ------------- ----------
Revenues
     Rooms                                      $1,097,000      98.2%       $10,970     $46.25
     Telephone                                      15,000       1.4%           150       0.65
     Other Operated Departments                      5,000       0.5%            50       0.22
-------------------------------------------- -------------- ---------- ------------- ----------
Total Revenues                                   1,117,000     100.0%        11,170      47.12
-------------------------------------------- -------------- ---------- ------------- ----------
Departmental Expenses (3)
     Rooms                                         202,000      18.4%         2,020       8.50
     Telephone                                       8,000      53.3%            80       0.35
     Other Operated Departments                      1,000      20.0%            10       0.04
-------------------------------------------- -------------- ---------- ------------- ----------
Total Departmental Expenses                        211,000      18.9%         3,010       8.89
-------------------------------------------- -------------- ---------- ------------- ----------
Departmental Income                                906,000      81.1%         9,060      38.19
-------------------------------------------- -------------- ---------- ------------- ----------
Undistributed Operating Expenses
     Administrative and General                    144,000      12.9%         1,442       6.07
     Franchise Fees                                 88,000       7.9%           850       3.71
     Marketing                                      21,000       1.8%           206       0.89
     Property Maintenance                           75,000       6.7%           747       3.16
     Energy and Utilities                           72,000       6.4%           721       3.03
-------------------------------------------- -------------- ---------- ------------- ----------
Total Undistributed Expenses                       400,000      35.8%         4,000      16.86
-------------------------------------------- -------------- ---------- ------------- ----------
Income Before Fixed Charges                        506,000      45.3%         5,060      21.33
-------------------------------------------- -------------- ---------- ------------- ----------
Management Fees and Fixed Charges
     Management Fees                                56,000       5.0%           560       2.36
     Property Taxes                                 32,000       2.9%           320       1.35
     Insurance                                      21,000       1.9%           206       0.89
     Land Lease                                     99,000       8.9%           990       4.17
-------------------------------------------- -------------- ---------- ------------- ----------
Total                                              208,000      18.6%         2,080       8.77
-------------------------------------------- -------------- ---------- ------------- ----------
Income Before Reserve                              298,000      26.7%         2,980      12.56
-------------------------------------------- -------------- ---------- ------------- ----------
Reserve for Replacement                             45,000       4.0%           450       1.90
-------------------------------------------- -------------- ---------- ------------- ----------
Income Before Other Charges(4)                    $253,000      22.6%        $2,530     $10.66
===============================================================================================
(1)  PAR - Per Available Room
(2)  POR - Per Occupied Room
(3)  Departmental  expense  ratios  are  based  on the  respective  department's revenue, not total revenue
(4)  Income before interest, taxes, depreciation,  and amortization

Source:  PKF Consulting
===============================================================================================


         3.       Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January, 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation, variations in occupancy and rate and the impact of fixed and variable components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized below.

                                    VIII-19

     a) With the exception of property taxes, all other revenues are expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law.

     b) For the first two years of this forecast, the occupancy and rates of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to remain at 65.0 percent, with the average rate increasing at 3.0 percent per year.

         4.       Valuation Using Direct Capitalization

Based on our evaluation of the subject, it is was concluded that an overall capitalization rate (OAR) of 11.5 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, market position, and leasehold estate status.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 11.5 percent, the value of the subject as if stabilized is calculated to be as follows.


================================================== =====================
Projected Stabilized Net Operating Income                $253,000
Overall Capitalization Rate                               11.5%
-------------------------------------------------- ---------------------
Stabilized Value Indication                             $2,200,000
================================================== =====================


From this derived stabilized value, a deduction is made for the cost required for the hotel to achieve the projected stabilized level of income. This cost is typically referred to as "income loss".

Income loss is the difference in projected cash flows and the cash flow which would be available if the property were stabilized. This amount must be subtracted from the stabilized value to reflect the risk associated with the loss of income of a hotel property during the stabilization period. Based on our market research and analysis, it is estimated that the subject will achieve a stabilized level of operation in 1990. A calculation of the income loss associated for the year prior to that period is presented on the following table.


                                    VIII-20

===============================================================================
                          Income Loss to Stabilization
===============================================================================
                     Estimated      Stabilized Year
                   Net Operating     Net Operating     Estimated   Present Value
        Year           Income           Income         Income Loss    @ 6.5%
---------------- ---------------- ------------------ ------------- ------------
        1998          $213,000         $253,000         $40,000        $37,559
---------------- ---------------- ------------------ ------------- ------------
      Rounded                                           $40,000        $38,000
===============================================================================


Based upon the preceding calculation, the cumulative income loss over the stabilization period is estimated to be approximately $40,000. Investors typically discount the estimated income loss at either the internal rate of return for the property or at a "safe rate" such as AAA bonds or short-term treasury bills. For the purpose of this analysis, we have chosen to discount the income loss at the safe rate, or a rate which easily could be achieved if this additional cash flow were available for short-term reinvestment. Consequently, if the sum of the income losses were discounted at a safe rate of 6.5 percent, the present value of the estimated income loss would be roundly $38,000.

Presented below is our calculation of the "as is" market value of the subject taking into account the above estimate of income loss during the projected stabilization period.


=======================================================================
               Value Conclusion -- Direct Capitalization
=======================================================================
Stabilized Value                                        $2,200,000
Less:  Income Loss During Stabilization Period           (38,000)
---------------------------------------------------- ------------------
"As Is" Value                                           $2,162,000
---------------------------------------------------- ------------------
Rounded                                                 $2,200,000
=======================================================================


Therefore, the estimated "as is" market value of the leasehold interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                  TWO MILLION TWO HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $2,200,000
==============================================================================


         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

                                    VIII-21

Based on our market research, we are of the opinion that a reversionary capitalization rate of 12.0 percent and a 14.5 percent discount rate are appropriate to value the subject on a discounted cash flow basis.

The following table shows the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.



===============================================================================
                          Discounted Cash Flow Analysis
===============================================================================
                       Cash Flow              Present                  Present
                         From                  Value                    Value
          Year        Operations               Factor                  @ 14.5%
----------------- -------------------- ----------------------- ---------------
          1998         $213,000                0.8734                 $186,026
          1999         $266,000                0.7628                 $202,895
          2000         $278,000                0.6662                 $185,195
          2001         $283,000                0.5818                 $164,651
          2002         $293,000                0.5081                 $148,881
          2003         $299,000                0.4438                 $132,690
          2004         $309,000                0.3876                 $119,762
          2005         $319,000                0.3385                 $107,981
          2006         $329,000                0.2956                  $97,263
          2007         $341,000                0.2582                  $88,044
----------------- -------------------- ----------------------- ----------------
Reversion             $2,882,000               0.2582                 $744,113
----------------- -------------------- ----------------------- ----------------
Present Value                                                        $2,177,501
----------------- -------------------- ----------------------- ----------------
Value, Rounded                                                       $2,200,000
===============================================================================


         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Both the direct capitalization method and the discounted cash flow method indicated a value of $2,200,000. Therefore, our conclusion as to the "as is" market value of the leasehold interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:


==============================================================================
                  TWO MILLION TWO HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $2,200,000
==============================================================================


H.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the


                                    VIII-22
requirements  of  the  appraisal   assignment.   This  process  depends  on  the
appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:


============================================ ======================
Sales Comparison Approach                         $2,200,000
Income Capitalization Approach
     Direct Capitalization                        $2,200,000
     Discounted Cash Flow Analysis                $2,200,000
============================================ ======================


In the Sales Comparison Approach we compared five recent hotel transactions to the subject. The selected sales indicated a relatively wide range in value per room. Furthermore, the sales were located in varying market areas throughout the San Francisco Bay Area and no property was identical to the subject. These factors make this approach less meaningful, but do act as a reference checkpoint for the value derived from the Income Capitalization Approach methods.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: The direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in similar values, heightening our confidence in this approach. Accordingly, the primary reliance was placed on this method.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the leasehold interest in the subject property, as of January 1, 1998, is reasonably represented as:


===============================================================================
                       TWO MILLION TWO HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                      $2,200,000
===============================================================================


                                    VIII-23

                     SUPER 8 MOTEL -- SANTA ROSA, CALIFORNIA

                          HISTORICAL OPERATING RESULTS



                                                                                 Super 8, Santa Rosa

                                                                             Historical Operating Results


                                 --------------------------------------------------------------------------------------------------
                                                         1994                                            1995
                                 --------------------------------------------------------------------------------------------------
                                        $            %      PAR (1)    POR (2)         $            %      PAR (1)    POR (2)
                                 --------------------------------------------------------------------------------------------------

    Number of Keys                         100                                            100
    Occupancy                            54.39%                                         53.56%
    Average Daily Room Rate (ADR)       $40.76                                         $43.16
    REVPAR                              $22.17                                         $23.12

    REVENUES
      ROOMS                          $ 809,186        98.5% $ 8,092       $ 40.76   $ 843,600        98.6% $ 8,436       $ 43.15
      TELEPHONE                         10,814         1.3%     108          0.54      10,362         1.2%     104          0.53
      MISCELLANEOUS                      1,608         0.2%      16          0.08       1,436         0.2%      14          0.07
                                   -----------      ------- -------       -------   ---------      ------- -------       -------
        TOTAL REVENUE                  821,608       100.0%   8,216         41.39     855,398       100.0%   8,554         43.76

    DEPT. COSTS & EXPENSES (3)
      ROOMS                            192,378        23.8%   1,924          9.69     174,352        20.7%   1,744          8.92
      TELEPHONE                         13,699       126.7%     137          0.69      11,527       111.2%     115          0.59
      MISCELLANEOUS                        245        15.2%       2          0.01         263        18.3%       3          0.01
                                   -----------      ------- -------       -------   ---------      ------- -------       -------
        TOTAL COST & EXP.              206,322        25.1%   2,063         10.39     186,142        21.8%   1,861          9.52

    TOTAL OPER. DEPTS. INCOME          615,286        74.9%   6,153         30.99     669,256        78.2%   6,693         34.23
                                   -----------      ------- -------       -------   ---------      ------- -------       -------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                 125,331        15.3%   1,253          6.31     127,165        14.9%   1,272          6.50
      MARKETING                         25,386         3.1%     254          1.28      21,400         2.5%     214          1.09
      FRANCHISE FEES                    40,330         4.9%     403          2.03      42,201         4.9%     422          2.16
      UTILITIES                         80,855         9.8%     809          4.07      74,708         8.7%     747          3.82
      PROPERTY OPERATIONS               67,504         8.2%     675          3.40      65,410         7.6%     654          3.35
                                   -----------      -------  ------       -------  ----------      ------- -------       -------
        TOTAL                          339,406        41.3%   3,394         17.10     330,884        38.7%   3,309         16.93

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES               275,880        33.6%   2,759         13.90     338,372        39.6%   3,384         17.31
                                   -----------      -------  ------       ------- -----------      ------- -------       -------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                        -         0.0%       -          -              -         0.0%       -          -
      PROPERTY TAXES                    29,155         3.5%     292          1.47      29,924         3.5%     299          1.53
      INSURANCE                         16,841         2.0%     168          0.85      17,459         2.0%     175          0.89
      RENT                              89,110        10.8%     891          4.49      93,395        10.9%     934          4.78
                                   -----------      -------  ------       ------- -----------      ------- -------      --------
        TOTAL                          135,106        16.4%   1,351          6.81     140,778        16.5%   1,408          7.20

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                  $ 140,774        17.1%   1,408          7.09   $ 197,594        23.1%   1,976         10.11
                                   ===========      ======= =======       ======= ===========     ======== =======      ========

    RENOVATION PAYMENT                $ 48,417                                       $ 71,521

                               ----------------------------------------------------
                                                       1996
                               ----------------------------------------------------
                                       $              %        PAR (1)      POR (2)
                               ----------------------------------------------------

 Number of Keys                          100
 Occupancy                             54.11%
 Average Daily Room Rate (ADR)        $43.91
 REVPAR                               $23.76

 REVENUES
   ROOMS                           $ 869,646         98.1%   $ 8,696        $ 43.91
   TELEPHONE                          15,538          1.8%       155           0.78
   MISCELLANEOUS                       1,748          0.2%        17           0.09
                                ------------        ------   -------       ---------
     TOTAL REVENUE                   886,932        100.0%     8,869          44.78

 DEPT. COSTS & EXPENSES (3)
   ROOMS                             162,730         18.7%     1,627           8.22
   TELEPHONE                           9,297         59.8%        93           0.47
   MISCELLANEOUS                         272         15.6%         3           0.01
                                ------------       -------   -------       --------
     TOTAL COST & EXP.               172,299         19.4%     1,723           8.70

 TOTAL OPER. DEPTS. INCOME           714,633         80.6%     7,146          36.08
                                ------------       -------  --------      ---------

 UNDIST. OPERATING EXP.
   ADMIN. & GENERAL                  140,949         15.9%     1,409           7.12
   MARKETING                          16,704          1.9%       167           0.84
   FRANCHISE FEES                     43,495          4.9%       435           2.20
   UTILITIES                          67,342          7.6%       673           3.40
   PROPERTY OPERATIONS                59,354          6.7%       594           3.00
                                ------------       -------  --------      ---------
     TOTAL                           327,844         37.0%     3,278          16.55

 INC. BEFORE MGMT. FEES
    AND FIXED CHARGES                386,789         43.6%     3,868          19.53
                                ------------       -------  --------     ----------

 MGMT. FEES & FIXED CHARGES
   MANAGEMENT FEES                         -          0.0%         -           -
   PROPERTY TAXES                     26,495          3.0%       265           1.34
   INSURANCE                          18,258          2.1%       183           0.92
   RENT                               93,395         10.5%       934           4.72
                                ------------       -------  --------    -----------
     TOTAL                           138,148         15.6%     1,381           6.98

 INCOME BEFORE OTHER (4)
   FIXED CHARGES                   $ 248,641         28.0%     2,486          12.55
                                ============       =======  ========    ===========

 RENOVATION PAYMENT                 $ 30,239

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
           (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

===================================================================================================================================

    Source:The Famous Host Company

===================================================================================================================================



====================================================================================================================================

                               Super 8, Santa Rosa

          Operating Results Year-to-Date September 1997 and 1997 Budget


                                  --------------------------------------------------------------------------------------------------
                                                  September 1997                                          Budget 1997
                                  --------------------------------------------------------------------------------------------------
                                        $            %       PAR (1)    POR (2)          $              %        PAR (1)     POR (2)
                                  --------------------------------------------------------------------------------------------------

    Number of Keys                         100                                               100
    Occupancy                            61.60%                                            53.88%
    Average Daily Room Rate (ADR)       $46.99                                            $44.87
    REVPAR                              $28.95                                            $24.18

    REVENUES
      ROOMS                          $ 790,844        98.3% $10,603        $ 46.99     $ 882,450          98.4%  $ 8,825    $ 44.87
      TELEPHONE                         10,029         1.2%     134           0.60        12,837           1.4%      128       0.65
      MISCELLANEOUS                      3,508         0.4%      47           0.21         1,185           0.1%       12       0.06
                                    ----------      ------- -------        -------     ---------        -------  -------    -------
        TOTAL REVENUE                  804,381       100.0%  10,784          47.79       896,472         100.0%    8,965      45.58

    DEPT. COSTS & EXPENSES (3)
      ROOMS                            136,692        17.3%   1,833           8.12       168,186          19.1%    1,682       8.55
      TELEPHONE                          9,738        97.1%     131           0.58        11,383          88.7%      114       0.58
      MISCELLANEOUS                        198         5.6%       3           0.01           200          16.9%        2       0.01
                                    ----------      ------- -------       --------    ----------        ------- --------   --------
        TOTAL COST & EXP.              146,628        18.2%   1,966           8.71       179,769          20.1%    1,798       9.14

    TOTAL OPER. DEPTS. INCOME          657,753        81.8%   8,818          39.08       716,703          79.9%    7,167      36.44
                                    ----------      ------- -------       --------   -----------        ------- --------  ---------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                 106,697        13.3%   1,430           6.34       125,204          14.0%    1,252       6.37
      MARKETING                          7,944         1.0%     107           0.47        12,900           1.4%      129       0.66
      FRANCHISE FEES                    39,542         4.9%     530           2.35        44,123           4.9%      441       2.24
      UTILITIES                         53,664         6.7%     719           3.19        70,733           7.9%      707       3.60
      PROPERTY OPERATIONS               50,613         6.3%     679           3.01        56,819           6.3%      568       2.89
                                    ----------      ------- -------       --------  ------------        ------- --------  ---------
        TOTAL                          258,460        32.1%   3,465          15.36       309,779          34.6%    3,098      15.75

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES               399,293        49.6%   5,353          23.73       406,924          45.4%    4,069      20.69
                                    ----------      ------- -------       -------- -------------       -------- -------- ----------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                        -         0.0%       -           -                -           0.0%        -       -
      PROPERTY TAXES                    17,073         2.1%     229           1.01        29,496           3.3%      295       1.50
      INSURANCE                         13,806         1.7%     185           0.82        16,908           1.9%      169       0.86
      RENT                              70,661         8.8%     947           4.20        90,000          10.0%      900       4.58
                                    ----------      ------- -------       -------- -------------      --------- -------- ----------
        TOTAL                          101,540        12.6%   1,361           6.03       136,404          15.2%    1,364       6.94

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                  $ 297,753        37.0%   3,992          17.69     $ 270,520          30.2%  $ 2,705    $ 13.76
                                    ==========      ======= =======       ======== =============      ========= ======== ==========

    RENOVATION PAYMENT                $ 52,105                                          $ 26,894

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
           (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

====================================================================================================================================

    Source:The Famous Host Company

====================================================================================================================================


                     SUPER 8 MOTEL -- SANTA ROSA, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS




                                                                                      Super 8
                                                                               Santa Rosa, California

                                                                            Projected Operating Results

                                    -----------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         1998                                      1999
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %       PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               100                                             100
Occupancy                                  62.00%                                          65.00%
Average Daily Room Rate                   $46.25                                          $47.75

Revenues
   Rooms                              $1,047,000        98.1% $10,470        $46.27   $1,133,000       98.2% $11,330       $47.76
   Telephone                              15,000         1.4%     150          0.66       16,000        1.4%     160         0.67
   Other Operated Departments              5,000         0.5%      50          0.22        5,000        0.4%      50         0.21
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------

     Total Revenues                    1,067,000       100.0%  10,670         47.15    1,154,000      100.0%  11,540        48.64

Departmental Expenses (3)
   Rooms                                 202,000        19.3%   2,020          8.93      208,000       18.4%   2,080         8.77
   Telephone                               8,000        53.3%      80          0.35        8,000       50.0%      80         0.34
   Other Operated Departments              1,000        20.0%      10          0.04        1,000       20.0%      10         0.04
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------

     Total Departmental Expenses         211,000        19.8%   2,110          9.32      217,000       18.8%   2,170         9.15
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------

     Departmental Profit                 856,000        80.2%   8,560         37.83      937,000       81.2%   9,370        39.49

Undistributed Expenses
   Administrative and General            143,000        13.4%   1,430          6.32      148,000       12.8%   1,480         6.24
   Franchise Fees                         84,000         7.9%     840          3.71       91,000        7.9%     910         3.84
   Marketing                              21,000         2.0%     210          0.93       21,000        1.8%     210         0.89
   Property Operations and Maintenance    75,000         7.0%     750          3.31       77,000        6.7%     770         3.25
   Energy and Utilities                   72,000         6.7%     720          3.18       74,000        6.4%     740         3.12
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------

     Total Undistributed Expenses        395,000        37.0%   3,950         17.45      411,000       35.6%   4,110        17.32
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------

     Gross Operating Profit              461,000        43.2%   4,610         20.37      526,000       45.6%   5,260        22.17

Fixed Charges and Management Fees
   Base Management Fees                   53,000         5.0%     530          2.34       58,000        5.0%     580         2.44
   Property Taxes                         32,000         3.0%     320          1.41       33,000        2.9%     330         1.39
   Insurance                              21,000         2.0%     210          0.93       21,000        1.8%     210         0.89
   Land Lease                             99,000         9.3%     990          4.37      102,000        8.8%   1,020         4.30
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------

     Total Fixed Charges                 205,000        19.2%   2,050          9.06      214,000       18.5%   2,140         9.02
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------

Income Before Reserves                   256,000        24.0%   2,560         11.31      312,000       27.0%   3,120        13.15

Reserves for Replacements                 43,000         4.0%     430          1.90       46,000        4.0%     460         1.94
                                      -----------     -------  ---------  ---------    ------------  -------  ---------   -------
Net Operating Income (4)               $ 213,000        20.0% $ 2,130        $ 9.41    $ 266,000       23.1% $ 2,660       $11.21
                                      ===========     =======  =========  =========    ============  =======  =========   =======


                                     ---------------------------------------------
 Calendar Years Ending December 31:                        2000
                                     ---------------------------------------------
                                          $           %      PAR (1)    POR (2)
                                     ---------------------------------------------

 Number of Keys                             100
 Occupancy                                65.00%
 Average Daily Room Rate                 $49.25

 Revenues
    Rooms                            $1,172,000        98.2% $11,720       $49.26
    Telephone                            17,000         1.4%     170         0.71
    Other Operated Departments            5,000         0.4%      50         0.21
                                     -----------     -------  ---------  --------

      Total Revenues                  1,194,000       100.0%  11,940        50.19

 Departmental Expenses (3)
    Rooms                               215,000        18.3%   2,150         9.04
    Telephone                             8,000        47.1%      80         0.34
    Other Operated Departments            1,000        20.0%      10         0.04
                                     -----------     -------  ---------  --------

      Total Departmental Expenses       224,000        18.8%   2,240         9.42
                                     -----------     -------  ---------  --------

      Departmental Profit               970,000        81.2%   9,700        40.77

 Undistributed Expenses
    Administrative and General          153,000        12.8%   1,530         6.43
    Franchise Fees                       94,000         7.9%     940         3.95
    Marketing                            22,000         1.8%     220         0.92
    Property Operations and Maintenan    79,000         6.6%     790         3.32
    Energy and Utilities                 76,000         6.4%     760         3.19
                                     -----------     -------  ---------  --------

      Total Undistributed Expenses      424,000        35.5%   4,240        17.82
                                     -----------     -------  ---------  --------

      Gross Operating Profit            546,000        45.7%   5,460        22.95

 Fixed Charges and Management Fees
    Base Management Fees                 60,000         5.0%     600         2.52
    Property Taxes                       33,000         2.8%     330         1.39
    Insurance                            22,000         1.8%     220         0.92
    Land Lease                          105,000         8.8%   1,050         4.41
                                     -----------     -------  ---------  --------

      Total Fixed Charges               220,000        18.4%   2,200         9.25
                                     -----------     -------  ---------  --------

 Income Before Reserves                 326,000        27.3%   3,260        13.70

 Reserves for Replacements               48,000         4.0%     480         2.02
                                     -----------     -------  ---------  --------

 Net Operating Income (4)             $ 278,000        23.3% $ 2,780       $11.69
                                     ===========     =======  =========  ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================



                                                                                      Super 8
                                                                              Santa Rosa, California

                                                                            Projected Operating Results


                                    --------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2001                                      2002
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               100                                            100
Occupancy                                  65.00%                                         65.00%
Average Daily Room Rate                   $50.75                                         $52.25

Revenues
   Rooms                              $1,204,000        98.2% $12,040       $50.75   $1,240,000        98.1% $12,400       $52.27
   Telephone                              17,000         1.4%     170         0.72       18,000         1.4%     180         0.76
   Other Operated Departments              5,000         0.4%      50         0.21        6,000         0.5%      60         0.25
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Revenues                    1,226,000       100.0%  12,260        51.68    1,264,000       100.0%  12,640        53.28

Departmental Expenses (3)
   Rooms                                 221,000        18.4%   2,210         9.32      228,000        18.4%   2,280         9.61
   Telephone                               9,000        52.9%      90         0.38        9,000        50.0%      90         0.38
   Other Operated Departments              1,000        20.0%      10         0.04        1,000        16.7%      10         0.04
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Departmental Expenses         231,000        18.8%   2,310         9.74      238,000        18.8%   2,380        10.03
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Departmental Profit                 995,000        81.2%   9,950        41.94    1,026,000        81.2%  10,260        43.25

Undistributed Expenses
   Administrative and General            157,000        12.8%   1,570         6.62      162,000        12.8%   1,620         6.83
   Franchise Fees                         96,000         7.8%     960         4.05       99,000         7.8%     990         4.17
   Marketing                              23,000         1.9%     230         0.97       23,000         1.8%     230         0.97
   Property Operations and Maintenance    82,000         6.7%     820         3.46       84,000         6.6%     840         3.54
   Energy and Utilities                   79,000         6.4%     790         3.33       81,000         6.4%     810         3.41
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Undistributed Expenses        437,000        35.6%   4,370        18.42      449,000        35.5%   4,490        18.93
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Gross Operating Profit              558,000        45.5%   5,580        23.52      577,000        45.6%   5,770        24.32

Fixed Charges and Management Fees
   Base Management Fees                   61,000         5.0%     610         2.57       63,000         5.0%     630         2.66
   Property Taxes                         34,000         2.8%     340         1.43       35,000         2.8%     350         1.48
   Insurance                              23,000         1.9%     230         0.97       23,000         1.8%     230         0.97
   Land Lease                            108,000         8.8%   1,080         4.55      112,000         8.9%   1,120         4.72
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Fixed Charges                 226,000        18.4%   2,260         9.53      233,000        18.4%   2,330         9.82
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Income Before Reserves                   332,000        27.1%   3,320        13.99      344,000        27.2%   3,440        14.50

Reserves for Replacements                 49,000         4.0%     490         2.07       51,000         4.0%     510         2.15
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Net Operating Income (4)               $ 283,000        23.1% $ 2,830       $11.93    $ 293,000        23.2% $ 2,930       $12.35
                                      ===========     =======  =========  ========     ===========   =======  =========  ========

                                    ---------------------------------------------
Calendar Years Ending December 31:                       2003
                                    ----------------------------------------------
                                          $            %      PAR (1)    POR (2)
                                    ----------------------------------------------

Number of Keys                               100
Occupancy                                  65.00%
Average Daily Room Rate                   $53.75

Revenues
   Rooms                              $1,275,000        98.2% $12,750       $53.74
   Telephone                              18,000         1.4%     180         0.76
   Other Operated Departments              6,000         0.5%      60         0.25
                                      -----------    --------  ---------  --------

     Total Revenues                    1,299,000       100.0%  12,990        54.75

Departmental Expenses (3)
   Rooms                                 235,000        18.4%   2,350         9.91
   Telephone                               9,000        50.0%      90         0.38
   Other Operated Departments              1,000        16.7%      10         0.04
                                      -----------    --------  ---------  --------

     Total Departmental Expenses         245,000        18.9%   2,450        10.33
                                      -----------    --------  ---------  --------

     Departmental Profit               1,054,000        81.1%  10,540        44.43

Undistributed Expenses
   Administrative and General            167,000        12.9%   1,670         7.04
   Franchise Fees                        102,000         7.9%   1,020         4.30
   Marketing                              24,000         1.8%     240         1.01
   Property Operations and Maintenanc     87,000         6.7%     870         3.67
   Energy and Utilities                   84,000         6.5%     840         3.54
                                      -----------    --------  ---------  --------

     Total Undistributed Expenses        464,000        35.7%   4,640        19.56
                                      -----------    --------  ---------  --------

     Gross Operating Profit              590,000        45.4%   5,900        24.87

Fixed Charges and Management Fees
   Base Management Fees                   65,000         5.0%     650         2.74
   Property Taxes                         35,000         2.7%     350         1.48
   Insurance                              24,000         1.8%     240         1.01
   Land Lease                            115,000         8.9%   1,150         4.85
                                      -----------    --------  ---------  --------

     Total Fixed Charges                 239,000        18.4%   2,390        10.07
                                      -----------    --------  ---------  --------

Income Before Reserves                   351,000        27.0%   3,510        14.79

Reserves for Replacements                 52,000         4.0%     520         2.19
                                      -----------    --------  ---------  --------

Net Operating Income (4)               $ 299,000        23.0% $ 2,990       $12.60
                                      ===========    ========  =========  ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================




                                                                                      Super 8
                                                                              Santa Rosa, California

                                                                            Projected Operating Results


                                    -----------------------------------------------------------------------------------------------
Calendar Years Ending December 31:                         2004                                       2005
                                    -----------------------------------------------------------------------------------------------
                                           $           %      PAR (1)    POR (2)          $           %      PAR (1)    POR (2)
                                    -----------------------------------------------------------------------------------------------

Number of Keys                               100                                            100
Occupancy                                  65.00%                                         65.00%
Average Daily Room Rate                   $55.25                                         $57.00

Revenues
   Rooms                              $1,314,000        98.1% $13,140       $55.23   $1,352,000        98.1% $13,520       $56.99
   Telephone                              19,000         1.4%     190         0.80       20,000         1.5%     200         0.84
   Other Operated Departments              6,000         0.4%      60         0.25        6,000         0.4%      60         0.25
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Revenues                    1,339,000       100.0%  13,390        56.28    1,378,000       100.0%  13,780        58.08

Departmental Expenses (3)
   Rooms                                 242,000        18.4%   2,420        10.17      249,000        18.4%   2,490        10.50
   Telephone                              10,000        52.6%     100         0.42       10,000        50.0%     100         0.42
   Other Operated Departments              1,000        16.7%      10         0.04        1,000        16.7%      10         0.04
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Departmental Expenses         253,000        18.9%   2,530        10.63      260,000        18.9%   2,600        10.96
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Departmental Profit               1,086,000        81.1%  10,860        45.65    1,118,000        81.1%  11,180        47.12

Undistributed Expenses
   Administrative and General            172,000        12.8%   1,720         7.23      177,000        12.8%   1,770         7.46
   Franchise Fees                        105,000         7.8%   1,050         4.41      108,000         7.8%   1,080         4.55
   Marketing                              25,000         1.9%     250         1.05       25,000         1.8%     250         1.05
   Property Operations and Maintenance    89,000         6.6%     890         3.74       92,000         6.7%     920         3.88
   Energy and Utilities                   86,000         6.4%     860         3.61       89,000         6.5%     890         3.75
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------
     Total Undistributed Expenses        477,000        35.6%   4,770        20.05      491,000        35.6%   4,910        20.70
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Gross Operating Profit              609,000        45.5%   6,090        25.60      627,000        45.5%   6,270        26.43

Fixed Charges and Management Fees
   Base Management Fees                   67,000         5.0%     670         2.82       69,000         5.0%     690         2.91
   Property Taxes                         36,000         2.7%     360         1.51       37,000         2.7%     370         1.56
   Insurance                              25,000         1.9%     250         1.05       25,000         1.8%     250         1.05
   Land Lease                            118,000         8.8%   1,180         4.96      122,000         8.9%   1,220         5.14
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

     Total Fixed Charges                 246,000        18.4%   2,460        10.34      253,000        18.4%   2,530        10.66
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Income Before Reserves                   363,000        27.1%   3,630        15.26      374,000        27.1%   3,740        15.76

Reserves for Replacements                 54,000         4.0%     540         2.27       55,000         4.0%     550         2.32
                                      -----------     -------  ---------  --------     -----------   -------  ---------  --------

Net Operating Income (4)               $ 309,000        23.1% $ 3,090       $12.99    $ 319,000        23.1% $ 3,190       $13.45
                                      ===========     =======  =========  ========     ===========   =======  =========  ========


                                    ---------------------------------------------
Calendar Years Ending December 31:                        2006
                                    -----------------------------------------------
                                           $            %      PAR (1)    POR (2)
                                    -----------------------------------------------

Number of Keys                                100
Occupancy                                   65.00%
Average Daily Room Rate                    $58.75

Revenues
   Rooms                               $1,394,000        98.2% $13,940       $58.76
   Telephone                               20,000         1.4%     200         0.84
   Other Operated Departments               6,000         0.4%      60         0.25
                                       -----------    --------  ---------  --------

     Total Revenues                     1,420,000       100.0%  14,200        59.85

Departmental Expenses (3)
   Rooms                                  256,000        18.4%   2,560        10.79
   Telephone                               10,000        50.0%     100         0.42
   Other Operated Departments               1,000        16.7%      10         0.04
                                       -----------    --------  ---------  --------

     Total Departmental Expenses          267,000        18.8%   2,670        11.25
                                       -----------    --------  ---------  --------

     Departmental Profit                1,153,000        81.2%  11,530        48.60

Undistributed Expenses
   Administrative and General             182,000        12.8%   1,820         7.67
   Franchise Fees                         112,000         7.9%   1,120         4.72
   Marketing                               26,000         1.8%     260         1.10
   Property Operations and Maintenance     95,000         6.7%     950         4.00
   Energy and Utilities                    91,000         6.4%     910         3.84
                                       -----------    --------  ---------  --------

     Total Undistributed Expenses         506,000        35.6%   5,060        21.33
                                       -----------    --------  ---------  --------

     Gross Operating Profit               647,000        45.6%   6,470        27.27

Fixed Charges and Management Fees
   Base Management Fees                    71,000         5.0%     710         2.99
   Property Taxes                          38,000         2.7%     380         1.60
   Insurance                               26,000         1.8%     260         1.10
   Land Lease                             126,000         8.9%   1,260         5.31
                                       -----------    --------  ---------  --------

     Total Fixed Charges                  261,000        18.4%   2,610        11.00
                                       -----------    --------  ---------  --------

Income Before Reserves                    386,000        27.2%   3,860        16.27

Reserves for Replacements                  57,000         4.0%     570         2.40
                                       -----------    --------  ---------  --------

Net Operating Income (4)                $ 329,000        23.2% $ 3,290       $13.87
                                       ===========    ========  =========  ========

-----------------------------------------------------------------------------------------------------------------------------------

Notes:  (1)  PAR - Per Available Room.
        (2)  POR - Per Occupied Room.
        (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
        (4) Net operating income before interest, amortization, depreciation, and income tax.

===================================================================================================================================

Source: PKF Consulting

===================================================================================================================================



                                                               Super 8
                                                        Santa Rosa, California

                                                     Projected Operating Results


                                        -------------------------------------------------------------------------------------------
    Calendar Years Ending December 31:                         2007                                      2008
                                        --------------------------------------------------------------------------------------------
                                               $           %      PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                                        --------------------------------------------------------------------------------------------

    Number of Keys                               100                                             100
    Occupancy                                  65.00%                                          65.00%
    Average Daily Room Rate                   $60.50                                          $62.25

    Revenues
       Rooms                              $1,435,000        98.2% $14,350       $ 60.48   $1,477,000        98.1% $14,770    $ 62.26
       Telephone                              21,000         1.4%     210          0.89       21,000         1.4%     210       0.89
       Other Operated Departments              6,000         0.4%      60          0.25        7,000         0.5%      70       0.30
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

         Total Revenues                    1,462,000       100.0%  14,620         61.62    1,505,000       100.0%  15,050      63.44

    Departmental Expenses (3)
       Rooms                                 264,000        18.4%   2,640         11.13      272,000        18.4%   2,720      11.46
       Telephone                              10,000        47.6%     100          0.42       11,000        52.4%     110       0.46
       Other Operated Departments              1,000        16.7%      10          0.04        1,000        14.3%      10       0.04
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

         Total Departmental Expenses         275,000        18.8%   2,750         11.59      284,000        18.9%   2,840      11.97
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

         Departmental Profit               1,187,000        81.2%  11,870         50.03    1,221,000        81.1%  12,210      51.46

    Undistributed Expenses
       Administrative and General            188,000        12.9%   1,880          7.92      194,000        12.9%   1,940       8.18
       Franchise Fees                        115,000         7.9%   1,150          4.85      118,000         7.8%   1,180       4.97
       Marketing                              27,000         1.8%     270          1.14       28,000         1.9%     280       1.18
       Property Operations and Maintenance    97,000         6.6%     970          4.09      100,000         6.6%   1,000       4.21
       Energy and Utilities                   94,000         6.4%     940          3.96       97,000         6.4%     970       4.09
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

         Total Undistributed Expenses        521,000        35.6%   5,210         21.96      537,000        35.7%   5,370      22.63
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

         Gross Operating Profit              666,000        45.6%   6,660         28.07      684,000        45.4%   6,840      28.83

    Fixed Charges and Management Fees
       Base Management Fees                   73,000         5.0%     730          3.08       75,000         5.0%     750       3.16
       Property Taxes                         38,000         2.6%     380          1.60       39,000         2.6%     390       1.64
       Insurance                              27,000         1.8%     270          1.14       28,000         1.9%     280       1.18
       Land Lease                            129,000         8.8%   1,290          5.44      133,000         8.8%   1,330       5.61
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

         Total Fixed Charges                 267,000        18.3%   2,670         11.25      275,000        18.3%   2,750      11.59
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

    Income Before Reserves                   399,000        27.3%   3,990         16.82      409,000        27.2%   4,090      17.24

    Reserves for Replacements                 58,000         4.0%     580          2.44       60,000         4.0%     600       2.53
                                          -----------     -------  ---------  ---------     -----------  --------  ---------  ------

    Net Operating Income (4)               $ 341,000        23.3% $ 3,410       $ 14.37    $ 349,000        23.2% $ 3,490    $ 14.71
                                          ===========     =======  =========  =========     ===========  ========  =========  ======

------------------------------------------------------------------------------------------------------------------------------------

    Notes:  (1)  PAR - Per Available Room.
            (2)  POR - Per Occupied Room.
            (3)  Departmental expense ratios are based on the respective department's revenues, not total revenues.
            (4)  Net operating income before interest, amortization,
                  depreciation, and income tax.

====================================================================================================================================

    Source: PKF Consulting

====================================================================================================================================


                                   SECTION IX

                                  SUPER 8 MOTEL
                         SOUTH SAN FRANCISCO, CALIFORNIA

===============================================================================
                   Summary of Important Facts and Conclusions
===============================================================================
Property Address                          Super 8 Motel
                                          111 Mitchell Avenue
                                          South San Francisco, California 94080
                                          Telephone (415) 877-0770
----------------------------------------- -------------------------------------
Owner
Leased Fee                                Poletti Trusts (dba KPR Properties)
Leasehold                                 Super 8 Motels, Ltd.
----------------------------------------- -------------------------------------
Assessor's Parcel Numbers                 015-123-670/680/690/700
----------------------------------------- -------------------------------------
Effective Date of Appraisal               January 1, 1998
----------------------------------------- -------------------------------------
Property Rights Appraised                 Leasehold
===============================================================================
                              Highest and Best Use
===============================================================================
Highest and Best Use
     As if Vacant                         Limited-service hotel
     As Improved                          Limited-service hotel
===============================================================================
                              Property Description
===============================================================================
Existing Improvements
     Year Built                           1979
     Gross Building Area                  38,556 square feet
     Number of Hotel Guest Rooms          117
     Parking:                             106 spaces (including four for
                                          disabled persons)
     Number of Floors                     Three
     Hotel Amenities                      Lobby area with complimentary coffee
                                          service
     Compliance with ADA                  In compliance
----------------------------------------- -------------------------------------
Site
     Area                                 2.5 acres (108,900 square feet)
     Zoning                               PC (Planned Commercial)
     Flood Zone                           Zone B, Panel #065062-0008B, dated
                                          September 2, 1981
     Wetlands Zone                        No
     Alquist Priolo Special Studies Zone  No
     Historic,  Natural , Cultural,
        Recreational,    or   Scientific  None
     Value
===============================================================================
                              Valuation Conclusion
===============================================================================
Cost Approach                             Not Used
----------------------------------------- -------------------------------------
Sales Comparison Approach                 $7,600,000
----------------------------------------- -------------------------------------
Income Capitalization Approach
     Stabilized Occupancy                 80.0%
     Average Daily Room Rate              $60.25 (1998 value dollars)
----------------------------------------- -------------------------------------
     Stabilized Net Operating Income      $751,000 (1998 value dollars)
----------------------------------------- -------------------------------------
     Overall Capitalization Rate          10.5%
     Terminal Capitalization Rate         11.5%
     Discount Rate                        13.5%
----------------------------------------- -------------------------------------
Indicated Market Values
     Direct Capitalization Technique      $7,600,000
     Discounted Cash Flow Analysis        $7,600,000
----------------------------------------- -------------------------------------
Final Estimate of Market Value            $7,600,000
----------------------------------------- -------------------------------------
Marketing and Exposure Period             Six months or less
===============================================================================

                              (Photograph deleted)









                 View of the Subject Property Looking Northeast









                              (Photograph deleted)









                      View of a Typical Queen-Bed Guestroom

A.       AREA AND NEIGHBORHOOD REVIEW

         1.       Introduction

The subject property is located in the City of South San Francisco, in the northern portion of San Mateo County. The city is approximately ten square miles in land area and is home to approximately 58,000 residents. San Mateo County's principal incorporated cities are Burlingame, Daly City, Millbrae, Redwood City, San Bruno, San Mateo, and South San Francisco. A coastal mountain range, running north and south, divides the lightly populated western region of the county from the heavily populated eastern corridor, which stretches from San Francisco to Silicon Valley. The western portion of the county is primarily agricultural, park, and watershed land. San Mateo County has developed a diverse economic base, which is supported by an extensive transportation system, proximity to both San Francisco to the north and Silicon Valley to the south, and a highly educated workforce. The county's economic activity is primarily related to trade, finance, and business services, which are particularly linked to the biotechnology, instruments, printing, and electronics industries. A map highlighting the subject's location in relation to the surrounding area is shown on the following page.

         2.       Economic Data

Presented in the following text is a brief overview of selected economic data that characterizes the local market area.

              Population:   The   population   of  South  San   Francisco   was
              approximately 58,000 in 1997, representing a 0.8 percent compound annual growth rate (CAAG) over 1990. The corresponding 1997 population of San Mateo County was 701,000 persons, which represents a CAAG of approximately 0.9 percent over the 1990 figure of 656,000. As indicated, population in San Mateo County has remained relatively stable over the past seven years, mainly due to the lack of available land for building new homes. Population in San Mateo County area is expected to increase at a
              1.0 percent CAAG, to 737,000 persons by 2002.

              Retail Sales: Total retail sales for San Mateo County were $7.4 billion in 1996, representing a 2.8 percent CAAG over 1990. Retail sales are projected to increase to $8.6 billion by 2002, or a 3.0 percent CAAG increase over 1996. In 1996, retail sales per household were $29,100 for the county, compared to California's overall $24,000.

            (Street map of a portion of South San Francisco deleted)







                                  Regional map

              Income: Average household effective buying income (EBI) for San Mateo County in 1996 was $47,900, compared to South San Francisco's $44,900. Both figures represented a CAAG of 2.5 percent and 1.7 percent over 1990, respectively. Approximately
              47.0 percent of San Mateo County's population have an EBI of $50,000 or more.

              Employment:  In  November  1997,  the  total  number  of  persons employed in San Mateo County was approximately 378,000 persons; the corresponding unemployment rate was 2.0 percent, one of the lowest in California. With regard to South San Francisco, the corresponding statistics were 30,000 and 2.5 percent, respectively. In recent years, the largest increases in employment have been experienced in the trade, bio-tech, and high-tech sectors.

The  following  table  presents  a listing of the major  employers  in San Mateo
County.

===============================================================================
                                San Mateo County
                                Largest Employers
===============================================================================
                                               Number
                Company                     of Employees       Products/Services
----------------------------------------- ----------------- -------------------
  San Francisco International Airport          30,000            Air Transport
           Oracle Corporation                  10,000              High-Tech
               Genentech                       3,100                Bio-Tech
    Kaiser Permanente Medical Center           1,200              Health Care
             See's Candies                     1,000                 Candy
              Cellular One                        500            Communications
          Spumoni/Spectravest                     450               Clothing

===============================================================================
Source: Chambers of Commerce
===============================================================================


              Transportation: The subject is located one mile north of San Francisco International Airport (SFO). In fiscal year 1996/1997, approximately 40 million passengers traveled through SFO. The CAAG was 3.7 percent between the years 1990 to 1996. This significant increase is attributed to a resurgence of both business and leisure travel. With six additional international airlines scheduled to begin air service into San Francisco, SFO is currently undergoing a $2.4 billion expansion consisting of a new international terminal, a $400 million monorail network linking the airport to downtown San Francisco, and a new rental car garage. It is forecast that this expansion will assist in increasing passenger traffic by 20 million travelers. The SFO expansion project is expected to be complete by 2001. U.S. Highway 101, a primary north-south thoroughfare, is easily accessible from the subject via South Airport Boulevard.

              Commercial Development: There are approximately 1,630 acres in the city limits zoned for commercial and industrial use. Close to 280 acres (17.2 percent of the total) are currently vacant and available for development. Voters recently approved a $525 million sports and retail complex to be located at Candlestick Point, four miles north of the subject. Preliminary plans include a 75,000-seat football stadium for the San Francisco Forty Niners and an entertainment-retail mall to be potentially known as Candlestick Mills. Class A office space in South San Francisco is concentrated at The Gateway business park, Genentech, and Oyster Point Business Park. The Gateway, located to the south of Oyster Point Boulevard in northern San Mateo County and approximately one mile northeast of the subject, is a high-end, 150-acre business park comprised of low and medium-rise office buildings with ample vacant land still available for commercial development. Principal tenants in The Gateway include Brittania, Cellular One, and the 313-room Embassy Suites Hotel. Additional office/R&D/warehouse space is located to the east and southeast of The Gateway. Additional concentrations of commercial development in San Mateo County are located in Redwood Shores, Burlingame, and San Bruno towards the south.

         3.       Neighborhood Review

The neighborhood surrounding the subject property consists primarily of low-rise, light industrial and commercial office space. Budget Rent-A-Car maintains a service facility across Gateway Boulevard; across Mitchell Avenue is a Hungry Hunter Restaurant. Traveling south along South Airport Boulevard, the 200-room TraveLodge, the 323-room Ramada Inn, and the 224-room Holiday Inn are located on the left. The out-lying surrounding area is dominated by SFO, U.S. Highway 101, and comprises a mixture of light-industrial, commercial, and some retail space.

         4.       Conclusion

The subject property is well-situated, offering good access to U.S. Highway 101, as well as being conveniently located in relation to SFO and principal demand generators in the area. High-growth corporations in the area, such as Oracle and Genentech, have added to the already-diversified local economy, which has been fueling demand via business travelers and convention delegates. SFO itself is a principal demand generator, especially being the fifth largest passenger airport in the nation. In summary, the outlook for economic growth and development in the South San Francisco area is very positive, and it is our opinion that the area around SFO represents one of the strongest lodging markets in California, as well as the nation.

B.       PROPERTY DESCRIPTION

                   1.      Introduction

The subject property is a limited-service hotel with 117 guestrooms. Amenities at the property include a lobby area with complimentary coffee service, as well as vending machines. The building provides interior corridors and a grass courtyard at the center of the "U".

The subject property was constructed in 1979, and the leasehold interest in the hotel is owned by Super 8 Motels, Ltd. We are not aware of any transactions relating to the site or the improvements since the date of opening.

         2.       Site Description and Zoning

The subject property is located at 111 Mitchell Avenue. The property is bounded to the east by West Harris Avenue; to the west by South Airport Boulevard; to the south by Mitchell Avenue, and to the north by a light-industrial complex. Visibility from South Airport Boulevard is good, with good signage at the entrance of the driveway. Although the property is close to U.S. Highway 101, it is not readily visible from the freeway. The property is easily accessible by using the South Airport Boulevard exit off U.S. Highway 101, from either the north or south bound lanes, by heading east and then turning left on Mitchell Avenue.

The land on which the hotel is situated is approximately 2.5 acres. The property is level, with approximately 328 feet of frontage along Mitchell Avenue, and approximately 149 feet of frontage along West Harris Avenue.

The subject property is zoned PC (Planned Commercial) by the City of South San Francisco. The present use of the property is permitted with this zoning designation, and the subject is, therefore, a legal, conforming use.

We are aware of no easements or covenants which would adversely affect the value of the subject property.

         3.       Improvements Description

The subject property is a three-story building constructed of wood-frame and over-laid with stucco in a Tudor-style design. The subject is comprised of a 38,556-square-foot, U-shaped building, which houses the guestrooms, administrative offices, and lobby area. Beyond the lobby is an area dedicated to vending machines and an ice machine. The elevator to the upper floors is located across a covered breezeway from the lobby. The breezeway is decorated with a tile mural along one full wall. The entry to the breezeway from the porte cochere is open, with a single-glass door leading to the lobby along one side. The end of the breezeway opposite the entry has two glass doors leading to the open courtyard. The courtyard is landscaped with trees along the perimeter. There are no chairs or tables, and the courtyard is open to the parking lot at the back of the building. The laundry and utility rooms are located adjacent to the lobby area on the first floor.

With regard to parking, the hotel has 104 surface spaces located in the paved lot which surrounds the hotel building. Four of these spaces are designated for physically-challenged persons.

         4.       Basic Construction and Mechanical Systems

The subject building is a three-story wood-framed structure, with stucco finish and exposed wood beams. The stucco is painted off-white and the beams are painted dark brown to render a Tudor-style affect. The roof is of brown composition shingle. Presented in the following table is a summary of the basic construction and mechanical systems of the hotel.


===============================================================================
                       Super 8 Motel - South San Francisco
              Summary of Basic Construction and Mechanical Systems
===============================================================================
Foundation:                           Concrete slab on grade.
------------------------------------- -----------------------------------------
Frame:                                Wood frame construction, type V-1 hour
                                      fire rating.
------------------------------------- -----------------------------------------
Walls:                                Exterior:  stucco with exposed wood beams.
                                      Interior:  gypsum  board  covering  an
                                      airspace  between  2x4 studs.  The
                                      walls in the guestrooms  are painted
                                      gypsum board and partially  papered.
                                      Lobby walls are wood paneled and painted
                                      gypsum board.
------------------------------------- -----------------------------------------
Floor:                                Floors are carpeted in  guestrooms  and
                                      corridor  areas.  Bathrooms  have
                                      vinyl tile.  The lobby area is carpeted
                                      and the vending  area has ceramic
                                      tile flooring.
------------------------------------- -----------------------------------------
Roof:                                 Composition shingle.
------------------------------------- -----------------------------------------
Ceiling Heights:                      8.0 feet.  Ceilings  are painted  gypsum
                                      board and painted  wood.  In the
                                      public areas the lighting is set in
                                      incandescent  light  fixtures.  In the
                                      guestrooms, are table lamps.
------------------------------------- -----------------------------------------
Windows:                              Window and door  sashes are  bronzed
                                      anodized  aluminum.  Window  trim is
                                      painted wood.
------------------------------------- -----------------------------------------
Heating and Cooling:                  Each room had individual electric heating
                                      and air  conditioning  units
                                      located in the wall under a window.
------------------------------------- -----------------------------------------
Laundry Facilities:                   Laundry equipment consists of two washers
                                      and three dryers, commercial grade.
------------------------------------- -----------------------------------------
Sprinkler System:                     All public areas and guest rooms are fire
                                      sprinklered.
------------------------------------- -----------------------------------------
Life Safety:                          There are two individual  fire systems in
                                      the guest rooms:  fire sensitive
                                      sensors and independent smoke alarms.
===============================================================================
Source:  Famous Host Companies
===============================================================================

         5.       Assessed Value and Property Taxes

The subject property is assessed by the San Mateo County on a tax year commencing July 1 of every year. Under the provisions of Article 13-A of the State of California (Proposition 13), properties are assessed based on their fair market value as of the change of ownership date. The assessed value can be increased by a maximum of 2.0 percent per year until such date as the property is subsequently sold, substantial new construction takes place, or the use of the property is substantially changed. The current assessed value of the property is presented in the following table.

===================================================================
        Assessor's Parcel Numbers 015-123-670/680/690/700
                      1996/97 Assessed Value
===================================================================
Land                                             $657,383
Improvements                                   $2,754,067
-------------------------------------- ----------------------------
Total Assessed Value                           $3,411,450
-------------------------------------- ----------------------------

For fiscal year 1996/1997, total property taxes were $47,905.16 on the subject property, and the tax rate is 1.0012 percent of the total assessed value.

         6.       Land Lease

The property upon which the subject hotel is built is owned by Poletti Trusts (dba KPR Properties). In 1978, a lease agreement for both the Super 8 Motel and the parking area was entered into between Poletti Trusts (as lessor) and Super 8 Motel, Ltd. (as lessee). The lease started on December 15, 1978 with a base rent of $2,500, and runs to December 31, 2007, offering five renewal periods of five years each on the same terms as the original lease. Adjustments to the rent are made in proportion to increases in the consumer price index (CPI) every five years. The next adjustment to rent is scheduled for December 15, 1998. Present rent as stipulated by the lease agreement is $7,547 per month ($90,564 per annum) for both the Super 8 Motel and the parking area. The lease terms are triple-net, with no option to purchase.

         7.       Renovation and Capital Improvements

We understand that the following capital improvements are planned at the subject for 1998 and 1999: re-pavement of the parking lot; painting of the building's exterior, installation of security cameras, and new corridor carpets, at a cost of $82,000.

         8.       Summary of Functional Utility and Condition

Overall, the subject property is well-maintained. The grounds are neat and well-trimmed, and the paint both inside and outside the building is in good condition. The parking lot, which is in need of re-striping, will be improved in 1998.

C.       HOTEL MARKET ANALYSIS

         1.       Competitive Supply

There is a wide variety of lodging facilities currently located in South San Francisco, ranging from limited-service motels to full-service properties. Of these various hotels and motels, we have identified four properties, including the subject, with a total of 616 available rooms as comprising the current competitive set of the Super 8 Motel. The selection of the competitive supply was based on location, number of guestrooms, facilities and amenities, room rate structure, and market orientation. These hotels are all limited-service properties, which cater to budget-oriented commercial and leisure travelers.


================================================================================================================
                                      Super 8 Motel - South San Francisco
                                       Census of Competitive Properties
================================================================================================================
                                                       Published Room Rates
                                                   -----------------------------
                              Year       Number                                                        AAA
        Property             Opened     of Rooms      Single         Double         Amenities         Rating
-------------------------- ----------- ----------- -------------- -------------- ----------------- -------------
Super 8 Motel                 1979        117         $49.00         $59.00             H           2 star  (Motel)
Comfort Suites                1986        165         $75.00         $85.00           C,F,G         2 star  (Motel)
La Quinta Inn                 1985        134         $85.00         $95.00            C,D          3 star  (Motel)
TraveLodge                    1960        200         $54.00         $74.00             H          Not Rated
-------------------------- ----------- ----------- -------------- -------------- ----------------- -------------
Total                                     616                                           -
-------------------------- ----------- ----------- -------------- -------------- ----------------- -------------
Amenities Codes                                    AAA Rating

A - Restaurant                                       5 star   -   Renowned; exceptional property recognized
B - Bar/Lounge                                                    for market superiority of facilities and
C - Complimentary Continental Breakfast                           service
                                                     4 star   -   Exceptional; offers luxurious accommodations
D - Meeting Rooms                                                 as well as extra amenities
E - Exercise Room                                    3 star   -   Offers very comfortable and attractive
F - Swimming Pool                                                 accommodations
G - Whirlpool                                        2 star   -   Exceeds AAA minimum requirements in some
H - Adjacent Restaurant                                           physical and operational categories
                                                     1 star   -   Meets AAA basic requirements for
                                                                  recommendation
================================================================================================================
Source:  Management of Individual Properties and 1998 American Automobile Association Tour Book
================================================================================================================


As can be noted above, the competitive market is characterized by smaller, economy, national brand-affiliated products.

With regard to future lodging supply in the overall South San Francisco hotel market, there are twelve hotel projects with a total of 2,350 rooms planned. Of these twelve developments, only one is considered to be directly competitive with the subject, which is the 100-room Hampton Inn. The Hampton Inn, being developed by SRI-RAM and expected to be open by January 1999, will be located in The Gateway business park just south of Oyster Point Boulevard.

Other planned hotel projects in the area include a: 112-room Homestead Village in The Gateway; 111-suite hotel near Sierra Point; 169-room Hilton Garden Inn also in The Gateway; 231-room Courtyard by Marriott and a 157-suite Residence

Inn by Marriott at Bay West Cove; 200-room new La Quinta property and a 250-room project with no operator yet named, also at Bay West Cove; 100-room Clarion hotel along South Airport Boulevard; three potential hotel projects at Terra Bay totaling 340 rooms; 180-room potential project at Oyster Point Marina; and lastly, a 400-room project at Rockport.

         2.       Historical Market Performance

The following table presents a summary of the historical market performance of the four selected competitive hotels, together with the subject, over the period 1994 to 1996 as well as our estimate for 1997.


========================================================================================================================
                       Super 8 Motel - South San Francisco
                            Competitive Hotel Market
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
========================================================================================================================

                        Daily Rooms        Percent                         Percent        Average Daily       Percent
        Year             Available         Change         Occupancy         Change          Room Rate         Change
--------------------- ----------------- -------------- ----------------- ------------- -------------------- ------------
        1994                616               -             73.8%             -              $55.14              -
--------------------- ----------------- -------------- ----------------- ------------- -------------------- ------------
        1995                616             0.0%            79.8%            8.1%            $56.03            1.6%
--------------------- ----------------- -------------- ----------------- ------------- -------------------- ------------
        1996                616             0.3%            84.9%            6.6%            $61.55            9.9%
--------------------- ----------------- -------------- ----------------- ------------- -------------------- ------------
  1997 (Estimated)          616             0.0%            87.0%            2.2%            $72.00            17.0%
--------------------- ----------------- -------------- ----------------- ------------- -------------------- ------------
        CAAG                0.0%              -               -               -               9.3%               -
========================================================================================================================
Source:  PKF Consulting
========================================================================================================================


As can be noted, over the past four years the number of available rooms within the competitive market has remained stable. During the same period, in turn, demand has increased from 73.8 percent to 87.0 percent, with the strongest growth taking place in 1995. In terms of ADR, the competitive market has experienced significant growth, indicating a CAAG of 9.3 percent between 1994 and 1997. According to PKF Consulting's Trends in the Hotel Industry, the hotel market surrounding SFO is currently the strongest in California and the nation in terms of ADR growth. This surge is attributed to this market's strategic location between the city of San Francisco to the north and Silicon Valley to the south, and the overall economic buoyancy of the Bay Area. For 1997, we have estimated that the four hotels achieved a weighted average rate of approximately $72.00, equating to an increase of 17.0 percent over 1996.

On an individual property basis, the occupancy levels of the four competitive hotels in 1997 ranged from an estimated 85.0 percent to a high of 92.0 percent. With regard to ADRs, the properties ranged from a low of approximately $59.00 to a high of $84.00. The subject was ranked second in occupancy in 1997 (at par with the TraveLodge), yet the lowest in overall ADR.

         3.       Demand Segmentation

According to our research, the majority of demand is generated by the commercial segment. This demand segment consists primarily of rate-sensitive individual business travelers visiting offices, bio-technology companies (namely Genentech), industrial plants, warehouses, and other commercial establishments in northern San Mateo County. Secondarily, business travelers also use the convenience of the airport area as a base from which to service their clients throughout the area during short trips. The other market segments include leisure and group demand. Leisure demand consists primarily of visitors to San Francisco who are unable to find accommodation within the city. In addition, visitors to 3Com Park (formerly the Candlestick), guests of local residents, and layover airline passengers are also classified in this segment. Group demand is comprised of corporate-related meetings held at the 16,500-square-foot South San Francisco Conference Center, located near the subject property.

         4.       Projected Future Supply and Demand

Over the past four years (1994 to 1997), demand for hotel accommodations in the competitive market has increased significantly, reflecting the underlying strength of this market.

Based on our review of the local market, we project overall demand for hotel rooms will increase at a steady rate of approximately 4.0 percent per year over the next five years. In deriving this growth rate, we have specifically analyzed the overall growth in manufacturing and services, employment, airline passenger traffic, and the historical CAAG of this market. Presented in the following table is a summary of the projected growth in supply, demand, and the resulting occupancy levels for the competitive market for the period 1998 to 2002.


=======================================================================================================
                       Super 8 Motel - South San Francisco
                      Estimated Growth In Supply and Demand
                            Competitive Hotel Market
=======================================================================================================
                                Daily                Annual              Total
         Year              Available Rooms      Available Rooms         Demand           Occupancy
------------------------ -------------------- --------------------- ---------------- ------------------
Actual
            1994                 616                224,840             166,025            73.8%
            1995                 616                224,840             179,520            79.8%
            1996                 616                225,840             191,433            84.9%
     1997 (Estimated)            616                224,840             196,000            87.0%
------------------------ -------------------- --------------------- ---------------- ------------------
Projected
            1998                 616                224,840             196,000            87.0%
          1999(1)                716                261,340             212,000            81.0%
            2000                 716                261,340             220,000            84.0%
            2001                 716                261,340             227,000            87.0%
            2002                 716                261,340             227,000            87.0%
------------------------ -------------------- --------------------- ---------------- ------------------
CAAG
        1994 to 1997            0.0%                   -                 5.7%                -
        1998 to 2002            3.8%                   -                 3.7%                -
=======================================================================================================
(1) 100-room Hampton Inn opens.

Source:  PKF Consulting
=======================================================================================================


As can be noted above, although we project demand in the overall market to grow at a CAAG of 3.7 percent over the five year period. Further, due to demand timing and capacity constraints, the competitive market occupancy is not projected to exceed 87.0 percent. This will result in unsatisfied demand in 1998, 2001, and 2002.

         5.       Market Performance of the Subject

The following table summarizes the historical occupancy levels and ADR for the Super 8 Motel over the past four years.

===============================================================================
                       Super 8 Motel - South San Francisco
                       Historical Occupancy and Room Rate
                            1994 to 1997 (Estimated)
===============================================================================
                                                       Average Daily
        Year             Occupancy      % Change         Room Rate     % Change
--------------------- -------------- ---------------- --------------- ---------
        1994               63.8%            -              $48.13           -
--------------------- -------------- ---------------- --------------- ---------
        1995               69.4%          8.9%             $49.43          2.7%
--------------------- -------------- ---------------- --------------- ---------
        1996               78.3%          13.1%            $53.83          8.9%
--------------------- -------------- ---------------- --------------- ---------
  1997 (Estimated)         86.0%          9.5%             $58.50          8.7%
--------------------- -------------- ---------------- --------------- ---------
        CAAG               10.5%            -               6.7%            -
===============================================================================
Source:  Famous Host Companies
===============================================================================

As can be noted, the subject has experienced a significant rise in occupancy, which is in tandem with the competitive market. The growth in ADR, however, has been, as mentioned previously, less-than-market, equating to a CAAG of 6.7 percent compared to the market's 9.3 percent. The subject property's market penetration rate (subject's occupancy divided by the market's occupancy) has increased from 86.4 percent in 1994 to an estimated 99.0 percent in 1997.

Based on our analysis of the local market in South San Francisco and the SFO area, we are of the opinion that the subject will achieve an occupancy level of approximately 86.0 percent in 1998, similar to that estimated in 1997. Given the strength of the SFO market, we expect the subject to achieve a similar occupancy level in 1999 at 86.0 percent. With the completion of the previously-mentioned 100-room Hampton Inn, coupled with the indirect impact of other additional supply in the area, we estimate that the subject property's occupancy level will decrease gradually to 85.0 percent in 2000, 82.0 percent in 2001, then stabilizing at approximately 80.0 percent in 2002 and onwards.

Based on our market analysis, we project the hotel to achieve an ADR of $61.50 in 1998, or an increase of approximately 5.0 percent over 1997. In 1999, we project an increase of 4.0 percent to $63.75, and an increase of 3.0 percent in 2000. Over the balance of our projection period, we project the hotel's ADR to increase at the anticipated long-term level of inflation (3.0 percent per year). We believe that this is realistic given the projected growth in demand and the numerous new additions to supply.

===============================================================================
                       Super 8 Motel - South San Francisco
         Projected Occupancy and Average Daily Room Rate - 1998 to 2002
===============================================================================
                                                      Average
                                    Market             Daily          Percent
     Year        Occupancy       Penetration         Room Rate        Change
------------ ---------------- ----------------- ---------------- --------------
     1998          86.0%             99.0%            $61.50           5.0%
     1999          86.0%            106.0%            $63.75           4.0%
     2000          85.0%            101.0%            $65.75           3.0%
     2001          82.0%             94.0%            $67.75           3.0%
     2002          80.0%             92.0%            $69.75           3.0%
------------ ---------------- ----------------- ---------------- --------------
     CAAG            -                -                3.2%              -
===============================================================================
Source:  PKF Consulting
===============================================================================


D.       HIGHEST AND BEST USE

Based on our analysis, we are of the opinion that the existing improvements contribute significant overall value to the site. There is no alternative, legal use that could economically justify the restructuring or removal of the existing improvements at this time. Therefore, the subject property, as improved, represents the highest and best use of the site.

E. VALUATION - SALES COMPARISON APPROACH

         1.       Introduction

We have reviewed a number of recent sales and have focused on those considered most comparable in providing support for the market value of the subject. Our search for sales was focused on the SFO area; however, due to the limited number of comparable transactions, our search for sales was extended to include the East Bay area. Based on this search, four sales were identified to use as the basis for our valuation of the subject under this approach. Presented in the following table is a summary of the selected comparable hotel sales. As can be noted, these sales have occurred between August 1996 and July 1997.


=====================================================================================================================
                             Comparable Hotel Sales
=====================================================================================================================
                                                                                             Rooms        Overall
 Sale                                           Sale      Year    Number of    Price Per    Revenue    Capitalization
  No.       Hotel Name          Location        Date     Built      Rooms        Room      Multiplier      Rate
-------- ----------------- ------------------- -------- --------- ----------- ------------ ----------- --------------
   1       Holiday Inn    South San Francisco   7/97      1960       224        $84,821       3.2          10.5%
   2        Ramada Inn    South San Francisco   7/97      1963       323        $54,179       2.2          10.5%
   3         Days Inn     Emeryville            2/97      1985       153        $49,683       3.2          10.6%
   4      Comfort Suites  South San Francisco   8/96      1985       165        $73,856       2.3          11.8%

=====================================================================================================================
Source:  PKF Consulting
=====================================================================================================================


         2.       Analysis of the Hotel Sales

In reviewing the preceding table, it can be noted that the sale prices per room ranged between $49,683 for the 165-room Comfort Suites and $84,821 for the 224-room Holiday Inn; overall capitalization rates were between 10.5 percent and
11.8 percent.

Because of the many differences between these hotels and the subject property, we are of the opinion that an analysis using a rooms revenue multiplier (RRM) is the most approiate unit of comparison to value the subject. A RRM measures the total revenue generated from room rentals in relation to the sale price. RRMs do not require subjective adjustments since most variances in properties are considered to be reflected in ADRs and annual occupancies achieved in the market. As can be noted, indicated RRMs for the four sales ranged from 2.2 to 3.2, with an average of 2.7.

Strong performing, limited-service products, such as the subject property, can command higher RRMs due to the substantially lower-risk associated with operating a limited-service hotel. Accordingly, we are of the opinion that a RRM of 4.0 (above the range indicated by the comparable sales) is appropriate in valuing the subject property in this instance. Based on this multiplier, and assuming a stabilized occupancy level of 80.0 percent at an ADR of $60.25 (stated in 1998 dollars), the indicated value per room for the fee simple interest in the subject is as follows:


===========================================================================================================
     Rooms             Stabilized           Stabilized                                 Indicated Value
    Revenue           Average Rate          Occupancy                                      Per Room
  Multiplier                                  Level               Days/Year               (Rounded)
---------------- --- --------------- --- ----------------- --- ---------------- --- -----------------------
      4.0        X       $60.25      X        80.0%        X         365        =          $70,000
===========================================================================================================


As noted above, the RRM analysis produced a value indication of $70,000 per available room. This value unit is converted into a total value estimate by multiplying the indicated value per room by the total number of rooms. Based on 117 rentable rooms, the indicated stabilized value of the fee simple interest in the Super 8 Motel is $8,200,000 as calculated below:

===============================================================================
       $70,000           X      117 Rooms      =           $8,200,000 (Rounded)
===============================================================================


F.       INDICATED VALUE VIA THE SALES COMPARISON APPROACH

After concluding to our estimate of the stabilized value of the subject, the next step in our analysis is to develop an estimate of the "as is" leasehold market value of the subject property.

         1.        Income Gain

The first step to develop the value estimate is to add the income gain, or surplus, projected to occur until the property is stabilized (as will be discussed in the Income Capitalization section). The following table summarizes this transaction:

===================================================================
                    Sales Comparison Approach
                     "As Is" Fee Simple Value
===================================================================
Stabilized value Indication                        $8,200,000
Plus:   Income Gain Until Stabilization               $431,000
---------------------------------------------- --------------------
"As Is" Fee Simple Value                           $8,600,000
===================================================================


         2.       Valuation of Leased Fee Interest

After having developed an estimate of the "as is" fee simple value of the subject under the Sales Comparison Approach, the next step is to develop an estimate of the value of the leased fee interest in the property. This represents the position of the ground lessor, who benefits from the income derived from the ground lease payments during the term of the lease, as well as the ownership of the property in fee at the termination of the lease (the reversion). The estimated leased fee interest in the hotel is then subtracted from the fee simple value to arrive at our estimate of the value of the leasehold interest.

This deduction is derived by capitalizing the land lease payment for a stabilized year ($93,000) by an appropriate capitalization rate (9.0 percent). This capitalization rate of 150 basis points less than the rate used to capitalize the revenue stream from the hotel operations (as will be discussed in the Income Capitalization Approach) is reflective of the more secure position of the landlord as compared to the lessee. This calculation results in a leased fee interest of $1,000,000 ($93,000 / 9.0 percent). The following table summarizes the deduction made from the stabilized fee simple value indication.


==============================================================
                  Sales Comparison Approach
                   "As Is" Leasehold Value
==============================================================
Fee Simple Value Estimate                   $8,600,000
Less:   Leased Fee Land Value              $(1,000,000)
------------------------------------- ------------------------
Leasehold Value                             $7,600,000
==============================================================


As a result of the foregoing analysis, we estimate the "as is" market value of the leasehold interest in the subject as of January 1, 1998, through the Sales Comparison Approach to be:

===============================================================================
                    SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                    $7,600,000
===============================================================================


G.       VALUATION - INCOME CAPITALIZATION APPROACH

         1.       Basis for Cash Flow Projection

In order to develop an estimate of the net operating income (NOI) for the subject for both a stabilized year of operation (direct capitalization) and each year of the aforementioned holding period (yield capitalization), the following have been analyzed:

     1. The historical operating results for the subject for year-end 1994, 1995, 1996, year-to-date September 1997, and management's operating budget for 1997;

     2. The previously discussed market performance (occupancy levels and ADR) of the competitive hotels; and

     3. The operating results of the category "Limited-Service Hotels" from the 1997 issue of PKF Consulting's Trends in the Hotel Industry.

The historical operating results of the subject are presented at the end of this section of the report.

         2.       Stabilized Year Operating Estimate

We first developed an estimate of the performance of the subject for a stabilized year of operation stated in current value, 1998 dollars. This estimate is based on our review of the historical operating results of the subject hotel coupled with an analysis of the operating results of the selected PKF Consulting's "Trends" category. Additional key assumptions used in preparing this stabilized year estimate are summarized as follows:

     a) The stabilized annual occupancy of the hotel is projected to be 80.0 percent at a $60.25 ADR (in 1998 value dollars);

     b)  A management fee of 5.0 percent of total  revenues,  a franchise fee of
         8.0 percent of rooms revenue, as well as a reserve for capital replacements of 4.0 percent of total revenue have been deducted to establish the net operating income of the subject; and

     c) The projection of expense for taxes on real and personal property is a function of the market value of the property. The subject property is in the real estate taxing jurisdiction of the San
         Mateo County Tax Assessor's Office. Our estimate of the property taxes for the subject is based on the provisions of Proposition 13. Proposition 13 limits ad valorem property taxes to 1.0 percent of the assessed value plus assessment for city, special district, and county bonds. The current tax rate is 1.0012 percent of market value. This appraisal assumes a sale of the subject property on the effective date of the appraisal, which will initiate a reassessment of real estate for tax purposes. For the purpose of this analysis, the reassessment is based on the fee simple value estimate of the subject property as determined using the Income Capitalization Approach.
         Based on the estimated value of the hotel, a tax rate of 1.0012 per $100 of assessed value is utilized, resulting in real estate taxes of $86,000, rounded, in the representative or stabilized year.

Presented in the following table is our estimate of the subject hotel's stabilized year operating results. As can be noted, on a stabilized basis the Super 8 Motel will generate approximately $2.1 million in total revenues, with a net operating income of $751,000, in 1998 value dollars.


===================================================================================================
                       Super 8 Motel - South San Francisco
        Stabilized Year Operating Results (Stated in 1998 Value Dollars)
===================================================================================================
Occupancy Level                                                        80.0%
------------------------------------------------ --------------------------------------------------
Average Room Rate                                                     $60.25
------------------------------------------------ --------------------------------------------------
REVPAR                                                                $48.20
------------------------------------------------ -------------- ---------- ------------ -----------
                                                     Total       Ratios      PAR (1)     POR (2)
------------------------------------------------ -------------- ---------- ------------ -----------
Revenues
     Rooms                                          $2,058,000      97.5%      $17,593      $60.25
     Telephone                                          35,000       1.7%          299        1.03
     Other Operated Departments                         18,000       0.8%          150        0.51
------------------------------------------------ -------------- ---------- ------------ -----------
Total Revenues                                       2,111,000     100.0%       18,042       61.79
------------------------------------------------ -------------- ---------- ------------ -----------
Departmental Expenses (3)
     Rooms                                             410,000      20.0%        3,504       12.00
     Telephone                                          18,000      50.0%          150        0.51
     Other Operated Departments                          9,000      53.0%           79        0.27
------------------------------------------------ -------------- ---------- ------------ -----------
Total Departmental Expenses                            437,000      20.7%        3,733       12.78
------------------------------------------------ -------------- ---------- ------------ -----------
Departmental Income                                  1,674,000      79.3%       14,309       49.00
------------------------------------------------ -------------- ---------- ------------ -----------
Undistributed Operating Expenses
     Administrative and General                        169,000       8.0%        1,444        4.94
     Franchise Fees                                    165,000       7.8%        1,409        4.82
     Marketing                                          42,000       2.0%          361        1.24
     Property Maintenance                               84,000       4.0%          722        2.47
     Energy and Utilities                               70,000       3.3%          599        2.05
------------------------------------------------ -------------- ---------- ------------ -----------
Total Undistributed Expenses                           530,000      25.1%        4,534       15.53
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Fixed Charges                          1,144,000      54.2%        9,776       33.48
------------------------------------------------ -------------- ---------- ------------ -----------
Management Fees and Fixed Charges
     Base Management Fees                              106,000       5.0%          907        3.11
     Property Taxes                                     86,000       4.1%          735        2.52
     Land Lease                                         93,000       4.4%          795        2.72
     Insurance                                          24,000       1.1%          202        0.69
------------------------------------------------ -------------- ---------- ------------ -----------
Total                                                  309,000      14.6%        2,639        9.04
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Reserve                                  835,000      39.6%        7,136       24.44
------------------------------------------------ -------------- ---------- ------------ -----------
Reserve for Replacement                                 84,000       4.0%          722        2.47
------------------------------------------------ -------------- ---------- ------------ -----------
Income Before Other Charges (4)                       $751,000      35.6%       $6,400      $22.00
===================================================================================================
(1) PAR - Per Available Room
(2) POR - Per Occupied Room
(3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
(4) Income before interest, taxes, depreciation, and amortization

Source: PKF Consulting
===================================================================================================


         3.       Ten Year Statement of Estimated Annual Operating Results

Presented at the end of this section of the appraisal report is our estimate of the operating results for the subject for the ten-year period beginning January 1, 1998. This forecast is based on the preceding stabilized year estimate, adjusted to reflect effects of inflation, variations in occupancy and rate and the impact of fixed and variable components of each revenue and expense item. Selected key assumptions used to develop this forecast are summarized as follows.

     a) With the exception of property taxes and rooms revenues for the period 1998 to 2000, all other revenues are expenses are projected to increase at 3.0 percent throughout the holding period. Property taxes are projected to increase at a rate of 2.0 percent per year as allowed by California law, and growth in ADR is expected to be above inflation for the first two years of the analysis period as a result of market-driven factors.

     b) For the first five years of this forecast, the occupancy and ADR of the hotel were projected as previously discussed. Thereafter, the hotel's occupancy was assumed to remain at 80.0 percent, with the ADR increasing at 3.0 percent per year.

         4.       Valuation using Direct Capitalization

Based on our evaluation of the subject, it is concluded that an overall capitalization rate (OAR) of 10.5 percent is appropriate to value the subject, and properly reflects the risks associated with this hotel given the property's age, physical features, location, and market position.

Based on the projection of net operating income for a stabilized year of operation, and the selected overall rate of 10.5 percent, the value of the subject as if stabilized is calculated to be as follows.

========================================================================
Projected Stabilized Net Operating Income                $751,000
Overall Capitalization Rate                               10.5%
-------------------------------------------------- ---------------------
Stabilized Value Indication (Rounded)                   $7,200,000
========================================================================


From this derived stabilized value, an adjustment must be made for any income surplus until the property stabilizes. This adjustment is typically referred to as an "income gain". Income gain is the difference in projected cash flows and the cash flow which would result if the property were stabilized. This amount must be added to the stabilized value to reflect the higher occupancy in the first four years of the projection period. Based on our market research and analysis, it is estimated that the subject will achieve a stabilized level of operation by 2002. A calculation of the income gain associated with the four years prior to stabilization is presented in the following table.



========================================================================================================
                                     Income Gain to Stabilization
========================================================================================================
                          Estimated         Stabilized Year
                        Net Operating        Net Operating         Estimated          Present Value
        Year                Income            Income (1)          Income Gain            @ 13.5%
--------------------- ------------------- -------------------- ------------------ ----------------------
        1998               $903,000            $751,000            $152,000             $134,000
        1999               $941,000            $774,000            $167,000             $130,000
        2000               $953,000            $797,000            $156,000             $107,000
        2001               $917,000            $821,000              $98,000              $59,000
--------------------- ------------------- -------------------- ------------------ ----------------------
   Total Rounded                                                   $573,000             $430,000
========================================================================================================
(1)  Inflated to future value dollars at 3.0 percent.
========================================================================================================


Based upon the preceding calculation, the cumulative income gain over the stabilization period is estimated to be approximately $573,000. Investors typically discount the estimated income gain at the market-derived discount rate for the property. Consequently, if the estimated income gain, or surplus, is discounted at a rate of 13.5 percent, the present value of this additional income is projected to be approximately $430,000.

Presented below is our calculation of the "as is" market value of the subject taking into account the above estimate of income gain during the projected stabilization period.

=======================================================================
               Value Conclusion - Direct Capitalization
=======================================================================
Stabilized Value                                         $7,200,000
Plus:  Income Gain During Stabilization Period              $430,000
------------------------------------------------------ ----------------
"As Is" Value                                            $7,630,000
------------------------------------------------------ ----------------
Rounded                                                  $7,600,000
=======================================================================


Therefore, the estimated "as is" market value of the leasehold interest in the subject using the Direct Capitalization Approach, as of January 1, 1998, is:

==============================================================================
                 SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $7,600,000
==============================================================================


         5.       Discounted Cash Flow Valuation Analysis

To estimate the value of the subject using a discounted cash flow analysis, it is assumed that the property will be sold at the end of a ten-year holding period. The value of the property at that time is estimated by capitalizing the expected or anticipated net operating income of the property in the eleventh year. From this value estimate, an estimate of sales costs is deducted to arrive at the net proceeds upon sale.

Based on our market research, we are of the opinion that a reversionary capitalization rate of 11.5 percent and a 13.5 percent discount rate are appropriate to value the subject.

The following table indicates the present value of the projected net operating income for the subject for the ten-year holding period, along with the present value of the reversion, deriving a value estimate.


===============================================================================================
                                Discounted Cash Flow Analysis
===============================================================================================
                               Cash Flow              Present                  Present
                                 From                  Value                    Value
          Year                Operations               Factor                  @ 13.5%
------------------------- -------------------- ----------------------- ------------------------
          1998                   $903,000              0.8811                 $796,000
          1999                   $941,000              0.7763                 $730,000
          2000                   $953,000              0.6839                 $652,000
          2001                   $919,000              0.6026                 $554,000
          2002                   $904,000              0.5309                 $480,000
          2003                   $929,000              0.4678                 $435,000
          2004                   $960,000              0.4121                 $396,000
          2005                   $990,000              0.3631                 $359,000
          2006                $1,021,000               0.3199                 $327,000
          2007                $1,058,000               0.2819                 $298,000
------------------------- -------------------- ----------------------- ------------------------
Reversion                     $9,313,000               0.2819                $2,625,000
------------------------- -------------------- ----------------------- ------------------------
Present Value                                                                $7,650,000
------------------------- -------------------- ----------------------- ------------------------
Value (Rounded)                                                              $7,600,000
===============================================================================================


         6.       Income Capitalization Approach Valuation Conclusion

The value conclusion under the Income Capitalization Approach is based on both a direct capitalization and a discounted cash flow analysis. Direct capitalization indicated a value of $7,600,000 and the discounted cash flow analysis indicated a value of $7,600,000 as well. Placing equal emphasis on both methods, our conclusion for the "as is" market value of the leasehold interest of the subject using the Income Capitalization Approach, as of January 1, 1998, is:

==============================================================================
                 SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS
------------------------------------------------------------------------------
                                 $7,600,000
==============================================================================

G.       RECONCILIATION AND FINAL ESTIMATE OF VALUE

The reconciliation involves the correlation of the conclusions reached from the two valuation methodologies applied, considering the property type and the requirements of the appraisal assignment. This process depends on the appropriateness and reliability of each approach, and of the quality and reliability of the data obtained. The results from the two approaches are as follows:

============================================ ======================
Sales Comparison Approach                         $7,600,000
Income Capitalization Approach
     Direct Capitalization                        $7,600,000
     Discounted Cash Flow Analysis                $7,600,000
============================================ ======================


In the Sales Comparison Approach we compared four recently sold hotels to the subject. The selected sales indicated a relatively wide range in value. Furthermore, the sales were located in varying sub-market areas within the San Francisco Bay Area, and no property was identical to the subject. These factors make this approach less meaningful, but act as a reference checkpoint for the value derived from the Income Approaches.

The Income Capitalization Approach is undoubtedly the most commonly used method to evaluate an income producing property such as a hotel. In this approach, we have utilized two methods of analysis: The direct capitalization method and the discounted cash flow method (yield capitalization). There was good market support for both the projected cash flow of the subject as well as the capitalization and yield rates used to convert our cash flow projections into a value estimate. Both income methods resulted in similar values, heightening our confidence in this approach.

Based on the facts, assumptions, and procedures outlined in this report, it is estimated that the "as is" market value of the leasehold interest in the subject property, as of January 1, 1998, is reasonably represented as:

===============================================================================
                      SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS
-------------------------------------------------------------------------------
                                      $7,600,000
===============================================================================

                 SUPER 8 MOTEL - SOUTH SAN FRANCISCO, CALIFORNIA

                          HISTORICAL OPERATING RESULTS

                                                                             Super 8, South San Francisco

                                                                             Historical Operating Results


                            -------------------------------------------------------------------------------------------------
                                                    1994                                             1995
                            -----------------------------------------------------------------------------------------------------
                                   $             %       PAR (1)    POR (2)         $             %       PAR (1)   POR (2)
                            -----------------------------------------------------------------------------------------------------

Number of Keys                         117                                              117
Occupancy                            63.75%                                           69.41%
Average Daily Room Rate (ADR)       $48.13                                           $49.43
REVPAR                              $30.68                                           $34.31

REVENUES
  ROOMS                        $ 1,310,362        98.0% $ 11,200      $ 48.13   $ 1,465,224        97.6% $ 12,523      $ 49.43
  TELEPHONE                         21,883         1.6%      187         0.80        30,796         2.1%      263         1.04
  MISCELLANEOUS                      5,218         0.4%       45         0.19         5,420         0.4%       46         0.18
                              ------------      ------- --------      -------   -----------       ------ --------      -------
    TOTAL REVENUE                1,337,463       100.0%   11,431        49.13     1,501,440       100.0%   12,833        50.65

DEPT. COSTS & EXPENSES (3)
  ROOMS                            322,212        24.6%    2,754        11.84       344,502        23.5%    2,944        11.62
  TELEPHONE                         10,975        50.2%       94         0.40        13,581        44.1%      116         0.46
  MISCELLANEOUS                        387         7.4%        3         0.01           811        15.0%        7         0.03
                              ------------      ------- --------      -------   -----------       ------ --------      -------
    TOTAL COST & EXP.              333,574        24.9%    2,851        12.25       358,894        23.9%    3,067        12.11

TOTAL OPER. DEPTS. INCOME        1,003,889        75.1%    8,580        36.87     1,142,546        76.1%    9,765        38.55
                              ------------      ------- --------      -------   -----------       ------ --------      -------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL                 137,757        10.3%    1,177         5.06       139,881         9.3%    1,196         4.72
  MARKETING                         38,078         2.8%      325         1.40        35,097         2.3%      300         1.18
  FRANCHISE FEES                    65,435         4.9%      559         2.40        73,261         4.9%      626         2.47
  UTILITIES                         51,624         3.9%      441         1.90        59,425         4.0%      508         2.00
  PROPERTY OPERATIONS               88,468         6.6%      756         3.25        69,229         4.6%      592         2.34
                              ------------      -------    -----        -----      --------       ------    -----        -----
    TOTAL                          381,362        28.5%    3,260        14.01       376,893        25.1%    3,221        12.72

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES               622,527        46.5%    5,321        22.87       765,653        51.0%    6,544        25.83
                              ------------      -------   ------        -----   -----------      ------- --------      -------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                   66,790         5.0%      571         2.45        75,074         5.0%      642         2.53
  PROPERTY TAXES                    47,214         3.5%      404         1.73        48,280         3.2%      413         1.63
  INSURANCE                         21,767         1.6%      186         0.80        26,637         1.8%      228         0.90
  RENT                              91,170         6.8%      779         3.35        90,564         6.0%      774         3.06
                              ------------      -------   ------       ------   -----------      ------- --------      -------
    TOTAL                          226,941        17.0%    1,940         8.34       240,555        16.0%    2,056         8.12

INCOME BEFORE OTHER (4)
  FIXED CHARGES                  $ 395,586        29.6%    3,381        14.53     $ 525,098        35.0%    4,488        17.71
                              ============      =======   ======       ======   ===========     ======== ========      =======

RENOVATION PAYMENT                $ 52,830                                         $ 89,291



                             ---------------------------------------------------
                                                     1996
                             ---------------------------------------------------
                                    $             %       PAR (1)     POR (2)
                             ---------------------------------------------------

Number of Keys                         117
Occupancy                            78.31%
Average Daily Room Rate (ADR)       $53.83
REVPAR                              $42.15

REVENUES
  ROOMS                        $ 1,805,049        97.2%  $ 15,428        $ 53.83
  TELEPHONE                         38,349         2.1%       328           1.14
  MISCELLANEOUS                     14,232         0.8%       122           0.42
                             -------------      -------  --------        -------
    TOTAL REVENUE                1,857,630       100.0%    15,877          55.40

DEPT. COSTS & EXPENSES (3)
  ROOMS                            382,088        21.2%     3,266          11.39
  TELEPHONE                         14,237        37.1%       122           0.42
  MISCELLANEOUS                      7,105        49.9%        61           0.21
                             -------------      ------- ---------       --------
    TOTAL COST & EXP.              403,430        21.7%     3,448          12.03

TOTAL OPER. DEPTS. INCOME        1,454,200        78.3%    12,429          43.37
                             -------------      ------- ---------       --------

UNDIST. OPERATING EXP.
  ADMIN. & GENERAL                 155,277         8.4%     1,327           4.63
  MARKETING                         37,500         2.0%       321           1.12
  FRANCHISE FEES                    90,275         4.9%       772           2.69
  UTILITIES                         61,923         3.3%       529           1.85
  PROPERTY OPERATIONS               84,614         4.6%       723           2.52
                             -------------      ------- ---------       --------
    TOTAL                          429,589        23.1%     3,672          12.81

INC. BEFORE MGMT. FEES
   AND FIXED CHARGES             1,024,611        55.2%     8,757          30.55
                             -------------      ------- ---------       --------

MGMT. FEES & FIXED CHARGES
  MANAGEMENT FEES                   92,898         5.0%       794           2.77
  PROPERTY TAXES                    50,853         2.7%       435           1.52
  INSURANCE                         22,249         1.2%       190           0.66
  RENT                              90,564         4.9%       774           2.70
                             -------------      ------- ---------       --------
    TOTAL                          256,564        13.8%     2,193           7.65

INCOME BEFORE OTHER (4)
  FIXED CHARGES                  $ 768,047        41.3%     6,565          22.90
                             =============      ======= =========       ========

RENOVATION PAYMENT                $ 60,898

---------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  PAR - Per Available Room.
       (2)  POR - Per Occupied Room.
       (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
       (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

=================================================================================================================================
Source:The Famous Host Company
=================================================================================================================================




                          Super 8, South San Francisco

          Operating Results Year-to-Date September 1997 and 1997 Budget


                                 --------------------------------------------------------------------------------------------------
                                                     September 1997                                  Budget 1997
                                 --------------------------------------------------------------------------------------------------
                                        $             %      PAR (1)   POR (2)         $             %        PAR (1)    POR (2)
                                 --------------------------------------------------------------------------------------------------

    Number of Keys                          117                                            117
    Occupancy                             85.90%                                         70.93%
    Average Daily Room Rate (ADR)        $58.54                                         $55.55
    REVPAR                               $50.29                                         $39.40

    REVENUES
      ROOMS                         $ 1,605,685        86.4%$ 18,349       $ 58.54 $ 1,682,753         97.9% $ 14,383       $ 55.55
      TELEPHONE                          25,088         1.4%     287          0.91      30,375          1.8%      260          1.00
      MISCELLANEOUS                      15,348         0.8%     175          0.56       6,075          0.4%       52          0.20
                                   ------------      ------- -------       ------- -----------        ------ --------       -------
        TOTAL REVENUE                 1,857,630       100.0%  21,228         67.72   1,719,203        100.0%   14,694         56.76

    DEPT. COSTS & EXPENSES (3)
      ROOMS                             307,232        19.1%   3,511         11.20     331,380         19.7%    2,832         10.94
      TELEPHONE                          12,531        49.9%     143          0.46      12,335         40.6%      105          0.41
      MISCELLANEOUS                      11,252        73.3%     129          0.41         400          6.6%        3          0.01
                                   ------------      ------- -------       ------- -----------        ------ --------       -------
        TOTAL COST & EXP.               331,015        17.8%   3,783         12.07     344,115         20.0%    2,941         11.36

    TOTAL OPER. DEPTS. INCOME         1,315,106        70.8%  15,028         47.94   1,375,088         80.0%   11,753         45.40
                                   ------------      ------- -------       ------- -----------       ------- --------       -------

    UNDIST. OPERATING EXP.
      ADMIN. & GENERAL                  140,509         7.6%   1,606          5.12     138,367          8.0%    1,183          4.57
      MARKETING                          23,954         1.3%     274          0.87      30,696          1.8%      262          1.01
      FRANCHISE FEES                     80,284         4.3%     917          2.93      84,138          4.9%      719          2.78
      UTILITIES                          49,520         2.7%     566          1.81      56,423          3.3%      482          1.86
      PROPERTY OPERATIONS                56,218         3.0%     642          2.05      61,910          3.6%      529          2.04
                                   ------------      ------- -------       ------- -----------      -------- --------       -------
        TOTAL                           350,485        18.9%   4,005         12.78     371,534         21.6%    3,176         12.27

    INC. BEFORE MGMT. FEES
       AND FIXED CHARGES                964,621        51.9%  11,023         35.17   1,003,554         58.4%    8,577         33.13
                                   ------------      ------- -------       ------- -----------      -------- --------       -------

    MGMT. FEES & FIXED CHARGES
      MANAGEMENT FEES                    82,306         4.4%     941          3.00      85,960          5.0%      735          2.84
      PROPERTY TAXES                     38,288         2.1%     438          1.40      47,196          2.7%      403          1.56
      INSURANCE                          21,822         1.2%     249          0.80      24,048          1.4%      206          0.79
      RENT                               67,923         3.7%     776          2.48      92,000          5.4%      786          3.04
                                   ------------      ------- -------       ------- -----------      -------- --------       -------
        TOTAL                           210,339        11.3%   2,404          7.67     249,204         14.5%    2,130          8.23

    INCOME BEFORE OTHER (4)
      FIXED CHARGES                   $ 754,282        40.6%   8,619         27.50   $ 754,350         43.9%  $ 6,447       $ 24.90
                                   ============      ======= =======       ======= ===========      ======== ========       =======

    RENOVATION PAYMENT                 $ 59,150                                       $ 59,150

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenue, not total revenue.
           (4) Net operating income before reserves, interest, depreciation, amortization, and income taxes.

===================================================================================================================================
    Source:The Famous Host Company
===================================================================================================================================


                 SUPER 8 MOTEL - SOUTH SAN FRANCISCO, CALIFORNIA

            TEN YEAR STATEMENT OF ESTIMATED ANNUAL OPERATING RESULTS



                                                                                       Super 8
                                                                           South San Francisco, California

                                                                             Projected Operating Results


                                   -------------------------------------------------------------------------------------------------
   Calendar Years Beginning January 1                    1998                                             1999
                                   -------------------------------------------------------------------------------------------------
                                          $             %      PAR (1)    POR (2)          $             %      PAR (1)    POR (2)
                                   -------------------------------------------------------------------------------------------------

    Number of Keys                            117                                              117
    Occupancy                               86.00%                                           86.00%
    Average Daily Room Rate                $61.50                                           $63.75

    Revenues
      Rooms                           $ 2,259,000        97.5%$ 19,308       $ 61.51   $ 2,341,000        97.6%$ 20,009     $ 63.74
      Telephone                            38,000         1.6%     325          1.03        39,000         1.6%     333        1.06
      Other Operated Departments           19,000         0.8%     162          0.52        19,000         0.8%     162        0.52
                                     -------------  --------  ---------  ---------    -------------  --------  ---------  ---------

        Total Revenues                  2,316,000       100.0%  19,795         63.06     2,399,000       100.0%  20,504       65.32

    Departmental Expenses (3)
      Rooms                               425,000        18.8%   3,632         11.57       438,000        19.3%   3,744       11.93
      Telephone                            19,000        50.0%     162          0.52        19,000        48.7%     162        0.52
      Other Operated Departments            9,000        47.4%      77          0.25        10,000        52.6%      85        0.27
                                     -------------  --------  ---------  ---------    -------------  --------  ---------  ---------

        Total Departmental Expenses       453,000        19.6%   3,872         12.33       467,000        19.5%   3,991       12.72
                                     -------------  --------  ---------  ---------    -------------  --------  ---------  ---------

        Departmental Profit             1,863,000        80.4%  15,923         50.73     1,932,000        80.0%  16,513       52.61

    Undistributed Expenses
      Administrative & General            172,000         7.4%   1,470          4.68       177,000         7.4%   1,513        4.82
      Franchise Fee                       181,000         7.8%   1,547          4.93       187,000         7.8%   1,598        5.09
      Marketing                            42,000         1.8%     359          1.14        43,000         1.8%     368        1.17
      Property Operations & Maintenance    84,000         3.6%     718          2.29        87,000         3.6%     744        2.37
      Energy & Utilities                   70,000         3.0%     598          1.91        72,000         3.0%     615        1.96
                                     -------------  --------  ---------  ---------    -------------  --------  ---------  ---------

        Total Undistributed Expenses      549,000        23.7%   4,692         14.95       566,000        23.6%   4,838       15.41
                                     -------------  --------  ---------  ---------    -------------  --------  ---------  ---------

        Gross Operating Profit          1,314,000        56.7%  11,231         35.78     1,366,000        56.9%  11,675       37.19

    Fixed Charges & Management Fee
      Base Management Fee                 116,000         5.0%     991          3.16       120,000         5.0%   1,026        3.27
      Property Taxes                       86,000         3.7%     735          2.34        88,000         3.7%     752        2.40
      Land Lease                           93,000         4.0%     795          2.53        96,000         4.0%     821        2.61
      Insurance                            24,000         1.0%     205          0.65        25,000         1.0%     214        0.68

        Total Fixed Charges               319,000        13.8%   2,726          8.69       329,000        13.7%   2,812        8.96
                                     -------------      ------  -------  ---------    -------------  --------  ---------  ---------

    Income Before Reserves                995,000        43.0%   8,504         27.09     1,037,000        43.2%   8,863       28.24

    Reserves for Replacements              92,000         4.0%     786          2.51        96,000         4.0%     821        2.61
                                     -------------       -----  -------  ---------    -------------  --------  ---------  ---------

    Net Operating Income (4)            $ 903,000        39.0% $ 7,718       $ 24.59     $ 941,000        39.2% $ 8,043     $ 25.62
                                     =============      ======  =======  =========    =============  ========  =========  ========

                               -------------------------------------------------
Calendar Years Beginning January 1                     2000
                               -------------------------------------------------
                                      $            %      PAR (1)     POR (2)
                               -------------------------------------------------

Number of Keys                            117
Occupancy                               85.00%
Average Daily Room Rate                $65.75

Revenues
  Rooms                           $ 2,387,000       97.5%$ 20,402        $ 65.76
  Telephone                            40,000        1.6%     342           1.10
  Other Operated Departments           20,000        0.8%     171           0.55
                                 -------------    -------  ---------  ----------

    Total Revenues                  2,447,000      100.0%  20,915          67.41

Departmental Expenses (3)
  Rooms                               448,000       18.8%   3,829          12.34
  Telephone                            20,000       50.0%     171           0.55
  Other Operated Departments           10,000       50.0%      85           0.28
                                 -------------    -------  ---------  ----------

    Total Departmental Expenses       478,000       19.5%   4,085          13.17
                                 -------------    -------  ---------  ----------

    Departmental Profit             1,969,000       80.5%  16,829          54.24

Undistributed Expenses
  Administrative & General            182,000        7.4%   1,556           5.01
  Franchise Fee                       191,000        7.8%   1,632           5.26
  Marketing                            45,000        1.8%     385           1.24
  Property Operations & Mainten        89,000        3.6%     761           2.45
  Energy & Utilities                   74,000        3.0%     632           2.04
                                 -------------    -------  ---------  ----------

    Total Undistributed Expense       581,000       23.7%   4,966          16.01
                                 -------------    -------  ---------  ----------

    Gross Operating Profit          1,388,000       56.7%  11,863          38.24

Fixed Charges & Management Fee
  Base Management Fee                 122,000        5.0%   1,043           3.36
  Property Taxes                       90,000        3.7%     769           2.48
  Land Lease                           99,000        4.0%     846           2.73
  Insurance                            26,000        1.1%     222           0.72

    Total Fixed Charges               337,000       13.8%   2,880           9.28
                                 -------------    -------  ---------  ----------

Income Before Reserves              1,051,000       43.0%   8,893          28.95

Reserves for Replacements              98,000        4.0%     838           2.70
                                 -------------    -------  ---------  ----------

Net Operating Income (4)            $ 953,000       38.9% $ 8,145        $ 26.25
                                 =============    =======  =========  ==========

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
           (4) Net cash flow before interest, tax, amortization, and depreciation.

====================================================================================================================================

    Source:PKF Consulting

====================================================================================================================================




                                                                                     Super 8
                                                                         South San Francisco, California

                                                                           Projected Operating Results


                                 --------------------------------------------------------------------------------------------------
    Calendar Years Beginning January 1                   2001                                            2002
                                 --------------------------------------------------------------------------------------------------
                                        $            %       PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                                 --------------------------------------------------------------------------------------------------

    Number of Keys                          117                                              117
    Occupancy                             82.00%                                           80.00%
    Average Daily Room Rate              $67.75                                           $69.75

    Revenues
      Rooms                         $ 2,372,000       97.6% $ 20,274       $ 67.74   $ 2,383,000       97.5%$ 20,368       $ 69.75
      Telephone                          39,000        1.6%      333          1.11        40,000        1.6%     342          1.17
      Other Operated Departments         20,000        0.8%      171          0.57        20,000        0.8%     171          0.59
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Total Revenues                2,431,000      100.0%   20,778         69.42     2,443,000      100.0%  20,880         71.51

    Departmental Expenses (3)
      Rooms                             453,000       19.1%    3,872         12.94       461,000       19.3%   3,940         13.49
      Telephone                          20,000       51.3%      171          0.57        20,000       50.0%     171          0.59
      Other Operated Departments         10,000       50.0%       85          0.29        10,000       50.0%      85          0.29
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Total Departmental Expenses     483,000       19.9%    4,128         13.79       491,000       20.1%   4,197         14.37
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Departmental Profit           1,948,000       80.1%   16,650         55.63     1,952,000       79.9%  16,684         57.14

    Undistributed Expenses
      Administrative & General          187,000        7.7%    1,598          5.34       191,000        7.8%   1,632          5.59
      Franchise Fee                     190,000        7.8%    1,624          5.43       191,000        7.8%   1,632          5.59
      Marketing                          46,000        1.9%      393          1.31        47,000        1.9%     402          1.38
      Property Operations & Maintenance  92,000        3.8%      786          2.63        95,000        3.9%     812          2.78
      Energy & Utilities                 76,000        3.1%      650          2.17        79,000        3.2%     675          2.31
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Total Undistributed Expenses    591,000       24.3%    5,051         16.88       603,000       24.7%   5,154         17.65
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

        Gross Operating Profit        1,357,000       55.8%   11,598         38.75     1,349,000       55.2%  11,530         39.49

    Fixed Charges & Management Fee
      Base Management Fee               122,000        5.0%    1,043          3.48       122,000        5.0%   1,043          3.57
      Property Taxes                     91,000        3.7%      778          2.60        93,000        3.8%     795          2.72
      Land Lease                        102,000        4.2%      872          2.91       105,000        4.3%     897          3.07
      Insurance                          26,000        1.1%      222          0.74        27,000        1.1%     231          0.79

        Total Fixed Charges             341,000       14.0%    2,915          9.74       347,000       14.2%   2,966         10.16
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

    Income Before Reserves            1,016,000       41.8%    8,684         29.01     1,002,000       41.0%   8,564         29.33

    Reserves for Replacements            97,000        4.0%      829          2.77        98,000        4.0%     838          2.87
                                   -------------    -------  ----------  ---------    -------------  -------  ---------  ---------

    Net Operating Income (4)          $ 919,000       37.8%  $ 7,855       $ 26.24     $ 904,000       37.0% $ 7,726       $ 26.46
                                   =============    =======  ==========  =========    =============  =======  =========  =========


                              ------------------------------------------------
Calendar Years Beginning January 1                    2003
                             -------------------------------------------------
                                    $             %      PAR (1)    POR (2)
                             -------------------------------------------------

Number of Keys                          117
Occupancy                             80.00%
Average Daily Room Rate              $71.75

Revenues
  Rooms                         $ 2,451,000        97.6%$ 20,949       $ 71.74
  Telephone                          41,000         1.6%     350          1.20
  Other Operated Departments         20,000         0.8%     171          0.59
                               -------------    --------  ---------  ---------

    Total Revenues                2,512,000       100.0%  21,470         73.53

Departmental Expenses (3)
  Rooms                             475,000        19.3%   4,060         13.90
  Telephone                          20,000        48.8%     171          0.59
  Other Operated Departments         10,000        50.0%      85          0.29
                               -------------    --------  ---------  ---------

    Total Departmental Expense      505,000        20.1%   4,316         14.78
                               -------------    --------  ---------  ---------

    Departmental Profit           2,007,000        79.9%  17,154         58.75

Undistributed Expenses
  Administrative & General          197,000         7.8%   1,684          5.77
  Franchise Fee                     196,000         7.8%   1,675          5.74
  Marketing                          49,000         2.0%     419          1.43
  Property Operations & Mainte       98,000         3.9%     838          2.87
  Energy & Utilities                 81,000         3.2%     692          2.37
                               -------------    --------  ---------  ---------

    Total Undistributed Expens      621,000        24.7%   5,308         18.18
                               -------------    --------  ---------  ---------

    Gross Operating Profit        1,386,000        55.2%  11,846         40.57

Fixed Charges & Management Fee
  Base Management Fee               126,000         5.0%   1,077          3.69
  Property Taxes                     95,000         3.8%     812          2.78
  Land Lease                        108,000         4.3%     923          3.16
  Insurance                          28,000         1.1%     239          0.82

    Total Fixed Charges             357,000        14.2%   3,051         10.45
                               -------------    --------  ---------  ---------

Income Before Reserves            1,029,000        41.0%   8,795         30.12

Reserves for Replacements           100,000         4.0%     855          2.93
                               -------------    --------  ---------  ---------

Net Operating Income (4)          $ 929,000        37.0% $ 7,940       $ 27.19
                               =============    ========  =========  =========

-----------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
           (4) Net cash flow before interest, tax, amortization, and depreciation.

===================================================================================================================================

    Source:PKF Consulting

===================================================================================================================================




                                                                                      Super 8
                                                                          South San Francisco, California

                                                                            Projected Operating Results


                                   -------------------------------------------------------------------------------------------------
    Calendar Years Beginning January 1                     2004                                             2005
                                   -------------------------------------------------------------------------------------------------
                                          $             %      PAR (1)    POR (2)          $            %      PAR (1)    POR (2)
                                   -------------------------------------------------------------------------------------------------

    Number of Keys                            117                                             117
    Occupancy                               80.00%                                          80.00%
    Average Daily Room Rate                $74.00                                          $76.25

    Revenues
      Rooms                           $ 2,528,000        97.6%$ 21,607       $ 74.00   $2,605,000        97.6%$ 22,265       $ 76.25
      Telephone                            42,000         1.6%     359          1.23       43,000         1.6%     368          1.26
      Other Operated Departments           21,000         0.8%     179          0.61       22,000         0.8%     188          0.64
                                     -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

        Total Revenues                  2,591,000       100.0%  22,145         75.84    2,670,000       100.0%  22,821         78.15

    Departmental Expenses (3)
      Rooms                               489,000        19.3%   4,179         14.31      504,000        19.3%   4,308         14.75
      Telephone                            21,000        50.0%     179          0.61       22,000        51.2%     188          0.64
      Other Operated Departments           11,000        52.4%      94          0.32       11,000        50.0%      94          0.32
                                     -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

        Total Departmental Expenses       521,000        20.1%   4,453         15.25      537,000        20.1%   4,590         15.72
                                     -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

        Departmental Profit             2,070,000        79.9%  17,692         60.59    2,133,000        79.9%  18,231         62.43

    Undistributed Expenses
      Administrative & General            203,000         7.8%   1,735          5.94      209,000         7.8%   1,786          6.12
      Franchise Fee                       202,000         7.8%   1,726          5.91      208,000         7.8%   1,778          6.09
      Marketing                            50,000         1.9%     427          1.46       52,000         1.9%     444          1.52
      Property Operations & Maintenance   101,000         3.9%     863          2.96      104,000         3.9%     889          3.04
      Energy & Utilities                   83,000         3.2%     709          2.43       86,000         3.2%     735          2.52
                                     -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

        Total Undistributed Expenses      639,000        24.7%   5,462         18.70      659,000        24.7%   5,632         19.29
                                     -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

        Gross Operating Profit          1,431,000        55.2%  12,231         41.89    1,474,000        55.2%  12,598         43.14

    Fixed Charges & Management Fee
      Base Management Fee                 130,000         5.0%   1,111          3.81      134,000         5.0%   1,145          3.92
      Property Taxes                       97,000         3.7%     829          2.84       99,000         3.7%     846          2.90
      Land Lease                          111,000         4.3%     949          3.25      114,000         4.3%     974          3.34
      Insurance                            29,000         1.1%     248          0.85       30,000         1.1%     256          0.88

        Total Fixed Charges               367,000        14.2%   3,137         10.74      377,000        14.1%   3,222         11.04
                                     -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Income Before Reserves              1,064,000        41.1%   9,094         31.14    1,097,000        41.1%   9,376         32.11

    Reserves for Replacements             104,000         4.0%     889          3.04      107,000         4.0%     915          3.13
                                     -------------    --------  ---------  ---------    ------------  --------  ---------  ---------

    Net Operating Income (4)            $ 960,000        37.1% $ 8,205       $ 28.10    $ 990,000        37.1% $ 8,462       $ 28.98
                                     =============    ========  =========  =========    ============  ========  =========  =========


                               ------------------------------------------------
Calendar Years Beginning January 1                   2006
                               ------------------------------------------------
                                      $            %      PAR (1)    POR (2)
                               ------------------------------------------------

Number of Keys                           117
Occupancy                              80.00%
Average Daily Room Rate               $78.50

Revenues
  Rooms                           $2,682,000        97.6%$ 22,923       $ 78.50
  Telephone                           45,000         1.6%     385          1.32
  Other Operated Departments          22,000         0.8%     188          0.64
                                 ------------    --------  ---------  ---------

    Total Revenues                 2,749,000       100.0%  23,496         80.46

Departmental Expenses (3)
  Rooms                              519,000        19.6%   4,436         15.19
  Telephone                           22,000        48.9%     188          0.64
  Other Operated Departments          11,000        50.0%      94          0.32
                                 ------------    --------  ---------  ---------

    Total Departmental Expenses      552,000        20.1%   4,718         16.16
                                 ------------    --------  ---------  ---------

    Departmental Profit            2,197,000        79.9%  18,778         64.31

Undistributed Expenses
  Administrative & General           215,000         7.8%   1,838          6.29
  Franchise Fee                      215,000         7.8%   1,838          6.29
  Marketing                           53,000         1.9%     453          1.55
  Property Operations & Mainten      107,000         3.9%     915          3.13
  Energy & Utilities                  89,000         3.2%     761          2.61
                                 ------------    --------  ---------  ---------

    Total Undistributed Expense      679,000        24.7%   5,803         19.87
                                 ------------    --------  ---------  ---------

    Gross Operating Profit         1,518,000        55.2%  12,974         44.43

Fixed Charges & Management Fee
  Base Management Fee                137,000         5.0%   1,171          4.01
  Property Taxes                     100,000         3.7%     863          2.96
  Land Lease                         118,000         4.3%   1,009          3.45
  Insurance                           31,000         1.1%     265          0.91

    Total Fixed Charges              387,000        14.1%   3,308         11.33
                                 ------------    --------  ---------  ---------

Income Before Reserves             1,131,000        41.1%   9,667         33.11

Reserves for Replacements            110,000         4.0%     940          3.22
                                 ------------    --------  ---------  ---------

Net Operating Income (4)         $ 1,021,000        37.1% $ 8,726       $ 29.89
                                 ============    ========  =========  =========

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
           (4) Net cash flow before interest, tax, amortization, and depreciation.

====================================================================================================================================

    Source:PKF Consulting

====================================================================================================================================




                                                              Super 8
                                                  South San Francisco, California

                                                    Projected Operating Results


                                   -------------------------------------------------------------------------------------------------
    Calendar Years Beginning January 1                    2007                                             2008
                                   -------------------------------------------------------------------------------------------------
                                          $            %      PAR (1)     POR (2)          $           %      PAR (1)     POR (2)
                                   -------------------------------------------------------------------------------------------------

    Number of Keys                            117                                             117
    Occupancy                               80.00%                                          80.00%
    Average Daily Room Rate                $81.00                                          $83.25

    Revenues
      Rooms                            $2,767,000       97.6%$ 23,650        $ 80.99   $2,844,000       97.6%$ 24,308        $ 83.25
      Telephone                            46,000        1.6%     393           1.35       47,000        1.6%     402           1.38
      Other Operated Departments           23,000        0.8%     197           0.67       24,000        0.8%     205           0.70
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Revenues                  2,836,000      100.0%  24,239          83.01    2,915,000      100.0%  24,915          85.32

    Departmental Expenses (3)
      Rooms                               535,000       19.3%   4,573          15.66      551,000       19.4%   4,709          16.13
      Telephone                            23,000       50.0%     197           0.67       24,000       51.1%     205           0.70
      Other Operated Departments           11,000       47.8%      94           0.32       12,000       50.0%     103           0.35
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Departmental Expenses       569,000       20.1%   4,863          16.65      587,000       20.1%   5,017          17.18
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Departmental Profit             2,267,000       79.9%  19,376          66.36    2,328,000       79.9%  19,897          68.14

    Undistributed Expenses
      Administrative & General            222,000        7.8%   1,897           6.50      228,000        7.8%   1,949           6.67
      Franchise Fee                       221,000        7.8%   1,889           6.47      228,000        7.8%   1,949           6.67
      Marketing                            55,000        1.9%     470           1.61       57,000        2.0%     487           1.67
      Property Operations & Maintenance   110,000        3.9%     940           3.22      113,000        3.9%     966           3.31
      Energy & Utilities                   91,000        3.2%     778           2.66       94,000        3.2%     803           2.75
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Total Undistributed Expenses      699,000       24.6%   5,974          20.46      720,000       24.7%   6,154          21.07
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

        Gross Operating Profit          1,568,000       55.3%  13,402          45.90    1,608,000       55.2%  13,744          47.07

    Fixed Charges & Management Fee
      Base Management Fee                 142,000        5.0%   1,214           4.16      146,000        5.0%   1,248           4.27
      Property Taxes                      102,000        3.6%     880           3.01      105,000        3.6%     897           3.04
      Land Lease                          121,000        4.3%   1,034           3.54      125,000        4.3%   1,068           3.66
      Insurance                            31,000        1.1%     265           0.91       32,000        1.1%     274           0.94

        Total Fixed Charges               397,000       14.0%   3,393          11.62      408,000       14.0%   3,487          11.94
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

    Income Before Reserves              1,171,000       41.3%  10,009          34.28    1,200,000       41.2%  10,256          35.12

    Reserves for Replacements             113,000        4.0%     966           3.31      117,000        4.0%   1,000           3.42
                                     -------------    -------  ---------  ----------    ------------  -------  ---------  ----------

    Net Operating Income (4)          $ 1,058,000       37.3% $ 9,043        $ 30.97  $ 1,083,000       37.2% $ 9,256        $ 31.70
                                     =============    =======  =========  ==========    ============  =======  =========  ==========

------------------------------------------------------------------------------------------------------------------------------------

    Notes: (1)  PAR - Per Available Room.
           (2)  POR - Per Occupied Room.
           (3) Departmental expense ratios are based on the respective department's revenues, not total revenues.
           (4) Net cash flow before interest, tax, amortization, and depreciation.

====================================================================================================================================

    Source:PKF Consulting

====================================================================================================================================


                                     ADDENDA

                                TABLE OF CONTENTS



A.       CERTIFICATION OF THE APPRAISERS

B.       STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

C.       QUALIFICATIONS OF THE APPRAISERS

D.       COPY OF THE APPRAISERS' STATE CERTIFICATIONS

                                   ADDENDUM A

                         CERTIFICATION OF THE APPRAISERS

                         CERTIFICATION OF THE APPRAISERS



     We, Thomas E. Callahan, CPA, CRE, MAI, and Kenneth Kuchman certify that, to the best of our knowledge and belief:

     The statements of fact contained in this report are true and correct.

     The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

     We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

     Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

     Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

     Kenneth Kuchman has made a personal inspection of each property that is a subject of this report.

     Anwar R. Elgonemy provided significant professional assistance to the persons signing this report.

     This appraisal engagement was not based on a requested minimum valuation, specific valuation or the approval of a loan.

     The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

     The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

     Mr. Callahan and Mr. Kuchman are Certified General Real Estate Appraisers in the State of California.

     As of the date of this report, Mr. Callahan has completed the requirements of the continuing education program of the Appraisal Institute.

Based on the scope outlined and our experience as real estate analysts and appraisers, we are of the opinion that the "as is" market value of the fee simple or leasehold interest in each of the eight hotels, as of January 1, 1998, is:

===============================================================
                              Property          Valuation
        Property               Rights          Conclusion
                             Appraised
-------------------------- --------------- --------------------
Super 8
Bakersfield, CA              Fee Simple        $1,300,000
-------------------------- --------------- --------------------
Holiday Inn
Barstow, CA                  Leasehold         $4,100,000
-------------------------- --------------- --------------------
Super 8
Modesto, CA                  Leasehold         $1,800,000
-------------------------- --------------- --------------------
Super 8
Pleasanton, CA               Fee Simple        $7,600,000
-------------------------- --------------- --------------------
Super 8
Sacramento, CA               Leasehold         $2,700,000
-------------------------- --------------- --------------------
Super 8
San Bernardino, CA           Fee Simple        $1,600,000
-------------------------- --------------- --------------------
Super 8
South San Francisco, CA      Leasehold         $7,600,000
-------------------------- --------------- --------------------
Super 8
Santa Rosa, CA               Leasehold         $2,200,000
========================================== ====================
        Sum of Individual Values               $28,900,000
========================================== ====================


PKF Consulting appreciates this opportunity to be of service to you. Should you have any questions or if we can be of further assistance, please do not hesitate to contact us.


Respectfully submitted,




   /s/ Thomas E. Callahan
By Thomas E. Callahan, CPA, CRE, MAI
     Executive Vice President
     California Certified General Appraiser AG9618




   /s/ Kenneth Kuchman
By Kenneth Kuchman
     Vice President
     California Certified General Appraiser AG22842

                                   ADDENDUM B

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS

===============================================================================
                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
===============================================================================


Date of Value - The conclusions and opinions expressed in this report apply to the date of value set forth in the letter of transmittal accompanying this report. The dollar amount of any value opinion or conclusion rendered or expressed in this report is based upon the purchasing power of the American dollar existing in the date of value.

Economic and Social Trends - The appraiser assumes no responsibility for economic, physical or demographic factors which may affect or alter the opinions in this report if said economic, physical or demographic factors were not present as of the date of the letter of transmittal accompanying this report. The appraiser is not obligated to predict future political, economic or social trends.

Information Furnished by Others - In preparing the report, the appraiser was required to rely on information furnished by other individuals or found in previously existing records and/or documents. Unless otherwise indicated, such information is presumed to be reliable. However, no warranty, either express or implied, is given by the appraiser for the accuracy of such information and the appraiser assumes no responsibility for information relied upon later found to have been inaccurate. The appraiser reserves the right to make such adjustments to the analyses, opinions and conclusions set forth in this report as may be required by consideration of additional data or more reliable data that may become available.

Title - No opinion as to the title of the subject property is rendered. Data related to ownership and legal description was obtained from the attached title report records and is considered reliable. Title is assumed to be marketable and free and clear of all liens, encumbrances, easements and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management, and available for its highest and best use.

Hidden Conditions - The appraiser assumes no responsibility for hidden or unapparent conditions of the property, subsoil, ground water or structures that render the subject property more or less valuable. No responsibility is assumed for arranging for engineering, geologic or environmental studies that may be required to discover such hidden or unapparent conditions.

Hazardous Materials - The appraiser has not been provided any information regarding the presence of any material or substance on or in any portion of the subject property or improvements thereon, which material or substance possesses or may possess toxic, hazardous and/or other harmful and/or dangerous characteristics. Unless otherwise stated in the report, the appraiser did not become aware of the presence of any such material or substance during the appraiser's inspection of the subject property. However, the appraiser is not qualified to investigate or test for the presence of such materials or substances. The presence of such materials or substances may adversely affect the value of the subject property. The value estimated in this report is predicted on the assumption that no such material or substance is present on or in the subject property or in such proximity thereto that it would cause a loss in value. The appraiser assumes no responsibility for the presence of any such substance or material on or in the subject property, nor for any expertise or engineering knowledge required to discover the presence of such substance or material. Unless otherwise stated, this report assumes the subject property is in compliance with all federal, state and local environmental laws, regulations and rules.

Zoning and Land Use - Unless otherwise stated, the subject property is appraised assuming it to be in full compliance with all applicable zoning and land use regulations and restrictions.

Licenses and Permits - Unless otherwise stated, the property is appraised assuming that all required licenses, permits, certificates, consents or other legislative and/or administrative authority from any local, state or national government or private entity or organization have been or can be obtained or renewed for any use on which the value estimate contained in this report is based.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)

Engineering Survey - No engineering survey has been made by the appraiser. Except as specifically stated, data relative to size and area of the subject property was taken from sources considered reliable and no encroachment of the subject property is considered to exist.

Subsurface Rights - No opinion is expressed as to the value of subsurface oil, gas or mineral rights or whether the property is subject to surface entry for the exploration or removal of such materials, except as is expressly stated.

Maps, Plats and Exhibits - Maps, plats and exhibits included in this report are for illustration only to serve as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose, nor should they be removed from, reproduced or used apart from the report.

Legal Matters - No opinion is intended to be expressed for matters which require
legal  expertise  or  specialized   investigation   or  knowledge   beyond  that
customarily employed by real estate appraisers.

Allocation Between Land and Improvements - The distribution, if any, of the total valuation in this report between land and improvements applies only under the stated program of utilization. The separate allocations for land and improvements must not be used in conjunction with any other appraisal and are invalid if so used.

Right of Publication - Possession of this report, or a copy of it, does not carry with it the right of publication. Without the written consent of the appraiser, this report may not be used for any purpose by any person other than the party to whom it is addressed. In any event, this report may be used only with properly written qualification and only in its entirety for its stated purpose.

Testimony in Court - Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal, unless such arrangements are made a reasonable time in advance of said hearing. Further, unless otherwise indicated, separate arrangements shall be made concerning compensation for the appraiser's time to prepare for and attend any such hearing.

Structural Deficiencies - The appraiser has personally inspected the subject property, and except as noted in this report, finds no obvious evidence of structural deficiencies in any improvements located on the subject property. However, the appraiser assumes no responsibility for hidden defects or non-conformity with specific governmental requirements, such as fire, building and safety, earthquake or occupancy codes, unless inspections by qualified independent professionals or governmental agencies were provided to the appraiser. Further, the appraiser is not a licensed engineer or architect and assumes no responsibility for structural deficiencies not apparent to the appraiser at the time of this inspection.

Termite/Pest Infestation - No termite or pest infestation report was made available to the appraiser. It is assumed that there is no significant termite or pest damage or infestation, unless otherwise stated.

Income Data Provided by Third Party - Income and expense data related to the property being appraised was provided by the client and is assumed, but not warranted, to be accurate.

Asbestos - The appraiser is not aware of the existence of asbestos in any improvements on the subject property. However, the appraiser is not trained to discover the presence of asbestos and assumes no responsibility should asbestos be found in or at the subject property. For the purposes of this report, the appraiser assumes the subject property is free of asbestos and that the subject property meets all federal, state and local laws regarding asbestos abatement.

                STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS
                                   (Continued)

Archeological Significance - No investigation has been made by the appraiser and no information has been provided to the appraiser regarding potential archeological significance of the subject property or any portion thereof. This report assumes no portion of the subject property has archeological significance.

Compliance with the Americans with Disabilities Act - The Americans with Disabilities Act ("ADA") became effective January 26, 1992. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

Definitions and Assumptions - The definitions and assumptions upon which our analyses, opinions and conclusions are based are set forth in appropriate sections of this report and are to be part of these general assumptions as if included here in their entirety.

Utilization of the Land and/or Improvements - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

Encroachments - It is assumed that the utilization of the land and/or improvements is within the boundaries or property described herein and that there is no encroachment or trespass.

Dissemination of Material - Use and disclosure of the contents of this report is governed by the bylaws and regulations of the Appraisal Institute. Neither all or any part of the contents of this report (especially the conclusions as to value, the identity of the appraiser or the firm with which they are connected, or any reference to the Appraisal Institute or to the MAI or RM designations) shall be disseminated to the general public through advertising or sales media, public relations media, new media or other public means of communication without the prior written consent and approval of the appraiser(s).

Distribution and Liability to Third Parties - The party of whom this appraisal report was prepared may distribute copies of this appraisal report only in its entirety to such third parties as may be selected by the party for whom this appraisal report was prepared; however, portions of this appraisal report shall not be given to third parties without our written consent. Liability to third parties will not be accepted.

Use in Offering Materials - This appraisal report, including all cash flow forecasts, market surveys and related data, conclusions, exhibits and supporting documentation may not be reproduced or references made to the report or to PKF Consulting in any sale offering, prospectus, public or private placement memorandum, proxy statement or other document ("Offering Material") in connection with a merger, liquidation or other corporate transaction unless PKF Consulting has approved in writing the text of any such reference or reproduction prior to the distribution and filing thereof.

Limits to Liability - PKF Consulting cannot be held liable in any cause of action resulting in litigation for any dollar amount which exceeds the total fees collected from this individual engagement.

Legal Expenses - Any legal expenses incurred in defending or representing ourselves concerning this assignment will be the responsibility of the client.

                                   ADDENDUM C

                        QUALIFICATIONS OF THE APPRAISERS

                                QUALIFICATIONS OF
                        THOMAS E. CALLAHAN, CPA, CRE, MAI
                            EXECUTIVE VICE PRESIDENT


PROFESSIONAL HISTORY

         Present Executive Vice President, PKF Consulting San Francisco, California

         Prior             Pannell Kerr Forster, Boston and Los Angeles
                                    Partner-in-Charge
                           Pannell Kerr Forster, Dallas and Houston
                                    Partner


AREAS OF EXPERTISE                  Economic,     financial,
                                    operational,    management   and   valuation
                                    consulting for the real estate, hospitality and related service industries.

REPRESENTATIVE
PROJECTS Numerous market and economic feasibility studies for hotels, motor hotels, and resorts in the United States, Europe, the Pacific, and Southeast Asia.

                                    Acquisition studies and development planning for numerous hotels and motor hotels.

                                    Appraisal  of the market  value of all types
                                    of income  producing  properties  including:
                                    hotels,  restaurants,  ski  resorts,  office
                                    buildings,   golf  courses,   mixed-use  and
                                    retail developments.

                                    Market and economic  feasibility studies for
                                    retirement   and   long-term   health   care
                                    facilities located in Texas and California.

                                    Preparation  of master plan  studies for the
                                    development   of   multi-use   real   estate
                                    projects   in   the   Republic   of   China,
                                    Singapore,  and  the  United  States.  These
                                    studies   include   highest   and  best  use
                                    analyses for the proposed  site,  market and
                                    financial  feasibility  analyses,   economic
                                    valuations and development of the management structure for project implementation.

                                    Development  of  reorganization   plans  and
                                    expert testimony in court for bankruptcy proceedings associated with all types of hotels and resorts.

QUALIFICATIONS OF
THOMAS E. CALLAHAN, CPA, CRE, MAI

REPRESENTATIVE
PROJECTS Evaluation of the organization structure, financial controls and management information systems of the Armed Forces Recreation Center located in the Federal Republic of Germany.

                                    Operational  reviews,   financial  analyses,
                                    management evaluations and systems analyses for hotels, resorts, restaurants, and clubs.

                                    Valuation of large,  complex real estate and
                                    business   holdings,   including  the  Aspen
                                    Skiing Company,  Aspen Colorado;  Angel Fire
                                    Ski Company, Angel Fire, New Mexico; and the
                                    Embarcadero     Center,    San    Francisco,
                                    California.

                                    Preparation  of  cash  flow  and  return  on
                                    investment    calculations   for   proposed,
                                    operating and distressed hotels, resorts, restaurants, and clubs.

                                    Appraisal of the market value of large real estate portfolios, including all Trusthouse Forte, Inc. hotel properties; all company owned Hilton Hotels; all Vagabond Inns; all Western 6 Motels; and all of the holdings of Hotel Investors Trust.

                                    Operational  analysis,  financial review and
                                    long-range   development   for   hotels  and
                                    resorts.

                                    Market and economic feasibility study for a proposed major international class hotel to be located in Bandar Seri Begawan, Brunei.

                                    Long-range  budgeting,  economic feasibility
                                    and   economic   impact   analysis  for  the
                                    Industry  Hills  Civic   Recreation   Center
                                    located in the City of Industry, California.

                                    Market and economic feasibility analysis for
                                    numerous   convention  and  exhibit  centers
                                    including the Los Angeles Convention Center and the Taipei World Trade Center.

                                    Development of the organizational structure and job descriptions and requirements for a multi-use facility, which includes a hotel, convention center and numerous recreational facilities.

QUALIFICATIONS OF
THOMAS E. CALLAHAN, CPA, CRE, MAI

REPRESENTATIVE
PROJECTS
(Continued)                         Development of procedural manuals for the
                                    operation of major hotels.

                                    Accounting    system,    internal    control
                                    procedures and management information system design and implementation for hotel, club, and restaurant operations.

EDUCATION              WASHINGTON STATE UNIVERSITY
                       Bachelor of Arts in Business Administration

                       APPRAISAL INSTITUTE
                       Completed All Courses Required for Membership

PROFESSIONAL
QUALIFICATIONS         Certified Public Accountant in Massachusetts,
                       California and Texas
                       Certified General Real Estate Appraiser - State of
                       California

PROFESSIONAL
AFFILIATIONS           Member of the Appraisal Institute (MAI)
                       American Society of Real Estate Counselors (CRE)
                       International Society of Hospitality Consultants (ISHC)
                       American Institute of Certified Public Accountants
                       California Society of Certified Public Accountants
                       Texas Society of Certified Public Accountants
                       Massachusetts Society of Certified Public Accountants
                       American Hotel & Motel Association - Research Committee
                       American Institute of Certified Public Accountants - MAS
                       Executive Committee Member

PROFESSIONAL
ACTIVITIES             Guest speaker at various industry seminars

EXPERT
TESTIMONY              Admitted as an expert in both State and Federal courts
                       located in Massachusetts, Illinois, California, Texas and New Mexico

                                QUALIFICATIONS OF
                                 KENNETH KUCHMAN
                                 VICE PRESIDENT


PROFESSIONAL HISTORY
         Present                        PKF CONSULTING - San Francisco
                                        Vice President

         Prior                          BDO SEIDMAN - San Francisco
                                        Senior Consultant

                                        LAVENTHOL & HORWATH - San Francisco
                                        Consultant

                                        THE MANDARIN ORIENTAL HOTEL GROUP
                                        Hong Kong and San Francisco
                                        Various Management Positions


AREAS OF  EXPERTISE                     Operational  planning and
                                        evaluation   of   hospitality   industry
                                        activities. Extensive experience in the pre-opening and on-going operations of hotels, motels, resorts, and conference centers.

                                        Preparation   of   market    feasibility
                                        studies    for   hotels   and    related
                                        facilities including estimated financial income statements.

                                        Preparation of full narrative appraisals
                                        of  lodging   properties   and   related
                                        facilities   focusing  on  valuation  of
                                        projected   operating   income.   Skills
                                        encompass fee simple, leasehold, and leased fee estate interest valuation.

                                        Litigation  support  analysis  involving
                                        the  performance  of  hotel   management
                                        services.


MAJOR PROJECTS Comprehensive operational review of the lodging and food service operating establishments located within Yosemite National Park.

                                        Operational review of lodging, dining, recreation and sports facilities at nine United States Air Force bases.

QUALIFICATIONS OF
KENNETH KUCHMAN

MAJOR PROJECTS
(CONTINUED)                      Market  feasibility  studies for over 15
                                 proposed hospitality industry projects including golf courses and standard and extended-stay hotels to be constructed in Northern California and in Nevada.

                                 Appraisals and  operational  analysis of
                                 two   casino   hotels  and  a  500  room
                                 resort-style hotel located in Las Vegas, Nevada.

                                 Appraisals   of  over  20   full-service
                                 hotels   and   major   resorts   located
                                 throughout  the mainland  United States,
                                 Hawaii,   and  Bermuda.   Appraisals  of
                                 numerous  economy  lodging   facilities,
                                 comprising 53 to 175 rooms, and adjacent leased restaurants, in California and in the Southwest.

                                 Litigation  support services relating to
                                 the  termination  of  hotel   management
                                 contracts by the owning partnerships of several full-service hotels located in California and Hawaii.

EDUCATION                        CLAREMONT GRADUATE SCHOOL
                                 THE PETER F. DRUCKER
                                 GRADUATE MANAGEMENT CENTER
                                 Master of Business Administration

                                 CORNELL UNIVERSITY
                                 SCHOOL OF HOTEL ADMINISTRATION
                                 Bachelor of Science, Hotel
                                 Administration

PROFESSIONAL
  ACTIVITIES                     Certified General Real Estate Appraiser
                                 State of California, Certificate #AG022842

                                 State Accredited Affiliate of the Appraisal
                                 Institute

                                 MAI Candidate, Appraisal Institute, Candidate #M950161

                                 President, Cornell Society of Hotelmen,
                                 Northern California Chapter

                                ANWAR R. ELGONEMY
                                   CONSULTANT


PROFESSIONAL
HISTORY

         Present           PKF CONSULTING - San Francisco, California
                           Consultant

         Prior             Horwath International - Lisbon, Portugal
                           Consultant

                           Marriott International - London, England
                           Manager - International Market Planning and
                           Feasibility

                           Holiday Inn Hotel - Bristol, England
                           Management Trainee

                           Houston Medical Center Hilton Hotel - Houston, Texas Internal Auditor


SUMMARY
OF PROJECTS                Market studies on the potential  demand for
                           recreational   facilities  and  amenities  throughout
                           Portugal. Facilities analyzed included golf courses, camping grounds, marinas, aquatic parks, amusement parks, and museums.

                           Preparation of master plan studies for the development of multi-use real estate projects in Southern Europe. These studies included highest and best use analyses for the proposed site, market and financial feasibility analyses, and economic valuations.

                           Market and financial feasibility study for a 250-room luxury hotel with a 100-berth marina, and sports and leisure complex in Northern Portugal.

                           Market and financial feasibility for a 200-room luxury hotel with a 36-hole golf course and 400 luxury villas in Southern Portugal.

                           Appraisal of 25 lodging facilities located in Arizona, California, New Mexico,
                           Oregon and Washington

QUALIFICATIONS OF
ANWAR R. ELGONEMY
CONSULTANT (Continued)


EDUCATION                  THUNDERBIRD  - THE AMERICAN GRADUATE  SCHOOL
                           OF INTERNATIONAL MANAGEMENT
                           Master of International Management
                           (Emphasis in Finance)
                           THE UNIVERSITY OF HOUSTON
                           Conrad N. Hilton College
                           Bachelor of Science in Hotel Management

                           CENTRE INTERNATIONAL DE GLION - Switzerland Diplome Superior - Hotel and Tourism Administration

PROFESSIONAL
MEMBERSHIPS                Affiliate Member of the Appraisal Institute (Chicago)
                           World Affairs Council of Northern California
                           (San Francisco)
                           Chartered Institute of Bankers (London)
                           Vice President - Thunderbird Northern California
                           Chapter

                                   ADDENDUM D

                  COPY OF THE APPRAISERS' STATE CERTIFICATIONS

        (Official state certificate issued to Thomas E. Callahan deleted)